Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 8 TO LOAN FINANCING AND SERVICING AGREEMENT AND AMENDMENT NO. 1 to ACCOUNT CONTROL AGREEMENT, dated as of April 9, 2024 (this “Amendment”), among GBDC 3 Funding LLC, as borrower (the “Borrower”), Golub Capital BDC 3, Inc., as servicer (the “Servicer”) and as equityholder (the “Equityholder”), Deutsche Bank AG, New York Branch (“DBNY”), as facility agent (in such capacity, the “Facility Agent”), as agent (in such capacity, an “Agent”) and as a committed lender (in such capacity, a “Lender”), Deutsche Bank Trust Company AMERICAS, as collateral agent (in such capacity, the “Resigning Collateral Agent”) and as collateral custodian (in such capacity, the “Resigning Collateral Custodian”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, as collateral agent (in such capacity, the “Collateral Agent”) and as collateral custodian (in such capacity, the “Collateral Custodian”).

WHEREAS, the Borrower, Golub Capital BDC 3, Inc., as equityholder, the Servicer, the Resigning Collateral Agent, the Resigning Collateral Custodian, the Facility Agent and each Agent and Lender party thereto are party to the Loan Financing and Servicing Agreement, dated as of September 10, 2019 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower, the Servicer, the Facility Agent and the Lenders have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein;

WHEREAS, each of the Resigning Collateral Agent and the Resigning Collateral Custodian desires to resign as Collateral Agent and Collateral Custodian, respectively, under the Loan Agreement and the other Transaction Documents to which it is a party; and

WHEREAS, the Facility Agent, the Lenders, the Servicer and the Borrower agree to the appointment of Deutsche Bank National Trust Company, as the successor collateral agent (the “Collateral Agent”) and as the successor collateral custodian (the “Collateral Custodian”) under the respective Transaction Documents.

WHEREAS, the Facility Agent hereby authorizes and directs the Resigning Collateral Agent, the Resigning Collateral Custodian, the Collateral Agent and the Collateral Custodian to execute this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.      Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement (as amended hereby).

ARTICLE II

Amendments and Appointment

SECTION 2.1.      Amendments to the Loan Agreement. The Loan Agreement is hereby amended to:

(a)            delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double underlined text) as set forth on the pages of the Loan Agreement attached as Exhibit A hereto; and

(b)            delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double underlined text) as set forth on the pages of the Exhibits and Schedules attached as Exhibit B hereto.

SECTION 2.2.      Resignation and Appointment

(a)            The Resigning Collateral Agent and the Resigning Collateral Custodian hereby gives notice of its resignation as, and irrevocably resigns as, Collateral Agent, Collateral Custodian and Securities Intermediary any other similar role as provided under the Transaction Documents and shall have no further obligations in any such capacity or capacities under the Loan Agreement and the Transaction Documents.

(b)            Each of the parties hereto accepts such resignation, and each of them hereby waives any condition precedent to the effectiveness of such resignation (other than the appointment of a successor, which appointment shall be effective concurrently with the execution hereof) whether consisting of prior written notice, or otherwise and such parties hereby irrevocably appoint Deutsche Bank National Trust Company as successor Collateral Agent and successor Collateral Custodian under the Loan Agreement and the other applicable Transaction Documents.

(c)            Deutsche Bank National Trust Company hereby irrevocably accepts its appointment as successor Collateral Agent and successor Collateral Custodian under the Loan Agreement and the other applicable Transaction Documents.

(d)            Each of the parties hereto hereby agrees that as of the date hereof and without any further action (all other requirements and conditions precedent (other than the appointment of a successor) being hereby waived), (a) Deutsche Bank National Trust Company shall become (x) the “Collateral Agent” and the “Collateral Custodian” under the Loan Agreement and the other applicable Transaction Documents and (y) the Collateral Custodian as the Securities Intermediary under the Account Control Agreement; and (b) the Resigning Collateral Agent and the Resigning Collateral Custodian shall be discharged from all of its duties and obligations under the Loan Agreement and the other applicable Transaction Documents concurrently with the appointment of Deutsche Bank National Trust Company pursuant to the foregoing clause (a) upon the execution hereof.

(e)            Effective as of the date hereof, the Resigning Collateral Agent hereby irrevocably grants, assigns, transfers and conveys (on a non-recourse basis and without making any representation and warranty related thereto) to the Collateral Agent, for the ratable benefit of the Secured Parties under the Transaction Documents, and the Collateral Agent hereby accepts and assumes such grant, assignment, transfer and conveyance from the Resigning Collateral Agent, all powers of attorney, security interests, mortgages, liens, Collateral and other rights, titles, indemnities, interests, privileges, claims, demands, equities and charges of the Resigning Collateral Agent as the mortgagee, secured party or beneficiary, whether now or hereafter existing under or pursuant to the Loan Agreement, any other Transaction Document or any other liens of record in favor of the Resigning Collateral Agent in any of its capacities under the Loan Agreement and the other Transaction Documents and all other rights, benefits, remedies and privileges of the Resigning Collateral Agent, in its capacity as the holder, mortgagee, secured party, pledgee or beneficiary of the security and the Collateral under or pursuant to the Loan Agreement and the other Transaction Documents (collectively, the “Assigned Security Interests”), to have and to hold the Assigned Security Interests and the Collateral unto the Collateral Agent, for its and the other Secured Parties’ benefit and for the benefit of their successors and assigns, forever.

SECTION 2.3.      Amendment to Account Control Agreement. As of the date hereof, each reference to “Deutsche Bank Trust Company Americas” in the Account Control Agreement shall be deemed to be deleted and replaced with “Deutsche Bank National Trust Company”.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1.      This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a)            the execution and delivery of this Amendment by each party hereto;

(b)            the execution and delivery of each other Transaction Document (or amendment and restatement thereto, as applicable) executed in connection herewith on the Eight Amendment Effective Date by each party thereto;

(c)            the Facility Agent’s receipt of the legal opinion of Dechert LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request;

(d)            the Facility Agent’s receipt of (i) a good standing certificate for each of the Borrower, the Servicer and the Equityholder from its jurisdiction of formation and a copy of the resolutions of the Borrower approving this Amendment and the transactions contemplated hereby and (ii) a certified copy of the resolutions of the board of managers or directors (or other applicable governing body) for each of the Borrower, the Servicer and the Equityholder approving this Amendment and the transactions contemplated hereby, in each case, certified by its secretary or assistant secretary or other authorized officer, director or manager, as applicable; and

(e)            all fees (including reasonable and documented fees, disbursements and other charges of external counsel to the extent invoiced one Business Day prior to the date hereof) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

Representations and Warranties

SECTION 4.1.      The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1.      Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT and any dispute, suit, action or proceeding, whether in contract, tort or otherwise and whether at law or in equity, relating to or arising out of this amendment, THE LOAN AGREEMENT (AS AMENDED) or the transactions contemplated hereby SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2.      Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3.      Ratification; No Waiver. Except as expressly amended hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Loan Agreement or constitute a waiver of any provision of any other agreement.

SECTION 5.4.      Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures (including signatures in accordance with the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act) appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

SECTION 5.5.      Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GBDC 3 FUNDING LLC, as Borrower

By: Golub Capital BDC 3, Inc., as designated manager

By:	/s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer

[Signature Page to Amendment 8 to LFSA]

GOLUB CAPITAL BDC 3, INC., as Servicer and as Equityholder

By:	/s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer

[Signature Page to Amendment 8 to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Thorben Wedderien
Name: Thorben Wedderien
Title: Vice President

[Signature Page to Amendment 8 to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Thorben Wedderien
Name: Thorben Wedderien
Title: Vice President

[Signature Page to Amendment 8 to LFSA]

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Collateral Agent and as Collateral Custodian

By:	/s/ Doriana Bercea
Name: Doriana Bercea
Title: Assistant Vice President

By:	/s/ Bruno Sad
Name: Bruno Sad
Title: Assistant Vice President

[Signature Page to Amendment 8 to LFSA]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Resigning Collateral Agent and as Resigning Collateral Custodian

By:	/s/ Doriana Bercea
Name: Doriana Bercea
Title: Assistant Vice President

By:	/s/ Jonathan Armstrong
Name: Jonathan Armstrong
Title: Assistant Vice President

[Signature Page to Amendment 8 to LFSA]

Exhibit A

CONFORMED LOAN FINANCING AND SERVICING AGREEMENT

EXECUTION VERSION

Conformed through Amendment No. ~~7~~8 to LFSA, dated ~~March 1~~April 9, 2024

LOAN FINANCING AND SERVICING AGREEMENT

dated as of September 10, 2019

GBDC 3 FUNDING LLC,
as Borrower

GOLUB CAPITAL BDC 3, INC.,
as Equityholder and as Servicer,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

EACH OF THE ENTITIES FROM TIME TO TIME PARTY HERETO AS SECURITIZATION SUBSIDIARIES,

and

DEUTSCHE BANK NATIONAL TRUST COMPANY ~~AMERICAS~~,
as Collateral Agent and as Collateral Custodian

TABLE OF CONTENTS

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EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Advance Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Electronic Asset Approval Request
EXHIBIT C-4	Form of Prepayment Notice
EXHIBIT C-5	Form of FX Reallocation Notice
EXHIBIT C-6	Form of Electronic Asset Approval Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Joinder Agreement
EXHIBIT F-1	Authorized Representatives of Servicer
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification
EXHIBIT I	Form of Securitization Subsidiary Joinder
EXHIBIT J	Form of Borrowing Base Certificate

SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2	Moody’s Industry Classification Group List
SCHEDULE 3	Collateral Obligations
SCHEDULE 4	~~[~~Reserved~~]~~
SCHEDULE 5	Approved Valuation Firms
SCHEDULE 6	S&P Industry Classifications

ANNEX A	Notice Information
ANNEX B	Commitments

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LOAN FINANCING AND SERVICING AGREEMENT

THIS LOAN FINANCING AND SERVICING AGREEMENT is made and entered into as of September 10, 2019, among GBDC 3 FUNDING LLC, a Delaware limited liability company (the “Borrower”), GOLUB CAPITAL BDC 3, INC., a Maryland corporation, as equityholder (in such capacity, together with its successors and permitted assigns in such capacity, the “Equityholder”) and as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the AGENTS for each LENDER GROUP (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), EACH OF THE ENTITIES FROM TIME TO TIME PARTY HERETO AS SECURITIZATION SUBSIDIARIES, (each as hereinafter defined), DEUTSCHE BANK NATIONAL TRUST COMPANY ~~AMERICAS~~, as Collateral Agent and Collateral Custodian (each as hereinafter defined), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Servicer to perform certain servicing functions related to the Collateral Obligations (as defined herein) on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Servicer desires to perform certain servicing functions related to the Collateral Obligations on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

Section 1.1      Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940.

“Account” means the Unfunded Exposure Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts, which may include Accounts denominated in an Eligible Currency other than Dollars that may be established after the Eighth Amendment Effective Date subject to Section 8.1(a).

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means, collectively, (i) the Securities Account Control Agreement, dated as of the Effective Date, by and among the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary and (ii) each Securities Account Control Agreement among the applicable Securitization Subsidiary, the Collateral Agent and the Collateral Custodian.

“Accrual Period” means, with respect to the first Distribution Date, the period from and including the Effective Date to and including the Determination Date preceding the first Distribution Date; and thereafter, the period from but excluding the Determination Date preceding the previous Distribution Date to and including the Determination Date preceding the current Distribution Date, or with respect to the final Accrual Period, the Facility Termination Date.

“Action” has the meaning set forth in Section 16.5.

“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

“Advance” has the meaning set forth in Section 2.1(a).

“Advance Date” has the meaning set forth in Section 2.1(a).

“Advance Rate” means, with respect to any Eligible Collateral Obligation ~~on any date of determination~~as of the related Cut-Off Date, the corresponding percentage for the type of Eligible Collateral Obligation (a) that is a First Lien Broadly Syndicated Loan, 75%~~,~~; (b) that is a First Lien Middle Market Loan, 75%~~,~~; (c) that is a Multiple of Recurring Revenue Loan, 67.5% (or such higher amount as agreed to by the Facility Agent in its sole discretion) ~~or~~; (d)(i) that is a FILO Loan with an Attaching Leverage Multiple greater than 1.25x but less than 1.5x, 60%, (ii) that is a FILO Loan with an Attaching Leverage Multiple greater than or equal to 1.5x but less than 2x, 55% or (iii) that is a FILO Loan with an Attaching Leverage Multiple greater than or equal to 2x but less than 2.5x, 50%; or (e) that is a not a First Lien Loan~~, 37.5~~ or that is a FILO Loan with an Attaching Leverage Multiple greater than 2.50x, 40%.

“Advance Request” has the meaning set forth in Section 2.2(a).

“Advances Outstanding” means, on any date, the sum of (a) the aggregate principal amount of all Dollar Advances outstanding on such date plus (b) the equivalent in Dollars of the aggregate principal amount of all Advances outstanding in an Eligible Currency other than Dollars on such date, as determined by the Servicer using the Applicable Conversion Rate, in each case, after giving effect to all repayments of Advances and the making of new Advances on such date.

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning set forth in Section 5.1(a).

“Affiliate” means, when used with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to vote more than 50% of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term “controlled” has a correlative meaning to the foregoing; provided that, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of (i) direct or indirect ownership of, or control by, a common financial sponsor~~.~~ or (ii) the acquisition by the Borrower, any Securitization Subsidiary or an Affiliate of the equity securities of any Person in connection with a workout, restructuring or similar transaction with respect to (or in connection with a new financing of) a Collateral Obligation.

“Affiliate Participation Interest” means a Participation Interest acquired from the Equityholder or the Servicer or an Affiliate thereof.

“Agent” has the meaning set forth in the Preamble.

“Aggregate Eligible Collateral Obligation Amount” means, as of any date, the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations.

“Aggregate Funded Spread” means, as of any date of determination, the sum of: (a) in the case of each Eligible Collateral Obligation that bears interest at a spread over an Applicable Interest Rate, (I)(x) the stated interest rate spread (including any applicable spread adjustments thereto) on each such Collateral Obligation above such index, plus (y) the greater of (i) such index or (ii) such floor minus (z) the Applicable Interest Rate for such applicable period of time multiplied by (II) the outstanding principal amount of each such Collateral Obligation, plus (b) in the case of each Eligible Collateral Obligation that bears interest at a spread over an index other than an Applicable Interest Rate, (I)(x) the stated interest spread (including any applicable spread adjustments thereto) on each such Collateral Obligation above such index, plus (y) the greater of (i) such index or (ii) such floor minus (z) the Applicable Interest Rate for such Eligible Collateral Obligation~~,~~; provided~~,~~  that, Applicable Interest Rate for purposes of this clause (b) shall be determined based on the currency in which such Eligible Collateral Obligation is denominated for such applicable period of time, multiplied by (II) the outstanding principal amount of each such Collateral Obligation. For purposes of calculating the Aggregate Funded Spread, the stated interest rate of a Deferrable Collateral Obligation will be excluded from such calculation to the extent any Loan Party or the Servicer has actual knowledge that such payment of interest will not be made by the Obligor thereof during the applicable period or such payment of interest is not actually paid in cash.

“Aggregate Notional Amount” means, as of any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date.

“Aggregate Unfunded Amount” means, as of any date of determination, the sum of the unfunded commitments ~~and all other standby or contingent commitments~~(on a pro forma basis) associated with each Variable Funding Asset included in the Collateral as of such date. The Aggregate Unfunded Amount shall not include any commitments under Variable Funding Assets that have expired, terminated or been reduced to zero, and shall be reduced concurrently (and upon notice thereof to the Facility Agent) with each documented reduction in commitments of the Borrower under such Variable Funding Assets.

“Aggregate Unfunded Equity Amount” means, as of any date of determination, the sum of the Unfunded Exposure Equity Amounts of each Revolving Loan and Delayed Drawdown Loan included in the Collateral as of such date.

“Agreement” means this Loan Financing and Servicing Agreement (including each annex, exhibit and schedule hereto).

“AIF” has the meaning given to the term under the AIFMD and/or UK AIFM Regulations as relevant.

“AIFM” has the meaning given to the term under the AIFMD and/or UK AIFM Regulations as relevant.

“AIFMD” means (a) Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No. 1060/2009 and (EU) No. 1095/2010, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualification) and (b) any applicable law of a member state of the European Union implementing the AIFMD.

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a)            the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate;

(b)            ½ of one percent above the Federal Funds Rate; and

(c)            0.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Accrual Period (excluding any Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date).

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.31(a).

“Anti-Money Laundering Laws” has the meaning set forth in Section 9.30(b).

“Applicable Banking Law” means, for any Person, all existing and future laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to anti-bribery and corruption, the funding of terrorist activities and money laundering, including the Anti-Money Laundering Laws, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, other applicable anti-bribery and corruption legislation, and Section 326 of the USA Patriot Act.

“Applicable Conversion Rate” means, with respect to ~~an~~any Eligible Currency other than Dollars (x) for an actual currency exchange, the applicable currency Dollar spot rate obtained by the Servicer or (y) for all other purposes, the applicable currency Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at ~~the end of~~11:00 a.m. on such day or (ii) otherwise, (1) other than in connection with the calculation of the Undrawn Fee, at ~~the end of~~11:00 a.m. on the immediately preceding Business Day and (2) in connection with the calculation of the Undrawn Fee, the immediately preceding Determination Date.

“Applicable Exchange Rate” means with respect to any Collateral Obligation denominated and payable in an Eligible Currency other than Dollars on any day, the lesser of (a) the applicable currency-Dollar spot rate used by the Borrower (as determined by the Servicer) to acquire such currency on the related Cut-Off Date and (b) the Applicable Conversion Rate for such currency.

“Applicable Interest Rate” means (a) with respect to any Advance or Collateral Obligation denominated in ~~CAD~~AUDs, the ~~CDOR~~BBSW Rate, (b) with respect to any Advance or Collateral Obligation denominated in ~~Euro~~CADs, the ~~EURIBOR Rate~~sum of (1) Term CORRA and (2) the Term CORRA Adjustment, (c) with respect to any Advance or Collateral Obligation denominated in ~~AUD, the BBSW Rate~~CHFs Daily Simple SARON, (d) with respect to any Advance or Collateral Obligation denominated in DKKs, the CIBOR Rate, (e) with respect to any Advance or Collateral Obligation denominated in Euros, the EURIBOR Rate, (f) with respect to any Advance or Collateral Obligation denominated in GBP, the sum of (~~i~~1) Daily Simple SONIA and (~~ii~~2) the SONIA Adjustment, (g) with respect to any Advance or Collateral Obligation denominated in NZD, the BKBM Rate, (h) with respect to any Advance or Collateral Obligation denominated in NOK, the NIBOR Rate, (i) with respect to any Advance or Collateral Obligation denominated in SEK, the STIBOR Rate and (~~e~~j) with respect to any other Advance or Collateral Obligation, Term SOFR.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and published interpretations by any Official Body applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) during the Revolving Period, ~~2.55~~2.30% per annum and (ii) thereafter, ~~3.05~~ 2.80% per annum; provided that ~~on and after~~, upon the occurrence and during the continuation of any Event of Default and (other than in the case of an Event of Default pursuant to clauses (a), (d), (e), (f), (j) or (q) of Section 13.1) notice from the Facility Agent to the Borrower, the “Applicable Margin” shall be increased by 2.00% per annum; provided further that, upon delivery of such notice (if required), the Applicable Margin shall be retroactively increased from the date on which such Event of Default occurred.

“Appraised Value” means, with respect to any Asset Based Loan, the most recently calculated appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.

“Approved Broker Dealer” means (a) each of the following entities of their Affiliates (or any successor thereto): Bank of America, NA, The Bank of Montreal, The Bank of New York Mellon, N.A., The Bank of Nova Scotia, Barclays Bank plc, BNP Paribas, BTIG, LLC, Cantor Fitzgerald & Co., Citibank, N.A., Citizens Bank, N.A., Credit Suisse, Deutsche Bank AG, Goldman Sachs & Co., HSBC Bank plc, Imperial Capital LLC, Jefferies & Co., Inc., JPMorgan Chase Bank, N.A., Key Bank, N.A., Macquarie Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Morgan Stanley & Co., Natixis, Nomura Securities International, Inc., Oppenheimer & Co. Inc., PNC Bank, Royal Bank of Canada, The Royal Bank of Scotland plc, Scotiabank, Seaport Securities Corporation, ~~Societe Generale~~Société Générale, Stifel, Nicolaus & Co. Inc., ~~SunTrust Bank,~~ The Toronto-Dominion Bank, Truist Bank, UBS AG, U.S. Bank, National Association and Wells Fargo Bank, National Association, Lloyds TSB, Northern Trust Company, Banco Santander, The Bank of Montreal, The Bank of New York Mellon (or, in each case, its principal broker-dealer affiliate); and (b) any other dealer of recognized standing approved by the Facility Agent in its reasonable discretion at the request of the Servicer from time to time.

“Approved Valuation Firm” means, (i) with respect to any Collateral Obligation, any valuation firm (a) specified on the related Asset Approval Request or Reinvestment Request and approved by the Facility Agent or (b) otherwise approved in writing by the Facility Agent in its sole discretion or (ii) with respect to exercise of the Borrower’s dispute right under Section 2.7(c), each valuation firm identified on Schedule 5 (as such Schedule 5 may be updated from time to time by the Borrower with the prior written consent of the Facility Agent)~~; provided that unless otherwise consented to by the Facility Agent, no valuation firm may be used as an Approved Valuation Firm if it is utilized by the Servicer or any of its Affiliates on a regular basis to determine valuations with respect to the Equityholder or any other entity that is managed by the Equityholder or any of its Affiliates.~~.

~~“Article 7 Amendment” means an amendment which the Borrower, the Servicer and the Facility Agent agree to work in good faith to execute, which incorporates the necessary terms and provisions in this Agreement to provide for the provision of any information, documentation or reports that the Lender requires for the purposes of Article 5(1)(e) of the EU Securitization Regulation, in such form, in such manner and at such times as prescribed by Article 7 of the EU Securitization Regulation.~~

~~“Article 7 Transparency and Reporting Requirements” means the reporting requirements set out in Article 7(1) of the EU Securitization Regulation, together with any relevant technical standards adopted by the European Commission in relation thereto, and, in each case relevant guidance published in relation thereto as may be effective from time to time.~~

“Asset Approval Notice” means an electronic notice containing the information from Exhibit C-6 and that provides the approval of the Facility Agent, in its sole discretion, to the acquisition (or incremental pledge) of one or more Collateral Obligations; provided that, the Facility Agent shall not condition its approval on any term other than those explicitly set forth in the Transaction Documents without the consent of the Borrower.

“Asset Approval Request” means an electronic notice to the Facility Agent in the form of an email that (a) either (i) is in the form of Exhibit C-3 or (ii) notifies the Facility Agent that the information required by Exhibit C-3 has been posted to the relevant data site and (b) requests the approval of the Facility Agent, in its sole discretion, (and the Equityholder, if the Servicer is not an Affiliate of the Equityholder) of one or more Collateral Obligations.

“Asset Based Loan” means any Loan where (i) the underwriting of such Loan was based primarily on the appraised value of the assets securing such Loan and (ii) advances in respect of such Loan are governed by a borrowing base relating to the assets securing such Loan.

“Assigned Agreements” has the meaning set forth in Section 12.1(c).

“Attaching Leverage Multiple” means, with respect to any Collateral Obligation, the Leverage Multiple of any Loan of the applicable Obligor secured by all or any portion of the same collateral that is immediately senior (or pari passu with a liquidation preference) in right of payment to such Collateral Obligation.

“AUD” means the lawful currency for the time being of Australia.

“AUD Advance” means each Advance made in ~~AUD~~AUDs.

“AUD Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of an “AUD Lender”.

“Available Funds” has the meaning set forth in Section 17.12.

“Average Life” means, as of any day with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded up to the nearest one hundredth thereof) from such day to the respective dates of each successive Scheduled Collateral Obligation Payment of principal on such Collateral Obligation (assuming, for purposes of this definition, the full exercise of any option to extend the maturity date or otherwise lengthen the maturity schedule that is exercisable without the consent of the Borrower) multiplied by (b) the respective amounts of principal of such Scheduled Collateral Obligation Payments by (ii) the sum of all successive Scheduled Collateral Obligation Payments of principal on such Collateral Obligation.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq.

“Base Rate” for any Advance, means a rate per annum equal to ~~(a) with respect to any Advance denominated in CAD, the CDOR Rate, (b) with respect to any Advance denominated in Euro, the EURIBOR Rate, (c) with respect to any Advance denominated in AUD, the BBSW Rate, (d) with respect to any Advance denominated in GBP, the sum of (i) Daily Simple SONIA and (ii) the SONIA Adjustment, and (e) with respect to any other Advance, Term SOFR~~the Applicable Interest Rate for such Advance ~~or portion thereof~~; provided~~,~~  that, in the case of

(a)            any day on or after the first day on which a Committed Lender shall have notified the Facility Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Committed Lender to fund such Advance at the Base Rate set forth above (and such Committed Lender shall not have subsequently notified the Facility Agent that such circumstances no longer exist)~~,~~; or

(b)            any period in the event ~~Term SOFR~~the Applicable Interest Rate is not reasonably available to any Lender for such period,

the “Base Rate” shall be (i) Term SOFR, unless Term SOFR is the Applicable Interest Rate to which either of clause (a) or clause (b) above applies or (ii) otherwise, a floating rate per annum equal to the Alternate Base Rate in effect on each day of such period~~.~~; provided further that, notwithstanding the foregoing, the Base Rate shall not be moved to an Alternate Base Rate unless the Facility Agent has made the determination to switch to an alternative rate of interest for other similarly situated borrowers; provided further that, for the avoidance of doubt, immediately following the termination of any event set forth in clause (a) or clause (b) above, the “Base Rate” shall have the meaning set forth in the first part of this definition.

“Basel III Regulation” means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“BBSW Rate” means, with respect to any Accrual Period, the greater of (a) 0.0% and (b) the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) applicable to bankers’ acceptances for a term equivalent to three (3) months ~~appearing on the Bloomberg Professional Service (or any successor thereto)~~for the Bank Bill Swap Reference Bid Rate appearing on the Reuters Screen (or any applicable successor thereto) as of 10:00 a.m. (Sydney, Australia time), on the first day of such Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided~~, however~~ that, if such rate does not appear on the ~~Bloomberg Professional Service (or any~~Reuters Screen (or applicable successor thereto) Bank Bill Swap Reference Bid Rate as contemplated, then the BBSW Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:00 a.m. (Sydney, Australia time) on such day by the Facility Agent on the basis of the discount amount at which the Facility Agent is then offering to purchase AUD denominated bankers’ acceptances that have a comparable aggregate face amount to the Advances ~~outstanding~~Outstanding in AUD and the same term to maturity as three (3) months, or if such date is not a Business Day, then on the immediately preceding Business Day. ~~Notwithstanding the foregoing, if the BBSW Rate ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to the BBSW Rate (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in Australian credit markets for similar types of facilities (including collateralized loan obligation transactions).~~

“BDC Parent” means Golub Capital BDC 3, Inc., in its capacity as a holder of membership interests in the Borrower.

“BDC Tax Distribution” means any distribution made by the ~~Loan Party~~Borrower (i) to allow BDC Parent to pay any unpaid Taxes then due and owing resulting from the income of the Loan Party claimed on the tax reporting of BDC Parent or (ii) to the extent necessary to allow BDC Parent to make sufficient distributions to qualify as a regulated investment company ~~under~~within the meaning of Section 851 of the Code and to otherwise ~~minimize or~~ eliminate federal or state income or excise taxes payable by BDC Parent in or with respect to any taxable year of BDC Parent (or any calendar year, as relevant).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published in May 2018 to comply with the Financial Crimes Enforcement Network customer due diligence rules.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code but is subject to any law or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plans or plans (within the meaning of the DOL Regulations or otherwise).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BKBM Rate” means, with respect to any Accrual Period, the greater of (a) 0.00% and (b) the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the Bank Bill Benchmark Rate as administered by the New Zealand Financial Markets Association (or any other Person that takes over the administration of that rate) for bills of exchange for a period equal to three (3) months as shown on the Reuters Screen (or any applicable successor thereto) as of 10:30 a.m. (Auckland, New Zealand time), on the first day of such Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided that, if such rate does not appear as contemplated, then the BKBM Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:30 a.m. (Auckland, New Zealand time) on such day by the Facility Agent on the basis of the discount amount at which the Facility Agent is then offering to purchase NZD denominated bankers’ acceptances that have a comparable aggregate face amount to the Advances Outstanding in NZD and the same term to maturity as such three (3) month period, or if such date is not a Business Day, then on the immediately preceding Business Day.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Assigned Agreements” has the meaning set forth in Section 12.1(c).

“Borrowing Base” means, as of any date of determination, the sum of (i) the product of the lower of (a) the Weighted Average Advance Rate and (b) the Maximum Portfolio Advance Rate multiplied by the Adjusted Aggregate Eligible Collateral Obligation Balance plus (ii) the equivalent in Dollars of the amount of Principal Collections on deposit in the Principal Collection Account minus (iii) the Revolving Liquidity Adjustment Amount plus (iv) the amount on deposit in the Unfunded Exposure Account; provided that, any Collateral Obligation (or portion thereof) ~~which is owned by a Securitization Subsidiary which has closed a Securitization and~~that has been released from all Transaction Documents in connection with the closing of a Permitted Securitization shall not be included in the calculation of “Borrowing Base”.

“Borrowing Base Advance Rate” means, as of any date of determination, the lower of (i) the Weighted Average Advance Rate and (ii) the Maximum Portfolio Advance Rate.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of the applicable date of determination substantially in the form of Exhibit J hereto, prepared by the Servicer.

“Borrowing Base Deficiency” means, as of any date of determination, an amount equal to, with respect to the Borrowing Base, the greater of (i) zero and (ii) the difference of the aggregate Advances Outstanding on such date over the Borrowing Base.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the offices of the Collateral Agent or Collateral Custodian are located are authorized or obligated by law, executive order or government decree to remain closed; provided that, when used in connection with any interest rate setting as to an Advance determined by reference to the Applicable Interest Rate, any fundings, disbursements, settlements and payments in respect of any such Advance, or any other dealings to be carried out pursuant to this Agreement in respect of any such Advance, the term “Business Day” shall exclude any day on which banks are not open for dealings in deposits in the applicable Eligible Currency in the applicable interbank market.

“CAD” means the lawful currency of Canada.

“CAD Advance” means each Advance made in ~~CAD~~CADs.

“CAD Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “CAD Lender”.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capped Fees/Expenses” means, at any time, the Collateral Agent Fees and Expenses and the Collateral Custodian Fees and Expenses, in an aggregate amount not to exceed $100,000 in any calendar year.

“Cause” has the meaning set forth in the Borrower’s Constituent Documents.

~~“Cause” means, with respect to an Independent Member, (i) acts or omissions by such Independent Member that constitute willful disregard of such Independent Member’s duties as set forth in the Borrower’s Constituent Documents, (ii) that such Independent Member has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Member, (iii) that such Independent Member is unable to perform his or her duties as Independent Member due to death, disability or incapacity, or (iv) that such Independent Member no longer meets the definition of “Independent Member”.~~

~~“CDOR Rate” means, with respect to any Accrual Period, the greater of (a) 0.0% and (b) the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) applicable to bankers’ acceptances for a term equivalent to three (3) months appearing on the Bloomberg Professional Service (or any successor thereto) Canadian Dealer Offered Rate as of 10:00 a.m. (Toronto time), on the first day of such Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Bloomberg Professional Service (or any successor thereto) Canadian Dealer Offered Rate as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:00 a.m. (Toronto time) on such day by the Facility Agent on the basis of the discount amount at which the Facility Agent is then offering to purchase CAD denominated bankers’ acceptances that have a comparable aggregate face amount to the Advances outstanding in CAD and the same term to maturity as three (3) months, or if such date is not a Business Day, then on the immediately preceding Business Day. Notwithstanding the foregoing, if the CDOR Rate ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to the CDOR Rate (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in Canadian credit markets for similar types of facilities (including collateralized loan obligation transactions).~~

“Change of Control” means the occurrence and continuation of any of the following: (a) the management agreement between GC Advisors LLC and Golub Capital BDC 3, Inc. (or any successor or surviving entity thereof, including pursuant to a Permitted BDC Merger) shall fail to be in full force and effect; (b) the creation or imposition of any Lien on any limited liability company membership interest in the Borrower; (c) the failure by the Equityholder to own 100% of the limited liability company membership interests in the Borrower; or (d) the dissolution, termination or liquidation in whole or in part, transfer or other disposition (which shall not include a Permitted BDC Merger or any other merger consummated in accordance with Section 7.5(i)), in each case, of all or substantially all of the assets of, Golub Capital BDC 3, Inc.

“Charges” means (i) all federal, state, county, city, municipal, local, foreign or other governmental Taxes (including Taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Collateral Obligations or any other property of the Borrower and (iii) any such taxes, levies, assessment, charges or claims which constitute a Lien or encumbrance on any property of the Borrower.

“CHF” means the lawful currency for the time being of Switzerland.

“CHF Advance” means each Advance made in CHFs.

“CHF Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “CHF Lender”.

“CIBOR Rate” means, with respect to any Accrual Period, the greater of (a) 0.00% and (b) the Danish Krone Screen Rate as shown on the Reuters Screen (or any applicable successor thereto) for a period equal to three (3) months as of 11:00 a.m., Copenhagen, Denmark time, two (2) Business Days prior to the first day of such Accrual Period; provided that, in the event no such rate is shown, the CIBOR Rate shall be a comparable or successor rate, with the consent of the Servicer, as published on the Reuters Screen page (or applicable successor thereto) as of 11:00 a.m. (Copenhagen, Denmark time) two (2) Business Days before the first day of such Accrual Period for delivery on such first day and for a period equal to three (3) months.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning set forth in Section 12.2.

“Collateral Agent” means Deutsche Bank National Trust Company ~~Americas~~, solely in its capacity as collateral agent hereunder, together with its successors and permitted assigns in such capacity.

“Collateral Agent and Collateral Custodian Fee Letter” means that certain letter agreement among the Collateral Agent, the Collateral Custodian and the Borrower and hereby acknowledged by the Servicer and the Facility Agent.

“Collateral Agent Fees and Expenses” has the meaning set forth in Section 11.11.

“Collateral Custodian” means Deutsche Bank National Trust Company ~~Americas~~, solely in its capacity as collateral custodian, together with its successors and permitted assigns in such capacity.

“Collateral Custodian Fees and Expenses” has the meaning set forth in Section 18.10.

“Collateral Database” has the meaning set forth in Section 11.3(a)(i).

“Collateral Obligation” means a Loan or a Participation Interest owned by the Borrower or a Securitization Subsidiary, excluding the Retained Interest thereon.

“Collateral Obligation Amount” means for any Collateral Obligation, as of any date of determination, an amount equal to the product of (i) the Discount Factor of such Collateral Obligation at such time multiplied by (ii) the Principal Balance of such Collateral Obligation at such time; provided~~,~~  that, if the Effective LTV of any Asset Based Loan exceeds (as of such date of determination) the limit for the applicable Loan type set forth below, then the Principal Balance component of the “Collateral Obligation Amount” of such Collateral Obligation will be automatically (and without any action by the Facility Agent) reduced by the amount necessary to cause such Collateral Obligation to comply with the applicable limit set forth below:

Asset Based Loan Type (by collateral source)	Effective LTV Limit
working capital	90%
fixed assets	75%
intellectual property	60%

The Collateral Obligation Amount of any Collateral Obligation that ceases to be or otherwise is not an Eligible Collateral Obligation shall be zero.

“Collateral Obligation File” means, with respect to each Collateral Obligation as identified on the related Document Checklist, in each case in English, (i)(A) if the Collateral Obligation includes a note, (x) an original, executed copy of the related promissory note, or (y) in the case of a lost promissory note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower or the prior holder of record either in blank or to the Collateral Agent, in each case with respect to clause (x) or clause (y) with an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower or to the Collateral Agent, or in blank, or (B) in the case of a noteless Collateral Obligation, a copy of each executed document or instrument evidencing the assignment of such Collateral Obligation to the Borrower, (ii) paper or electronic copies of the related loan agreement, guaranty, security agreement, intercreditor agreement or any other material agreement (as determined by the Servicer in its reasonable discretion), (iii) paper or electronic copies of the file-stamped (or the electronic equivalent of) UCC financing statements and continuation statements (including amendments or modifications thereof) authorized by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Collateral Obligation or evidence that such financing statements have been submitted for filing, in each case only to the extent reasonably available to the Servicer, and (iv) any other document included on the related Document Checklist that is reasonably requested by any Agent and reasonably available to the Servicer.

“Collateral Obligation Schedule” means the list of Collateral Obligations set forth on Schedule 3, as the same may be updated by the Borrower (or the Servicer on behalf of the Borrower) from time to time.

“Collateral Quality Tests” means, collectively or individually as the case may be, the Minimum Diversity Test, the Minimum Weighted Average Spread Test, the Minimum Weighted Average Coupon Test and the Maximum Weighted Average Life Test; provided that, none of the foregoing tests shall be applicable (x) until the date that is 120 days after the Effective Date or (y) except in the case of the Minimum Diversity Test, during any Ramp-Up Period.

“Collection Account” means, collectively, the Principal Collection Account and the Interest Collection Account.

“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

“Commercial Paper Rate” for Advances means, to the extent a Conduit Lender funds such Advances by issuing commercial paper, the sum of (i) the weighted average of the rates at which commercial paper notes of such Conduit Lender issued to fund such Advances (which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to its commercial paper maturing on dates other than those on which corresponding funds are received by the Conduit Lender and costs or other borrowings by the Conduit Lender (other than under any related support facility)) may be sold by any placement agent or commercial paper dealer selected by such Conduit Lender, as agreed in good faith between each such agent or dealer and such Conduit Lender; provided~~,~~  that, if the rate (or rates) as agreed between any such agent or dealer and such Conduit Lender for any Advance is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum plus, without duplication (ii) any and all reasonable costs and expenses of any issuing and paying agent or other Person responsible for the administration of such Conduit Lender’s commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper issued to fund the making or maintenance of any Advance. Each Conduit Lender shall notify the Facility Agent and the Borrower of its Commercial Paper Rate applicable to any Advance promptly after the determination thereof.

“Commitment” means, for each Committed Lender, (a) prior to the Facility Termination Date, the commitment of such Committed Lender to make Advances to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Committed Lender’s name on Annex B or on Schedule I to the Joinder Agreement related to such Committed Lender as delivered pursuant to Article XV (as such Commitment may be reduced as set forth in Section 2.5 or increased as set forth in Section 2.8), and (b) on and after the earlier to occur of (i) the Facility Termination Date and (ii) the end of the Revolving Period, such Committed Lender’s pro rata share of all Advances Outstanding.

“Committed Lenders” means, for any Lender Group, the Person(s) executing this Agreement in the capacity of a “Committed Lender” for such Lender Group (or an assignment hereof or a Joinder Agreement in accordance with Article XV) in accordance with the terms of this Agreement.

“Conditional Ramp-Up Period” means any period (a) beginning on the date that Eligible Collateral Obligations have paid in full (and not sold, repurchased or substituted) in an amount (calculated as the aggregate Principal Balance of such Eligible Collateral Obligations) at least equal to 40% of the highest aggregate Principal Balance of all Collateral Obligations at any time during the preceding 12 calendar months and (b) ending three (3) months thereafter; provided that, no Conditional Ramp-Up Period shall occur prior to the one-year anniversary of the Effective Date.

“Conduit Advance Termination Date” means, with respect to a Conduit Lender, the date of the delivery by such Conduit Lender to the Borrower of written notice that such Conduit Lender elects, in its sole discretion, to permanently cease funding Advances hereunder.

“Conduit Lender” means any Person that shall become a party to this Agreement in the capacity as a “Conduit Lender” and any assignee of any of the foregoing.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, for any Person, its constituent or organizational documents, including: (a) in the case of any limited partnership, joint venture, trust or other form of business entity, the limited partnership agreement, joint venture agreement, articles of association or other applicable certificate or agreement of registration or formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state or jurisdiction of its formation; (b) in the case of any limited liability company, the certificate or articles of formation and operating agreement for such Person; (c) in the case of a corporation or exempted company, the certificate or articles of incorporation or association and the bylaws for such Person or its memorandum and articles of association; and (d) in the case of any trust, the trust deed, declaration of trust or equivalent establishing such trust.

“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent or the Collateral Custodian, as applicable, specified on Annex A hereto, or such other address within the United States as it may designate from time to time by notice to the Facility Agent.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Cost of Funds Rate” means, for any Accrual Period and any Lender, the rate determined as set forth below:

(a)            with respect to each Conduit Lender and each day of such Accrual Period, such Conduit Lender’s Commercial Paper Rate for such day; provided that, if and to the extent that, and only for so long as, a Conduit Lender at any time determines in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of commercial paper notes in the commercial paper market of the United States or any other applicable jurisdiction to finance its making or maintenance of its portion of any Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Conduit Lender), upon notice from such Conduit Lender to the Agent for its Lender Group and the Facility Agent, such Conduit Lender’s portion of such Advance shall bear interest at a rate per annum equal to the Alternate Base Rate; and

(b)            with respect to each Committed Lender, the Base Rate.

“Covered Entity” means any of the following:

(a)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 17.20.

~~“Critical Component” means, in respect of a weapons system referred to in the definition of Prohibited Defense Asset, a component used specifically in the production of the weapon system or plays a direct role in the lethality of the weapon system.~~

“Cure Notice” means a notice from the Borrower to the Facility Agent and each Agent which sets forth a written report showing a projected cure of any Borrowing Base Deficiency or satisfaction of the Minimum Equity Condition, as applicable, based on repaying Advances Outstanding, selling Collateral Obligations and depositing the proceeds of such sale into the Collection Account or Unfunded Exposure Account, as applicable, or transferring additional Eligible Collateral Obligations, cash or Permitted Investments to the Principal Collection Account so that the Borrowing Base Deficiency will be reduced to zero or the Minimum Equity Condition will be satisfied, as applicable, which report shall (1) be satisfactory to the Facility Agent, (2) give effect to all committed purchases of Collateral Obligations and other financial assets by the Borrower and account in a manner satisfactory to the Facility Agent for any change in the market value of any such Collateral Obligation and (3) give effect to sales of Collateral Obligations (including sales committed to on the date of such report) only if such sales are to Approved Broker Dealers or Affiliates of the Borrower at arm’s-length and for fair market value and Borrower reasonably expects such sales to be settled within five (5) Business Days of the Borrower’s commitment to such sale.

“Cut-Off Date” means, with respect to each Collateral Obligation, the later of (a) the date such Collateral Obligation becomes part of the Collateral and (b) the date on which a new Asset Approval Request is delivered to the Facility Agent and the Facility Agent re-approves such Collateral Obligation in accordance with the definition of “Asset Approval Notice”.

“Daily Simple SARON” means, for any Business Day, SARON, as shown on the Reuters Screen (or any applicable successor thereto) with the conventions for this rate (which on any day shall be the daily rate that includes a five Business Day lookback period prior to such day) being established by the Facility Agent, with the consent of the Servicer, in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SARON” for business loans or conventions that are otherwise used in the United States syndicated lending market for syndicated loans denominated in CHF; provided that, in the event no such rate is shown, Daily Simple SARON shall be a comparable or successor rate as published on the applicable Reuters Screen page (or on the appropriate page of such other information service which publishes that rate from time to time in place thereof) as of 11:00 a.m. (local time) two (2) Business Days prior to the first day of such Accrual Period.

“Daily Simple SONIA” means, for any ~~day~~Business Day, SONIA, as shown on the Reuters Screen (or any applicable successor thereto) with the conventions for this rate (which on any day shall be the daily rate that includes a five Business Day lookback period prior to such day) being established by the Facility Agent, with the consent of the Servicer, in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SONIA” for business loans or conventions that are otherwise used in the United States syndicated lending market for syndicated loans denominated in GBP; provided that, ~~if the Facility Agent decides that any such convention is not administratively feasible for the Facility Agent, then the Facility Agent may establish another convention in its reasonable discretion.~~in the event no such rate is shown, Daily Simple SONIA shall be a comparable or successor rate as published on the applicable Reuters Screen page (or on the appropriate page of such other information service which publishes that rate from time to time in place thereof) as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Accrual Period.

“Danish Krone Screen Rate” means the Copenhagen interbank offered rate administered by the Danish Bankers Association (or any other Person which takes over the administration of that rate) for DKK for the relevant period displayed on the appropriate page of the Reuters Service screen or, with the consent of the Servicer, on the appropriate page of such other information service which publishes that rate from time to time in place thereof.

“DBNY” means Deutsche Bank AG, New York Branch, and its successors.

“Debt-to-Recurring-Revenue Ratio” means, with respect to any Multiple of Recurring Revenue Loan for any period, the meaning of “Debt-to-Recurring Revenue Ratio” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Debt-to-Recurring Revenue Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) Indebtedness of the related Obligor less Unrestricted Cash, to (b) recurring revenue, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments; provided that, in the event of a lack of any such information necessary to calculate the Debt-to-Recurring Revenue Ratio, a Revaluation Event shall occur as set forth in the definition thereof.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Collateral Obligation” means any Collateral Obligation as to which any one of the following events has occurred:

(a)            any Scheduled Collateral Obligation Payment or part thereof is unpaid more than two (2) Business Days beyond the grace period (if any) permitted by the related Underlying Instrument;

(b)            an Insolvency Event occurs with respect to the Obligor thereof, unless the related Loan is a DIP Loan;

(c)            ~~the occurrence~~a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge of a default as to the payment of principal, interest and/or unutilized/commitment fees (as applicable) has occurred and is continuing (for more than two (2) Business Days beyond the grace period (if any) permitted by the related Underlying Instrument) with respect to another debt obligation of the same Obligor secured by the same collateral which is either full recourse or senior to or pari passu with in right of payment to such Collateral Obligation;

(d)            ~~[~~reserved~~]~~;

(e)            ~~[~~reserved~~]~~;

(f)             a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments, any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of such Collateral Obligation (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

(g)            ~~[~~reserved~~]~~; or

(h)            (i) the Servicer determines, in its sole discretion, in accordance with the Servicing Standard, that all or a material portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status or (ii) the Borrower or the Equityholder makes a realized loss or write-down on such Collateral Obligation in the Borrower’s or the Equityholder’s financial statements.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Facility Agent, the Collateral Custodian or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Servicer, the Facility Agent, the Collateral Custodian or any Agent that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (iv) has failed, within one Business Day after request by the Facility Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund Advances under this Agreement ~~or~~, (v) has (or has a parent company that has) become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (vi) is subject to a Bail-In Action.

“Deferrable Collateral Obligation” means, as of any date of determination, a Collateral Obligation that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest~~; provided that if any Collateral Obligation has been amended or modified after the applicable Cut-Off Date to permit the deferral or capitalization of any payment of accrued and unpaid interest that (i) does not reduce the amount of current cash pay interest and (ii) change the frequency of any such cash payment, then such Collateral Obligation shall not be a Deferrable Collateral Obligation.~~ and provides for periodic payments of interest thereon in cash no less frequently than semi-annually.

“Delayed Drawdown Loan” means a Collateral Obligation that (a) permits the related Obligor to request one or more future advances thereunder, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder; provided~~,~~  that, any such Collateral Obligation will be a Delayed Drawdown Loan only until all commitments by the Borrower to make advances to such Obligor expire, are terminated or are otherwise irrevocably reduced to zero and only to the extent of such unfunded commitments.

“Delayed Reporting Date” means, with respect to an Eligible Collateral Obligation, the date specified for delivery of audit results included in a financial reporting packet by the related Obligor specified in the related Underlying Instruments (following the lapse of any grace period granted by the applicable Loan Party with respect thereto, but in any event not greater than 45 calendar days).

“Delayed Reporting Event” means, with respect to an Eligible Collateral Obligation, (i) a Revaluation Event described under clause (c) of the definition thereof has occurred as a result of a failure of the related Obligor to deliver any audit results included in the applicable financial reporting package by the Delayed Reporting Date and such failure has not been cured or (ii) a Material Modification described in ~~the proviso to~~ clause (f)~~(i)~~  of the definition thereof has occurred as a result of an extension of the date for delivery of an annual audit; provided that, the Borrower receives no additional consideration in exchange for such Material Modification.

“Delayed Reporting Obligation” means, as of any date of determination, any Eligible Collateral Obligation for which a Delayed Reporting Event has occurred; provided that, (x) any Delayed Reporting Obligation shall no longer be considered a Delayed Reporting Obligation as of the date that is 180 days after the Delayed Reporting Date and (y) (A) to the extent the sum of the Collateral Obligation Amounts of all Delayed Reporting Obligations and Eligible Collateral Obligations that would otherwise constitute Delayed Reporting Obligations exceeds 5.0% of the Excess Concentration Measure, such Eligible Collateral Obligations constituting such excess over 5.0% shall not constitute Delayed Reporting Obligations; (B) in determining which of the Eligible Collateral Obligations shall be included in such excess, the Eligible Collateral Obligations that most recently became or would otherwise constitute Delayed Reporting Obligations shall be deemed to constitute such excess; and (C) any Eligible Collateral Obligation included in such excess shall only be treated as a Delayed Reporting Obligation if, as of such date of determination, the sum of the Collateral Obligation Amounts of all Delayed Reporting Obligations would not exceed, on a pro forma basis, including such Eligible Collateral Obligation, 5.0% of the Excess Concentration Measure.

“Determination Date” means, with respect to any Reporting Date, the tenth Business Day prior to such Reporting Date.

“DIP Loan” means any Loan (a) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (b) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (c) the terms of which have been approved by a court of competent jurisdiction.

“Discount Factor” means, with respect to each Collateral Obligation ~~and~~ as of any date of determination, the value (expressed as a percentage of par) of such Collateral Obligation as determined by the Facility Agent in its sole discretion in accordance with Section 2.7.

“Disputable Collateral Obligation” means, as of any date of determination, any Eligible Collateral Obligation for which the Facility Agent has lowered the Discount Factor following a Revaluation Event and which satisfies the following criteria: (a) such Collateral Obligation is not a Defaulted Collateral Obligation; (b) if such Collateral Obligation is an Enterprise Value Loan, the Leverage Multiple thereof is no more than 3.00x higher than the Original Leverage Multiple thereof; and (c) if such Collateral Obligation is a Multiple of Recurring Revenue Loan, (i) the related Obligor has annualized Revenue greater than $10,000,000 and (ii) the Debt-to-Recurring-Revenue Ratio thereof is less than or equal to 3.25x, in each case, for purposes of clause (b) and clause (c), calculated using the most recent financial statements of such Obligor received by the applicable Loan Party as of the applicable dispute date.

“Disqualified Institution” means any financial institution, fund or Person (other than a bank or insurance company) that, in each case is primarily engaged in the business of originating or acquiring middle market loans (including with respect to acting in an advisory or management capacity with respect to any fund that originates or acquires middle market loans).

“Distribution Date” means the 25th calendar day of January, April, July and October or if such date is not a Business Day, the next succeeding Business Day, commencing in January 2020; provided that, the final Distribution Date shall occur on the Facility Termination Date.

“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 1 hereto, as such diversity scores shall be updated as required by an Official Body and as applied to other similarly situated borrowers.

“DKK” or “Danish Krone” means the lawful currency for the time being of Denmark.

“DKK Advance” means each Advance made in DKKs.

“DKK Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “DKK Lender”.

“Document Checklist” means an electronic or hard copy list, delivered by the Borrower (or by the Servicer on behalf of the Borrower) to the Collateral Custodian and the Facility Agent that identifies the applicable documents, if any, that have been included in each Collateral Obligation File (including the name of the Obligor with respect to such Collateral Obligation).

“DOL Regulations” means regulations promulgated by the U.S. Department of Labor at 29 C.F.R. § 2510.3 101, as modified by Section 3(42) of ERISA, and at 29 C.F.R. § 2550.401c-1.

“Dollar(s)” and the sign “$” mean lawful currency of the United States of America.

“Dollar Advance” means each Advance made in Dollars.

“Dollar Lender” means the Persons executing this Agreement (or an assignment or participation hereof in accordance with Article XV) in the capacity of a “Dollar Lender”.

“Domicile” or “Domiciled” means, with respect to any Obligor with respect to, or issuer of, a Collateral Obligation: (a) its country of organization; (b) if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Servicer’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Servicer to be the source of the majority of revenues, if any, of such Obligor or issuer) or (c) if its payment obligations in respect of such Collateral Obligation are guaranteed by a ~~person or entity~~Person that is organized in the United States or Canada, then the United States or Canada.

“EBITDA” means, with respect to any period and any Collateral Obligation, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Collateral Obligation. In any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation, amortization and, to the extent approved by the Facility Agent on a Collateral Obligation by Collateral Obligation basis, any other non-cash charges and organization costs deducted in determining earnings from continuing operations for such period, and, to the extent approved by the Facility Agent on a Collateral Obligation by Collateral Obligation basis, costs and expenses reducing earnings and other extraordinary non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Advance Rate” means, as of any date of determination, (a) the aggregate principal amount of all Advances ~~outstanding~~Outstanding on such date divided by (b) the sum of (i) the Adjusted Aggregate Eligible Collateral Obligation Balance on such date plus (ii) the amount of Principal Collections on deposit in the Principal Collection Account on such date minus (iii) the Aggregate Unfunded Amount on such date plus (iv) the amount on deposit in the Unfunded Exposure Account on such date.

“Effective Date” has the meaning set forth in Section 6.1.

“Effective Equity” means, as of any day, the greater of (x) the Adjusted Aggregate Eligible Collateral Obligation Balance plus the amount of Principal Collections on deposit in the Principal Collection Account minus the Advances Outstanding and (y) $0.

“Effective Loan Level LTV” means, with respect to any Enterprise Value Loan as of the related Cut-Off Date, the result of the calculation, made in good faith, pursuant to the applicable definition for such Enterprise Value Loan in the Servicer’s investment committee memo.

“Effective LTV” means, with respect to any Asset Based Loan as of any date of determination, the result, expressed as a percentage, of (i) the Principal Balance of such Collateral Obligation divided by (ii) the Appraised Value of such Collateral Obligation as of such date.

“Eighth Amendment Effective Date” means April 9, 2024.

“Eligible Account” means (i) a segregated ~~trust~~securities account or (ii) a segregated direct deposit account (in each case, which may include sub-accounts, including a principal collection sub-account and an interest collection sub-account), in each case, maintained with a securities intermediary or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s. In either case, such depository institution or trust company shall have been approved by the Facility Agent and the Servicer. Notwithstanding the foregoing requirements, DBNY and Deutsche Bank National Trust Company ~~Americas~~ are deemed to be acceptable securities intermediaries to the Facility Agent and accounts maintained at either DBNY or Deutsche Bank National Trust Company ~~Americas~~ are deemed to be Eligible Accounts.

“Eligible Collateral Obligation” means, on any Measurement Date, each Collateral Obligation that satisfies the following conditions and the additional eligibility criteria set forth in the Side Letter, if any (unless otherwise waived by the Facility Agent in its sole discretion in the related Asset Approval Notice; provided that, without the consent of the Borrower, no such waiver shall be conditioned on any terms other than those explicitly set forth in the Transaction Documents):

(a)            unless such Collateral Obligation is, as of the related Cut-Off Date, a Specified First Lien Loan, the Facility Agent in its sole discretion has delivered an Asset Approval Notice with respect to such Collateral Obligation;

(b)            as of the related Cut-Off Date, such Collateral Obligation is not a Defaulted Collateral Obligation;

(c)            as of the related Cut-Off Date, such Collateral Obligation is not an ~~Equity Security~~equity security and is not convertible into an ~~Equity Security;~~equity security; provided that, (i) any equity security purchased as part of a “unit” or “package” with an Eligible Collateral Obligation (including any attached warrants), which equity security itself is not eligible for purchase by the Borrower as an Eligible Collateral Obligation hereunder shall not cause the portion thereof that is an Eligible Collateral Obligation to lose its eligibility hereunder and (ii) equity securities may be received by the Borrower in exchange for a Collateral Obligation or a portion thereof in connection with an Insolvency Event, reorganization, debt restructuring or workout of the Obligor thereof;

(d)            such Collateral Obligation is not a Structured Finance Obligation;

(e)            as of the related Cut-Off Date, such Collateral Obligation is denominated in an Eligible Currency and is not convertible by the Obligor thereof into any currency other than ~~such~~an Eligible Currency;

(f)             such Collateral Obligation is not a single-purpose real estate based loan (unless the related real estate is a hotel, casino or other operating company), a construction loan or a project finance loan;

(g)            such Collateral Obligation is not a lease (including a financing lease);

(h)            as of the related Cut-Off Date, if such Collateral Obligation is a Deferrable Collateral Obligation, it ~~provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such~~is a Permitted Deferrable Collateral Obligation ~~is a Fixed Rate~~or an Excepted Deferrable Collateral Obligation~~, 2.5% per annum over Term SOFR or (ii) otherwise, 2.5% per annum over the applicable index rate~~;

(i)             ~~[~~reserved~~]~~;

(j)             such Collateral Obligation is not incurred or issued in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a Person, restructuring or similar transaction, which obligation or security by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions has provided the issuer of such obligation or security with a binding written commitment to provide the same, so long as (i) such commitment is equal to the outstanding principal amount of such Collateral Obligation and (ii) such committed replacement facility has a maturity of at least one year and cannot be extended beyond such one year maturity pursuant to the terms thereof);

(k)            such Collateral Obligation is not a trade claim and the value of such Collateral Obligation is not primarily derived from an insurance policy;

(l)             such Collateral Obligation is not a bond ~~or a Floating Rate Note~~;

(m)           the Obligor with respect to such Collateral Obligation is an Eligible Obligor;

(n)            such Collateral Obligation is not a purpose credit, advanced for the acquisition of Margin Stock;

(o)            such Collateral Obligation is not a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation;

(p)            as of the related Cut-Off Date, such Collateral Obligation provides for the periodic payment of cash interest;

(q)            as of the related Cut-Off Date, such Collateral Obligation has a remaining term to stated maturity that does not exceed 8 years;

(r)             as of the related Cut-Off Date, such Collateral Obligation is not subject to substantial non-credit related risk, as determined by the Servicer in accordance with the Servicing Standard;

(s)            at all times, the ownership of such Collateral Obligation will not cause the Borrower to be deemed to own 5.0% or more of any class of vested voting securities of any Obligor or 25.0% or more of the total equity of any Obligor or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of any class of vested voting securities of any Obligor or 25.0% or more of the total equity of any Obligor, in each case as determined by the Servicer;

(t)             subject to any customary confidentiality provisions to be agreed to by the Facility Agent, the Underlying Instrument for which does not contain confidentiality provisions that restrict the ability of the Facility Agent to exercise its rights under the Transaction Documents, including, without limitation, its rights to review such debt obligation or Participation Interest, the Underlying Instrument and related documents and credit approval file;

(u)            the acquisition of which is not in violation of Regulations T, U or X of the Federal Reserve Board;

(v)            such Collateral Obligation is capable of being transferred to and owned by the applicable Loan Party (whether directly or by means of a security entitlement) and of being pledged, assigned or novated by the owner thereof or of an interest therein, subject to customary qualifications and transfer restrictions (subject to Permitted Liens) for instruments similar to such Collateral Obligation (i) to the Facility Agent, (ii) to any assignee of the Facility Agent permitted or contemplated under this Agreement, (iii) at any foreclosure or strict foreclosure sale or other disposition initiated by a secured creditor in furtherance of its security interest, and (iv) to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the UCC);

(w)           ~~the proceeds of such Collateral Obligation will not be used to finance activities of the type engaged in by businesses classified under NAICS Codes 2361 (Residential Building Construction), 2362 (Nonresidential Building Construction), 2371 (Utility System Construction), or 2372 (Land Subdivision);~~reserved;

(x)             as of the related Cut-Off Date, the Related Security for such Collateral Obligation is primarily located in any Eligible Jurisdiction;

(y)            ~~[~~reserved~~]~~;

(z)             as of the related Cut-Off Date, such Collateral Obligation is not the subject of an offer, exchange or tender by the related Obligor for an amount less than par;

(aa)           if such Collateral Obligation is a Participation Interest (other than an Affiliate Participation Interest), the seller thereof has (x) long-term unsecured ratings of at least “Baa1” by Moody’s and “BBB+” by S&P and (y) short-term unsecured ratings of at least “A-1” by S&P and “P-1” by Moody’s;

(bb)          if such Collateral Obligation is an Asset Based Loan, the related Underlying Instruments require delivery of a calculation of each related borrowing base in reasonable detail to each lender not less frequently than monthly;

(cc)           if such Collateral Obligation is a Multiple of Recurring Revenue Loan, as of the Cut-Off Date (i) it is a First Lien Loan and (ii) the related Obligor has annualized Revenue of at least $15,000,000 (calculated using the most recent financial information of such Obligor received by the applicable Loan Party prior to the Cut-Off Date);

(dd)          ~~the proceeds of such Collateral Obligation will not be used to finance activities within the marijuana industry, the sale of firearms or any other defense equipment, the development of adult entertainment, any form of betting and gambling or the making or collection of pay day loans, nor will they be used to provide financing to any other industry which is illegal under Applicable Law at the time of acquisition of such Collateral Obligation;~~reserved;

(ee)          such Collateral Obligation was originated or acquired in the ordinary course of the Equityholder’s or its affiliates’ business not primarily for personal, family or household use;

(ff)           such Collateral Obligation is an “instrument” or a “payment intangible” (each as defined under Article 9 of the UCC);

(gg)         such Collateral Obligation and the relevant Underlying Instruments are in full force and effect (except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and any equitable limitation on the availability of specific remedies), free and clear of any liens (other than Permitted Liens);

(hh)          if the Loan Party, Equityholder, Servicer or any Affiliate thereof is the administrative agent with respect to such Collateral Obligation, any payments made to the administrative agent with respect to such Collateral Obligation by any related Obligor are held by such administrative agent in a segregated account in the name of such administrative agent as an agent for the benefit of the related secured parties with respect to such Collateral Obligation;

(ii)            such Collateral Obligation is a First Lien Loan ~~or~~, a Second Lien Loan or a FILO Loan;

(jj)            ~~such Collateral Obligation does not have an Obligor in a Prohibited Industry~~reserved;

(kk)          if such Collateral Obligation is a First Lien Broadly Syndicated Loan, as of the related Cut-Off Date, such Collateral Obligation does not have (x) a rating by Standard & Poor’s of “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “LD” or, in each case, did not have such ratings before they were withdrawn by Standard & Poor’s or Moody’s, as applicable; and

(ll)            if such Collateral Obligation is a First Lien Broadly Syndicated Loan, as of the related Cut-Off Date, a Responsible Officer of the Servicer or the Borrower has actual knowledge that such Collateral Obligation is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has (i) a rating by Standard & Poor’s of “SD” or (ii) a Moody’s probability of default rating (as published by Moody’s) of “LD”, and in each case such other debt obligation remains outstanding (provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor)~~.~~;

provided that, each Permitted Collateral Obligation shall be deemed an “Eligible Collateral Obligation” notwithstanding that such Collateral Obligation fails to satisfy one or more of the foregoing criteria.

“Eligible Currency” means ~~CAD~~AUDs, CADs, CHFs, DKKs, Dollars, Euros, GBPs, ~~AUDs~~NOKs, NZDs and ~~Dollars~~SEKs.

“Eligible Jurisdiction” means any of (v) the United States or any State thereof, (w) the United Kingdom, (x) Canada, (y) a Group I Country, Group II Country or Group III Country and (z) any Tax Jurisdiction.

“Eligible Obligor” means, on any day, any Obligor that (i) is a Person (other than a natural person) that is duly organized and validly existing under the laws of, an Eligible Jurisdiction, (ii) is a legal operating entity or holding company, (iii) is not an Official Body, (iv) is not insolvent as of the related Cut-Off Date, (v) is required to pay all material maintenance, repair, insurance and taxes related to the related Collateral Obligation~~,~~ and (vi) is not an Affiliate of, or controlled by, the Borrower, the Servicer or the Equityholder ~~and (vii) to the knowledge of the Borrower is not a Non-Sustainable Obligor~~.

“Enterprise Value Loan” means any Loan that is not an Asset Based Loan.

~~“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder.~~

~~“Equity Interest” has the meaning set forth in Section 10.22(a).~~

~~“Equity Security” means (a) any equity security or any other security that is not eligible for purchase by a Loan Party as an Eligible Collateral Obligation and (b) any security purchased as part of a “unit” with an Eligible Collateral Obligation and that itself is not eligible for purchase by a Loan Party as an Eligible Collateral Obligation.~~

“Equityholder” has the meaning set forth in the Preamble.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated thereunder.

“ERISA Affiliate” means any Person that, for purposes of Title IV of ERISA, is a member of the Borrower’s “controlled group” or is under “common control” with the Borrower, within the meaning of Section 414 of the Code.

“ERISA Event” means (a) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the thirty (30)-day notice requirement with respect thereto has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such a Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions set forth in Section 430(k) of the Code or Section 303(k)(1)(A) and (B) of ERISA to the creation of a lien upon property or assets or rights to property or assets of the Borrower or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied; (g) the termination of a Plan by the PBGC pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (h) any failure by any Plan to satisfy the minimum funding standards of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived; (i) the determination that any Plan is or is expected to be in “at-risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA, (j) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of liability with respect to the withdrawal or partial withdrawal from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A or Section 4042 of ERISA); (k) the failure of the Borrower or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (l) the Borrower or any ERISA Affiliate incurs any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); or (m) the Borrower ~~or any ERISA Affiliate~~ commits any act (or omission) which ~~could give~~gives rise to the imposition of fines, penalties, taxes, or related charges under ERISA or the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Securitization Regulation” means Regulation (EU) 2017/2402 (as amended by Regulation (EU) 2021/557); and, except as otherwise stated, means such Regulation as further amended from time to time.

“EU Securitization Rules” means (a) the EU Securitization Regulation; and (b) all supplementary regulatory technical standards and implementing technical standards in relation thereto and, in each case, any official binding guidance published in relation thereto by the European Supervisory Authorities or the European Commission, in each case as amended and in effect from time to time.

“EURIBOR Rate” means, with respect to any Accrual Period, the greater of (a) 0.0% and (b) the rate per annum shown by the Reuters Screen (or any applicable successor ~~page~~thereto) that displays an average ~~European Money Markets Institute Settlement Rate~~EURIBOR Page (or any successor or substitute page) for deposits in Euros for a period equal to three (3) months as of 11:00 a.m., Brussels time, two (2) Business Days prior to the first day of such Accrual Period; provided that, in the event no such rate is shown, the EURIBOR Rate shall be the rate per annum based on the rates at which Euro deposits for a period equal to three (3) months are displayed on page “EURIBOR” of the Reuters Screen (or any applicable successor ~~page~~thereto) for the purpose of displaying Euro interbank offered rates of major banks as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided~~,~~  further~~,~~  that, in the event fewer than two such rates are displayed, or if no such rate is relevant, the EURIBOR Rate shall be a rate per annum at which deposits in Euros are offered by the principal office of the Facility Agent in Brussels, Belgium to prime banks in the euro interbank market at 11:00 a.m. (Brussels time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period equal to three (3) months. ~~Notwithstanding the foregoing, if the EURIBOR Rate ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to the EURIBOR Rate (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in European credit markets for similar types of facilities (including collateralized loan obligation transactions).~~

“Euro”, “Euros”, “euro” and “€” mean the lawful currency of the member states of the European Union that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time; provided~~,~~  that, if any member state or states ceases to have such single currency as its lawful currency (such member state(s) being the “Exiting State(s)”), such term shall mean the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).

“Euro Advance” means each Advance made in Euros.

“Euro Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “Euro Lender”.

“European Supervisory Authorities” means, together, the European Banking Authority, the European Insurance and Occupational Pensions Authority and the European Securities and Markets Authority (including any predecessor, successor or replacement organization thereto).

“Event of Default” means any of the events described in Section 13.1.

“Excepted Borrowing Base Breach” means a Borrowing Base Deficiency (a) the amount of which deficiency is less than 2.5% of the Borrowing Base and (b) that is solely the result of a change in the Applicable Exchange Rate for any Eligible Currency; provided that, the Advances Outstanding shall not exceed the Maximum Availability.

“Excepted Deferrable Collateral Obligation” means, as of any date of determination, a Deferrable Collateral Obligation that would otherwise constitute a Permitted Deferrable Collateral Obligation but which, as of such date, is currently paying interest in cash in an amount not less than (i) if such Collateral Obligation is a Fixed Rate Collateral Obligation, 4.00% per annum or (ii) otherwise, 4.00% per annum over the applicable index rate.

“Excess Concentration Amount” means, as of the most recent Measurement Date (and after giving effect to all Eligible Collateral Obligations to be purchased, substituted or sold by the Borrower on such date), the sum, without duplication, of the following amounts and the additional concentration limitations set forth in the Side Letter, if any; provided that, with respect to any Collateral Obligation or portion thereof, if more than one of the following limitations or the additional concentration limitations in the Side Letter, if any, would be exceeded, the Servicer will determine in its reasonable discretion the applicable limitation that will be used to determine the Excess Concentration Amount:

(a)            the excess, if any and without duplication, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are not First Lien Loans over 10% of the Excess Concentration Measure;

(b)            the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are obligations of any single Obligor (other than an Obligor described in the following proviso) over 5% of (~~x~~i) during any Conditional Ramp-Up Period, the Target Portfolio Amount and (~~y~~ii) otherwise, the Excess Concentration Measure; provided~~,~~  that, (x) with respect to any Obligor that has Collateral Obligation Amounts of Collateral Obligations in excess of all other single Obligors, the sum of the Collateral Obligation Amounts of all Collateral Obligations that are obligations of such Obligor may be up to 10% of the Excess Concentration Measure ~~and~~, (y) with respect to any three Obligors that represent Collateral Obligation Amounts of all Collateral Obligations in excess of all other single Obligors (other than the Obligor described in clause (x)), the sum of the Collateral Obligation Amounts of all Collateral Obligations that are obligations of each of such Obligors may each be up to 7.5% of the Excess Concentration Measure~~;~~ and (z) with respect to any two Obligors that represent Collateral Obligation Amounts of all Collateral Obligations in excess of all other single Obligors (other than the Obligors described in clause (x) and clause (y)), the sum of the Collateral Obligation Amounts of all Collateral Obligations that are obligations of each of such Obligors may each be up to 6% of the Excess Concentration Measure;

(c)            the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations in any single S&P Industry Classification (other than (x) the “Multiline Retail”, “Internet and Catalog Retail”, “Specialty Retail” and “Food and Staples Retailing” S&P Industry Classifications, which may not have Collateral Obligations with Collateral Obligation Amounts in excess of 10% of the Excess Concentration Measure and (y) the “Oil, Gas and Consumable Fuels”, “Gas Utilities”, “Independent Power and Renewable Electricity Producers”, “Energy, Equipment and Services” and “Metals and Mining” S&P Industry Classifications, which in the aggregate may not have Collateral Obligations with Collateral Obligation Amounts in excess of ~~10~~7.5% of the Excess Concentration Measure~~, in the aggregate~~) over (i) with respect to the largest S&P Industry Classification, 25% (unless the largest S&P Industry Classification is “Software”, in which case the limitation pursuant to this clause (i) shall be increased to 27.5%); (ii) with respect to the second-largest S&P Industry Classification, 22.5%; and (iii) with respect to any other S&P Industry Classifications, 20%, in each case, of (x) during any Conditional Ramp-Up Period, the Target Portfolio Amount and (y) otherwise, the Excess Concentration Measure; ~~provided, that the sum of the Collateral Obligation Amounts of all Collateral Obligations with an Obligor in any S&P Industry Classification in excess of all other S&P Industry Classifications may be up to 25% of (x) during any Conditional Ramp-Up Period, the Target Portfolio Amount and (y) otherwise, the Excess Concentration Measure;~~

(d)            the excess, if any, of the sum of the Collateral Obligation Amounts of all ~~Collateral Obligations that are~~Unhedged Fixed Rate Collateral Obligations ~~that are not subject to a qualifying Hedging Agreement pursuant to Section 10.6~~ over 10% of the Excess Concentration Measure;

(e)            the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations with a primary Obligor Domiciled in (i) a jurisdiction other than the United States or any State thereof over 25% of the Excess Concentration Measure, (ii) the United Kingdom over ~~20.0~~20% of the Excess Concentration Measure, (iii) in Canada over ~~15.0~~15% of the Excess Concentration Measure and (iv) any Group I Country, Group II Country, Group III Country or Tax Jurisdiction, in the aggregate, over ~~10.0~~10% of the Excess Concentration Measure;

(f)            the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations denominated in an Eligible Currency (other than Dollars) over 25% of the Excess Concentration Measure;

(g)            the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are Variable Funding Assets over ~~10~~20% of the Excess Concentration Measure; provided that, the sum of the Collateral Obligation Amounts of all Revolving Loans shall not exceed 15% of the Excess Concentration Measure;

(h)            the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are DIP Loans over 10% of the Excess Concentration Measure;

(i)             the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are Affiliate Participation Interests over 10% of the Excess Concentration Measure; provided that, the sum of the Collateral Obligation Amounts of all Participation Interests that have not been elevated to a full assignment within 45 days of the related Cut-Off Date shall not exceed 5% of the Excess Concentration Measure; and

(j)             the excess, if any, of the sum of the Collateral Obligation Amounts of all ~~Collateral Obligations that (i) are~~ Deferrable Collateral Obligations ~~and (ii) provide for current cash pay interest of less than the applicable base rate in the underlying loan agreement, as applicable, plus 5% (or 5% for Fixed Rate Collateral~~that are (i) Permitted Deferrable Collateral Obligations (other than Excepted Deferrable Collateral Obligations) over 20% of the Excess Concentration Measure~~; provided, that no more than 10~~ and (ii) not Permitted Deferrable Collateral Obligations or Excepted Deferrable Collateral Obligations over 0% of the Excess Concentration Measure ~~can consist of Deferrable Collateral Obligations that provide for current cash pay interest of less than the applicable base rate in the underlying loan agreement, as applicable, plus 2.5% (or 2.5% for Fixed Rate Collateral Obligations); provided further that no more than 5% of the Excess Concentration Measure can consist of Deferrable Collateral Obligations that provide for current cash pay interest of less than the applicable base rate in the underlying loan agreement, as applicable, plus 1% (or 1% for Fixed Rate Collateral Obligations); provided further that no more than 10% of the Excess Concentration Measure can consist of Collateral Obligations that were Deferrable Collateral Obligations that provide for current cash pay interest of less than the applicable base rate in the underlying loan agreement, as applicable, plus 5% (or 5% for Fixed Rate Collateral Obligations) as of the applicable Cut-Off Date;~~.

~~(k)            the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in a Permitted Gaming Industry over 7.5% of the Excess Concentration Measure; and~~

~~(l)             the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in the defense industry (other than a Prohibited Defense Asset) over 7.5% of the Excess Concentration Measure.~~

“Excess Concentration Measure” means, as of any date of determination (~~A~~a) during ~~the Ramp-up~~any Ramp-Up Period, the Target Portfolio Amount and (~~B) after the Ramp-up Period, as of any date of determination,~~b) otherwise, the sum of (i) the Aggregate Eligible Collateral Obligation Amount plus (ii) all amounts on deposit in the Principal Collection Account plus (iii) all amounts on deposit in the Unfunded Exposure Account.

“Excess Funds” means, as of any date of determination with respect to any Conduit Lender, funds of such Conduit Lender not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of (i) all of its matured and maturing commercial paper notes on such date of such determination and (ii) the principal of and interest on all of its loans outstanding on such date of such determination.

“Excluded Amounts” means, as of any date of determination, (i) any amount deposited into the Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Official Body on such Collateral Obligation or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Obligation, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) amounts received in the Collection Account with respect to any Warranty Collateral Obligation retransferred or substituted for or that is otherwise replaced by a Substituted Collateral Obligation, or that is otherwise sold or transferred by the Borrower pursuant to Section 9.34(c), to the extent such amount is attributable to a time after the effective date of such replacement or sale and (vi) any amount deposited into the Collection Account in error (including any amounts relating to any portion of an asset sold by the Borrower and occurring after the date of such sale).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Golub BDC CLO” means (i) each special purpose vehicle (including those structured as total return swaps) ~~approved by the Facility Agent~~that is a wholly or partly owned subsidiary of Golub Capital BDC 3, Inc. or an Affiliate thereof, (ii) any future borrower under a credit facility or total return swap undertaken by Golub Capital BDC 3, Inc. or an Affiliate thereof ~~and which has been approved in the sole discretion of the Facility Agent for purposes of this definition~~ or (iii) any future special purpose vehicles that are wholly or partly owned subsidiaries of Golub Capital BDC 3, Inc. or an Affiliate thereof.

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the end of the Revolving Period, $625,000,000, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the Advances Outstanding.

“Facility Termination Date” means the earliest of (i) ~~March 10, 2027~~the date that is three (3) years after the last day of the Revolving Period, (ii) the date on which the Equityholder ceases to exist and (iii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“FILO Loan” means a Loan that would constitute a First Lien Loan hereunder but that, at any time prior to and/or after an event of default under the related Underlying Instruments, will be paid after one or more other obligations issued by the same obligor have been paid in full in accordance with a specified waterfall or other priority of payments (other than as set forth in the proviso to the definition of “First Lien Loan”).

“First Lien Broadly Syndicated Loan” means any First Lien Loan that (i) is a broadly syndicated commercial loan, (ii) as of the related Cut-Off Date has a first lien tranche size of $250,000,000 or greater, (iii) as of the related Cut-Off Date, the relevant Obligor has an EBITDA for the prior twelve calendar months of at least $50,000,000 or such lower amount as set forth in the applicable Asset Approval Request (as approved by the Facility Agent in accordance with the definition thereof or the Facility Agent and the Equityholder if the Servicer is not an Affiliate of the Equityholder) (after giving pro forma effect to any acquisition in connection therewith) and (iv) as of the related Cut-Off Date, it is (A) either rated (publicly or with a private rating letter or the equivalent thereof) by S&P, Moody’s or Fitch (or the relevant Obligor is rated by S&P, Moody’s or Fitch) and such ratings are not lower than “B3” by Moody’s, “B-” by S&P and “B-” by Fitch respectively and (B) actively quoted by two (2) Approved Broker Dealers for a position in an amount at least equal to the amount of such First Lien Loan and such quotes have been determined with respect to such Loan by Loan X Mark-It Partners, Loan Pricing Corporation or another nationally recognized pricing service.

“First Lien Loan” means any Loan that (i) is not (and is not permitted by its terms become) subordinate in right of payment to any obligation ~~of~~for borrowed money incurred by the related Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (subject to Permitted Liens), (ii) is secured by a pledge of specified collateral, which security interest is validly perfected and first priority under Applicable Law (subject to ~~liens permitted under the applicable Underlying Instruments, and liens accorded priority by law in favor of any Official Body~~Permitted Liens), and (iii) the Servicer determines in good faith that the value of the specified collateral or the enterprise value securing the Loan (and the ability to generate cash flow) on or about the time of origination or acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that, any Loan (other than a Multiple of Recurring Revenue Loan) which does not otherwise satisfy this definition shall be treated as a First Lien Loan if such Loan is only subordinated to obligations of the related Obligor that (1) ~~do not (~~collectively~~) exceed an~~  amount ~~equal to the product of (i)~~to less than 25% ~~multiplied by (ii)~~of the aggregate principal amount of such obligations and (2) ~~do not~~ represent ~~more~~less than ~~1.0x~~1.25x of the leverage of such Obligor, as reasonably determined by the Facility Agent.

“First Lien Middle Market Loan” means any First Lien Loan that does not satisfy one or more of the requirements of a First Lien Broadly Syndicated Loan.

“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.

~~“Floating Rate Note” means a floating rate note issued pursuant to an indenture or equivalent document by a corporation, partnership, limited liability company, trust or other person that is secured by a first or second priority perfected security interest or lien in or on specified collateral securing the issuer’s obligations under such note.~~

“Foreign Currency Advance Amount” means, on any Measurement Date, the equivalent in Dollars of the aggregate principal amount of all Advances denominated in an Eligible Currency other than Dollars outstanding on such date, in each case, after giving effect to all repayments of Advances and the making of new Advances on such date.

“Foreign Currency Sublimit” means, on any Measurement Date and with respect to any Eligible Currency (other than Dollars), a Dollar amount equal to the lesser of (a) (i) with respect to each AUD Lender, the sum of each AUD Lender’s Pro Rata Percentage of the Advances Outstanding in AUDs, (ii) with respect to each CAD Lender, the sum of each CAD Lender’s Pro Rata Percentage of the Advances Outstanding~~, (ii~~ in CADs, (iii) with respect to each CHF Lender, the sum of each CHF Lender’s Pro Rata Percentage of the Advances Outstanding in CHFs, (iv) with respect to each DKK Lender, the sum of each DKK Lender’s Pro Rata Percentage of the Advances Outstanding in DKKs, (v) with respect to each Euro Lender, the sum of each Euro Lender’s Pro Rata Percentage of the Advances Outstanding in Euros, (~~iii~~vi) with respect to each ~~AUD Lender, the sum of each AUD Lender’s Pro Rata Percentage of the Advances or (iv) with respect to each~~ GBP Lender, the sum of each GBP Lender’s Pro Rata Percentage of the Advances ~~and (b) 25%~~Outstanding in GBPs, (vii) with respect to each NOK Lender, the sum of each NOK Lender’s Pro Rata Percentage of the Advances Outstanding in NOKs, (viii) with respect to each NZD Lender, the sum of each NZD Lender’s Pro Rata Percentage of the Advances Outstanding in NZDs and/or (ix) with respect to each SEK Lender, the sum of each SEK Lender’s Pro Rata Percentage of the Advances Outstanding in SEKs; and (b) 25%, in each case, without duplication, of the Facility Amount on such date.

“Foreign Lender” means a Lender that is not a U.S. Person.

~~“Fourth Amendment Effective Date” means June 24, 2022.~~

“Funding Date” means any Advance Date or any Reinvestment Date, as applicable.

“FX Evaluation Date” means (a) each Funding Date, (b) each Measurement Date, (c) within five (5) days of each Determination Date; (d) the date on which any Event of Default occurs and (e) each other date requested by the Agent in its sole discretion.

“FX Reallocation Notice” has the meaning set forth in Section 2.2(d)(ii).

“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any day.

“GBP” means the lawful currency of the United Kingdom.

“GBP Advance” means each Advance made in GBP.

“GBP Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “GBP Lender”.

“Golub-Agented Collateral Obligation” means each Collateral Obligation for which any of Golub Capital LLC or Golub Capital Markets LLC or an affiliate thereof acts as paying agent or in a similar capacity in connection with such Collateral Obligation.

“Group I Country” means the Netherlands, Australia, Japan, Singapore and New Zealand.

“Group II Country” means the Germany, Ireland, Sweden and Switzerland.

“Group III Country” means the Austria, Belgium, Denmark, Finland, France, Luxembourg and Norway.

~~“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.~~

“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Counterparty” means (a) DBNY and its affiliates and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Facility Agent, and (y) has a long-term unsecured debt rating of not less than “A” by S&P, not less than “A2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by S&P, not less than “P-1” by Moody’s and not less than “Fl” by Fitch (if such entity is rated by Fitch) (the “Short-term Rating Requirement”), and (ii) in a Hedging Agreement (x) consents to the assignment hereunder of the Borrower’s rights under the Hedging Agreement to the Facility Agent on behalf of the Secured Parties and (y) agrees that in the event that Moody’s, S&P or Fitch reduces its long-term unsecured debt rating below the Long-term Rating Requirement or reduces it short-term debt rating below the Short-term Rating Requirement, it shall either collateralize its obligations in a manner reasonably satisfactory to the Facility Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the requirements of clauses (b)(i) and (b)(ii) hereof.

“Hedge Transaction” means each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangement between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 10.6 and is governed by a Hedging Agreement.

“Hedging Agreement” means the agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 10.6, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction or a “Confirmation” that incorporates the terms of such a “Master Agreement” and “Schedule~~.~~”.

“IC Memo” mean, any investment committee memoranda and internal documents or reports (including, without limitation, internal monitoring reports with respect to an Obligor of a Collateral Obligation) prepared by Golub Capital BDC 3, Inc., GC Advisors LLC or their respective affiliates and provided to an investment committee of Golub Capital BDC 3, Inc., GC Advisors LLC or their respective affiliates in connection with the origination, acquisition, amendment, restatement, supplement, waiver or other modification of a Collateral Obligation.

“Increased Costs” means, collectively, any increased cost, loss or liability owing to the Facility Agent and/or any other Affected Person under Article V of this Agreement.

~~“Indebtedness” means:~~

“Increased Facility Amount” has the meaning set forth in Section 2.8.

~~(a)~~ “Indebtedness” means, with respect to any ~~Obligor under any Collateral Obligation, without duplication~~Person at any date, (i) all obligations of such ~~entity~~Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such ~~entity~~Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such ~~entity~~Person under conditional sale or other title retention agreements relating to property acquired by such ~~entity~~Person, (iv) all obligations of such ~~entity~~Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such ~~entity~~Person, whether or not the indebtedness secured thereby has been assumed, (vi) all guarantees by such ~~entity~~Person of indebtedness of others, (vii) all Capital Lease Obligations of such ~~entity~~Person, (viii) all obligations, contingent or otherwise, of such ~~entity~~Person as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such ~~entity~~Person in respect of bankers’ acceptances~~,~~; but (A) expressly excluding indebtedness of any Loan Party on account of the sale by such Loan Party of the first-out tranche of any First Lien Loan that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is nonrecourse to such Loan Party, (ii) involves no other liabilities of such Loan Party that are not customary for a participation agreement and (iii) would not represent a claim against such Loan Party in a bankruptcy, insolvency or liquidation proceeding of such Loan Party, in each case in excess of the amount sold or purportedly sold; provided further that such Loan Party has notified the Facility Agent of any such indebtedness and (B) in each case, excluding (to the extent not included in the definition of “Indebtedness” in the Underlying Instruments or included in the calculation of Original Leverage Multiple or Leverage Multiple) (~~a~~1) letters of credit, to the extent undrawn or otherwise cash collateralized, bankers’ acceptances and surety bonds, whether or not matured (unless such indebtedness constitutes drawn and unreimbursed amounts), (~~b~~2) the principal balance (including capitalized interest if applicable) of holdco notes, seller notes and convertible notes that constitute subordinated indebtedness, (~~c~~3) earn-outs and similar deferred purchase price, but only so long as such earn-outs and similar deferred purchase price remain contingent in nature or, if no longer contingent in nature, does not remain past due for more than ten (10) Business Days following the due date therefor, (~~d~~4) working capital and similar purchase price adjustments in connection with acquisitions not prohibited hereunder, (~~e~~5) royalty payments made in the ordinary course of business in respect of licenses (to the extent such licenses are otherwise permitted), (~~f~~6) accruals for payroll and other non-interest bearing liabilities incurred in the ordinary course of business, (~~g~~7) deferred rent obligations, (~~h~~8) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (~~i~~9) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (~~j~~10) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (11) any obligation of such Person to fund any unfunded commitments, and (~~k~~12) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any disqualified stock in such Person or any other Person, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends~~; and~~.

~~(b) for all other purposes, with respect to any Person at any date, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (vi) all guarantees by such Person of indebtedness of others, (vii) all Capital Lease Obligations of such Person, (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, but expressly excluding any obligation of such Person to fund any unfunded commitments.~~

“Indemnified Amounts” has the meaning set forth in Section 16.1.

“Indemnified Party” has the meaning set forth in Section 16.1.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Loan Party under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnifying Party” has the meaning set forth in Section 16.5.

“Independent Accountants” means a firm of nationally recognized independent certified public accountants.

“Independent Manager” has the meaning set forth in the Borrower’s Constituent Documents.

~~“Independent Member” means with respect to any Person, that such Person is an individual who has prior experience as an independent director, independent manager, independent limited partner or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Corporation or an Affiliate thereof or, if none of those companies is then providing professional independent managers or members, another nationally-recognized company reasonably approved by the Facility Agent and the applicable Loan Party, in each case that is not an Affiliate of the applicable Loan Party and that provides professional independent directors, managers, limited partners and/or members and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Member and is not, and has never been, and will not while serving as Independent Member be, any of the following:~~

~~(a)            a member, partner, equityholder, manager, director, officer or employee of the applicable Loan Party, the Equityholder, any of their respective equityholders or Affiliates (other than with respect to any bankruptcy remote entity managed or controlled by the Servicer or any of its Affiliates);~~

~~(b)            a creditor, supplier or service provider (including provider of professional services) to the applicable Loan Party, the Equityholder, or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors, managers, limited partners and/or members and other corporate services to the applicable Loan Party, the Equityholder or any of their respective Affiliates in the ordinary course of its business);~~

~~(c)            a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or~~

~~(d)            a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.~~

“Information” has the meaning set forth in Section 17.14(b).

“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, winding-up, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing or (c) any analogous procedure or step is taken in any jurisdiction to which such Person is subject.

“Interest Collection Account” means the collective reference to (i) the segregated, non-interest bearing securities accounts (within the meaning of Section 8-501 of the UCC) ~~number~~ (a) with respect to Dollars, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “USD Interest Collection Account”, (b) with respect to Euros, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “EUR Interest Collection Account”, (c) with respect to GBPs, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “GBP Interest Collection Account”, (d) with respect to AUDs, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “AUD Interest Collection Account”, (e) with respect to CADs, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “CAD Interest Collection Account” and (f) each sub-account of the Collection Account of each Securitization Subsidiary into which Interest Collections shall be segregated, and, in each case, is in the name of the Borrower or such Securitization Subsidiary, as applicable, and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a) and (ii) each trust account in the name of the Collateral Agent for the benefit of the applicable Securitization Subsidiary and under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties.

“Interest Collections” means, with respect to the Collateral following the applicable Cut-Off Date, (i) all payments and collections owing to or received by the applicable Loan Party in its capacity as lender and attributable to interest or delayed settlement compensation on any Collateral Obligation or other Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Obligation or other Collateral, (ii) any fees (excluding capitalized or deferred interest, original issue discount, or fees that are otherwise included in the principal balance) received in respect of any Collateral Obligation and (iii) the earnings on Interest Collections in the Collection Account that are invested in Permitted Investments, in each case other than Retained Interests; provided that, after the end of the Revolving Period, any amounts received in respect of any Defaulted Collateral Obligation will constitute Principal Collections (and not Interest Collections) until the aggregate of all collections in respect of such Defaulted Collateral Obligation since it became a Defaulted Collateral Obligation equals the outstanding principal balance of such Loan at the time it became a Defaulted Collateral Obligation.

“Interest Rate” means, for any Accrual Period and any Lender, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the Cost of Funds Rate for such Accrual Period and such Lender.

“Investment Manager” has the meaning set forth in ~~Section 10.22(c)~~the Risk Retention Letter.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means an agreement among the Borrower, a Committed Lender and the Facility Agent in the form of Exhibit E to this Agreement (appropriately completed) delivered in connection with a Person becoming a Committed Lender hereunder after the Effective Date, as contemplated by the terms of this Agreement, a copy of which shall be delivered to the Collateral Agent and the Servicer.

“Lender” means each Conduit Lender, each Committed Lender, each Uncommitted Lender, each ~~Dollar Lender, each CAD Lender, each~~ AUD Lender, each CAD Lender, each CHF Lender, each DKK Lender, each Dollar Lender, each Euro Lender ~~and~~, each GBP Lender, each NOK Lender, each NZD Lender and each SEK Lender, as the context may require.

“Lender Group” means each Lender and related Agent from time to time party hereto.

“Leverage Multiple” means, with respect to any Collateral Obligation for the most recent relevant period of time for which the applicable Loan Party has received the financial statements of the relevant Obligor, the ratio of (i) Indebtedness of the relevant Obligor (other than Indebtedness of such Obligor that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to Indebtedness of such Obligor held by the Borrower) less unrestricted cash and cash equivalents of the relevant Obligor to (ii) EBITDA of such Obligor as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including Tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means any leveraged or commercial loan.

“Loan Party” means, collectively and individually as the context requires, the Borrower and each Securitization Subsidiary party hereto.

“Loan Register” has the meaning set forth in Section 15.5(a).

“Loan Registrar” has the meaning set forth in Section 15.5(a).

“Make-Whole Fee” has the meaning set forth in the Fee Letter.

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board.

~~“Material Action” means an action to institute proceedings to have a Loan Party be adjudicated bankrupt or insolvent, to file any insolvency case or proceeding, to institute proceedings under any applicable insolvency law, to seek relief under any law relating to relief from debts or the protection of debtors, or consent to the institution of bankruptcy or insolvency proceedings against a Loan Party or file a petition seeking, or consent to, reorganization or relief with respect to a Loan Party under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of a Loan Party or a substantial part of its property, or make any assignment for the benefit of creditors of a Loan Party, or admit in writing a Loan Party’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.~~

“Material Action” has the meaning set forth in the Borrower’s Constituent Documents.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, financial condition, or business of any Loan Party or the Servicer; (b) the ability of a Loan Party or the Servicer to perform its obligations under this Agreement or any of the other Transaction Documents; (c) the validity or enforceability of this Agreement, any of the other Transaction Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the assignments and security interests granted by each Loan Party in this Agreement.

“Material Modification” means any amendment or waiver of, or modification or supplement to, any Underlying Instrument governing a Collateral Obligation executed or effected on or after the related Cut-Off Date that is not consented to by the Facility Agent in writing which:

(a)            reduces or forgives any or all of the principal amount due under such Collateral Obligation;

(b)            (i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Obligation (other than any deferral or capitalization already allowed by the terms of any Deferrable Collateral Obligation as of the related Cut-Off Date) or (iii) reduces the amount of interest due (in each case, other than with respect to any prepayment fees in connection with any prepayment); provided that, no such waiver, reduction, deferral or capitalization of interest shall constitute a Material Modification if (x) in the case of a reduction of interest, the Servicer determines in accordance with the Servicing Standard and certifies that such reduction results from an improvement in the credit quality of the related Obligor or (y) after giving effect thereto, the current cash pay interest required pursuant to the Underlying Instruments is not less than 90% of the cash pay interest required pursuant to the Underlying Instruments as in effect on the related Cut-Off Date;

(c)            contractually or structurally subordinates such Collateral Obligation by operation of (i) any priority of payment provisions, (ii) turnover provisions, (iii) the transfer of assets in order to limit recourse to the related Obligor (other than (x) where such transfer is not intended to avoid or limit recourse but is a bona fide disposition transaction of assets that are not material to the business of such Obligor and which results in the repayment of Indebtedness from any net proceeds or (y) a transfer in connection with a payoff in full of such Collateral Obligation) or (iv) the granting of Liens (other than by the granting of Permitted Liens) on any of the collateral securing such Collateral Obligation, each that requires the consent of the applicable Loan Party or any lenders thereunder;

(d)            either (i) extends the maturity date of such Collateral Obligation by more than 90 days past the maturity date as of the related Cut-Off Date or (ii) extends or waives the amortization schedule with respect thereto and the effect of such extension or waiver is to extend the Average Life of such Collateral Obligation by more than 10% (from the amortization schedule as of the time such Loan is approved by the Facility Agent for inclusion in the Borrower Collateral);

(e)            substitutes, alters or releases (other than by the granting of Permitted Liens or excluding a release in connection with a payoff of all of such Collateral Obligation) the Related Security securing such Collateral Obligation and such substitution, alteration or release, individually or in the aggregate and as determined in the Facility Agent’s reasonable discretion, materially and adversely affects the value of such Collateral Obligation;

(f)            ~~(i)~~ results in any ~~materially~~ less financial information in respect of reporting frequency, scope or otherwise being provided with respect to the related Obligor or reduces the frequency or total number of any appraisals required thereunder that, in each case, has ~~an~~a material and adverse effect on the ability of the Servicer or the Facility Agent (as determined by the Facility Agent in its reasonable discretion) to ~~make any determinations or calculations required or permitted hereunder; provided that the failure to timely provide quarterly or annual financial statements shall be deemed to be material (subject to the shorter of any applicable grace period thereunder and forty-five (45) days from the due date) or (ii) in the case of an Asset Based Loan, reduces the frequency or total number of any appraisals required under the related Underlying Instruments; provided, that~~determine whether any Collateral Obligation is an Eligible Collateral Obligation or whether a Revaluation Event has occurred with respect to any Collateral Obligation; provided that, for so long as reporting frequency remains at least quarterly, changes to reporting frequency shall not be considered Material Modifications;

(g)            amends, waives, forbears, supplements or otherwise modifies in any way the definition of “permitted lien” or “indebtedness” (or any similar term) in a manner than is materially adverse to any Lender;

(h)            results in any change in the currency or composition of any payment of interest or principal to any currency other than the Eligible Currency in which such Collateral Obligation was originally denominated as of the Cut-Off Date; provided that, any such change to another Eligible Currency shall not constitute a Material Modification so long as the applicable Advances Outstanding related to such Eligible Collateral Obligation are match-funded to the applicable Eligible Currency with respect to such Eligible Collateral Obligation at the time of such change;

(i)             with respect to an Asset Based Loan, results in a change to or grants relief from the borrowing base or any related definition; provided that, any such change (collectively, and currently in effect with any other such changes since the related Cut-Off Date) of more than 5% shall be deemed to be material; or

(j)             results in a change to the calculation of EBITDA for the related Obligor, which is materially adverse to the Lenders unless (x) for all purposes under this Agreement, the Servicer continues to calculate EBITDA of such Obligor without giving effect to such modification or, if the Servicer elects to calculate the EBITDA of such Obligor after giving effect to such modification, the Servicer shall recalculate the Original Leverage Multiple for such Collateral Obligation by giving pro forma effect to such modification of the calculation of EBITDA or (y) both (1) at the time of such modification, the Equityholder and its Subsidiaries did not collectively possess an ability to prevent the effectiveness of such modification and (2) no Revaluation Event described in clause (d) of the definition thereof occurs with respect to such Collateral Obligation as a result of such modification.

“Maximum Availability” means, as of any date of determination, the difference of (i) the Facility Amount minus (ii) the balance of all unfunded Advances approved but not yet funded minus (iii) the Aggregate Unfunded Amount plus (iv) all amounts on deposit in the Unfunded Exposure Account, each as of such date of determination.

“Maximum Portfolio Advance Rate” means:

Diversity Score	Case A	Case B
Less than or equal to 6	(x) During the Revolving Period, 0% and (y) after the Revolving Period, 40.0%	(x) During the Revolving Period, 0% and (y) after the Revolving Period, 40.0%
Greater than 6 but less than or equal to 10	60.0%	57.5%
Greater than 10 but less than or equal to 13	65.0%	62.5%
Greater than 13 but less than or equal to 17	67.5%	65.0%
Greater than 17	70.0%	67.5%

provided that, Case B ~~will~~shall apply on any date of determination on which the Weighted Average Spread is greater than 5.25% and less than or equal to 5.75%; and Case A ~~will~~shall apply on any date of determination on which the Weighted Average Spread is greater than 5.75%.

“Maximum Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Collateral Obligations included in the Collateral is less than or equal to 6.00 years; provided that, notwithstanding the foregoing or anything herein to the contrary, the Maximum Weighted Average Life Test shall be deemed satisfied during any Ramp-Up Period.

“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date; (iii) each Reporting Date; (iv) each Funding Date; (v) the date of any repayment or prepayment pursuant to Section 2.4; (vi) the date that the Servicer has actual knowledge of the occurrence of any Revaluation Event with respect to any Collateral Obligation; (vii) the date of any optional repurchase or substitution pursuant to Section 9.35; (viii) the last ~~date~~day of the Revolving Period; and (ix) the date of any Optional Sale.

“Minimum Diversity Test” means a test that will be satisfied on any date of determination if the Diversity Score of all Eligible Collateral Obligations included in the Collateral as of such date is equal to or greater than (~~x)~~i) during any Ramp-Up Period or Conditional Ramp-Up Period, 6 and (ii) otherwise, 8; provided that, notwithstanding the foregoing or anything herein to the contrary, the Minimum Diversity Test shall be deemed satisfied during the period starting on the Effective Date and ending one-hundred twenty (120) days after the Effective Date~~, 0, (y) during the period starting (i) one-hundred twenty (120) days after the Effective Date and ending on the six-month anniversary of the Effective Date or during any Conditional Ramp-Up Period or (ii) on the date of a Securitization for which an Affiliate of DBNY acts as an underwriter or placement agent and ending on the six-month anniversary of such Securitization, 6 and (z) otherwise, 10.~~.

“Minimum Equity Condition” means a test that will be satisfied on any date of determination if the Effective Equity is equal to the greater of (a) prior to the earlier of (x) the date that is 120 days after the Effective Date and (y) the first date on which the Advances Outstanding equals $30,000,000, the greater of (i) $20,000,000 and (ii) the sum of the Collateral Obligation Amounts of the two Obligors with Collateral Obligations constituting the highest aggregate Collateral Obligation Amounts (minus the amount of each Collateral Obligation included in the Excess Concentration Amount)~~,~~; (b) after the expiration of the period set forth in clause (a) and prior to the earlier of (x) the date that is 180 days after the Effective Date and (y) the first date on which the Advances Outstanding equals $60,000,000, the greater of (i) $30,000,000 and (ii) the sum of the Collateral Obligation Amounts of the three Obligors with Collateral Obligations constituting the highest aggregate Collateral Obligation Amounts (minus the amount of each Collateral Obligation included in the Excess Concentration Amount); and (c) thereafter, the greater of (i) $40,000,000 and (ii) the sum of the Collateral Obligation Amounts of the four Obligors with Collateral Obligations constituting the highest aggregate Collateral Obligation Amounts (minus the amount of each Collateral Obligation included in the Excess Concentration Amount).

“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any date of determination if the Weighted Average Coupon of all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations included in the Collateral on such date is equal to or greater than 6.50%; provided that, notwithstanding the foregoing or anything herein to the contrary, the Minimum Weighted Average Coupon Test shall be deemed satisfied during any Ramp-Up Period.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread of all Eligible Collateral Obligations included in the Collateral on such date is equal to or greater than ~~5.25%~~4.50%; provided that, notwithstanding the foregoing or anything herein to the contrary, the Minimum Weighted Average Spread Test shall be deemed satisfied during any Ramp-Up Period.

“Monthly Report” means a monthly report substantially in the form of Exhibit D prepared as of the close of business on each Reporting Date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Industry Classification” means the industry classifications set forth in Schedule 2, as such industry classifications shall be updated at the option of the Facility Agent ~~in its sole discretion~~with the consent of the Servicer (unless the Facility Agent is required by Applicable Law to update any such industry classification) if Moody’s publishes revised industry classifications.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise in connection with Title IV of ERISA or in connection with being subject to the minimum funding standards of Section 412 of the Code.

“Multiple of Recurring Revenue Loans” means any Loan that is structured based on a multiple of the related Obligor’s Revenue.

“NIBOR Rate” means, with respect to any Accrual Period, the greater of (a) 0.0% and (b) the applicable Norwegian Krone Screen Rate as shown on the Reuters Screen (or any applicable successor thereto) for a period equal to such Accrual Period as of 11:00 a.m., Norway time, two (2) Business Days prior to the first day of such Accrual Period; provided that, in the event no such rate is shown, the NIBOR Rate shall be a comparable or successor rate, with the consent of the Servicer, as published on the Reuters Screen page (or applicable successor thereto) as of 11:00 a.m. (Norway time) two (2) Business Days prior to the first day of such Accrual Period.

“NOK” or “Norwegian Krone” means the lawful money of Norway.

“NOK Advance” means each Advance made in NOK.

“NOK Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of an “NOK Lender”.

“Non-Approval Event” means, as of any date of determination, an event that (a) will be deemed to have occurred if the ratio of (x) the total number of Asset Approval Requests resulting in Non-Approved Loans (out of the last ten (10) Collateral Obligations) over (y) such ten (10) Collateral Obligations, is greater than ~~50~~40% and (b) will be continuing until the conditions set forth in clause (a) of this definition are no longer true; provided that, until ten (10) Eligible Collateral Obligations have been submitted to the Facility Agent by the Borrower, the ratio of clause (a)(x) over clause (a)(y) shall be deemed to be zero; provided further that, Eligible Collateral Obligations submitted to the Facility Agent by the Borrower on the Effective Date shall be included in such calculation.

“Non-Approved Loan” means each unique obligation that ~~is otherwise fully eligible for inclusion in the Borrowing Base~~satisfies the eligibility criteria set forth in the definition of “Eligible Collateral Obligation” for which an Asset Approval Request is submitted by the Servicer to the Facility Agent, and such Asset Approval Request is denied by the Facility Agent (or not approved by the Facility Agent within two (2) weeks of submission thereof or the Facility Agent assigns a Discount Factor (as determined on the related Cut-Off Date) of less than 75% ~~(~~; provided that, if the Facility Agent informs the Borrower and the Servicer that such Discount Factor or non-approval was a result of (i) a failure to deliver material Obligor Information in connection with such Asset Approval Request or (ii) material Obligor Information in such Asset Approval Request being redacted by the Servicer ~~such Asset Approval Request~~, in each case, it will not count in the numerator in the calculation of a Non-Approval Event~~)~~; provided further that, an obligation shall only constitute a Non-Approved Loan if the Servicer or any Affiliate thereof (including any fund or special managed account managed by the Servicer or any Affiliate thereof) has entered into the related Underlying Instruments with the related ~~obligor~~Obligor on terms similar to those disclosed in the related Asset Approval Request and otherwise disclosed to the Facility Agent.

~~“Non-Sustainable Obligor” means any Obligor (a) currently engaged (i) in activities within or in close proximity to World Heritage Sites that might impact the outstanding universal values of the site as defined by UNESCO, (ii) in activities located in or involving the clearing of primary tropical moist forests, illegal logging or uncontrolled and/or illegal use of fire (iii) as an upstream producer and / or processor of palm oil and palm fruit products that is not a member or certified in accordance with the Roundtable on Sustainable Palm Oil (“RSPO”) or time-bound committed toward RSPO certification, (iv) in expanding an existing or developing a new coal-fired power irrespective of location, (v) in developing greenfield thermal coal mining, or (vi) in using mountain top removal as an extraction method in mining or (b) in relation to which there is evidence of child or forced labor in accordance with international labor conventions or other human rights violations such as slavery, forced or compulsory labor and human trafficking as defined by the Modern Slavery Act 2015.~~

“Norwegian Krone Screen Rate” means the Norwegian Krone interbank offered rate administered by the Association of Banks in Norway (or any other Person which takes over the administration of that rate) for NOK for the relevant period displayed on the appropriate page of the Reuters Service screen or on the appropriate page of such other information service which publishes that rate from time to time in place thereof.

“Note” means a promissory grid note, substantially in the form of Exhibit A, made payable to an Agent on behalf of the related Lender Group.

“Note Agent” has the meaning set forth in Section 14.1.

“NZD” means the lawful currency for the time being of New Zealand.

“NZD Advance” means each Advance made in NZDs.

“NZD Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “NZD Lender”.

“Obligations” means all obligations (monetary or otherwise) of the Borrower or any Securitization Subsidiary to the Lenders, the Agents, the Collateral Agent, the Collateral Custodian, the Facility Agent or any other Affected Person or Indemnified Party arising under or in connection with this Agreement, the Notes and each other Transaction Document.

“Obligor” means, with respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit on which the related Loan is principally underwritten and, solely for purposes of calculating the Excess Concentration Amount pursuant to clause (b) or clause (c) of the definition thereof, any Obligor that is an Affiliate of another Obligor shall be treated as the same Obligor.

“Obligor Information” means, with respect to any Obligor, the following information to the extent (other than in respect of clause (c), clause (h) and clause (k), the exclusion of which from this definition shall require the consent of the Facility Agent in its sole discretion) reasonably available and not subject to any applicable confidentiality restrictions that would prevent the applicable Loan Party or the Servicer from sharing such information: (a) the legal name and tax identification number of such Obligor, (b) the jurisdiction in which such Obligor is Domiciled, (c) the audited financial statements for such Obligor for the ~~three~~two (2) prior fiscal years (or such shorter period of time that the Obligor has been in existence), (d) the Servicer’s ~~internal credit memo~~IC Memo with respect to ~~the~~such Obligor and the related Collateral Obligation, including an explanation of any EBITDA adjustments and detailed projections of free cash flow through maturity, (e) any lender presentations and confidential information memorandum received by the Servicer, (f) the annual report for the most recent fiscal year of such Obligor, (g) a company forecast for such Obligor including plans related to capital expenditures, (h) the most recently available quarterly financials ~~for the most recent fiscal quarter~~, (i) the business model, company strategy and names of known peers of such Obligor, (j) the shareholding pattern and details of the management team of such Obligor, (k) details of any banking facilities and the debt maturity schedule of such Obligor, (l) the Underlying Instruments and (m) such other information reasonably available to the Servicer as the Facility Agent may reasonably request.

“OFAC” has the meaning set forth in Section 9.30(a).

“Officer’s Certificate” means a certificate signed by a Responsible Officer.

“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel reasonably acceptable to the Facility Agent, which shall include Dechert LLP.

“Optional Sale” has the meaning set forth in Section 9.34.

“Original Leverage Multiple” means, with respect to any Collateral Obligation, the Leverage Multiple applicable to such Collateral Obligation as of the related Cut-Off Date as calculated by the Servicer in accordance with the definition of Leverage Multiple and the definitions used therein and set forth in the related Asset Approval Request (and approved in the related Asset Approval Notice).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 17.16).

“Participant” has the meaning set forth in Section 15.9(a).

“Participant Register” has the meaning set forth in Section 15.9(c).

“Participation Interest” means a participation interest in a loan that would, at the time of acquisition or the applicable Loan Party’s commitment to acquire the same, satisfy each of the following criteria: (i) such participation would constitute an Eligible Collateral Obligation were it acquired directly, (ii) the seller of the participation is the lender on the subject loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition, and (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation.

“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.

“Permitted BDC Merger” has the meaning set forth in Section 7.5(i).

“Permitted Collateral Obligation” means a debt obligation received by the Borrower in exchange for a Collateral Obligation or received in connection with the insolvency, bankruptcy, reorganization, restructuring or workout of a Collateral Obligation or the related Obligor that does not satisfy one or more of the eligibility criteria set forth in the definition of “Eligible Collateral Obligation”.

“Permitted Deferrable Collateral Obligation” means, as of any date of determination, a Deferrable Collateral Obligation that is currently paying interest in cash in an amount not less than (i) if such Deferrable Collateral Obligation is a Fixed Rate Collateral Obligation, 2.5% per annum or (ii) otherwise, 2.5% per annum over the applicable index rate.

~~“Permitted Gaming Industry” means an industry in respect of which the following conditions must be satisfied:~~

~~(a)             the Obligor or any of its Affiliates hold the required licenses for the jurisdiction and are in compliance with the applicable local gaming, betting and gambling legislation and regulation; and~~

~~(b)             the Obligor or any of its Affiliates have satisfactory anti-financial crime policies (including anti-money laundering and anti-bribery and anti-corruption) in place which satisfy the applicable policies of the Servicer.~~

“Permitted Investment” means, at any time:

(a)             direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b)             demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or Facility Agent or any agent thereof acting in its commercial capacity); provided~~,~~  that, the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s;

(c)             commercial paper that (i) is payable in an Eligible Currency and (ii) is rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s; or

(d)             shares or other securities of money market funds which funds have, at all times, credit ratings of “Aaa-mf” by Moody’s and “AAAm” by Standard & Poor’s.

Permitted Investments may be purchased by or through the Collateral Custodian or any of its Affiliates. All Permitted Investments shall be held in the name of the Securities Intermediary. No Permitted Investment shall have an “f”, “r”, “p”, “pi”, “q”, “sf” or “t” subscript affixed to its Standard & Poor’s rating. Any such investment may be made or acquired from or through the Collateral Agent or the Facility Agent or any of their respective affiliates, or any entity for whom the Collateral Agent or the Facility Agent or any of their respective affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition)~~; provided, that notwithstanding the foregoing clauses (a) through (d), unless the Borrower and the Servicer have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an Officer’s Certificate of the Borrower or the Servicer to the Facility Agent and the Collateral Agent that the advice specified in this definition has been received by the Borrower and the Servicer), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the Volcker Rule~~. The Collateral Agent and Collateral Custodian shall have no obligation to oversee compliance with the foregoing.

“Permitted Lien” means any of the following ~~as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced~~: (a) Liens for ~~state, municipal or other local~~ Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) with respect to agented Loans, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (d) Liens in favor of a bank or a securities intermediary holding any account which arise as a matter of law on items in the course of collection or encumbering deposits or other similar Liens (including the right of set-off) with respect to such account, (e) Liens in favor of any purchaser of a Collateral Obligation if such Collateral Obligation has been sold by the applicable Loan Party for cash consideration and (i) such cash consideration has been delivered into the Collection Account, (ii) the transfer of such Collateral Obligation has not been or cannot be completed and (iii) the applicable Loan Party has settled such sale as a participation or similar arrangement (including settlement as a participation pending transfer), (f) with respect to any Loan, restrictions on transfer set forth in the applicable Underlying Instrument ~~and~~, (~~e~~g) Liens granted pursuant to or by the Transaction Documents, (h) other customary Liens permitted with respect to the Collateral consistent with the Servicing Standard and (i) liens accorded priority by law in favor of any Official Body.

“Permitted Securitization” means any private or public term securitization issued in a capital markets transaction by the Borrower or any of its Affiliates, including any Securitization Subsidiary or any Existing Golub BDC CLO, that is secured, directly or indirectly, in whole or in part, by one or more Collateral Obligations included in the Collateral hereunder immediately prior to such Permitted Securitization or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization, but only if, as requested at such time by the Equityholder or the Servicer, an affiliate of the Facility Agent acts as lead structuring agent and underwriter (or similar role) or the Facility Agent has otherwise provided its prior written consent (in its commercially reasonable discretion).

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 412 and 430 of the Code, or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate (x) is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or (y) has or could have any obligation or liability, contingent or otherwise in connection with Title IV of ERISA or in connection with being subject to the minimum funding standards of Section 412 of the Code.

“Prepayment Fee” has the meaning set forth in the Fee Letter.

“Prepayment Notice” has the meaning set forth in Section 2.4(b)(i).

“Principal Balance” means with respect to any Collateral Obligation as of any date, the lower of (~~A~~a) the Purchase Price paid by the applicable Loan Party for such Collateral Obligation and (~~B)~~b) the outstanding principal balance of such Collateral Obligation (or, if such Collateral Obligation is denominated and payable in any Eligible Currency other than Dollars, the equivalent in Dollars), exclusive of (x) any deferred or capitalized interest on such Collateral Obligation and (y) any unfunded amounts with respect to any Variable Funding Asset; provided~~,~~  that ~~for purposes of calculating the “Principal Balance” of any Deferrable Collateral Obligation, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest; provided, further, that~~, for purposes of the calculation set forth in clause (~~f~~g) of the definition of Excess Concentration Amount, the Principal Balance of each Variable Funding Asset shall include any unfunded commitment owed by the Borrower with respect thereto. The “Principal Balance” of any ~~Equity Security~~equity security shall be zero.

“Principal Collection Account” means the collective reference to (i) the segregated, non-interest bearing securities accounts (within the meaning of Section 8-501 of the UCC) ~~number~~ (a) with respect to Dollars, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “USD Principal Collection Account”, (b) with respect to Euros, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “EUR Principal Collection Account”, (c) with respect to GBPs, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “GBP Principal Collection Account”, (d) with respect to AUDs, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “AUD Principal Collection Account”, (e) with respect to CADs, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “CAD Principal Collection Account” and, (f) each sub-account of the Collection Account of each Securitization Subsidiary into which Principal Collections shall be segregated and, in each case, is in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a) and (ii) each trust account in the name of the Collateral Agent for the benefit of the applicable Securitization Subsidiary and under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties.

“Principal Collections” means any and all amounts of collections received with respect to the Collateral other than Interest Collections, including (but not limited to) (i) all collections attributable to principal on such Collateral (including any proceeds received by the applicable Loan Party as a result of exercising any Warrant Asset at any time), (ii) all payments received by the applicable Loan Party pursuant to any Hedging Agreement, (iii)  the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments~~,~~  and (iv) all Repurchase Amounts, in each case,other than Retained Interests.

“Pro Rata Percentage” means, with respect to any Lender on any date, such Lender’s Commitment as of such date divided by the aggregate Commitments as of such date.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

~~“Prohibited Defense Asset” means a Collateral Obligation in respect of which the related Obligor’s primary direct business is the production or distribution of antipersonnel landmines, cluster munitions, biological and chemical, radiological and nuclear weapons or their Critical Components.~~

~~“Prohibited Industry” means with respect to any Obligor, its primary business is (a) within an industry referred to in the definition of Prohibited Defense Asset; (b) the manufacture of fully completed and operational assault weapons or firearms; (c) in pornography or adult entertainment; or (d) in the gaming industry (other than (i) a Permitted Gaming Industry or (ii) hospitality and/or resorts development or the management thereof).~~

“Purchase Price” means, with respect to any Collateral Obligation, the greater of (a) zero and (b) the actual price in Dollars (or, if such Collateral Obligation is denominated and payable in any Eligible Currency other than Dollars, the equivalent in Dollars) paid by the Borrower for such Collateral Obligation minus all collections attributable to principal on such Collateral Obligation. Notwithstanding the foregoing, the purchase price of an Eligible Collateral Obligation purchased at a price equal to or greater than 97% of par (including any purchase at a premium) shall be deemed to be par for all purposes of this definition.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12. U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 17.20(a).

“Qualified Substitute Arrangement” has the meaning set forth in Section 10.6(c).

“Ramp-~~up~~Up Period” means the period from and including the Effective Date to the earlier of (i) the first date on which the aggregate Principal Balance of all Eligible Collateral Obligations equals the Target Portfolio Amount and (ii) the six-month anniversary of the Effective Date; provided that, upon any subsequent increase of the Facility Amount (in an amount not less than an aggregate of $50,000,000), the date used in clause (ii) to calculate the six-month anniversary thereof shall be the date of such subsequent increase of the Facility Amount; provided~~,~~  further that, after the closing of any Permitted Securitization ~~for which an Affiliate of DBNY acts as an underwriter or placement agent, the Ramp-up~~, the Ramp-Up Period means the period from and including the closing date of such Permitted Securitization to the earlier of (x) the first date on which the aggregate Principal Balance of all Eligible Collateral Obligations exceeds the Target Portfolio Amount and (y) the ~~six-month~~six-month anniversary of such Permitted Securitization (and, solely for purposes of the Collateral Quality Tests, the four-month anniversary of such Permitted Securitization).

“Rating Agencies” means Standard & Poor’s and Moody’s.

“Recipient” means (a) the Facility Agent, (b) any Agent, (c) any Lender and (d) any other recipient of a payment hereunder.

“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of each Loan Party with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by any Loan Party or the Servicer with respect to such Collateral Obligation or Obligors.

“Regulatory Authority” has the meaning set forth in Section 17.14(c).

“Reinvestment” has the meaning set forth in Section 8.3(b).

“Reinvestment Date” has the meaning set forth in Section 8.3(b)(i).

“Reinvestment Request” has the meaning set forth in Section 8.3(b)(i).

“Related Committed Lender” means, with respect to any Uncommitted Lender, each Committed Lender in its Lender Group.

“Related Parties” has the meaning set forth in Section 17.14(b).

“Related Property” means, with respect to a Collateral Obligation, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Obligation, including, without limitation, any pledge of the stock, membership or other ownership interests in the related Obligor or its subsidiaries, all Warrant Assets with respect to such Collateral Obligation and all proceeds from any sale or other disposition of such property or other assets.

“Related Security” means, with respect to each Collateral Obligation:

(a)             all Warrant Assets and any Related Property securing a Collateral Obligation, all payments paid to the applicable Loan Party in respect thereof and all monies due, to become due and paid to the applicable Loan Party in respect thereof accruing after the applicable Advance Date and all liquidation proceeds thereof;

(b)             all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c)             all Collections with respect to such Collateral Obligation and any of the foregoing;

(d)             any guarantees or similar credit enhancement for an Obligor’s obligations under any Collateral Obligation, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the applicable Loan Party thereunder and all rights, remedies, powers, privileges and claims of the applicable Loan Party thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the applicable Loan Party at law or in equity);

(e)             all Records with respect to such Collateral Obligation and any of the foregoing; and

(f)             all recoveries and proceeds of the foregoing.

“Relevant Governmental Body” means, with respect to Advances denominated in GBP, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto.

“Release Date” has the meaning set forth in Section 9.35.

“REO Asset” means, with respect to any Collateral Obligation, any Related Property that has been foreclosed on or repossessed from the current Obligor by the Servicer.

“Replacement Hedging Agreement” means one or more Hedging Agreements, which in combination with all other Hedging Agreements then in effect, after giving effect to any planned cancellations of any presently outstanding Hedging Agreements satisfy the applicable Loan Party’s covenant contained in Section 10.6 to maintain Hedging Agreements.

“Reporting Agent” has the meaning set forth in ~~Section 10.22(g)(iii)~~the Risk Retention Letter.

“Reporting Date” means with respect to any calendar month, (i) prior to the Eighth Amendment Effective Date, one (1) Business Day and (ii) on and after the Eighth Amendment Effective Date, two (2) Business Days, prior to the 25th day of such calendar month, commencing in November 2019; provided that, in each case, if such day is not a Business Day then the Reporting Date shall occur on the following Business Day.

“Repurchase Amount” means, for any Warranty Collateral Obligation for which a payment or substitution is being made pursuant to Section 9.35 as of any time of determination, the sum of (i) (x) during the Revolving Period, the Collateral Obligation Amount of such Collateral Obligation multiplied by the Advance Rate for such Collateral Obligation and (y) after the Revolving Period, the Principal Balance of such Collateral Obligation~~, (ii) any~~ plus accrued and unpaid interest thereon, if any, since the last Distribution Date; provided that, any such accrued and unpaid interest shall only be included in the “Repurchase Amount” with respect to any Warranty Collateral Obligation if and when (and only to the extent) received by the applicable Loan Party or the Equityholder and (~~iii~~ii) all Hedge Breakage Costs owed to any relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement, incurred in connection with such payment or repurchase and the termination of any Hedge Transactions in whole or in part in connection therewith.

“Repurchased Collateral Obligation” means, with respect to any Accrual Period, any Collateral Obligation as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the applicable Loan Party on or before the immediately prior Reporting Date and any Collateral Obligation purchased by the Equityholder pursuant to the Sale Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Equityholder.

“Request for Release and Receipt” means a form substantially in the form of Exhibit F-2 completed and signed by the Servicer.

“Required Lenders” means, at any time, (a) Lenders holding Advances aggregating greater than 50% of all Advances Outstanding or if there are no Advances Outstanding, Lenders holding Commitments aggregating greater than 50% of all Commitments or (b) the Facility Agent and Lenders holding aggregate Advances equal to 50% of all Advances Outstanding or if there are no Advances Outstanding, Lenders holding aggregate Commitments equal to 50% of all Commitments; provided that, Advances ~~outstanding~~Outstanding owing to Defaulting Lenders and the commitments of Defaulting Lenders shall be disregarded for purposes of this definition.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to (a) the Servicer or any Loan Party, any duly authorized senior officer of the Servicer or such Loan Party directly responsible for the administration of this Agreement, (b) the Collateral Agent or Collateral Custodian, any officer within the Corporate Trust Office, including any director, vice president, assistant vice president or associate having direct responsibility for the administration of this Agreement, who at the time shall be such officers, respectively, or to whom any matter is referred because of his or her knowledge of and familiarity with the particular subject, or (c) any other Person, the President, any Vice-President or Assistant Vice-President, Corporate Trust Officer or the Controller of such Person, or any other officer or employee having similar functions.

~~“Restricted Information” has the meaning set forth in Section 10.22(g)(i)(B).~~

~~“Retained Economic Interest” has the meaning set forth in Section 10.22(a).~~

“Retained Interest” means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

“Revaluation Event” means each occurrence of any of the following with respect to any Collateral Obligation after the related Cut-Off Date:

(a)             such Collateral Obligation becomes a Defaulted Collateral Obligation;

(b)             the occurrence of a Material Modification with respect to such Collateral Obligation that is not previously approved by the Facility Agent (in its sole discretion);

(c)             the related Obligor fails to deliver to the applicable Loan Party or the Servicer any financial reporting package (i) as required by the Underlying Instruments of such Collateral Obligation (following the lapse of any grace period granted by applicable Loan Party with respect thereto, but in any event not greater than 45 calendar days) and (ii) ~~no less frequently than~~on at least a quarterly ~~(other than with respect to Multiple of Recurring Revenue Loans that are included in the Collateral)~~basis, but which shall in no case exceed sixty (60) days after the end of each quarter and one-hundred and eighty-five (185) days after the end of each fiscal year; provided that, if the Obligor delivers to the applicable Loan Party or the Servicer an unqualified audit no later than ninety (90) days after the date on which the applicable financial reporting package was due under the Underlying Instruments, then no Revaluation Event shall be deemed to have occurred so long as no other Revaluation Event is indicated in such audit;

(d)             with respect to any Enterprise Value Loan that is not a Multiple of Recurring Revenue Loan, the Leverage Multiple with respect to such Collateral Obligation becomes more than 1.00x higher than the Original Leverage Multiple;

(e)             with respect to any Asset Based Loan, (A) the Borrower fails (or fails to cause the Obligor to) retain an Approved Valuation Firm to re-calculate the Appraised Value of (x) with respect to any such Asset Based Loan that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Asset Based Loan at least once every twelve (12) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) and (y) with respect to all other Asset Based Loans included in the Collateral, the collateral securing such Loan at least once every six (6) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) or (B) the Borrower (or the related Obligor, as applicable) changes the Approved Valuation Firm with respect to any Asset Based Loan ~~that~~ or the related Approved Valuation Firm changes the metric for valuing the collateral of such Loan, each without the written approval of the Facility Agent;

(f)              with respect to any Asset Based Loan, the “borrowing base” (or such similarly used term) is out of compliance by more than 10% pursuant to the terms of the Underlying Instruments;

(g)             with respect to any Multiple of Recurring Revenue Loan, (1) the Debt-to-Recurring-Revenue Ratio with respect to such Multiple of Recurring Revenue Loan on any date reported under the Underlying Instrument increases by more than ~~20.0~~20% from the Debt-to-Recurring-Revenue Ratio calculated on the applicable Cut-Off Date; provided that, so long as (x) such Obligor’s Debt-to-Recurring-Revenue Ratio remains below 1.0x, (y) such Obligor’s Effective Loan Level LTV remains below 25% and (z) such Obligor’s annualized Revenue is greater than $10,000,000, this sub-clause (1) shall not be applicable; or (2) otherwise, the related Obligor’s last quarter annualized Revenue is less than $10,000,000 calculated using the most recent financial information of such Obligor received by the Borrower (or otherwise available to the Borrower with respect to such Obligor); provided that ~~so long as (x) such Obligor’s debt as a multiple of recurring revenue remains below 1.0x, (y) such Obligor’s Effective Loan Level LTV remains below 25% and (z) such Obligor’s~~, such Revaluation Event pursuant to this sub-clause (2) shall be deemed not to have occurred if such Obligor’s last quarter annualized Revenue ~~is greater than~~increases to $10,000,000~~, sub-clause (1) above shall not be applicable~~ or greater calculated using the most recent financial information of such Obligor received by the Borrower (or otherwise available to the Borrower with respect to such Obligor);

(h)             ~~with respect to calculating the Debt-to-Recurring-Revenue Ratio for any Multiple of Recurring Revenue Loan, a failure to provide the information necessary to calculate the Debt-to-Recurring Revenue Ratio for any Multiple of Recurring Revenue Loan; or~~reserved; or

(i)              with respect to any Multiple of Recurring Revenue Loan, the occurrence of any breach with respect to any financial covenant under the Underlying Instrument as a result of underperformance by the Obligor, which, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an event of default under such Underlying Instrument, regardless of any waiver, modification or amendment of such Underlying Instrument; provided that, any occurrence described by this clause (i) that occurred prior to the applicable Cut-Off Date and that was disclosed to the Facility Agent prior to such Cut-Off Date shall not constitute a Revaluation Event.

“Revenue” means, with respect to any Collateral Obligations that are Multiple of Recurring Revenue Loans, the definition of annualized recurring revenue used in the Underlying Instruments for each such Collateral Obligation, or any comparable term for “Revenue,” “Recurring Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Collateral Obligation or if there is no such term in the Underlying Instruments, revenue for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP) for the most recent four fiscal quarter period for which financial statements have been delivered.

“Revolving Liquidity Adjustment Amount” means, on any date of determination, (a) if the Revolving Liquidity Test is satisfied as of such date, $0; and otherwise (b) an amount equal to the absolute value of the result of A – (B x C) where:

A = (i) the lowest of (A) the Facility Amount, (B) the Borrowing Base (calculated assuming a Revolving Liquidity Adjustment Amount of zero) and (C) the Maximum Availability minus (ii) the Advances Outstanding;

B = the product of (A) the positive difference (if any) of (I) 2.0x of the Aggregate Unfunded Amount minus (II) the Unrestricted Cash of the Equityholder multiplied by (B) 50%; and

C = the fraction (expressed as a percentage) of the Aggregate Unfunded Equity Amount over the Aggregate Unfunded Amount.

“Revolving Liquidity Test” means a test that will be satisfied on any date of determination if the lowest of (A) the Facility Amount, (B) the Borrowing Base (calculated assuming a Revolving Liquidity Adjustment Amount of zero) and (C) the Maximum Availability exceeds the Advances ~~outstanding~~Outstanding by an amount at least equal to the Aggregate Unfunded Equity Amount.

“Revolving Loan” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Loan.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) April 10, ~~2024~~2025 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and the Facility Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 ~~or~~, (iii) the occurrence of an Event of Default and (other than in the case of an Event of Default pursuant to clauses (a), (d), (e), (~~f), (~~j) or (q) of Section 13.1) notice from the Facility Agent to the Borrower~~.~~ or (iv) the occurrence of a breach of Section 9.30(c) or Section 9.31(c) by any Person acting on behalf of a Loan Party (other than a director, officer or employee thereof), which breach remains ongoing for thirty (30) days after the occurrence thereof.

“Risk Retention Letter” means that certain letter agreement, dated as of the Eighth Amendment Effective Date, relating to the EU Securitization Rules from the Equityholder (solely with respect to its retention of the Retained Economic Interest (as defined in the Risk Retention Letter) and other related matters) and the Borrower (solely with respect to the Borrower’s compliance with the Article 7 Transparency and Reporting Requirements (as defined in the Risk Retention Letter)) and addressed to the Facility Agent and any SR Lender and for the benefit of any future SR Lender, including any amendments or other modifications thereto.

“S&P Industry Classification” means the industry classifications set forth in Schedule 6, as such industry classifications shall be updated at the option of the Facility Agent with the consent of the Servicer (unless the Facility Agent is required by Applicable Law to update any such industry classification) if S&P publishes revised industry classifications; provided that, with respect to Collateral Obligations in the S&P Industry Classification titled “Software”, the industry classification group may be based on the predominant end-user of the product of the applicable Obligor, as specified by the Servicer in the related Asset Approval Request.

“Sale Agreement” means the Amended and Restated Sale and Contribution Agreement, dated as of the ~~date hereof~~Eighth Amendment Effective Date, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanctioned Countries” has the meaning set forth in Section 9.30.

“Sanctions” has the meaning set forth in Section 9.30.

“Sanctions Target” has the meaning set forth in Section 9.30.

~~“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.~~

~~“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).~~

“~~SONIA~~SARON” means, with respect to any Business Day, a rate per annum equal to the ~~Sterling Overnight Index~~Swiss Average Rate Overnight for such Business Day published by the ~~SONIA~~SARON Administrator on the ~~SONIA~~SARON Administrator’s Website; provided that, if ~~the sum of~~ Daily Simple ~~SONIA and the SONIA Adjustment~~SARON is less than ~~0.0~~0.00%, ~~SONIA~~SARON shall be deemed to be ~~0.0~~0.00% for purposes of this Agreement.

~~“SONIA Adjustment” means, for a period equal to three (3) months, 0.1193% per annum.~~

“~~SONIA~~SARON Administrator” means the ~~Bank of England~~SIX Swiss Exchange AG (or any successor administrator of the ~~Sterling Overnight Index~~Swiss Average Rate Overnight).

“~~SONIA~~SARON Administrator’s Website” means the ~~Bank of England’s~~SIX Swiss Exchange AG’s website, currently at ~~http~~https://www.~~bankofengland.co.uk~~six-group.com, or any successor source for the ~~Sterling Overnight Index~~Swiss Average Rate Overnight identified as such by the ~~SONIA~~SARON Administrator from time to time.

~~“S&P Industry Classification” means the industry classifications set forth in Schedule 6, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if S&P publishes revised industry classifications.~~

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request and each Reinvestment Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the applicable Loan Party or the Facility Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests and Reinvestment Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal, interest and/or unutilized/commitment fees (as applicable) in accordance with the terms of the related Underlying Instrument.

“Second Lien Loan” means any Loan (a) that is secured by a valid and perfected Lien on substantially all of the Obligor’s assets constituting Related Property for such Loan, subject only to the prior Lien provided to secure the obligations under a “first lien” loan and any other Permitted Liens, (b) that, except for the express lien priority provisions under the documentation of the “first lien” lenders, is either senior to, or pari passu with, all other Indebtedness of such Obligor, and (c) that the Servicer determines in accordance with the Servicing Standard that the value of the Related Property (or the enterprise value and ability to generate cash flow) on or about the time of origination equals or exceeds the outstanding balance of the Loan plus the aggregate outstanding balances of all other Indebtedness of equal or greater seniority secured by the same Related Property (including, without limitation, the outstanding principal balance of the “first lien” loan).

“Secured Parties” means, collectively, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, each Lender, the Facility Agent, each Agent, each other Affected Person, Indemnified Party, Hedge Counterparty and with respect to any expenses incurred in connection with its duties, the Servicer.

“Securities Intermediary” means the Collateral Custodian, or any subsequent institution acceptable to the Facility Agent at which the Accounts are kept.

~~“Securitization” means any private or public term or conduit securitization transaction undertaken by any Loan Party that is secured, directly or indirectly, primarily by Loans currently or formerly owned by a Loan Party or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization or term facility, for which an Affiliate of DBNY acts as an underwriter or placement agent.~~

“Securitization Subsidiary” means an entity wholly-owned by the Borrower and formed for the sole purpose of owning Loans in anticipation of a Permitted Securitization. For the avoidance of doubt, no Person shall be a Securitization Subsidiary after such Person completes a Permitted Securitization and the Lien on its Securitization Subsidiary Collateral Portfolio is released in accordance with the terms hereof.

“Securitization Subsidiary Assigned Agreements” has the meaning set forth in clause (c) of the definition of Securitization Subsidiary Collateral Portfolio.

“Securitization Subsidiary Collateral Portfolio” means, with respect to any Securitization Subsidiary party hereto, all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of such Securitization Subsidiary in, to and under all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property of such Securitization Subsidiary of any type or nature, including, without limitation, all right, title and interest of such Securitization Subsidiary in the following (in each case excluding the Retained Interest and the Excluded Amounts):

(a)             all Collateral Obligations;

(b)             all Related Security;

(c)             this Agreement and all other documents now or hereafter in effect to which the Securitization Subsidiary is a party (collectively, the “Securitization Subsidiary Assigned Agreements”), including (i) all rights of the Securitization Subsidiary to receive moneys due and to become due under or pursuant to the Securitization Subsidiary Assigned Agreements, (ii) all rights of the Securitization Subsidiary to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Securitization Subsidiary Assigned Agreements, (iii) claims of the Securitization Subsidiary for damages arising out of or for breach of or default under the Securitization Subsidiary Assigned Agreements, and (iv) the right of the Securitization Subsidiary to amend, waive or terminate the Securitization Subsidiary Assigned Agreements, to perform under the Securitization Subsidiary Assigned Agreements and to compel performance and otherwise exercise all remedies and rights under the Securitization Subsidiary Assigned Agreements;

(d)             all of the following: (i) each Account, all funds held in any Account (other than Excluded Amounts), and all certificates and instruments, if any, from time to time representing or evidencing any Account or such funds, (ii) all investments from time to time of amounts in the Accounts and all certificates and instruments, if any, from time to time representing or evidencing such investments, (iii) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or any Secured Party or any assignee or agent on behalf of the Collateral Agent or any Secured Party in substitution for or in addition to any of the then existing Account Collateral, and (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Account Collateral;

(e)             all additional property that may from time to time hereafter be granted and pledged by the Securitization Subsidiary or by anyone on its behalf under this Agreement;

(f)             all Accounts, all Certificated Securities, all Chattel Paper, all Documents, all Equipment, all Financial Assets, all General Intangibles, all Instruments, all Investment Property, all Inventory, all Securities Accounts, all Security Certificates, all Security Entitlements and all Uncertificated Securities of the Securitization Subsidiary;

(g)             all of the Securitization Subsidiary’s other personal property; and

(h)             all Proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in clauses (a) through (g) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent or a Secured Party or any assignee or agent on behalf of the Collateral Agent or a Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

“Securitization Subsidiary Joinder” means a joinder agreement substantially in the form of Exhibit I.

“SEK” or “Swedish Krona” means the lawful money of Sweden.

“SEK Advance” means each Advance made in SEKs.

“SEK Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of an “SEK Lender”.

“Servicer” means initially Golub Capital BDC 3, Inc. or any ~~successor servicer~~Successor Servicer appointed pursuant to this Agreement.

“Servicer Default” means the occurrence of one of the following events:

~~(a)             any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom, which continues unremedied for a period of two (2) Business Days;~~

(a)           reserved;

(b)            any failure on the part of the Servicer (in each case, solely in its capacity as Servicer) duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party, which failure continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the date on which written notice of such failure is given to a Responsible Officer of the Servicer~~;~~ (it being understood, without limiting the generality of the foregoing, that the failure to satisfy any of the eligibility criteria, any Collateral Quality Test, the Minimum Equity Condition, the Revolving Liquidity Test, the Foreign Currency Sublimit, any Excess Concentration Measure or the existence of a Borrowing Base Deficiency is not a Servicer Default under this clause (b));

(c)           the occurrence of an Insolvency Event with respect to the Servicer;

(d)           any representation, warranty or certification made by the Servicer (in each case, solely in its capacity as Servicer) in this Agreement shall prove to have been incorrect when made, which has a Material Adverse Effect and continues to be unremedied for a period of thirty (30) days (if such failure can be remedied) after the date on which written notice of such event is given to a Responsible Officer of the Servicer; provided~~,~~  that, no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Collateral Obligation if the Borrower complies with Section 9.35 hereof and the Equityholder complies with its repurchase obligations in the Sale Agreement with respect to such Collateral Obligation; provided further that, the delivery of a certificate or other report within thirty (30) days that corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate and any other inaccuracies, breaches or failures arising therefrom;

(e)             an Event of Default occurs and is continuing;

(f)             ~~(i)~~ the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $~~20,000,000~~40,000,000 (net of any amounts covered by insurance), individually or in the aggregate; ~~or (ii) the occurrence of any event or condition that has resulted in or permits the acceleration of such recourse debt, whether or not waived;~~

(g)           the rendering against the Servicer of one or more final, non-appealable judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess of $~~20,000,000~~40,000,000 (net of any amounts covered by insurance), individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h)           a Change of Control occurs; or

(i)            Golub Capital BDC 3, Inc. or an Affiliate thereof ceases to be the Servicer.

“Servicer Expenses” means any accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Servicer (other than the Servicing Fee) under the Transaction Documents.

“Servicer Termination Notice” has the meaning set forth in Section 7.2(a).

“Servicing Fee” means with respect to any Distribution Date, the senior fee payable to the Servicer or ~~successor servicer~~Successor Servicer (as applicable) for services rendered during the related Accrual Period, which shall be equal to one-quarter of the product of (i) 0.50% multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Accrual Period; provided that, in the sole discretion of the Servicer, the Servicer may, from time to time, waive all or any portion of the Servicing Fee payable on any Distribution Date.

“Servicing Standard” means, with respect to any Loans included in the Collateral, to service and administer such Loans in accordance with Applicable Law, the terms of this Agreement, the Underlying Instruments and, to the extent consistent with the foregoing, (a) in a manner consistent with the provisions of the 1940 Act applicable to the Servicer as an advisor to the Borrower, (b) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others and (c) with a view to maximize the value of the Loans.

“Side Letter” means that certain letter agreement, dated as of the Eighth Amendment Effective Date, from the Borrower and addressed to the Facility Agent and the Lenders (as acknowledged by the Servicer), including any amendments or other modifications thereto.

“Signature Law” has the meaning set forth in Section 17.9.

“Sixth Amendment Effective Date” means June 8, 2023.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website; provided that, if the sum of Daily Simple SONIA and the SONIA Adjustment is less than 0.0%, SONIA shall be deemed to be 0.0% for purposes of this Agreement.

“SONIA Adjustment” means, for a period equal to three (3) months, 0.1193% per annum.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Borrowing Base Breach” means a Borrowing Base Deficiency ~~(1) that occurs (a)~~: (a) occurring during the Revolving Period, with respect to which each of the following conditions are satisfied (i) the aggregate principal amount of all Advances Outstanding hereunder exceeds the Borrowing Base by an amount (calculated as a percentage) equal to or less than the Specified Borrowing Base Breach Percentage and (ii) the aggregate principal amount of all Advances Outstanding hereunder would not exceed the Borrowing Base if changes to the Borrowing Base resulting from the following are disregarded: (x) any amendment to the Discount Factor of one or more Collateral Obligations by the Facility Agent pursuant to Section 2.7(b) (other than an amendment to the Discount Factor as a result of a Collateral Obligation becoming a Defaulted Collateral Obligation), (y) any increase in the Excess Concentration Amount not caused by the purchase of a Collateral Obligation or (z) an Eligible Collateral Obligation being excluded from the Borrowing Base following the occurrence of a default as to the payment of principal and/or interest with respect to such Eligible Collateral Obligation; and (b) occurring after the end of the Revolving Period ~~and (b)~~ solely as a result of a reduction in the Diversity Score; provided that, the Diversity Score is at least equal to 6 ~~or (2) (a) that occurs solely as a result of a reduction in the Discount Factor for any reason other than as a result of the occurrence of a Revaluation Event described in clause (a) of the definition thereof and (b) the amount of which deficiency is (x) if the Borrowing Base Advance Rate is equal to or less than 75.0% but greater than 65.0%, less than an amount equal to (i) 2.5% multiplied by (ii) the Borrowing Base as of the point in time immediately prior to such reduction in Discount Factor and (y) if the Borrowing Base Advance Rate is equal to or less than 65.0%, less than an amount equal to (i) 5.0% multiplied by (ii) the Borrowing Base as of the point in time immediately prior to such reduction in Discount Factor; provided that with respect to this clause (2) if (x) the Effective Advance Rate is greater than 75.0% or (y) the Diversity Score is less than 11, then such Borrowing Base Deficiency shall not be a Specified Borrowing Base Deficiency.~~.

“Specified Borrowing Base Breach Percentage” means 2.5%; provided that, if a Specified Borrowing Base Breach has occurred and is continuing for ninety (90) consecutive days, the Specified Borrowing Base Breach Percentage shall be 0% from the end of such 90-day period.

“Specified First Lien Loan” means any First Lien Loan (other than a DIP Loan or a Multiple of Recurring Revenue Loan) that is an Enterprise Value Loan (x) (i) where the related Obligor is not a holding company, (ii) that has either (a) both (I) an Original Leverage Multiple of less than 3.5x and (II) an Effective Loan Level LTV of less than 45% or (b) both (I) an Original Leverage Multiple that is greater than or equal to 3.5x but less than 4.0x and (II) an Effective Loan Level LTV of less than 50% and (iii) has an Obligor with a most recently reported EBITDA of at least $10,000,000 or (y) that is approved as a Specified First Lien Loan in writing by the Facility Agent in its sole discretion.

“Specified Multiple of Recurring Revenue Loan” means, as of any date of determination, any Multiple of Recurring Revenue Loan (i) the Discount Factor of which has been amended by the Facility Agent pursuant to Section 2.7(b) as a result of the occurrence of a Revaluation Event with respect to such Loan and (ii) that has been sold pursuant to an Optional Sale, the sale price of which is greater than the Collateral Obligation Amount of such Multiple of Recurring Revenue Loan (after giving effect to such reduction of the Discount Factor) as of the date of such Optional Sale.

~~“Specified Revaluation Event” means each occurrence of any of the following with respect to any Collateral Obligation:~~

~~(a)             the occurrence of a Material Modification pursuant to clause (a), (c), (e), (f), (g) or (i) of the definition thereof with respect to such Collateral Obligation that is not previously approved by the Facility Agent (in its sole discretion); provided that with respect to clause (g) of the definition of Material Modification, any modification pursuant to a United States federal government assistance program (e.g., the Paycheck Protection Program) shall not be considered a Specified Revaluation Event; or~~

~~(b)             the Leverage Multiple with respect to such Collateral Obligation becomes more than 2.00x higher than the Original Leverage Multiple; provided that, so long as no other Revaluation Event occurs concurrently, the first such occurrence of a Revaluation Event pursuant to clause (d) of the definition thereof due to the Leverage Multiple with respect to such Collateral Obligation becoming more than 2.00x higher than the Original Leverage Multiple shall not constitute a Specified Revaluation Event.~~

“SR Lender” means each Lender that is subject to the EU Securitization Rules (including for the avoidance of doubt DBNY) and, with the exception of DBNY, that has certified in writing to the Borrower and the Facility Agent that it is subject to the EU Securitization Rules.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“Standby Directed Investment” means Morgan Stanley Treasury Port MMF #8304 (MISXX).

“STIBOR Rate” means, with respect to any Accrual Period, the greater of (a) 0.0% and (b) the applicable Swedish Krona Screen Rate for a period equal to such Accrual Period as of 11:00 a.m., Stockholm, Sweden time, two (2) Business Days prior to the first day of such Accrual Period; provided that, in the event no such rate is shown, the STIBOR Rate shall be a comparable or successor rate, with the consent of the Servicer, as published on the applicable Reuters Screen page (or on the appropriate page of such other information service which publishes that rate from time to time in place thereof) as of 11:00 a.m. (Stockholm, Sweden time) two (2) Business Days prior to the first day of such Accrual Period.

“Structured Finance Obligation” means any obligation owing or issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof; provided that, corporate loans with recourse to financial services companies, factoring businesses, health care providers and other genuine operating businesses shall not constitute Structured Finance Obligations hereunder.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or interests as have more than 50% of the ordinary voting power for the election of directors, managers or general partners, as applicable~~.~~; provided that, the term Subsidiary shall not include any relationship which may exist solely as a result of the acquisition by the Borrower, any Securitization Subsidiary or an Affiliate of the equity securities of any Person in connection with a workout, restructuring or similar transaction with respect to (or in connection with a new financing of) a Collateral Obligation.

“Substitute Eligible Collateral Obligation” means each Eligible Collateral Obligation pledged by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 9.35.

“Substituted Collateral Obligation” means, with respect to any Accrual Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a Substitute Eligible Collateral Obligation pursuant to Section 9.35 and the Sale Agreement.

“Successor Servicer” has the meaning set forth in Section 7.2(d).

“Supported QFC” has the meaning set forth in Section 17.20(a).

“Swedish Krona Screen Rate” means the Stockholm interbank offered rate administered by the Swedish Bankers’ Association (or any other Person which takes over the administration of that rate) for SEK for the relevant period as shown on the Reuters Screen (or any applicable successor thereto) or on the appropriate page of such other information service which publishes that rate from time to time in place thereof.

“Tangible Net Worth” means, with respect to any Person, the consolidated assets minus the consolidated liabilities of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks; provided that such calculation shall not take into consideration any market price changes or perceived market price changes.

“Target Portfolio Amount” means ~~$925,000,000~~ , as of any date of determination, (i) the Facility Amount as of such date divided by (ii) 0.675, or such other amount as agreed by the Facility Agent and the Borrower in connection with an increase in the Facility Amount in excess of $50,000,000 or following a Permitted Securitization.

“Tax Jurisdiction” means the Cayman Islands, Bermuda, Curaçao, St. Maarten, the Channel Islands or the Bahamas.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term CORRA” means, for any calculation with respect to any CAD Advance (other than an Advance bearing interest at the Alternate Base Rate), the greater of (i) 0.0% and (ii) the Term CORRA Reference Rate for a tenor of three (3) months on the day (such day, the “Term CORRA Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the relevant Accrual Period, as such rate is published by the Term CORRA Administrator.

“Term CORRA Adjustment” means 0.32138% (32.138 basis points).

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Determination Day” has the meaning set forth in the definition of “Term CORRA” in this Section 1.1.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA as published by the Term CORRA Administrator.

“Term SOFR” means, for any calculation with respect to an Advance in Dollars (other than an Advance bearing interest at the Alternate Base Rate), the ~~sum of the~~ greater of (i) ~~0.50~~0.0% and (ii) the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of ~~such~~the relevant Accrual Period, as such rate is published by the Term SOFR Administrator~~; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Term SOFR Transition Event has not yet occurred, then solely for such Accrual Period, the Facility Agent may elect to utilized the Term SOFR Reference Rate that was published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator or the Base Rate with respect to an Advance in Dollars in its sole discretion; provided further, that if the sum of Term SOFR is less than 0%, Term SOFR shall be deemed to be 0.50% for purposes of this Agreement. Notwithstanding the foregoing, if a Term SOFR Transition Event occurs, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement (without the consent of any other party hereto) to replace references herein to Term SOFR (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in U.S. credit markets for similar types of facilities (including collateralized loan obligation transactions).~~.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Facility Agent in its reasonable discretion, subject to the Servicer’s consent).

“Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR” in this Section 1.1.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

~~“Term SOFR Transition Event” means, occurrence of one or more of the following events with respect to the Term SOFR, as determined by the Facility Agent (in consultation with the Servicer): (a) a public statement or publication of information by or on behalf of the Term SOFR Administrator announcing that it has ceased or will cease to provide Term SOFR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Term SOFR; (b) a public statement or publication of information by the regulatory supervisor of the Term SOFR Administrator, an insolvency official with jurisdiction over the Term SOFR Administrator, a resolution authority with jurisdiction over the Term SOFR Administrator or a court or an entity with similar insolvency or resolution authority over the Term SOFR Administrator, which states that the Term SOFR Administrator has ceased or will cease to provide Term SOFR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Term SOFR; (c) a public statement or publication of information by the regulatory supervisor for the Term SOFR administrator announcing that Term SOFR is no longer representative or (d) Term SOFR ceases to exist.~~

“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, the Side Letter, the Account Control Agreement, each Securitization Subsidiary Joinder, each Joinder Agreement, the Risk Retention Letter and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered in connection with this Agreement.

“Transparency Technical Standards” means Commission Delegated Regulation (EU) 2020/1224 and Commission Implementing Regulation (EU) 2020/1225, together with any other guidelines and technical standards published in relation thereto, in each case, as amended and in effect from time to time.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“UK AIFM Regulations” means the UK Alternative Investment Fund Managers Regulations 2013.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

“Underlying Instrument” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Undrawn Fee” means a fee payable pursuant to Section 3.1(b) for each day of the related Accrual Period equal to the product of (x) the difference between the aggregate Commitments on such day minus the Advances Outstanding on such day, multiplied by (y) the Undrawn Fee Rate multiplied by (z) 1/360.

“Undrawn Fee Rate” has the meaning set forth in the Fee Letter.

“Unfunded Exposure Account” means the collective reference to (i) the segregated, non-interest bearing securities accounts (within the meaning of Section 8-501 of the UCC) ~~number~~ (a) with respect to Dollars, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “USD Unfunded Exposure Account”, (b) with respect to Euros, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “EUR Unfunded Exposure Account”, (c) with respect to GBPs, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “GBP Unfunded Exposure Account”, (d) with respect to AUDs, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “AUD Unfunded Exposure Account” and (e) with respect to CADs, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “CAD Unfunded Exposure Account” and, in each case, is in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a) and (ii) each trust account in the name of the Collateral Agent for the benefit of the applicable Securitization Subsidiary and under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties.

“Unfunded Exposure Equity Amount” means, as of any date of determination, with respect to any ~~Revolving Loan or Delayed Drawdown Loan~~Variable Funding Asset included in the Collateral, an amount equal to (i) the product of (a) Aggregate Unfunded Amount with respect to such Revolving Loan or Delayed Drawdown Loan multiplied by (b) the difference of (x) 100% minus (y) the lower of the Maximum Portfolio Advance Rate and the Weighted Average Unfunded Advance Rate, in each case, as of such date plus (ii) the product of (a) Aggregate Unfunded Amount with respect to such Revolving Loan or Delayed Drawdown Loan multiplied by (b) the difference of 100% minus the Discount Factor (if any) assigned to such Revolving Loan or Delayed Drawdown Loan.

“Unfunded Exposure Shortfall” has the meaning set forth in Section 8.1(a).

“Unhedged Fixed Rate Collateral Obligation” means any Fixed Rate Collateral Obligation that is not subject to a qualifying Hedging Agreement pursuant to Section 10.6.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

“Unmatured Servicer Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Default.

“Unrestricted Cash” means, (a) with respect to any Loan, the meaning of “Unrestricted Cash” or any comparable term in the Underlying Instruments for the applicable Loan and (b) in any case that “Unrestricted Cash” or such comparable term is not defined in such Underlying Instruments or otherwise as applicable in this Agreement, cash and cash equivalents of the applicable Person available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or uses.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 17.20.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.3(f).

“Valuation Standard” means a standard that will be satisfied if an Approved Valuation Firm uses one or a combination of credit-based methodologies that are generally acceptable in the market as commercially reasonable practices to derive a fair assessment of the current market value of an Eligible Collateral Obligation; provided that such assessment shall take into consideration, but not be limited to, the following:

(a)             the financial performance and outlook of the Obligor of such Eligible Collateral Obligation;

(b)             a fundamental analysis to value the Obligor of such Eligible Collateral Obligation which may be based on discounted cash flow and a multiples-based approach based on comparable companies in the relevant sector or another generally accepted methodology for valuing companies in the relevant sector; and

(c)             any other facts or circumstances deemed relevant by the Approved Valuation Firm, including such facts and circumstances that constitute the basis for a Revaluation Event with respect to such Eligible Collateral Obligation, if applicable.

“Variable Funding Asset” means any Revolving Loan, Delayed Drawdown Loan or other asset that by its terms may require one or more future advances to be made to the related Obligor by any lender thereon or owner thereof.

~~“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.~~

“Warrant Asset” means any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by the applicable Loan Party as an “equity kicker” from the Obligor in connection with a Collateral Obligation.

“Warranty Collateral Obligation” has the meaning set forth in Section 9.35.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Obligations included in the Adjusted Aggregate Eligible Collateral Obligation Balance, the number obtained by dividing (i) the amount obtained by summing the products obtained by multiplying (a) the Advance Rate of each such Eligible Collateral Obligation by (b) such Eligible Collateral Obligation’s contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance by (ii) the Adjusted Aggregate Eligible Collateral Obligation Balance, in each case, as of such date.

“Weighted Average Coupon” means, as of any day, the number expressed as a percentage obtained by dividing (i) the sum for each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation of (x) the interest rate for each such Collateral Obligation minus the Applicable Interest Rate multiplied by (y) the outstanding principal balance of each such Collateral Obligation by (ii) the aggregate outstanding principal balance for Fixed Rate Collateral Obligations.

“Weighted Average Life” means, as of any day with respect to all Eligible Collateral Obligations included in the Collateral, the number of years following such date obtained by dividing (i) the amount obtained by summing the products obtained by multiplying (a) the Average Life at such time of each such Eligible Collateral Obligation by (b) the outstanding principal balance of such Collateral Obligation by (ii) the aggregate outstanding principal balance of all Eligible Collateral Obligations.

“Weighted Average Spread” means, as of any day, the number expressed as a percentage equal to (i) the Aggregate Funded Spread divided by (ii) the aggregate outstanding principal balance of all Eligible Collateral Obligations that bear a floating rate of interest.

“Weighted Average Unfunded Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Obligations that are Variable Funding Assets included in the Adjusted Aggregate Eligible Collateral Obligation Balance, the number obtained by dividing (i) the amount obtained by summing the products obtained by multiplying (a) the Advance Rate of each such Variable Funding Asset by (b) such Variable Funding Asset’s contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance by (ii) the sum of all Variable Funding Assets’ contributions to the Adjusted Aggregate Eligible Collateral Obligation Balance.

“Withholding Agent” means the Borrower, the Facility Agent, the Collateral Agent and the Servicer.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under the Bail-In Legislation that are related to or ancillary to any of those powers.

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

“Yield” means the sum of the following, with respect to any Accrual Period and each Eligible Currency, the sum for each day in such Accrual Period of amounts determined in accordance with the following formula:

IR x L
D

where:	IR	=	the Interest Rate applicable to such Advance on such day during such Accrual Period;

L	=	the outstanding principal amount of such Advance on such day; and

D	=

the actual number of days (including the first day but excluding the last day) occurring during the period for which such Yield is payable over a year comprised of (x) with respect to Dollar Advances and Euro Advances, 360 days; provided that, the Yield for any Note accruing interest at the Alternate Base Rate shall be computed on the basis of the actual number of days elapsed over a year comprised of 360 days, and (y) with respect to ~~GBP~~ Advances in any Eligible Currency other than Dollars or Euros, 365 days;

provided that, (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by the Lender to the Borrower or any other Person for any reason including, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, any provision of the Bankruptcy Code.

Section 1.2              Other Definitional Provisions. (a)  Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto to the extent used as capitalized terms therein.

(b)             Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c)             The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(d)             The following terms which are defined in the UCC in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Securities, Chattel Paper, Control, Deposit Account, Documents, Equipment, Financial Assets, Funds-Transfer System, General Intangibles, Indorse and Indorsed, Instruments, Inventory, Investment Property, Proceeds, Securities Account, Securities Intermediary, Security Certificates, Security Entitlements, Security Interest and Uncertificated Securities.

(e)             Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.

(f)              Unless otherwise specified, each reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

(g)             All calculations required to be made hereunder with respect to the Collateral Obligations, the Maximum Availability and the Borrowing Base shall be made on a settlement date basis and after giving effect to (x) all purchases or sales to be entered into on such date, (y) all Advances requested to be made on such date plus the balance of all unfunded Advances to be made in connection with the Borrower’s purchase of previously requested (and approved) Collateral Obligations or any funding with respect to a Variable Funding Asset included in the Collateral and (z) the application of any Principal Collections on deposit in the Principal Collection Account necessary to settle all outstanding and unsettled assignments.

(h)             Any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after reasonable inquiry.

~~(i) [Reserved].~~

(i)                Solely for purposes of this Agreement and for administrative convenience to attribute knowledge hereunder, each Loan Party shall be deemed to have knowledge of any event or circumstance hereunder to the same extent that the Servicer has knowledge thereof, including without limitation the existence or occurrence of any Unmatured Default, Event of Default, Unmatured Servicer Default, Servicer Default, Material Modification, Revaluation Event or other material event or circumstance hereunder.

(j)              For purposes of this Agreement, an Event of Default or Servicer Default shall be deemed to be continuing until it is waived in accordance with Section 17.2.

(k)             Unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, Borrower and Facility Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided~~,~~  that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) to the extent available to the Borrower, the Borrower shall provide to the Facility Agent a written reconciliation in form and substance reasonably satisfactory to the Facility Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles.

(l)                For purposes of (i) complying with any requirement of this Agreement stated in Dollars and (ii) calculating any ratio or other test set forth in this Agreement, the amount of any Collateral Obligation denominated in an Eligible Currency other than Dollars shall be deemed to be the equivalent in Dollars of such amount of such Eligible Currency, as determined by the Servicer using the Applicable ~~Exchange Rate (provided that if such Collateral Obligation is denominated and payable in any Eligible Currency other than Dollars and~~Conversion Rate so long as such Collateral Obligation is match-funded by Advances in the same Eligible Currency, ~~then~~otherwise the Dollar equivalent shall be determined by the Servicer using the Applicable ~~Conversion~~Exchange Rate~~)~~, and the amount of any Advance denominated in an Eligible Currency other than Dollars shall be deemed to be the equivalent in Dollars of such amount of such Eligible Currency, as determined by the Servicer using the Applicable Conversion Rate.

(m)            Unless otherwise specified herein, in the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

(n)             Unless otherwise specified herein or therein, as applicable, references in this Agreement or any other Transaction Document, including the introduction and recitals thereof, to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or therein, as applicable).

Article II

THE FACILITY, ADVANCE PROCEDURES AND NOTES

Section 2.1              Advances. (a)  On the terms and subject to the conditions set forth in this Agreement, each Lender Group hereby agrees to make advances to or on behalf of the Borrower (individually, an “Advance” and collectively the “Advances”) from time to time on any date (each such date on which an Advance is made, an “Advance Date”) during the period from the Effective Date to the end of the Revolving Period; provided that, there shall be no more than two (2) Advance Dates during any calendar week. The AUD Advances shall be made solely by the AUD Lenders, the CAD Advances shall be made solely by the CAD Lenders, the CHF Advances shall be made solely by the CHF Lenders, the DKK Advances shall be made solely by the DKK Lenders, the Dollar Advances shall be made solely by the Dollar Lenders, the Euro Advances shall be made solely by the Euro Lenders, the ~~AUD Advances shall be made solely by the AUD Lenders and the~~ GBP Advances shall be made solely by the GBP Lenders, the NOK Advances shall be made solely by the NOK Lenders, the NZD Advances shall be made solely by the NZD Lenders and the SEK Advances shall be made solely by the SEK Lenders, in each case, in accordance with Section 2.2(d).

(b)             Under no circumstances shall any Lender make an Advance if, after giving effect to such Advance and, if applicable, any purchase of Eligible Collateral Obligations in connection therewith, (x) the Advances Outstanding would exceed the lowest of (i) the Facility Amount, (ii) the Borrowing Base and (iii) the Maximum Availability or (y) in the case of an Advance in an Eligible Currency other than Dollars, the Foreign Currency Advance Amount would exceed the Foreign Currency Sublimit on such day. Subject to the terms of this Agreement, during the Revolving Period, the Borrower may borrow, reborrow, repay and prepay (subject to the provisions of Section 2.4) one or more Advances.

Section 2.2              Funding of Advances. (a)  Subject to the satisfaction of the conditions precedent set forth in ~~Section 6.2~~Section 6.2, the Borrower may request Advances hereunder by giving notice to the Facility Agent, each Agent and the Collateral Agent of the proposed Advance ~~at or prior to~~ in accordance with the following:

(i)             for Dollar Advances, CAD Advances, Euro Advances and GBP Advances, by 2:00 p.m.~~,~~ (New York City time~~,~~) at least one (1) Business Day prior to the proposed Advance Date~~.~~ ;

(ii)            for AUD Advances and NZD Advances, at least three (3) Business Days prior to the proposed Advance Date; and

(iii)           for all other Advances, at least two (2) Business Days prior to the proposed Advance Date.

Such notice (herein called the “Advance Request”) shall be in the form of Exhibit C-1 and shall include (among other things) the proposed Advance Date and amount of such proposed Advance, and shall, if applicable, be accompanied by an Asset Approval Request setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Advance Date (if applicable). The amount of any Advance shall at least be equal to the least of (w) the Dollar equivalent of $500,000 in an Eligible Currency, (x) the (1) Borrowing Base on such day (calculated on a pro forma basis) minus (2) the Advances Outstanding on such day, (y) the (1) Facility Amount on such day minus (2) the Advances Outstanding on such day and (z) only in the case of Advances other than Dollar Advances, the (1) Foreign Currency Sublimit on such day minus (2) the Foreign Currency Advance Amount on such day, in each case, before giving effect to the requested Advance as of such date. Any Advance Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower; provided that, notwithstanding anything herein to the contrary, in the event that the Base Rate then in effect is changed to an Alternate Base Rate, the Borrower (or the Servicer on behalf of the Borrower) may revoke any pending Advance Request at any time prior to the funding of such Advance. The Facility Agent shall have no obligation to lend funds hereunder in its capacity as Facility Agent. Subject to receipt by the Collateral Agent of an Officer’s Certificate of the Borrower confirming the satisfaction of the conditions precedent set forth in Section 6.2, and the Collateral Agent’s receipt of such funds from the Lenders, the Collateral Agent shall make the proceeds of such requested Advances available to the Borrower by deposit to such account as may be designated by the Borrower in the Advance Request in same day funds no later than 3:00 p.m., New York City time, on such Advance Date.

(b)           Committed Lender’s Commitment. At no time will any Uncommitted Lender have any obligation to fund an Advance. At all times on and after the Conduit Advance Termination Date for a Conduit Lender in a Lender Group, all Advances shall be made by the Committed Lenders in such Lender Group. At any time when any Uncommitted Lender has failed to or has rejected a request to fund an Advance, its Agent shall so notify the Related Committed Lender and such Related Committed Lender shall fund such Advance. Notwithstanding anything contained in this Section 2.2(b) or elsewhere in this Agreement to the contrary, no Committed Lender shall be obligated to provide its Agent or the Borrower (or a Securitization Subsidiary as directed by the Borrower) with funds in connection with an Advance in an amount that would result in the portion of the Advances then funded by it exceeding its Commitment then in effect. The obligation of the Committed Lender in each Lender Group to remit any Advance shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to its Agent shall not relieve any other Committed Lender of its obligation hereunder.

(c)           Unfunded Commitment Provisions. Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) any acceleration of the maturity of Advances pursuant to ~~Section 13.2~~Section 13.2 and (ii) the end of the Revolving Period, ~~the Borrower shall (x) first, deposit into the~~if an Unfunded Exposure ~~Account any Unrestricted Cash to the extent utilized to calculate the Revolving Liquidity Adjustment Amount and in the amount of the Aggregate Unfunded Amount minus the amount already on deposit in the Unfunded Exposure Account and (y) second, request an Advance in the amount of the Aggregate Unfunded Amount minus the amount already on deposit in the Unfunded Exposure Account (including the amount deposited pursuant to clause (x) above). Following receipt of such Advance Request~~Shortfall exists, the Lenders shall ~~fund such requested amount~~ , to the extent of available Commitments, fund Advances in an aggregate amount equal to such Unfunded Exposure Shortfall by transferring such amount ~~directly~~ to the Collateral ~~Custodian~~Agent to be deposited into the Unfunded Exposure Account, notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in ~~Section 6.2)~~Section 6.2); provided that, no Lender shall be obligated to fund an aggregate amount in excess of its Commitment.

(d)           Currency Commitment Provisions.

(i)              Each Lender hereby agrees that (A) each AUD Advance shall be funded in ~~CADs~~its entirety by the AUD Lenders, (B) each CAD Advance shall be funded in its entirety by the CAD Lenders, (~~B~~C) each CHF Advance ~~funded in Dollars~~shall be funded in its entirety by the CHF Lenders, (D) each DKK Advance shall be funded in its entirety by the DKK Lenders, (E) each Dollar Advance shall be funded in its entirety by the Dollar Lenders, (~~C~~F) each Euro Advance ~~funded in Euros~~ shall be funded in its entirety by the Euro Lenders, (~~D~~G) each GBP Advance ~~funded in AUDs~~ shall be funded in its entirety by the ~~AUD~~GBP Lenders ~~and~~, (~~E~~H) each NOK Advance ~~funded in GBPs~~ shall be funded in its entirety by the ~~GBP~~NOK Lenders, (I) each NZD Advance shall be funded in its entirety by the NZD Lenders and (J) each SEK Advance shall be funded in its entirety by the SEK Lenders; provided that, no Lender other than DBNY and its Affiliates shall be required to fund any Advances in any Eligible Currency (other than Dollars) in an amount greater than its Pro Rata Percentage of the Advances to be made in such Eligible Currency. On the date of each Advance, each ~~Dollar~~ Lender ~~(other than any Dollar Lenders who are also CAD Lenders, Euro Lenders and/or GBP Lenders, as applicable)~~ shall purchase and sell Advances ~~in Dollars from DBNY and its Affiliates~~ in an aggregate amount such that, after giving effect to each such purchase, each Lender owns its Pro Rata Percentage of the Advances Outstanding.

(ii)             On each FX Evaluation Date, the Servicer on behalf of the Borrower shall calculate the Borrowing Base and deliver such calculation to the Facility Agent, each Agent and each Lender, together with each Pro Rata Percentage and the actual percentage of the Advances Outstanding owing to each Lender as of such FX Evaluation Date. If (x) there is on any FX Evaluation Date specified in clauses (a) or (c) of the definition thereof, any difference between any Lender’s actual percentage of the Advances Outstanding and such Lender’s Pro Rata Percentage, (y) there is on any other FX Evaluation Date, a difference of 2.5% or more, in each case, between any Lender’s actual percentage of the Advances Outstanding and such Lender’s Pro Rata Percentage, in each case, in the applicable Eligible Currency or (z) on any date any Lender has provided written notice to the Facility Agent and the Servicer that such Lender directs (in its sole discretion) a reallocation under this Section 2.2(d)(ii), the Servicer shall deliver to the Facility Agent, each Agent and each Lender (with a copy to the Collateral Custodian and the Loan Registrar) a notice substantially in the form of Exhibit C-5 (each, an “FX Reallocation Notice”) directing each ~~Dollar Lender (other than any Dollar Lenders who are also AUD Lenders, CAD Lenders, Euro Lenders and/or GBP Lenders, as applicable)~~Lender to sell to, or purchase from ~~DBNY and its Affiliates~~, the other Lenders, as applicable, Advances ~~in Dollars~~ in an aggregate amount such that, after giving effect to each such purchase, each Lender owns its respective Pro Rata Percentage of the Advances Outstanding. Each Lender agrees to comply with the direction provided in the FX Reallocation Notice. Each such purchase and sale of Advances Outstanding shall occur on the Business Day following delivery of the related FX Reallocation Notice (or, if the related FX Reallocation Notice is delivered to any Lender after 4:00 p.m., New York City time, on the second Business Day following delivery of such FX Reallocation Notice).

(iii)            Notwithstanding anything to the contrary herein, at no time shall (~~v~~A) any AUD Lender have any obligation to fund any Advance in an Eligible Currency other than AUDs, (B) any CAD Lender have any obligation to fund any Advance in an Eligible Currency other than CADs, (~~w~~C) any CHF Lender have any obligation to fund any Advance in an Eligible Currency other than CHFs, (D) any DKK Lender have any obligation to fund any Advance in an Eligible Currency other than DKKs, (E) any Dollar Lender have any obligation to fund any Advance in an Eligible Currency other than Dollars, (~~x~~F) any Euro Lender have any obligation to fund any Advance in an Eligible Currency other than Euros, (~~y~~G) any ~~AUD Lender have any obligation to fund any Advance in an Eligible Currency other than AUDs or (z) any~~ GBP Lender have any obligation to fund any Advance in an Eligible Currency other than GBPs~~.~~, (H) any NOK Lender have any obligation to fund any Advance in an Eligible Currency other than NOKs, (I) any NZD Lender have any obligation to fund any Advance in an Eligible Currency other than NZDs or (J) any SEK Lender have any obligation to fund any Advance in an Eligible Currency other than SEKs, in each case, unless it also constitutes such other type of Lender.

Section 2.3              Notes. The Borrower shall, upon request of any Lender Group, on or after such Lender Group becomes a party hereto (whether on the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Advances of such Lender Group. Each such Note shall be payable to the Agent for such Lender Group in a face amount equal to the applicable Lender Group’s Commitment as of the Effective Date or the effective date on which such Lender Group becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Agent to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Agent, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Advances evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided~~,~~  that, the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.

Section 2.4              Repayment and Prepayments. (a) The Borrower shall repay the Advances ~~outstanding~~Outstanding, subject to Section 2.10(b), (i) on each Distribution Date to the extent required to be paid hereunder and funds are available therefor pursuant to Section 8.3 and (ii) in full on the Facility Termination Date.

(b)           Prior to the Facility Termination Date, the Borrower may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Advance using Principal Collections on deposit in the Principal Collection Account or other funds available to the Borrower on such date; provided~~,~~  that,

(i)              all such voluntary prepayments shall require prior written notice to the Facility Agent (with a copy to the Collateral Agent and each Agent) by 11:00 a.m. ~~two~~one (~~2~~1) Business ~~Days~~Day prior to such voluntary prepayment, which notice (herein called the “Prepayment Notice”) shall be in the form of Exhibit C-4 and shall include (among other things) the proposed date of such prepayment and the amount and allocation of such prepayment;

(ii)             in the case of voluntary partial prepayments of Dollar Advances, each such voluntary partial prepayment shall be at least equal to U.S.$500,000; and

(iii)            each prepayment shall be applied on the Business Day received by the Facility Agent if received by 3:00 p.m., New York City time.

Each such prepayment shall be subject to the payment of any amounts required by Section 2.5(b) (if any) resulting from a prepayment or payment.

Section 2.5              Permanent Reduction of Facility Amount. (a) The Borrower may at any time upon ~~five~~four (4) Business Days’ prior written notice to the Facility Agent (with a copy to the Collateral Agent), permanently reduce the Facility Amount (i) in whole or in part upon payment in full (in accordance with Section 2.4) of the Advances Outstanding or (ii) in part by any pro forma amount that the Facility Amount exceeds the Advances Outstanding (after giving effect to any concurrent prepayment thereof). In connection with any permanent reduction of the Facility Amount under this Section 2.5(a), the Commitment of each Committed Lender shall automatically, and without any further action by any party, be reduced pro rata with all other Committed Lenders such that the sum of all Commitments will equal the newly reduced Facility Amount.

(b)           As a condition precedent to any permanent reduction of the Facility Amount pursuant to Section 2.5(a), the Borrower shall pay to each Lender, any applicable Prepayment Fee; provided that, the Borrower shall not be required to pay such Prepayment Fee (i) if the Lenders have, prior to the date of such reduction in whole or in part, declined a request for extension of the Revolving Period under Section 2.6 on substantially the same terms as already set forth herein; (ii) to any Lender that is a Defaulting Lender~~,~~; (iii) during the continuation of a Non-Approval Event, at the time of any such permanent reduction of the Facility Amount; (iv) if such reduction occurs following any changes to the EU Securitization Regulation that will (a) require the Borrower, the Equityholder or any of their Affiliates to disclose information not otherwise expressly required to be so disclosed by the EU Securitization Regulation as in effect on the Sixth Amendment Effective Date ~~and any such information is not in their possession (or reasonable procurement)~~, (b) impose any additional obligations upon the Borrower, the Equityholder or any of their Affiliates not otherwise expressly provided for by the EU Securitization Regulation as in effect on the Sixth Amendment Effective Date ~~in a way that imposes additional burden or expense~~, or (c)(1) modify the manner of disclosure ~~in a way that imposes additional burden or expense~~ or, (2) modify the recipients of, or (3) otherwise affect the confidentiality of, any information, documents or reports required to be provided by the EU Securitization Regulation; ~~and~~ (v) if the Base Rate in effect as of the Eighth Amendment Effective Date is changed to an Alternate Base Rate or any other alternative floating reference rate without the consent of the Borrower; (vi) if a replacement Facility Agent has been appointed without the consent of the Borrower, if the Facility Agent has resigned pursuant to Section 14.8; (vii) if the Facility Agent assigns any of its respective rights or obligations hereunder pursuant to Section 15.4(d); and (viii) to any Lender that has, prior to the date of such permanent reduction in whole or in part, demanded the Borrower pay any Increased Costs pursuant to Section 5.1~~; provided that prior to any permanent reduction pursuant to clauses (iv)(b) or (iv)(c)(1) above, the Borrower and the Facility Agent shall first attempt, in good faith, to negotiate changes to this Agreement or other measures to mitigate such burden or expense.~~.

Section 2.6              Extension of Revolving Period. The Borrower may, at any time after the one-year anniversary of the Effective Date and prior to the date that is 20 Business Days prior to the last ~~date~~day of the Revolving Period, deliver a written notice to the Facility Agent requesting an extension of the Revolving Period for a minimum of twelve months. In the respective sole discretion of the Facility Agent and each Agent, the Revolving Period shall be extended to a date mutually agreed upon by the Borrower ~~and~~, the ~~Agents~~Facility Agent and each Agent and in accordance with the other terms and conditions as may be agreed to from time-to-time by the Borrower and the Facility Agent.

Section 2.7              Calculation of Discount Factor.

(a)             In connection with (i) the purchase of each Collateral Obligation (other than a Permitted Collateral Obligation) and prior to such Collateral Obligation (other than a Permitted Collateral Obligation) being purchased by the Borrower and included in the Collateral or in connection with an Asset Approval Request pursuant to clause (b) of the definition of Cut-Off Date, the Facility Agent will assign (in its sole discretion) a Discount Factor for such Collateral Obligation, which Discount Factor shall remain effective for such Collateral Obligation except as provided in clause (b) below~~.~~; and (ii) the acquisition of any Permitted Collateral Obligation, the Facility Agent shall assign in its sole discretion, with written notice to the Borrower and the Servicer (which may take the form of an email), a Discount Factor for such Permitted Collateral Obligation, which Discount Factor may be 0% and shall remain effective for such Permitted Collateral Obligation.

(b)             If a Revaluation Event occurs with respect to any Collateral Obligation (other than a Permitted Collateral Obligation), the Discount Factor of such Collateral Obligation may be amended by the Facility Agent~~,~~ (in its sole discretion~~; provided~~ ) in connection with each such Revaluation Event; provided that, the Facility Agent may not amend the Discount Factor of a Disputable Collateral Obligation that has been assigned a Discount Factor by an Approved Valuation Firm as set forth in clause (c) below prior to the occurrence of a subsequent Revaluation Event with respect thereto, in which case, the procedures set forth in this Section 2.7 shall apply and such Collateral Obligation shall be subject to re-dispute pursuant to clause (c) below so long as such Collateral Obligation remains a Disputable Collateral Obligation following the occurrence of such subsequent Revaluation Event; provided further that, subject to clause (e) below, if a Revaluation Event described in clause (c) of the definition thereof has occurred with respect to a Disputable Collateral Obligation and the applicable Loan Party and/or the Servicer has cured such Revaluation Event pursuant to the proviso in such clause (c), then the Discount Factor of the applicable Disputable Collateral Obligation shall be deemed to not have been amended and no Revaluation Event ~~with respect to such Collateral Obligation~~ shall be deemed to have occurred with respect thereto. The Facility Agent will provide written notice of the revised Discount Factor to the Borrower and the Servicer. ~~To the extent the Servicer has actual knowledge or has received notice of any Revaluation Event with respect to any Collateral Obligation, the Servicer shall give prompt notice thereof to the Facility Agent (but, in any event, not later than three Business Days after it receives notice or gains actual knowledge thereof); provided that the Facility Agent may not amend the Discount Factor of a Collateral Obligation which has been assigned a Discount Factor by an Approved Valuation Firm as set forth in clause (c) below unless a Specified Revaluation Event has occurred.~~

(c)             If the Discount Factor with respect to any Collateral Obligation (other than a Permitted Collateral Obligation) assigned by the Facility Agent following a Revaluation ~~Events of the type set forth in clauses (b), (d), (e), (f) or (g) of the definition thereof pursuant to clause (b) above is below the initial Discount Factor assigned by the Facility Agent when~~Event is lower than the Discount Factor most recently in effect prior to such Revaluation Event and such Collateral Obligation ~~was purchased and no Specified Revaluation Event has occurred~~is a Disputable Collateral Obligation, then the Borrower may (at its own expense) retain an Approved Valuation Firm to determine and provide (in accordance with the Valuation Standard) ~~such~~a new Discount Factor ~~after re-assignment of such Discount Factor; provided, that (x) each determination by an Approved Valuation Firm of any Discount Factor shall be re-calculated, at the Borrower’s expense, every six (6) months after the date of such determination; provided that, (i) if the Leverage Multiple of such Collateral Obligation is less than the Leverage Multiple at the time such Discount Factor was assigned by the Approved Valuation Firm then the Borrower may request the Facility Agent to waive the requirement of this clause (x) or (ii) with respect to the occurrence of a Revaluation Event of the type set forth in clause (d) of the definition thereof, if the Leverage Multiple of such Collateral Obligation does not exceed the Leverage Multiple at the time the Approved Valuation Firm determined the Discount Factor, then (1) the requirement of this clause (x) shall be suspended and (2) the Discount Factor of such Collateral Obligation shall be the lower of (a) the Discount Factor determined by the Approved Valuation Firm and (b) the value (expressed as a percentage of par) of the Collateral Obligation that was determined in accordance with any internal valuation performed for any private funds of the Servicer or any of its affiliates, (y) once an Approved Valuation Firm is selected with respect to any Eligible Collateral Obligation and the Borrower has provided the Facility Agent with notice of the exercise of its rights pursuant to this clause (c), such Approved Valuation Firm that has been selected with respect to such Eligible Collateral Obligation may not be changed without the prior written consent of the Facility Agent and (z) unless otherwise consented to by the Facility Agent, the Borrower may not utilize any valuation previously provided by an Approved Valuation Firm for another entity managed by the Servicer or any of its Affiliates; provided, further, that the re-calculated Discount Factor shall not be greater than the initial Discount Factor assigned by the Facility Agent when the Collateral Obligation was purchased; provided, further, that with respect to any Collateral Obligation that is a Multiple of Recurring Revenue Loan, if the Revenue of the Obligor of such Multiple of Recurring Revenue Loan has declined by at least 40% since such Multiple of Recurring Revenue Loan was acquired by the Borrower or the related Obligor’s last quarter annualized Revenue is less than $10,000,000 calculated using the most recent financial information of such Obligor received by the Borrower (or otherwise available to the Borrower with respect to such Obligor), then the Borrower shall not be able to dispute the Facility Agent’s reassignment.~~ ; provided that, the Borrower may not use for such purposes an existing valuation of such Disputable Collateral Obligation. Once a new Discount Factor is determined by an Approved Valuation Firm in accordance with this clause (c), then the Discount Factor of such Disputable Collateral Obligation shall be the Discount Factor determined by such Approved Valuation Firm in accordance with this Section 2.7(c).

(d)             The Borrower (or the Servicer on behalf of the Borrower) may request that the Discount Factor be increased for any Collateral Obligation with respect to which (i) the Discount Factor was assigned a value below 100% by the Facility Agent; or (ii) the Discount Factor was decreased by the Facility Agent following the occurrence of a Revaluation Event.

(e)             Notwithstanding the foregoing or anything herein to the contrary, the Discount Factor of a Delayed Reporting Obligation shall not be amended by the Facility Agent (other than pursuant to clause (d) above ~~so long as~~) if (~~x~~i) no other Revaluation Event with respect to such Delayed Reporting Obligation has occurred~~,~~; (~~y~~ii) the Servicer provides and continues to provide a certification in each financial reporting package with respect to such Delayed Reporting Obligation that (~~i~~x) the failure to deliver the applicable audit results is due to technical or administrative delay related to the audit or delay on the part of the related auditor and not due to any deterioration in the credit quality or extended review of the credit quality of such Delayed Reporting Obligation or the related Obligor~~,~~ and (~~ii~~y) the related Obligor is not considered defaulted pursuant to the Servicer’s internal policies; and (~~z~~iii) the related Obligor continues to prepare and deliver financial reporting packages as required under the Underlying Instruments and such financial reporting packages are provided to the Facility Agent in accordance with this Agreement~~, (iii) the related Obligor of such Delayed Reporting Obligation has not increased leverage since the applicable Delayed Reporting Date and (iv) such Delayed Reporting Obligation is not on the Servicer’s watch-list~~.

Section 2.8              Increase in Facility Amount. The Borrower may, ~~with~~within ninety (90) days of the Effective Date (or such longer period as agreed by the Facility Agent and each affected Lender in its sole discretion), deliver a written notice to the Facility Agent (who shall forward a copy to each Agent and the Collateral Agent) (i) certifying that no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) requesting an increase of the Facility Amount to an amount not to exceed $300,000,000 (the amount so requested being the “Increased Facility Amount”). Upon satisfaction of the foregoing, and subject to the prior written consent of the Facility Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), ~~(i) increase the Commitment of the existing Lender Groups (pro rata) by an additional $250,000,000, (ii) add additional Lender Groups and/or (iii) increase the Commitment of any Lender Group, in each case which shall increase~~ the Facility Amount ~~by the amount of the Commitment of each such existing or additional Lender Group.~~shall be increased to the Increased Facility Amount on the later of (x) the second Business Day immediately following the receipt of such written notice by the Facility Agent, the Collateral Agent and each Agent and (y) the date on which the applicable Lenders (which may include new Lenders) have executed such documentation as the Facility Agent may reasonably require to evidence increased Commitments or new Commitments which, together with all other Commitments in effect as of such date, equal in the aggregate the Increased Facility Amount. Notwithstanding anything herein to the contrary, after the date that is ninety (90) days after the Effective Date, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

Section 2.9              Defaulting Lenders.

(a)             Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)              any payment of principal, interest, fees or other amounts received by the Collateral Custodian for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Facility Agent and advised to the Collateral Custodian in writing as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Facility Agent hereunder; second, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Borrower in its sole discretion)), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Servicer, the Facility Agent or the Collateral Agent; third, if so determined by the Facility Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Facility Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.9 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(ii)             for any period during which such Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any Undrawn Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b)             If the Facility Agent and the Borrower determine in their respective sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Facility Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of Advances ~~outstanding~~Outstanding of the other Lenders or take such other actions as the Facility Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided~~,~~  further~~,~~  that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.10             Borrowing Base Deficiency Payments.

(a)             If, on any day prior to the Facility Termination Date, (I) a Borrowing Base Deficiency (other than a Specified Borrowing Base Breach or an Excepted Borrowing Base Breach) exists or the Minimum Equity Condition is not satisfied, then the Borrower or the Servicer on behalf of the Borrower shall, upon ~~the Borrower receiving~~receipt of written notice from the Facility Agent or obtaining knowledge thereof, either (i) cure such Borrowing Base Deficiency or failure to satisfy the Minimum Equity Condition within ~~two~~three (~~2~~3) Business Days by: (w) depositing cash in Dollars (or the equivalent in Dollars in another Eligible Currency, as determined by the Servicer using the Applicable Conversion Rate on such date) into the Principal Collection Account, (x) repaying Advances Outstanding ~~(together with any fees in respect of the amount so prepaid~~; provided that, available amounts in any Eligible Currency may be applied to the repayment of Advances Outstanding in another Eligible Currency if the Servicer directs the Collateral Custodian to convert such amounts (using the Applicable Conversion Rate) into the Eligible Currency applicable to each such Advance subject to repayment pursuant to this clause (x), (y) to the extent such sales, in conjunction with other actions, eliminate such Borrowing Base Deficiency or satisfy the Minimum Equity Condition, selling Loans in accordance with Section 9.34 and/or (z) selling additional Eligible Collateral Obligations in accordance with Section 9.34 (or any combination of the foregoing) or (ii) if no Cure Notice has been delivered within the previous six (6) calendar months, (x) within ~~two~~three (~~2~~3) Business Days deliver a Cure Notice and (y) cure such Borrowing Base Deficiency or failure to satisfy the Minimum Equity Condition within ~~five~~seven (~~5~~7) Business Days or (II) a Specified Borrowing Base Breach exists, then the Borrower shall, upon the Borrower receiving written notice from the Facility Agent or obtaining knowledge thereof, cure such Specified Borrowing Base Breach within 90 calendar days by: (w) depositing cash in Dollars (or the equivalent in Dollars in another Eligible Currency, as determined by the Servicer using the Applicable Conversion Rate on such date) into the Principal Collection Account, (x) repaying Advances Outstanding ~~(together with any fees in respect of the amount so prepaid~~; provided that, available amounts in any Eligible Currency may be applied to the repayment of Advances Outstanding in another Eligible Currency if the Servicer directs the Collateral Custodian to convert such amounts (using the Applicable Conversion Rate) into the Eligible Currency applicable to each such Advance subject to repayment pursuant to this clause (x), (y) to the extent such sales, in conjunction with other actions, eliminate such Borrowing Base Deficiency or satisfy the Minimum Equity Condition, selling Loans in accordance with Section 9.34 and/or (z) selling additional Eligible Collateral Obligations in accordance with Section 9.34 (or any combination of the foregoing).

(b)             No later than 2:00 p.m. on the Business Day of the repayment of Advances Outstanding or sale of additional Eligible Collateral Obligations pursuant to Section 2.10(a), the Borrower (or the Servicer on its behalf) shall deliver (i) to the Facility Agent (with a copy to the Collateral Agent and the Collateral Custodian) notice of such repayment or sale and a duly completed Borrowing Base Certificate, updated to the date such repayment or sale is being made and giving pro forma effect to such repayment or sale, and (ii) to the Facility Agent, if applicable, a description of any Eligible Collateral Obligation and each Obligor of such Eligible Collateral Obligation to be sold and an updated Collateral Obligation Schedule. Failure to deliver any such notice shall not affect the satisfaction of the cure of the Borrowing Base Deficiency made pursuant to Section 2.10(a).

Article III

YIELD, UNDRAWN FEE, ETC.

Section 3.1              Yield and Undrawn Fee. (a)  The Borrower hereby promises to pay, on the dates specified in Section 3.2, Yield on the outstanding amount of each Advance (or each portion thereof) for the period commencing on the applicable Advance Date until such Advance is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Yield in excess of the maximum amount permitted by Applicable Law.

(b)             The Borrower shall pay the Undrawn Fee on the dates specified in Section 3.2.

Section 3.2              Yield and Undrawn Fee Distribution Dates. Yield accrued on each Advance (including any previously accrued and unpaid Yield) and the Undrawn Fee (as applicable) shall be payable, without duplication:

(a)             on the Facility Termination Date;

(b)             on the date of any payment or prepayment, in whole of the Advances Outstanding and the termination of this Agreement; and

(c)             on each Distribution Date.

Section 3.3              ~~[~~Reserved~~]~~.

Section 3.4              Computation of Yield, Fees, Etc. Each Agent (on behalf of its respective Lender Group) and the Facility Agent shall determine the applicable Yield and all Fees to be paid by the Borrower on each Distribution Date for the related Accrual Period and shall advise the Collateral Agent thereof in writing no later than five (5) Business Days prior to such Distribution Date. Such reporting may also include an accounting of any amounts due and payable pursuant to Sections 4.3 and 5.1.

Article IV

PAYMENTS; TAXES

Section 4.1              Making of Payments. Subject to, and in accordance with, the provisions hereof and Section 2.4 or Section 8.3(a), as applicable, all payments of principal of or Yield on the Advances and other amounts due to the Lenders shall be made pursuant to Section 8.3(a) no later than 3:00 p.m., New York City time, on the day when due in the applicable Eligible Currency in immediately available funds. Payments received by any Lender or Agent after 3:00 p.m., New York City time, on any day will be deemed to have been received by such Lender or Agent on the next following Business Day. The respective Agent for each Lender Group shall allocate to the Lenders in its Lender Group each payment in respect of the Advances received by the respective Agent as provided by Section 8.3(a) or Section 2.4, as applicable. Payments in reduction of the principal amount of the Advances shall be allocated and applied to Lenders pro rata based on their respective portions of such Advances, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Agent and the Borrower. Payments of Yield and Undrawn Fee shall be allocated and applied to Lenders pro rata based upon the respective amounts of such Yield and Undrawn Fee due and payable to them.

Section 4.2              Due Date Extension. If any payment of principal or Yield with respect to any Advance falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Yield shall accrue and be payable for the period of such extension at the rate applicable to such Advance.

Section 4.3              Taxes. (a)  Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)             Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with Applicable Law, or at the option of the Facility Agent timely reimburse it for the payment of, any Other Taxes.

(c)             Indemnification by the Borrower. The Borrower shall indemnify each Recipient, on the immediately following Distribution Date (to the extent of available amounts) after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Facility Agent), or by the Facility Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)             Indemnification by the Lenders. Each Lender shall severally indemnify the Facility Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Facility Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.9 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Facility Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Facility Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Facility Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Facility Agent to the Lender from any other source against any amount due to the Facility Agent under this Section 4.3(d).

(e)             Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to an Official Body pursuant to this Section 4.3, the Borrower shall deliver to the Facility Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Facility Agent.

(f)              Status of Lenders.

(i)              Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Collateral Agent and the Facility Agent, at the time or times reasonably requested by the Borrower, the Collateral Agent or the Facility Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Collateral Agent or the Facility Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Collateral Agent or the Facility Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower, the Collateral Agent or the Facility Agent as will enable the Borrower, the Collateral Agent or the Facility Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.3(f)(ii)(A), Section 4.3(f)(ii)(B) and Section 4.3(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)             Without limiting the generality of the foregoing:

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Facility Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)             any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) whichever of the following is applicable:

(I)             in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)           executed copies of IRS Form W-8ECI;

(III)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower (or its sole owner, as applicable) within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower (or its sole owner, as applicable) as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(IV)          to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)             any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Facility Agent to determine the withholding or deduction required to be made; and

(D)             if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Facility Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Facility Agent as may be necessary for the Borrower and the Facility Agent to (x) comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or (y) determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Facility Agent in writing of its legal inability to do so.

(g)             Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.3 (including by the payment of additional amounts pursuant to this Section 4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.3(g) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 4.3(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.3(g) the payment of which would place the indemnified party in a less favorable net ~~after-tax~~after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts ~~giving rise~~with respect to such ~~refund~~Tax had never been paid. This Section 4.3(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)             Survival. Each party’s obligations under this Section 4.3 shall survive the resignation or replacement of the Facility Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

(i)              Defined Terms. For purposes of this Section 4.3, the term “Applicable Law” includes FATCA.

Article V

INCREASED COSTS, ETC.

Section 5.1              Increased Costs, Capital Adequacy. (a) If, due to either (i) the ~~introduction~~implementation of or any change following the date hereof (including, without limitation, any change by way of imposition or increase of reserve, capital adequacy or liquidity requirements) in or in the interpretation, administration or application arising following the date hereof of any Applicable Law (including without limitation the Basel III Regulations), in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the date hereof from any central bank or other Official Body (including without limitation in connection with the Basel III Regulations) (whether or not having the force of law), (A) there shall be any increase in the cost to the Facility Agent, any Agent, any Lender, or any successor or assign thereof (each of which shall be an “Affected Person”) of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Person hereunder), as the case may be, (B) there shall be any reduction in the amount of any sum received or receivable by an Affected Person under this Agreement or under any other Transaction Document, or (C) any Recipient is subject to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then, in each case, the Borrower shall, ~~after written demand by the Facility Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on behalf of such Affected Person,~~subject to receipt of a certificate delivered pursuant to Section 5.1(e) and the timing requirements thereof, pay to the Facility Agent, on behalf of such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs or reduced payments ~~on the immediately following Distribution Date (to the extent of available funds) after such demand~~.

(b)             Reserved.

(c)             Reserved.

~~(b) If either (i) the introduction of or any change following the date hereof in or in the interpretation, administration or application arising following the date hereof of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Person with any law, guideline, rule, regulation, directive or request following the date hereof, from any central bank, any Official Body or agency, including, without limitation, compliance by an Affected Person with any request or directive regarding capital adequacy or liquidity, has or would have the effect of reducing the rate of return on the capital of any Affected Person, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Person could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Person with respect to capital adequacy), by an amount deemed by such Affected Person to be material, then, from time to time, after demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Facility Agent on behalf of such Affected Person such additional amounts as will compensate such Affected Person for such reduction but only to the extent there are amounts available therefore on any given day pursuant to Section 8.3(a).~~

~~(c) If an Affected Person shall at any time (without regard to whether any Basel III Regulations are then in effect) suffer or incur (i) any explicit or implicit charge, assessment, cost or expense by reason of the amount or type of assets, capital or supply of funding such Affected Person or any of its Affiliates is required or expected to maintain in connection with the transactions contemplated herein, without regard to (A) whether such charge, assessment, cost or expense is imposed or recognized internally, externally or inter-company or (B) whether it is determined in reference to a reduction in the rate of return on such Affected Person’s or Affiliate’s assets or capital, an inherent cost of the establishment or maintenance of a reserve of stable funding, a reduction in the amount of any sum received or receivable by such Affected Person or its Affiliates or otherwise, or (ii) any other imputed cost or expense arising by reason of the actual or anticipated compliance by such Affected Person or any of its Affiliates with the Basel III Regulations, then, upon demand by or on behalf of such Affected Person through the Facility Agent, the Borrower shall pay to the Facility Agent, for the benefit of such Affected Person, such amount as will, in the determination of such Affected Person, compensate such Affected Person therefor but only to the extent there are amounts available therefor on any given day pursuant to Section 8.3(a). A certificate of the applicable Affected Person setting forth the amount or amounts necessary to compensate the Affected Person under this Section 5.1(c) shall be delivered to the Borrower and shall be conclusive absent manifest error.~~

(d)             In determining any amount provided for in this Section 5.1, the Affected Person may use any reasonable averaging and attribution methods. The Facility Agent, on behalf of any Affected Person making a claim under this Section 5.1, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

(e)             The Borrower shall only be obligated to pay any amounts required by this Section 5.1 to an Affected Person to the extent that such Affected Person certifies to the Borrower in writing that ~~the Borrower and its Affiliates are not the only borrower or customer that such Affected Person is charging for similar costs, damages, losses or expenses at such time.~~it is charging similar increased costs to similarly-situated borrowers. The Borrower shall pay such amount shown as due on any such certificate on the next Distribution Date after receipt thereof; provided that, such certificate shall have been delivered no less than ten (10) Business Days’ prior to the Determination Date related to such Distribution Date. A certificate of the applicable Affected Person setting forth the amount or amounts necessary to compensate the Affected Person under this Section 5.1(e) shall be delivered to the Borrower and shall be conclusive absent manifest error.

(f)             Failure or delay on the part of any Affected Person to demand compensation pursuant to this Article V shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that, the Borrower shall not be required to compensate an Affected Person pursuant to this Article V for any costs, reductions, penalties or interest incurred more than 270 days prior to the date that such Affected Person notifies the Borrower of the event giving rise to any increased costs or reductions and of such Affected Person’s intention to claim compensation therefor.

Article VI

EFFECTIVENESS; CONDITIONS TO ADVANCES

Section 6.1              Effectiveness. This Agreement shall become effective on the first day (the “Effective Date”) on which the Facility Agent, on behalf of the Lenders, shall have received the following, each in form and substance reasonably satisfactory to the Facility Agent:

(a)             Transaction Documents. This Agreement and each other Transaction Document, in each case duly executed by each party thereto;

(b)             Notes. For each Lender Group that has requested the same prior to the Effective Date, a Note duly completed and executed by the Borrower and payable to the Agent for such Lender Group;

(c)             ~~[~~Reserved~~]~~;

(d)             Resolutions. Certified copies of the resolutions of the board of managers (or similar items) of the Borrower, the Equityholder and the Servicer approving the Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer;

(e)             Organizational Documents. The certificate of formation (or similar organizational document) of each of the Borrower, the Equityholder and the Servicer certified by the Secretary of State of its jurisdiction of organization; and a certified, executed copy of the Borrower’s, the Equityholder’s and the Servicer’s organizational documents;

(f)             Good Standing Certificates. Good standing certificates for each of the Borrower, the Equityholder and the Servicer issued by the applicable Official Body of its jurisdiction of organization;

(g)             Incumbency. A certificate of the secretary or assistant secretary of each of the Borrower, the Equityholder and the Servicer certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it;

(h)             Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Facility Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder;

(i)              Opinions. Legal opinions of Dechert LLP, special counsel for the Borrower, the Equityholder and the Servicer, and Nixon Peabody LLP, counsel for the Collateral Agent, each in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request;

(j)              No Event of Default, etc. Each of the Transaction Documents is in full force and effect and no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the issuance of any Notes and the borrowing hereunder;

(k)             Liens. The Facility Agent shall have received (i) the results of a recent search by a Person satisfactory to the Facility Agent, of the UCC, judgment, security interest and tax lien filings which may have been filed with respect to personal property of the Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be satisfactory to the Facility Agent and (ii) filed UCC termination statements, if any, necessary to release all security interests and other rights of any Person in any Collateral previously granted by the Borrower and any executed pay-off letters reasonably requested by the Facility Agent;

(l)              Payment of Fees. The Facility Agent shall have received evidence, to its sole satisfaction, that all Fees due to the Lenders on the Effective Date have been paid in full;

(m)            No Material Adverse Effect. ~~No~~As of the Effective Date, no Material Adverse Effect shall have occurred ~~since the formation date of~~and be continuing with respect to the Equityholder and no litigation shall ~~have commenced~~be ongoing with respect to the Equityholder which, if successful, ~~could~~would reasonably be expected to have a Material Adverse Effect;

(n)             Financial Statements. The Facility Agent has received the most recently available copies of the financial statements and reports described in Section 7.5(l) certified by a Responsible Officer of the Servicer to be true and correct and such financial statements fairly present in all material respects the financial condition of such Person as of the applicable date of issuance;

(o)             Compliance. The Facility Agent and the Lenders shall have received sufficiently in advance of the Effective Date, all documents and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56;

(p)             ~~[~~Reserved~~]~~;

(q)             Beneficial Ownership Certification. The Facility Agent shall have received the Beneficial Ownership Certification in respect of the Borrower; and

(r)              Other. Such other approvals, documents, opinions, certificates and reports as the Facility Agent may reasonably request.

Section 6.2              Advances and Reinvestments. The making of any Advance (including the initial Advance hereunder) and any Reinvestment are all subject to the condition that the Effective Date shall have occurred and to the following further conditions precedent that:

(a)             No Event of Default, Etc. Each of the Transaction Documents shall be in full force and effect (unless terminated in accordance with the terms of the Transaction Documents) and (i) no Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Advance or Reinvestment (other than in connection with an Advance made pursuant to Section 2.2(c)), (ii) no Servicer Default or Unmatured Servicer Default shall have occurred and be continuing or will result from the making of such Advance or Reinvestment (other than in connection with an Advance made pursuant to Section 2.2(c)), (iii) the representations and warranties of the Borrower and the Servicer contained herein and in the other Transaction Documents shall be true and correct in all material respects as of the related Funding Date (or if such representation and warranty specifically refers to an earlier date, such earlier date), with the same effect as though made on the date of (and after giving effect to) such Advance or Reinvestment (or, if applicable, such earlier specified date), and (iv) after giving effect to such Advance or Reinvestment (and any purchase of Eligible Collateral Obligations in connection therewith), (A) the Advances Outstanding will not exceed the Borrowing Base, the Maximum Availability or the Facility Amount (calculated on a pro forma basis) and (B) the Foreign Currency Advance Amount will not exceed the Foreign Currency Sublimit;

(b)             Requests. (i) In connection with the funding of any Advance pursuant to Section 2.2(a), the Collateral Agent, each Agent and the Facility Agent shall have received the Advance Request for such Advance in accordance with Section 2.2(a), together with all items required to be delivered in connection therewith and (ii) in connection with any Reinvestment, the Collateral Agent, each Agent and the Facility Agent shall have received the Reinvestment Request for such Reinvestment in accordance with Section 8.3(b), together with all items required to be delivered in connection therewith;

(c)             Revolving Period. The Revolving Period shall not have ended;

(d)             Document Checklist. The Collateral Custodian and the Facility Agent shall have received a Document Checklist ~~(with a copy to the Facility Agent)~~in electronic form for each Eligible Collateral Obligation to be added to the Collateral on the related Funding Date;

(e)             Borrowing Base Confirmation. The Collateral Agent and the Facility Agent shall have received an Officer’s Certificate of the Borrower or the Servicer (which may be included as part of the Advance Request or Reinvestment Request) computed as of the date of such request and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such date (if any), demonstrating that (A) the Advances Outstanding shall not exceed the lowest of (i) the Borrowing Base, (ii) the Maximum Availability and (iii) the Facility Amount, calculated as of the Funding Date as if the Collateral Obligations to be purchased by the Borrower on such Funding Date were owned by the Borrower and (B) in the case of an Advance in an Eligible Currency other than Dollars, the Foreign Currency Advance Amount would not exceed the Foreign Currency Sublimit on such day;

(f)              Collateral Quality Tests, Minimum Equity Condition. The Collateral Agent and the Facility Agent shall have received an Officer’s Certificate (which may be included as part of the Advance Request or Reinvestment Request) computed as of the proposed Funding Date and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such Funding Date, demonstrating that all of the Collateral Quality Tests and the Minimum Equity Condition are satisfied or, with respect to the Collateral Quality Tests (other than the Minimum Diversity Test) that are not satisfied, such Collateral Quality Tests are maintained or improved, or if the Minimum Diversity Test is not satisfied, (x) the Minimum Diversity Test is maintained or improved and (y) (1) during any Ramp-Up Period or Conditional Ramp-Up Period, the Diversity Score is at least equal to 6 or (y) otherwise, the Diversity Score is at least equal to 8;

(g)             Hedging Agreements. The Facility Agent shall have received evidence, in form and substance satisfactory to the Required Lenders, that the Borrower has entered into Hedging Agreements to the extent required by, and satisfying the requirements of, Section 10.6;

(h)             Facility Agent Approval. In connection with the acquisition of any Collateral Obligation (other than a Specified First Lien Loan or a Permitted Collateral Obligation) by the Borrower or the incremental pledge of any Collateral Obligation owned by the Borrower, (1) the Borrower (and the Equityholder, if the Servicer is not an Affiliate of the Equityholder) shall have received an Asset Approval Notice with respect to such Collateral Obligation from the Facility Agent (and the Borrower shall provide a copy thereof to the Collateral Agent and each Agent) and (2) the Borrower (or the Servicer on its behalf) shall have given electronic notice back to the Facility Agent that it acknowledges and agrees to the terms set forth in the related Asset Approval Notice;

(i)              Permitted Use. The proceeds of any Advance or Reinvestment will be used solely by the Borrower (A) to acquire Collateral Obligations as identified on the applicable Asset Approval Request, (B) to satisfy any unfunded commitments in connection with any Variable Funding Asset or fund the Unfunded Exposure Account in connection therewith, (C) to make a distribution pursuant to Section 10.16 or (D) to repay Advances Outstanding in accordance with the terms hereof;

(j)              Appraised Value. In connection with the acquisition of each Asset Based Loan and within the time periods set forth below, the Borrower or the Servicer (on behalf of the Borrower) shall have retained or shall have caused the Obligor to retain an Approved Valuation Firm to calculate the Appraised Value of (A) with respect to any such Collateral Obligation that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Collateral Obligation within twelve (12) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral and (B) with respect to all other Asset Based Loans, the collateral securing such Collateral Obligation within six (6) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral. The Servicer shall report the Approved Valuation Firm for such Collateral Obligation to the Facility Agent in the Advance Request related to such Collateral Obligation;

(k)             Borrower’s Certification. The Borrower shall have delivered to the Collateral Agent and the Facility Agent an Officer’s Certificate (which may be included as part of the Advance Request or Reinvestment Request) dated the date of such requested Advance or Reinvestment certifying that the conditions described in Sections 6.2(a) through (j) have been satisfied;

(l)              Rating Letters. Solely with respect to the initial advance to be made by each Conduit Lender, the applicable Agent shall have received a letter from each applicable Rating Agency confirming its rating of such Conduit Lender;

(m)            Equity Contribution. Prior to the initial Advance hereunder, the Facility Agent shall have received satisfactory evidence that the Equityholder has contributed Eligible Collateral Obligations with an aggregate Collateral Obligation Amount (minus the amount of each Collateral Obligation included in the Excess Concentration Amount) and/or cash credited to the Principal Collection Account in an aggregate amount of at least $20,000,000;

(n)             Establishment of Dollar Accounts. Prior to the initial Advance in Dollars hereunder, evidence that each Account with respect to Dollars has been established;

(o)             Borrowing Base Certificate. The Servicer (on behalf of the Borrower) shall have delivered the Borrowing Base Certificate to the Facility Agent pursuant to Section 7.3(f);

(p)             Establishment of Other Accounts. Prior to the initial Advance in any currency other than Dollars hereunder or Reinvestment in or pledge of Collateral Obligations denominated in any currency other than Dollars, evidence that each Account with respect to such currency has been established; ~~and~~

(q)             No Investigations. No investigations by any court, governmental, or regulatory agency, to the knowledge of each Loan Party, are ongoing or pending against any Loan Party, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Bribery and Corruption Laws or the Anti-Money Laundering Laws; and

(r)             ~~(q)~~ Other. The Facility Agent shall have received such other approvals, documents, opinions, certificates and reports as it may ~~request, which request is reasonable as to scope, content and timing.~~reasonably request in order to comply with any changes to Applicable Law; provided that, the Facility Agent has confirmed that it has received (or expects in good faith to receive) such documents, opinions, certificates or reports, as applicable, that are required from credit managers of comparable standing with the Servicer.

Section 6.3              Transfer of Collateral Obligations and Permitted Investments. (a)  The Collateral Custodian shall hold all Certificated Securities (whether Collateral Obligations or Permitted Investments) and Instruments delivered to it in physical form at its offices located at c/o DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256.

(b)             On the Effective Date (with respect to each Collateral Obligation and Permitted Investment owned by each Loan Party on such date) and each time that the applicable Loan Party or the Servicer shall direct or cause the acquisition of any Collateral Obligation or Permitted Investment, the applicable Loan Party or the Servicer shall, if such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation has not already been delivered to the Collateral Custodian in accordance with the requirements set forth in Section 18.3(a), cause the delivery of such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation in accordance with the requirements set forth in Section 18.3(a) to the Collateral Custodian to be credited by the Collateral Custodian to the Collection Account in accordance with the terms of this Agreement.

(c)             The applicable Loan Party (or, in the case of each Securitization Subsidiary, the Borrower on behalf of such Securitization Subsidiary) or the Servicer shall cause all Collateral Obligations or Permitted Investments acquired by the applicable Loan Party to be transferred to the Collateral Custodian for credit by it to the Collection Account, and shall cause all Collateral Obligations and Permitted Investments acquired by the applicable Loan Party to be delivered to the Collateral Custodian by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Collateral Agent a valid security interest in each Collateral Obligation and Permitted Investment (in each case, whether now existing or hereafter acquired), which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower):

(i)              in the case of an Instrument or a Certificated Security in registered form by having it Indorsed to the Collateral Custodian or in blank by an effective Indorsement or registered in the name of the Collateral Custodian and by (A) delivering such Instrument or Certificated Security to the Collateral Custodian at the Corporate Trust Office and (B) causing the Collateral Custodian to maintain (on behalf of the Collateral Agent for the benefit of the Secured Parties) continuous possession of such Instrument or Certificated Security at its offices located at c/o DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256;

(ii)             in the case of an Uncertificated Security, by (A) causing the Collateral Custodian to become the registered owner of such Uncertificated Security for the benefit of the Secured Parties and (B) causing such registration to remain effective;

(iii)            in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to an Account in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties;

(iv)            in the case of General Intangibles (including any Collateral Obligation or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Collateral Agent as secured party and describing the Collateral Obligation or Permitted Investment (or a description of “all assets” of the Borrower) as the collateral at the filing office of the Secretary of State of Delaware; and

(v)             in the case of the Collateral Obligation Files, by delivering each to the Collateral Custodian (on behalf of the Collateral Agent for the benefit of the Secured Parties) in accordance with the terms of Section 18.3.

Article VII

ADMINISTRATION AND SERVICING OF COLLATERAL OBLIGATIONS

Section 7.1              Retention and Termination of the Servicer. The servicing, administering and collection of the Collateral Obligations shall be conducted by the Person designated as Servicer from time to time in accordance with this Section 7.1. Subject to early termination due to the occurrence of a Servicer Default or as otherwise provided below in this Article VII, each of the ~~Borrower~~Loan Parties hereby designates Golub Capital BDC 3, Inc., and Golub Capital BDC 3, Inc. hereby agrees to serve, as Servicer until the termination of this Agreement. The Servicer is not an agent of the Facility Agent, any Agent or any Lender.

Section 7.2              Resignation and Removal of the Servicer; Appointment of Successor Servicer. (a)  If a Servicer Default shall occur and be continuing, the Facility Agent by written notice given to the Servicer (a “Servicer Termination Notice”), may terminate all of the rights and obligations of the Servicer and appoint a successor pursuant to the terms hereof (including, for the avoidance of doubt, the provisions set forth in Section 7.2(d) below). In addition, if the Servicer is terminated upon the occurrence of a Servicer Default, the Servicer shall, if so requested by the Facility Agent, acting at the direction of the Required Lenders, deliver to any ~~successor servicer~~Successor Servicer copies of its Records within ~~five~~ten (~~5~~10) Business Days after demand therefor. On and ~~a computer tape or diskette (or any other means of electronic transmission acceptable to such successor servicer) containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing~~ after the receipt by the Servicer of a Servicer Termination Notice pursuant to this Section 7.2(a) and subject to Section 7.2(d), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Facility Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Facility Agent, until a date mutually agreed upon by the Servicer and the Facility Agent and shall be entitled to receive the Servicing Fee therefor accrued until such date. After such date, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Facility Agent reasonably believes will facilitate the transition of the performance of such activities to the Successor Servicer, and except as provided herein the Successor Servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral, on the terms and subject to the conditions herein set forth, and the Servicer shall cooperate and use reasonable efforts to assist the Successor Servicer in assuming such obligations, including the transfer to any Successor Servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or thereafter received with respect to the Collateral Obligations.

(b)             The Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer (except upon the Servicer’s determination in consultation with nationally recognized counsel that the performance of its duties hereunder is or becomes impermissible under Applicable Law), unless it shall have assigned the role of “Servicer” to an Affiliate; provided that, the Facility Agent shall receive notice of any such assignment to an Affiliate of the Servicer; provided~~,~~  further~~,~~  that, such assignment shall be subject to the Facility Agent’s customary “know your customer” inquiries.

(c)             Any Person (i) into which the Servicer may be merged or consolidated in accordance with the terms of this Agreement, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) acquiring by conveyance, transfer or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer in any of the foregoing cases, shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

(d)             ~~Subject to the last sentence of this Section 7.2(d), until~~Until a successor Servicer has commenced servicing activities in the place of Golub Capital BDC 3, Inc., Golub Capital BDC 3, Inc. shall continue to perform the obligations of the Servicer hereunder. ~~On and after the termination of the~~At any time following delivery of a Servicer Termination Notice pursuant to this ~~Section 7.2, the successor servicer appointed by~~Section 7.2, the Facility Agent, may appoint a successor servicer (a “Successor Servicer”), which appointment shall take effect upon the Successor Servicer accepting such appointment by a written assumption in a form satisfactory to the Facility Agent in its sole discretion, and the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement and on and after the date of such appointment, shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. ~~The Servicer agrees to cooperate and use commercially reasonable efforts in effecting the transition of the responsibilities and rights of servicing of the Collateral Obligations, including the transfer to any successor servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, or thereafter received with respect to the Collateral Obligations and the delivery to any successor servicer in an orderly and timely fashion of all files and records in its possession or reasonably obtainable by it with respect to the Collateral Obligations containing all information necessary to enable the successor servicer to service the Collateral Obligations. Notwithstanding anything contained herein to the contrary and to the extent permitted by Applicable Law without causing the Servicer to have liability, the termination of the Servicer shall not become effective until an entity acceptable to the Facility Agent in its sole discretion shall have assumed the responsibilities and obligations~~Upon the appointment of a Successor Servicer pursuant to this Section 7.2, the initial Servicer shall have no liability with respect to any action performed by the Successor Servicer on or after the date that the Successor Servicer assumes the servicing duties of the Servicer.

(e)             At any time, the Facility Agent or any Lender may irrevocably waive any rights granted to such party under Section 7.2(a). Any such waiver shall be in writing and executed by such party that is waiving its rights hereunder. A copy of such waiver shall be promptly delivered by the waiving party to the Servicer and the Facility Agent.

Section 7.3              Duties of the Servicer. The Servicer shall manage, service, administer and make collections on the Collateral Obligations and perform the other actions required to be taken by the Servicer in accordance with the terms and provisions of this Agreement and the Servicing Standard.

(a)             The Servicer shall take or cause to be taken all such actions, as may be ~~reasonably~~ necessary or advisable to attempt to recover Collections from time to time, all in accordance with (i) Applicable Law, (ii) the applicable Collateral Obligation and its Underlying Instruments and (iii) the Servicing Standard. ~~The Borrower~~Prior to the delivery of a Servicer Termination Notice, but subject to the terms of this Agreement, the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral and take or refrain from taking any and all actions with respect to the Collateral. Each Loan Party hereby appoints the Servicer, from time to time designated pursuant to Section ~~7.1~~7.1, as agent for itself and in its name to enforce and administer its rights and interests in the Collections and the related Collateral Obligations. Without limiting the foregoing, the duties of the Servicer shall include the following:

(i)              supervising the Collateral, including communicating with Obligors, executing amendments, providing consents and waivers, exercising voting rights, enforcing and collecting on the Collateral and otherwise managing the Collateral on behalf of each Loan Party;

(ii)             maintaining all necessary servicing records with respect to the Collateral and providing such reports to the Facility Agent and each Lender (with a copy to the Collateral Custodian) in respect of the servicing of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Facility Agent or any Lender may reasonably request under the terms of this Agreement (subject to any applicable confidentiality restrictions and which can be obtained without any undue burden or expense);

(iii)            maintaining and implementing administrative and operating procedures (including an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(iv)            identifying each Collateral Obligation in its internal servicing records to reflect the ownership of such Collateral Obligation by the applicable Loan Party;

(v)             using its commercially reasonable efforts to maintain the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;

(vi)            assisting the Loan Parties with respect to the purchase and sale of and payment for the Collateral Obligations and Cash Equivalents;

(vii)           instructing the Obligors and the administrative agents on the Collateral Obligations to make payments directly into the Collection Account established and maintained with the Collateral Custodian;

(viii)          delivering assignments and promissory notes (as applicable) to the Collateral Custodian;

(ix)             complying with such other duties and responsibilities as may be required of the Servicer hereunder; and

(x)             assisting in the acquisition and sale of Collateral Obligations and other Collateral in accordance with this Agreement and the Servicing Standard.

It is acknowledged and agreed that in circumstances in which a Person other than a Loan Party or the Servicer acts as lead agent with respect to any Collateral Obligation, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the applicable Underlying Instruments has the right to do so.

(b)             The Servicer shall administer the Collections in accordance with the procedures described herein. The Servicer shall ~~(i) instruct all Obligors (or related agents or administrative agents) to deposit Collections directly into the Collection Account, (ii) deposit all Collections received directly by it into the Collection Account within two (2) Business Day of receipt thereof and (iii) cause the Equityholder and each administrative agent that is an Affiliate thereof to deposit all Collections received directly by the Equityholder or Affiliate into the Collection Account within two (2) Business Day of receipt thereof. The Servicer shall~~ identify all Collections as either Principal Collections or Interest Collections , as applicable~~. The Servicer shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer. The~~ , and shall deposit all Collections received directly by it (if any) into the Collection Account or the Unfunded Exposure Account, as applicable, by the close of business on the second (2nd) Business Day following the date such Collections are received by it and shall hold such Collections in trust until such Collections are deposited into the Collection Account or the Unfunded Exposure Account, as applicable, and shall instruct all Obligors (or related agents or administrative agents) to remit payments directly to the Collection Account. The Servicer may, on any Determination Date or Distribution Date, instruct the Collateral Custodian to convert funds on deposit in the Collection Account into any Eligible Currency using the Applicable Conversion Rate if, after giving effect to such exchange, (i) the Borrower is in compliance with the Foreign Currency Sublimit and (ii) the Borrower will have sufficient amounts in the Eligible Currency being converted to pay all amounts that it is aware will be payable pursuant to Sections 8.3(a)(i)(A)-(M) and 8.3(a)(ii)(A), (B), (E), (G) and (J) (calculated on a pro forma basis) in such Eligible Currency on the immediately following Distribution Date or such Distribution Date, as applicable. Such requirements shall be deemed satisfied upon delivery of instructions in respect thereof from the Servicer to the Collateral Custodian.

(c)             The Servicer shall maintain for each Loan Party and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of a Servicer Default, deliver to the Facility Agent copies of all Records in its possession which evidence or relate to the Collections.

(d)             The Servicer ~~shall, as soon as reasonably practicable following receipt thereof, turn over to the applicable Person any cash collections or other cash proceeds received with respect to each Collateral Obligation that do not constitute Collections or were paid in connection with a Retained Interest.~~will use commercially reasonable efforts to direct the collection of all payments called for under the terms and provisions of the Collateral Obligations included in the Collateral as and when the same become due, all in accordance with the Servicing Standard.

(e)             Reserved.

(f)              ~~(e)~~ On each Measurement Date, ~~(i) the Servicer (on behalf of the Borrower) shall re-determine the status of each Eligible Collateral Obligation as of such date and provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Agent and, as a consequence thereof, Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date and (ii)~~ the Servicer shall provide to the Facility Agent ~~the~~an updated Borrowing Base Certificate ~~pursuant to Section 6.2(o).~~, which updated Borrowing Base Certificate shall clearly identify any Collateral Obligations that were Eligible Collateral Obligations as of the previous Measurement Date but which, as of such Measurement Date, are no longer Eligible Collateral Obligations.

(g)             ~~(f)~~ The Servicer may ~~(with notice to the Facility Agent)~~ execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys in fact; provided that, it shall remain liable for all such duties as if it performed such duties itself.

Section 7.4              Representations and Warranties of the Servicer. The Servicer represents, warrants and covenants as of the Effective Date and each Funding Date as to itself (unless such representation is expressly made only as of a specific date set forth below):

(a)             Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted;

(b)             Due Qualification. It is duly qualified to do business as a corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a Material Adverse Effect;

(c)             Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement and the Transaction Documents to which it is a party (in any capacity) and to perform its obligations hereunder and thereunder; and the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party (in any capacity) have been duly authorized by the Servicer by all necessary corporate action;

(d)             Binding Obligations. This Agreement and the Transaction Documents to which it is a party (in any capacity) have been duly executed and delivered by the Servicer and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing;

(e)             No Violation. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party (in any capacity), the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any material indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound, (B) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such material indenture, agreement, mortgage, deed of trust or other instrument (except as may be created pursuant to this Agreement or any other Transaction Document and other than Permitted Liens), or (C) violate in any material respect any Applicable Law except, in ~~the~~each case ~~of subclauses (B) and (C)~~, to the extent that such conflict or violation would not reasonably be expected to have a Material Adverse Effect;

(f)              No Proceedings. There are no proceedings or investigations pending or, to the best of the Servicer’s knowledge, threatened against it, before any Official Body having jurisdiction over it or its properties (A) asserting the invalidity of any of the Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents or (C) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect;

(g)             No Consents. No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Official Body having jurisdiction over it or any of its properties is required to be made in connection with the execution, delivery or performance of this Agreement and the Transaction Documents to which it is a party (in any capacity) or the consummation of the transactions contemplated thereby, in each case other than (A) consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consents, licenses, approvals, authorizations, orders, registrations, declarations or filings would not have a Material Adverse Effect;

(h)             ~~[~~Reserved~~]~~;

(i)              Reports Accurate. No Officer’s Certificate of the Servicer, Monthly Report, Advance Request, Borrowing Base Certificate, information, exhibit, financial statement, document, book, record or report furnished by the Servicer to the Facility Agent, the Collateral Agent, the Lenders, the Agents, or the Collateral Custodian in connection with this Agreement is inaccurate in any material respect as of the date it is dated (or, with respect to any information therein which refers to an earlier date, as of such earlier date specified therein), and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect; provided that, solely with respect to written or electronic information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Loan, such information need only be accurate, true and correct to the knowledge of the Servicer; provided~~,~~  further~~,~~ that, the foregoing proviso shall not apply to any information from an Obligor presented in an Officer’s Certificate of the Servicer, Monthly Report, Advance Request or Borrowing Base Certificate. Any projections or forward-looking information (including such statements with respect to the collectability of, or risks or benefits associated with a Loan) provided by or on behalf of the Servicer were prepared in good faith based on assumptions believed by the Servicer to be reasonable at the time so prepared;

(j)              ~~[~~Reserved~~]~~;

(k)             ~~Eligibility of Collateral Obligations. All Collateral Obligations included as Eligible Collateral Obligations in the most recent calculation of any Borrowing Base required to be determined hereunder  were Eligible Collateral Obligations as of the  date of such calculation;~~Reserved;

(l)              Collections. The Servicer acknowledges that all Collections received by it or its Affiliates (other than any Excluded Amount) are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account;

(m)            ~~[~~Reserved~~]~~;

(n)             Solvency. The Servicer is not the subject of any Insolvency Event~~. The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not solvent~~;

(o)             Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or the other Transaction Documents (including, without limitation, the use of the Proceeds from the pledge of the Collateral) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Federal Reserve Board;

(p)             No Injunctions. No injunction, writ, restraining order or other order of any nature materially adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party;

(q)             ~~[~~Reserved~~].~~ ;

(r)              Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Facility Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; and

(s)             Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of the Borrower, no selection procedures were employed which are intended to be adverse to the interests of any Agent or Lender.

Section 7.5              Covenants of the Servicer. Until the date on or after the Facility Termination Date on which the Commitments have been terminated in full and the Obligations (other than contingent Obligations for which no claim has been made) shall have been repaid in full:

(a)             Compliance with Agreements and Applicable Laws. The Servicer shall perform each of its obligations under this Agreement and the other Transaction Documents and comply with all Applicable Laws, in each case in all material respects, including those applicable to the Collateral Obligations and all Collections thereof, except to the extent that the failure to so perform or comply would not reasonably be expected to have a Material Adverse Effect.

(b)             Maintenance of Existence and Conduct of Business. The Servicer shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a corporation and its rights and franchises in the jurisdiction of its formation and (B) qualify and remain qualified as a foreign corporation in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a Material Adverse Effect; and (ii) ~~continue to conduct its business substantially as now conducted or as otherwise permitted hereunder or under its organizational documents; and (iii)~~ at all times maintain, preserve and protect all of its applicable licenses, permits, charters and registrations except where the failure to maintain, preserve and protect such licenses, permits, charters and registrations would not reasonably be expected to have a Material Adverse Effect.

(c)             Books and Records. The Servicer shall ~~keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Servicer in accordance with GAAP,~~ maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Obligations.

(d)             Payment, Performance and Discharge of Obligations. The Servicer shall pay, perform and discharge or cause to be paid, performed and discharged promptly all Charges payable by it except where the failure to so pay, discharge or otherwise satisfy such obligation would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

(e)             ERISA. The Servicer shall give the Facility Agent and each Lender prompt written notice of any ERISA Event that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

(f)              Compliance with Collateral Obligations and Servicing Standard. The Servicer, at its expense, shall comply with the Servicing Standard in all material respects with respect to all Collateral Obligations.

(g)             Maintain Records of Collateral Obligations. The Servicer shall, at its own cost and expense, maintain reasonably satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Servicer shall maintain its computer systems so that, from and after the time of sale of any Collateral Obligation to such Loan Party, the Servicer’s master computer records (including any back-up archives) that refer to such Collateral Obligation shall indicate the interest of any Loan Party and the Collateral Agent in such Collateral Obligation and that such Collateral Obligation is owned by such Loan Party and has been pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement.

(h)             ~~[~~Reserved~~]~~.

(i)              Mergers. The Servicer shall not directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that the Servicer shall be allowed to merge with any entity so long as either (x) the Servicer remains the surviving entity of such merger and such merger does not result in a Change of Control or (y) it is merged with any “business development company” (within the meaning of the 1940 Act) managed by GC Advisors LLC or its Affiliates and the merger would not result in non-compliance with the EU Securitization Rules by an SR Lender (a “Permitted BDC Merger”). The Servicer shall give prior written notice of any merger to the Facility Agent; provided that, prior written notice shall be deemed provided pursuant to this Section 7.5(i) upon any public announcement by the Servicer or any party to a Permitted BDC Merger, including any announcement of a proposed merger or definitive merger agreement.

(j)              Servicing Obligations. The Servicer will not (i) agree to any amendment, waiver or other modification of any Transaction Document to which it is a party and to which the Facility Agent is not a party without the prior written consent of the Facility Agent, (ii) after the occurrence and during the continuation of an Event of Default or a Servicer Default, agree or permit the Borrower to agree to a Material Modification with respect to any Collateral Obligation or (iii) interpose any claims, offsets or defenses it may have as against the Borrower as a defense to its performance of its obligations in favor of any Affected Person hereunder or under any other Transaction Documents.

(k)             ~~[~~Reserved~~]~~.

(l)              Obligor Reports. The Servicer shall furnish to the Facility Agent, with respect to each Obligor: (i) to the extent received by any Loan Party and/or the Servicer pursuant to the Underlying Instrument, the complete financial reporting package with respect to such Obligor and with respect to each Loan for such Obligor provided to the applicable Loan Party and/or the Servicer quarterly by such Obligor, which delivery shall be made within 60 days after the end of such Obligor’s fiscal quarters (excluding the last fiscal quarter of such Obligor’s fiscal year) and within 120 days after the end of such Obligor’s fiscal year, and (ii) asset and portfolio level monitoring reports prepared by the Servicer with respect to the Loans, which delivery shall be made within 60 days of the end of such Obligor’s fiscal quarter (excluding the last fiscal quarter of such Obligor’s fiscal year) and within 120 days after the end of such Obligor’s fiscal year. The Servicer will promptly deliver solely to the Facility Agent, upon reasonable request and to the extent received by the applicable Loan Party and/or the Servicer, all other documents and information required to be delivered by the Obligors to the applicable Loan Party with respect to any Loan included in the Collateral. Upon demand by the Facility Agent, the Servicer will provide such other information as the Facility Agent may reasonably request with respect to any Collateral Obligation or Obligor (to the extent reasonably available to the Servicer without undue burden or expense).

Documents required to be delivered pursuant to this Section 7.5(l) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) the Servicer posts such documents, or provides a link thereto in accordance with Schedule 17.3, (ii) such documents are posted by or on behalf of the Servicer on an internet or intranet website, if any, to which each Lender and the Facility Agent have access (whether a commercial, third-party website or whether sponsored by the Facility Agent) or (iii) the Servicer provides to the Facility Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided that, the Servicer shall notify the Facility Agent (by facsimile or electronic mail) of the posting pursuant to clause (i) and clause (ii) above of any such documents and, upon any Lender becoming party hereto after the Effective Date pursuant to an assignment or joinder in accordance with Article XV, the Servicer and the Facility Agent shall reasonably cooperate to agree on a procedure (or the appointment of an agent or third-party) for purposes of forwarding and/or posting such documents to such Lender.

Notwithstanding the foregoing or anything herein to the contrary, (i) none of the Loan Parties, the Equityholder or the Servicer shall be required to provide any such information (including, without limitation, documents, reports, letters, recommendations or other records or information) to the extent it is prohibited from disclosing or providing such information to the Facility Agent or any Lender pursuant to applicable confidentiality restrictions (it being understood that, any failure to provide any financial reporting package pursuant to clause (c) of the definition of “Revaluation Event” may still, unless waived by the Facility Agent in its sole discretion, constitute a Revaluation Event hereunder notwithstanding this clause (i) and irrespective of any confidentiality restrictions) and (ii) but subject in all cases to Section 17.14(c), any IC Memo shall only be delivered to the Facility Agent and shall not be shared with any Lender or any other Person.

(m)             ~~[~~Reserved~~]~~.

(n)             Commingling. The Servicer shall not, and shall not permit any of its Affiliates to, deposit any funds that do not constitute Collections or other proceeds of any Collateral Obligations into the Collection Account~~.~~; provided that, for the avoidance of doubt, this clause (n) shall not prohibit the deposit of proceeds of a capital contribution made by the Equityholder to the Borrower pursuant to this Agreement and in accordance with the Borrower’s Constituent Documents (or any deemed contribution pursuant to the applicable Sale Agreement).

(o)             Taxes. The Equityholder shall file on a timely basis all federal and other material Tax returns (including foreign, federal, state, local and otherwise) required to be filed, if any, and shall pay all federal and other material Taxes due and payable by it (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Equityholder).

(p)             Proceedings. The Servicer shall furnish to the Facility Agent, as soon as possible and in any event within three (3) Business Days after the Servicer receives notice or obtains actual knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral or the Servicer, in each case which could reasonably be expected to cause a material adverse effect.

Section 7.6   Servicing Fees; Payment of Certain Expenses by Servicer. On each Distribution Date, to the extent not waived, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fee for the related Accrual Period pursuant to Section 8.3(a). The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and each other Transaction Document.

Section 7.7 Collateral Reporting. The Servicer shall use commercially reasonable efforts to cooperate with the Collateral Agent in the performance of the Collateral Agent’s duties under Section 11.3. Without limiting the generality of the foregoing, the Servicer shall supply in a timely fashion any information maintained by it that the Collateral Agent may from time to time request with respect to the Collateral Obligations and reasonably necessary to complete the reports and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder.

Section 7.8 Notices. The Servicer shall deliver to the Facility Agent and the Collateral Agent, promptly after having obtained knowledge thereof, notice of any Servicer Default, Event of Default or Material Modification. The Servicer shall deliver to the Facility Agent and the Collateral Agent, promptly after a Responsible Officer having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer’s Certificate of any Unmatured Servicer Default or Unmatured Event of Default.

Section 7.9 Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records. (a) Each of the Borrower (including on behalf of each Securitization Subsidiary) and the Servicer shall permit representatives of the Facility Agent (upon prior written notice and only during the normal business hours of the Borrower and the Servicer) at such time as the Facility Agent shall reasonably request (x) to inspect and make copies of and abstracts from its records relating to the Collateral Obligations, and (y) to visit its properties in connection with the collection, processing or servicing of the Collateral Obligations for the purpose of examining such records, and to discuss matters relating to the Collateral Obligations or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. Each Loan Party and the Servicer agrees to render to the Facility Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided, that, such assistance shall not interfere in any material respect with the Servicer’s business and operations. So long as no Unmatured Event of Default, Event of Default, Unmatured Servicer Default or Servicer Default has occurred and is continuing, such visits and inspections shall occur only (i) upon three Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. During the existence of an Unmatured Event of Default, an Event of Default, an Unmatured Servicer Default or a Servicer Default, there shall be no limit on the timing or number of such inspections and no prior notice will be required before any inspection.

(b)               Each Loan Party (and in the case of the Securitization Subsidiaries, the Borrower on behalf of the Securitization Subsidiaries) and the Servicer, as applicable, shall provide to the Facility Agent access to the Collateral Obligations and all other documents regarding the Collateral Obligations included as part of the Collateral and the Related Security in each case, in its possession, in such cases where the Facility Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon three Business Days’ prior written notice (so long as no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing), (ii) during normal business hours and (iii) up to once per calendar year (so long as no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing). From and after the Effective Date and periodically thereafter at the reasonable discretion of the Facility Agent, the Facility Agent may review the Borrower’s and the Servicer’s collection and administration of the Collateral Obligations in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as this Agreement and may, no more than once in any calendar year, conduct an audit of the Collateral Obligations and Records in conjunction with such review, subject to the limits set forth in Section 7.9(d).

(c)               Nothing in this Section 7.9 shall derogate from the obligation of any Loan Party and the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as a result of such obligation shall not constitute a breach of this Section 7.9.

(d)               The Borrower shall bear the costs and expenses of all audits and inspections permitted by this Section 7.9 as well as Section 18.6.

Article VIII

ACCOUNTS; PAYMENTS

Section 8.1            Accounts. (a)  On or prior to the Effective Date, the Servicer or each Securitization Subsidiary, as applicable, shall establish each Account in the name of the Borrower and each Account shall be a segregated, non-interest bearing trust account established with the Securities Intermediary, who shall forward funds from the Collection Account to the Collateral Agent upon its request for application by the Collateral Agent pursuant to Section 8.3(a); provided that, notwithstanding the foregoing, Accounts denominated in an Eligible Currency other than Dollars may be established after the Eighth Amendment Effective Date but prior to the date any Advance is made in such Eligible Currency. If at any time a Responsible Officer of the Collateral Agent obtains actual knowledge that any Account ceases to be an Eligible Account (with notice to the Servicer and the Facility Agent), then the funds in such Account shall be transferred to an account at another institution where such account meets the requirements of an Eligible Account.

Except as set forth below, amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower (i) to fund any draw requests of the relevant Obligors under any Variable Funding Asset, or (ii) to make a deposit into the Collections Account as Principal Collections if, after giving effect to such withdrawal, the aggregate amount on deposit in the Unfunded Exposure Account is equal to or greater than (~~i~~x) prior to the end of the Revolving Period, the Revolving Liquidity Adjustment Amount and (~~ii~~y) after the end of the Revolving Period, the Aggregate Unfunded Amount.

Following the Facility Termination Date, any draw request made by an Obligor under a Variable Funding Asset included in the Collateral, along with wiring instructions for the applicable Obligor, shall be forwarded by the Servicer to the Collateral Agent (with a copy to the Facility Agent) along with an instruction to the Collateral Agent to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied, and the Collateral Agent shall fund such draw request in accordance with such instructions from the Servicer.

Following the end of the Revolving Period, if a Loan Party shall receive any Principal Collections from an Obligor with respect to a Variable Funding Asset included in the Collateral and, as of the date of such receipt (and after taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Amount (the amount of such shortfall, in each case, the “Unfunded Exposure Shortfall”), the Servicer shall direct the Collateral Agent to and the Collateral Agent shall deposit into the Unfunded Exposure Account an amount of such Principal Collections equal to the lesser of (~~a~~x) the aggregate amount of such Principal Collections and (~~b~~y) the Unfunded Exposure Shortfall.

(b)               All amounts held in any Account shall, to the extent permitted by Applicable Law, be invested by the Collateral Agent~~, as~~ in the Standby Directed Investment or as otherwise directed by the Servicer in writing ~~(or, if the Servicer fails to provide such direction, such amounts shall remain uninvested)~~, in Permitted Investments that mature (i) with respect to the Collection Account, not later than one Business Day prior to the Distribution Date for the Accrual Period to which such amounts relate and (ii) with respect to the Unfunded Exposure Account, on the immediately following Business Day. Any such written direction shall certify that any such investment is authorized by this Section 8.1. Investments in Permitted Investments shall be made in the name of the Borrower, and, except as specifically required below, such investments shall not be sold or disposed of prior to their maturity. If any amounts are needed for disbursement from the Collection Account and sufficient uninvested funds are not available therein to make such disbursement, the Collateral Agent shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account to make such disbursement in accordance with and upon the written direction of the Servicer or, if the Servicer shall fail to give such direction, the Facility Agent. The Collateral Agent shall, upon written request, provide the Facility Agent with all information in its possession regarding transfer into and out of the Collection Account (including, but not limited to, the identity of the counterparty making or receiving such transfer). In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith, or for any failure of the Servicer or the Facility Agent, as applicable, to timely provide investment instructions or disposition instructions, as applicable, to the Collateral Agent. To the extent agreed to by the Borrower or the Servicer, the Collateral Agent or the Collateral Custodian and their respective Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s or the Collateral Custodian’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments, and (iii) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

(c)               Neither the Borrower nor the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in any Account, except to the extent explicitly set forth herein (including, without limitation, the withdrawal rights ~~for the Unfunded Exposure Account~~ set forth in this Article VIII and in Section ~~8.1(a)~~10.16).

Subject to the other provisions hereof, after the delivery of a Notice of Exclusive Control (as defined in the Account Control Agreement), the Collateral Agent shall have sole Control (within the meaning of the UCC) over each Account and each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner that complies with this Section 8.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Accounts shall be deposited or transferred to the Collection Account and distributed pursuant to Section 8.3(a).

(d)               The Equityholder may, from time to time in its sole discretion (x) deposit amounts into the Principal Collection Account, the Interest Collection Account or the Unfunded Exposure Account and/or (y) transfer Eligible Collateral Obligations as equity contributions to the Borrower. All such amounts will be included in each applicable compliance calculation under this Agreement, including, without limitation, calculation of the Borrowing Base, the Maximum Availability and the Minimum Equity Condition.

Section 8.2            Excluded Amounts. The Servicer may direct the Collateral Agent and the Securities Intermediary to withdraw from the applicable Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Facility Agent and the Collateral Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Facility Agent, which report shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such notice.

Section 8.3            Distributions, Reinvestment and Dividends. (a) On each Distribution Date, the Collateral Agent shall distribute from the Collection Account, in accordance with the applicable Monthly Report prepared by the Collateral Agent and approved by the Servicer pursuant to Section 8.5, the Amount Available for such Distribution Date in the following order of priority:

(i)                From the Interest Collection Account, the Amount Available constituting Interest Collections for such Distribution Date in the following order of priority:

(A)             FIRST, to the payment of taxes and governmental fees owing by the Borrower, if any, which expenses shall not exceed $50,000 in any calendar year;

(B)              SECOND, first (1) to the Collateral Agent, the Securities Intermediary and the Collateral Custodian, any accrued and unpaid Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses for the related Accrual Period, which expenses shall not exceed in the aggregate the amount of the Capped Fees/Expenses~~,~~; second (2) to the Facility Agent and the Agents on behalf of their respective Lenders, all accrued and unpaid Indemnified Amounts due to the Lenders, the Agents and the Facility Agent, which amounts shall not exceed $100,000 in any calendar year; and third (3) to the Servicer, any accrued and unpaid Servicer Expenses, which Servicer Expenses shall not exceed ~~either (x)~~ $~~25,000 on any Distribution Date or (y) $90,000~~100,000 in any calendar year; and ~~third~~fourth (~~3~~4) to the Reporting Agent, expenses which shall not exceed $100,000 in any calendar year;

(C)              THIRD, first (1) to the extent not waived by the Servicer, to the Servicer, any accrued and unpaid Servicing Fee for the related Accrual Period in an amount not to exceed $75,000 on any Distribution Date; and second (2) pro rata~~,~~  based on the amounts owed to such Persons under this Section 8.3(a)(i)(C), to the Lenders, an amount equal to the Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date);

(D)             FOURTH, ~~pro rata, based on the amounts owed to such Persons under this Section 8.3(a)(i)(D),~~first (1) to the Facility Agent and the Agents on behalf of their respective Lenders, all accrued and unpaid Fees ~~and Indemnified Amounts~~ due to the Lenders, the Agents and the Facility Agent; and second (2) to the Hedge Counterparties, any amounts owed on the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;

(E)              FIFTH, first (1) ~~first,~~ to the Agents on behalf of their respective Lenders pro rata in accordance with the amount of the Advances Outstanding in the amount necessary to eliminate any outstanding Borrowing Base Deficiency and reduce the Advances Outstanding to an amount not to exceed the Maximum Availability~~,~~; second (2) ~~second,~~ if the Minimum Equity Condition is not satisfied on such Distribution Date, (x) to the Agents on behalf of their respective Lenders pro rata in accordance with the amount of the Advances Outstanding in the amount necessary to reduce the Advances Outstanding or (y) to the Principal Collection Account as Principal Collections for application in accordance with Section 8.3(b) until the Minimum Equity Condition is satisfied; third (3) ~~third,~~ solely during the Revolving Period, if the Diversity Score is less than ~~10~~8 but greater than or equal to ~~8~~6, at the option of the Servicer, to the Principal Collection Account as Principal Collections for application in accordance with Section 8.3(b) in the amount necessary (as determined by the Servicer in its reasonable discretion) to increase the Diversity Score above ~~10~~8; and fourth (4) ~~fourth,~~ to the Agents on behalf of their respective Lenders pro rata in accordance with the amount of the Advances Outstanding in the amount necessary to reduce the Advances Outstanding to an amount such that after giving effect to such reduction (x) the Foreign Currency Advance Amount is less than (y) the Foreign Currency Sublimit multiplied by 102.5%;

(F)              SIXTH, first (1) during the Revolving Period (other than during any Ramp-Up Period in connection with a Permitted Securitization), if the Diversity Score is less than 8, to the Agents on behalf of their respective Lenders pro rata to repay the Advances Outstanding; and second (2) after the end of the Revolving Period (other than during any Ramp-Up Period in connection with a Permitted Securitization), if the Diversity Score is less than 6, to the Agents on behalf of their respective Lenders pro rata to repay the Advances Outstanding;

(G)             SEVENTH, to the extent not ~~waived by the Servicer~~previously paid pursuant to Section 8.3(a)(i)(C)(1) above, to the Servicer, any accrued and unpaid Servicing Fee for the related Accrual Period;

(H)             EIGHTH, to any Affected Persons, any Increased Costs then due and owing;

(I)               NINTH, pro rata based on amounts owed to such Persons under this Section 8.3(a)(i)(I), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;

(J)               TENTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(A) above, to the payment of taxes and governmental fees owing by the Borrower, if any;

(K)             ELEVENTH, to the extent not previously paid by or on behalf of the Borrower, to each Indemnified Party, any Indemnified Amounts then due and owing to each such Indemnified Party;

(L)              TWELFTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(B) above, to the Collateral Agent and the Collateral Custodian, any Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses due to the Collateral Agent and the Collateral Custodian;

(M)            THIRTEENTH, to pay any other amounts due and payable by the Borrower or otherwise under this Agreement and the other Transaction Documents and not previously paid pursuant to this Section 8.3(a);

(N)             FOURTEENTH, first (1) at the option of the Equityholder, to the Equityholder (or any permitted designee thereof) in the amount necessary to make any BDC Tax Distribution; and second (2) during the Revolving Period, (~~1~~x) during an Unmatured Event of Default, to remain in the Interest Collection Account as Interest Collections~~,~~  and (~~2~~y) otherwise, at the option of the Servicer, ~~either~~ such Amount Available (i) to the ~~Servicer,~~Equityholder or the Borrower, (ii) to remain in the Principal Collection Account as Principal Collections or (iii) to remain in the Interest Collection Account as Interest Proceeds; and

(O)             FIFTEENTH, after the Revolving Period, first (1) during an Unmatured Event of Default or Event of Default, to remain in the Interest Collection Account as Interest Collections ~~(other than amounts necessary to make any BDC Tax Distribution),~~; and second (2) otherwise, such remaining Amount Available, to the Equityholder or the Borrower.

(ii)               From the Principal Collection Account, the Amount Available constituting Principal Collections for such Distribution Date in the following order of priority:

(A)             FIRST, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clauses (A) through (F), in that order, but, in each case, only to the extent not paid in full thereunder;

(B)              SECOND, after the end of the Revolving Period, to the Agents on behalf of their respective Lenders pro rata to repay the Advances Outstanding;

(C)              THIRD, during the Revolving Period, in an amount directed by the Servicer (unless such entity is unaffiliated with the initial Servicer, in which case the Equityholder), if any, to the Principal Collection Account as Principal Collections for application in accordance with Section 8.3(b);

(D)             FOURTH, to pay, in accordance with Section 8.3(a)(i) above, the amount referred to in clause (G) of such Section 8.3(a)(i) but, in each case, only to the extent not paid in full thereunder and not waived by the Servicer;

(E)              FIFTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clauses (H) and (I) of such Section 8.3(a)(i) but, in each case, only to the extent not paid in full thereunder;

(F)              SIXTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (J) of such Section 8.3(a)(i) but, in each case, only to the extent not paid in full thereunder;

(G)             SEVENTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (K) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder;

(H)             EIGHTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(B) or Section 8.3(a)(i)(L), to the Collateral Agent and the Collateral Custodian, any costs and expenses due to the Collateral Agent and the Collateral Custodian under the Transaction Documents (other than Increased Costs and Indemnified Amounts);

(I)                NINTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (M) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder;

(J)                TENTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (N) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder; and

(K)             ELEVENTH, first (1) during an Unmatured Event of Default or an Event of Default, to remain in the Principal Collection Account as Principal Collections ~~(other than amounts necessary to make any BDC Tax Distribution)~~ and second (2) otherwise, such remaining such Amount Available to the Equityholder or the Borrower.

(b)               During the Revolving Period, the Borrower may withdraw from the Collection Account any Principal Collections and apply such Principal Collections to (A) prepay the Advances Outstanding in accordance with Section 2.4 or (B) acquire additional Collateral Obligations (each such reinvestment of Principal Collections, a “Reinvestment”), subject to the following conditions:

(i)                the Borrower shall have given written notice to the Collateral Agent and the Facility Agent of the proposed Reinvestment at or prior to 3:00 p.m., New York City time, one Business Day prior to the proposed date of such Reinvestment (the “Reinvestment Date”). Such notice (the “Reinvestment Request”) shall be in the form of Exhibit C-2 and shall include (among other things) the proposed Reinvestment Date, the amount of such proposed Reinvestment and a Schedule of Collateral Obligations setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Reinvestment Date (if applicable);

(ii)               each condition precedent set forth in Section 6.2 shall be satisfied; and

(iii)                upon the written request of the Borrower (or the Servicer on the Borrower’s behalf) delivered to the Collateral Agent no later than 11:00 a.m. New York City time on the applicable Reinvestment Date, the Collateral Agent shall have provided to the Facility Agent by e-mail (to be received no later than 1:30 p.m. New York City time on that same day) a statement reflecting the total amount on deposit on such day in the Collection Account.

(c)               During the Revolving Period, the Borrower may direct the Collateral Agent to withdraw such funds for the purpose of making payments in respect of the Advances Outstanding in the applicable Eligible Currency at such time in accordance with and subject to the terms of Section 2.4.

Upon the satisfaction of the applicable conditions set forth in Section 6.2 and Section 8.3 (as certified by the Borrower to the Collateral Agent and the Facility Agent), the Collateral Agent shall release funds from the Principal Collection Account as directed by the Servicer in an amount not to exceed the lesser of (x) the amount requested by the Servicer for reinvestment or repayment and (y) the amount on deposit in the Principal Collection Account on such day.

(d)                (i) For purposes of Section 8.3, any Amount Available on deposit in an Interest Collection Account or a Principal Collection Account denominated in any Eligible Currency shall be applied on any Distribution Date (A) first, to make payments in such Eligible Currency and (B) second, to make payments in any other Eligible Currency (pro rata based on available amounts from each other Eligible Currency), as converted by the Borrower using the Applicable Conversion Rate; provided that, such payments shall be subject to availability of such funds pursuant to Section 8.3. For the avoidance of doubt, the Borrower shall only be required to make payments pursuant to Section 8.3(a)(i)(E)(4) in an Eligible Currency other than Dollars to extent that the Borrower has amounts available in such currency to make the payment.

(ii)                The Borrower ~~shall, on the Determination Date immediately preceding~~ (or the Servicer on behalf of the Borrower) shall, no less than two (2) Business Days prior to each Distribution Date, convert amounts on deposit in the Collection Accounts into the applicable Eligible Currency to the extent necessary to make payments pursuant to Section 8.3 (as determined by the Borrower or the Servicer, as applicable, using the Applicable Conversion Rate).

(ii)                The Borrower may, on any Business Day, convert amounts on deposit in the Collection Accounts into any Eligible Currency using the Applicable Conversion Rate or direct the Collateral Agent to so convert.

(e)               At any time, the Borrower may withdraw from the Principal Collection Account the proceeds of any Advance on deposit therein as may be needed to settle any pending acquisition of an Eligible Collateral Obligation.

Section 8.4            Fees. The Borrower shall pay the Undrawn Fee, the Make-Whole Fee, the Prepayment Fee and any other fees (collectively, “Fees”) in the amounts and on the dates set forth herein or in one or more fee letter agreements, dated the date hereof (or dated the date any Lender and its related Lender Group becomes a party hereto pursuant to an assignment or otherwise), signed by the Borrower, the applicable Agent and the Facility Agent (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, a “Fee Letter”).

Section 8.5            Monthly Report. The Collateral Agent shall prepare (based on information provided to it by the Servicer, the Facility Agent and the Lenders as set forth herein) a Monthly Report determined as of the close of business on each Determination Date and make available such Monthly Report to the Facility Agent (including by electronic delivery to csg.india@db.com), the Borrower and the Servicer on each Reporting Date starting with the Reporting Date in the first full calendar month after the Effective Date. If any party receiving any Monthly Report disagrees with any items of such report, it shall contact the Collateral Agent and notify it of such disputed item and provide reasonably sufficient information to correct such item, with ~~(if other than the Facility Agent)~~ a copy of such notice and information to the Facility Agent and the Servicer, as applicable. The Collateral Agent, the Servicer and the Facility Agent shall cooperate in good faith to promptly resolve any such dispute. If the Collateral Agent agrees with any such correction ~~and unless the Collateral Agent is otherwise timely directed by the Facility Agent~~, the Collateral Agent shall distribute a revised Monthly Report on the Business Day after it receives such information. If the Collateral Agent does not agree with any such correction ~~or it is directed by the Facility Agent that the Collateral Agent should not make such correction~~, the Collateral Agent shall (within one Business Day) contact the Facility Agent and the Servicer and request instructions on how to proceed. ~~The Facility Agent’s reasonable determination with regard to any disputed item in the Monthly Report shall be final.~~

Article IX

REPRESENTATIONS AND WARRANTIES OF EACH LOAN PARTY

In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Advances hereunder, each Loan Party hereby represents and warrants to the Facility Agent, the Agents and the Lenders as to itself, as of the Effective Date and each Funding Date, as follows:

Section 9.1           Organization and Good Standing. It has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It ~~had at all relevant times and now has,~~has all requisite power, authority and legal right (x) to acquire and own the Collateral Obligations and the Related Security, and to grant to the Collateral Agent a security interest in the Collateral Obligations and the Related Security and the other Collateral and (y) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

Section 9.2            Due Qualification. It is duly qualified to do business and has obtained all necessary licenses and approvals and made all necessary filings and registrations in all jurisdictions, where ownership, lease or operation of its properties or the conduct of its business required such qualification, license, approval, filing or registration, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 9.3            Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; it has full power, authority and legal right to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral Obligations and the other Collateral (subject to Permitted Liens) and has duly authorized such grant by all necessary action and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by it by all necessary action.

Section 9.4            Binding Obligations. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by it and are enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

Section 9.5            Security Interest. This Agreement creates a valid and continuing Lien on the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC, and is enforceable as such against creditors of and purchasers from such Loan Party; the Collateral is comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which such Loan Party has complied with its obligations as set forth herein; with respect to Collateral that constitute Security Entitlements (a) all of such Security Entitlements have been credited to the Accounts and the Securities Intermediary has agreed to treat all assets credited to the Accounts as Financial Assets, (b) such Loan Party has taken all steps necessary to enable the Collateral Agent to obtain Control with respect to the Accounts and (c) the Accounts are not in the name of any Person other than such Loan Party, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties; such Loan Party has not instructed (as defined in the Account Control Agreement) the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control (as defined in the Account Control Agreement), such Loan Party may, or may cause the Servicer to cause cash in the Accounts to be invested or distributed in accordance with this Agreement; all Accounts constitute Securities Accounts; such Loan Party owns and has good and marketable title to the Collateral free and clear of any Lien (other than Permitted Liens); such Loan Party has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the State of Delaware; all original executed copies of each underlying promissory note constituting or evidencing any Collateral Obligation have been or, subject to the delivery requirements contained herein and/or Section 18.3, will be delivered to the Collateral Custodian; the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian or its bailee is holding each underlying promissory note evidencing a Collateral Obligation solely on behalf of the Collateral Agent for the benefit of the Secured Parties; none of the underlying promissory notes that constitute or evidence the Collateral Obligations has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent on behalf of the Secured Parties; with respect to Collateral that constitutes a Certificated Security, such certificated security has been delivered to the Collateral Custodian and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Custodian or in blank by an effective Indorsement or has been registered in the name of the Collateral Custodian upon original issue or registration of transfer by the Borrower of such Certificated Security, in each case to be held by the Collateral Custodian on behalf of the Collateral Agent for the benefit of the Secured Parties; and in the case of an Uncertificated Security, by (A) causing the Collateral Custodian to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

Section 9.6            No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party, ~~shall~~do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its Constituent Documents, or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate in any material respect any Applicable Law or in any way materially adversely affect its ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

Section 9.7            No Proceedings. There are no proceedings or investigations pending or, to its knowledge, threatened against it, before any Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that ~~might~~would reasonably be expected to materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents or (D) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on ~~any of~~ the Collateral or on the assignments and security interests granted by such Loan Party in this Agreement.

Section 9.8            No Consents. It is not required to obtain the material consent of any other Person or any material approval, authorization, consent, license, approval or authorization, or registration or declaration with, any Official Body having jurisdiction over it or its properties in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party, in each case other than consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof or with respect to which the failure to obtain or make would not have a Material Adverse Effect.

Section 9.9            Solvency. ~~It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Transaction Documents. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, it will have an adequate amount of capital to conduct its business in the foreseeable future.~~

After giving effect to each Advance made hereunder, such Loan Party is Solvent.

Section 9.10        Compliance with Laws. It ~~has complied and will comply~~is in compliance in all material respects with all Applicable Laws, judgments, agreements with Official Bodies, decrees and orders with respect to its business and properties and all Collateral.

Section 9.11        Taxes. For U.S. federal income tax purposes, it is, and always has been, an entity disregarded as separate from the Equityholder and the Equityholder is a U.S. Person. It has filed on a timely basis all federal and other material Tax returns required to be filed, if any, and has paid all federal and other material Taxes due and payable by it, or levied or imposed against it or any of its property (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party). Any Taxes payable by such Loan Party in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby including the transfer of each Collateral Obligation and the Related Security to such Loan Party have been paid or shall have been paid if and when due at or prior to the Effective Date or the Advance Date, as applicable.

Section 9.12        ~~Monthly Report~~Reserved. ~~Each Monthly Report is accurate in all material respects as of the date thereof.~~

Section 9.13        No Liens, Etc. The Collateral and each part thereof is owned by such Loan Party free and clear of any Adverse Claim ~~or restrictions on transferability~~(other than Permitted Liens) and such Loan Party has the full right, power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, ~~will have~~has acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in each Collateral Obligation and the other Collateral, free and clear of any Adverse Claim ~~or restrictions on transferability~~, to the extent (as to perfection and priority with respect to such other Collateral) that a security interest in such other Collateral may be perfected under the applicable UCC. Such Loan Party has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral and ~~no effective~~has not filed or authorized the filing of a financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming ~~or purportedly naming such~~the applicable Loan Party ~~or any of its Affiliates~~ as debtor and covering all or any part of the Collateral ~~is on file~~ in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto or as necessary or advisable in connection with the Sale Agreement; provided that, this sentence shall not be construed so as to apply to any asset acquired from an Affiliate of the Borrower that was subject to the lien of a creditor that was released on or prior to the sale of such Collateral to the Borrower. There are no judgments or Liens for Taxes with respect to such Loan Party and no claim has been asserted by any Official Body with respect to the Taxes of such Loan Party (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Loan Party).

Section 9.14        Information True and Correct. All information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore furnished by or on behalf of the Borrower in writing to any Agent, the Collateral Custodian or the Facility Agent in connection with this Agreement or any transaction contemplated hereby (~~including, without limitation, prior to the Effective Date but~~ after taking into account all updates, modifications and supplements to such information) is (when taken as a whole) true and correct in all material respects (or if not prepared by or under the direction of the Borrower, is true and correct in all material respects to the Borrower’s knowledge) as of the date provided (or, with respect to any information therein which refers to an earlier date, as of such earlier date specified therein) and does not omit to state a material fact necessary to make the statements contained therein (when taken as a whole), in light of the circumstances under which they were made, not misleading (or, if not prepared by or under the direction of the Borrower, does not omit to state such a fact to the Borrower’s knowledge). Without limiting the foregoing, all Collateral Obligations included as Eligible Collateral Obligations in the calculation of the Borrowing Base in the most recently delivered Monthly Report ~~are~~were Eligible Collateral Obligations as of the date of such calculation.

Section 9.15        Bulk Sales. The grant of the security interest in the Collateral by such Loan Party to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for such Loan Party and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

Section 9.16        Collateral. Except as otherwise ~~expressly~~ permitted or required by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person.

Section 9.17        Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of the Borrower, no selection procedures were employed which are intended to be adverse to the interests of the Facility Agent, any Agent or any Lender.

Section 9.18        Indebtedness. Such Loan Party has no Indebtedness or other indebtedness, secured or unsecured, ~~direct or contingent (including guaranteeing any obligation),~~ other than (i) Indebtedness incurred or permitted under the terms of the Transaction Documents ~~and~~, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents, (iii) obligations permitted under its Constituent Documents and (iv) pursuant to customary indemnification, expense reimbursement and similar provisions under the Underlying Instruments.

Section 9.19        No Injunctions. No injunction, writ, restraining order or other court order of any nature materially and adversely affects the performance of its obligations under this Agreement or any Transaction Document to which it is a party.

Section 9.20        No Subsidiaries. Such Loan Party has no Subsidiaries other than, in the case of the Borrower, the Securitization Subsidiaries party hereto.

Section 9.21        ERISA Matters.

(a)               The Borrower does not sponsor, maintain, or contribute to, and has ~~never~~not within the previous six years sponsored, maintained, or contributed to~~,~~  and, except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Affiliate sponsors, maintains, contributes to, or has any liability in respect of, or has ever sponsored, maintained, contributed to, or had any liability in respect of, a Plan.

(b)               No ERISA Event has occurred on or prior to the date that this representation is made or deemed made that, whether alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

(c)               The Borrower is not~~, and will not become at any time while any Obligations are outstanding,~~  a Benefit Plan Investor.

Section 9.22        Investment Company Status. Such Loan Party is not an “investment company” as such terms are defined in the 1940 Act.

Section 9.23        ~~Set-Off, Etc~~Reserved. ~~No Collateral Obligation has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by such Loan Party or the Obligor thereof, and no Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by such Loan Party or the Obligor with respect thereto, except, in each case, pursuant to the  Transaction Documents and for amendments, extensions and modifications, if any, to such Collateral otherwise permitted hereby and  in accordance with the Servicing Standard.~~

Section 9.24        Collections. Such Loan Party acknowledges that (i) all Obligors (and related agents) have been directed to make all payments directly to the Collection Account and (ii) all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the applicable Collection Account in accordance with Section 10.10.

Section 9.25        Value Given. Such Loan Party has given fair consideration and reasonably equivalent value (which, for the avoidance of doubt, may be in the form of an increase of the value of the Equityholder’s equity interests in the Borrower) to the Equityholder in exchange for the purchase of the Collateral Obligations (or any number of them). No such transfer has been made for or on account of an antecedent debt and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

Section 9.26        Use of Proceeds. Such Loan Party is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock ~~and none of the proceeds of the Advances will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the Federal Reserve Board from time to time~~.

Section 9.27        Separate Existence. Such Loan Party is operated as an entity with assets and liabilities distinct from those of any of its Affiliates or any Affiliates of the Equityholder, and such Loan Party hereby acknowledges that the Facility Agent, each of the Agents and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon such Loan Party’s identity as a separate legal entity. Since its formation, such Loan Party has been ~~(and will be)~~ operated in such a manner as to comply with the covenants set forth in Section 10.5.

There is not ~~now, nor will there be at any time in the future,~~ any agreement or understanding between such Loan Party and the Equityholder (other than as expressly set forth herein and the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

Section 9.28        Transaction Documents. The Transaction Documents delivered, together with the Constituent Documents of the Borrower, to the Facility Agent represent all material agreements between the Equityholder, on the one hand, and the Loan Parties, on the other. Upon the purchase and/or contribution of each Collateral Obligation (or an interest in a Collateral Obligation) pursuant to the this Agreement or the Sale Agreement, the Loan Parties ~~shall be~~are the lawful owner of, and have good title to, as applicable, such Collateral Obligation and all assets relating thereto, free and clear of any Adverse Claim. All such assets are transferred to the Loan Parties, as applicable, without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the Loan Parties constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets ~~shall~~ constitute property of the Equityholder; provided that, with respect to any Participation Interest, such Loan Party shall not be the record owner of the underlying asset until such Participation Interest has been elevated to a loan.

Section 9.29        EEA Financial Institution. Such Loan Party is not an EEA Financial Institution.

Section 9.30        Anti-Terrorism, Anti-Money Laundering. (a)  Neither such Loan Party nor, to the knowledge of a Responsible Officer of the Borrower, any Affiliate, officer, employee or director, acting on behalf of such Loan Party is (i) ~~a country, territory, organization, person or entity named on~~the target of any sanctions ~~list~~ administered or imposed by the any of the U.S. Government including, without limitation, the Office of Foreign ~~Asset~~Assets Control (“OFAC”) ~~list, or any other list maintained for the purposes of sanctions enforcement by any of~~, the United Nations Security Council, the European Union, His Majesty’s Treasury in the UK~~, Germany, Canada, Australia, and any other country or multilateral organization~~ or any other governmental authority with jurisdiction over any Loan Party or, to the knowledge of a Responsible Officer of the Borrower, Germany, (collectively, “Sanctions”), ~~including without limitation, Afghanistan, the Crimean region of Ukraine, occupied territories in the “Donetsk People’s Republic” region of Ukraine, occupied territories in the “Luhansk People’s Republic” region of Ukraine, occupied territories in the “Kherson” region of Ukraine, occupied territories in the “Zaporizhzhia” region of Ukraine~~(ii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive Sanctions (as of the date hereof, Afghanistan, Cuba, Iran, North Korea, ~~and~~ Syria ~~(the~~ , and the Crimea, Donetsk, Kherson, Luhansk, and Zaporizhzhia regions of Ukraine) (“Sanctioned Countries”)~~; (B) a Person that resides, is organized or located in any of the Sanctioned Countries or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries; or (C) owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Person defined in either of the preceding clauses (A) or (B) (along~~, (iii) a target or subject of Sanctions due to ownership or control by any of the persons in (i) through (iii) herein, (iv) otherwise a target or subject of Sanctions (together with Persons defined in clauses (~~A) and (B)~~i) through (iii) herein, collectively, a “Sanction Target”); or (~~ii~~v) ~~is~~ a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision~~; or (iii) is a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns~~. Such Loan Party is and, to the knowledge of a Responsible Officer of the Borrower, each Affiliate, officer, employee or director, acting on behalf of such Loan Party is (and is taking no action which would result in any such Person not being) in compliance with ~~(a) all OFAC rules and regulations, (b) all United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other sanctions, embargos and trade restrictions that such Loan Party or any of its Affiliates is subject and (c) the Anti-Money Laundering Laws. In addition, the described purpose (“trade related business activities”) does not include any kind of activities or business of or with any Person or in any country or territory that is subject to or the target of any sanctions administered by the U.S. Government, OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations Security Council (including the Sanctioned Countries) and does not involve commodities or services of a Sanctioned Country origin or shipped to, through or from a Sanctioned Country, or on vessels or aircrafts owned or registered by a Sanctioned Country, or financed or subsidized any of the foregoing.~~all applicable Sanctions.

(b)               Such Loan Party ~~has complied~~and, to the knowledge of a Responsible Officer of the Borrower, each Affiliate, officer, employee or director, acting on behalf of such Loan Party is in compliance, in all material respects, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act (collectively, the “Anti-Money Laundering Laws”).

(c)               No actions, suits~~,~~ or proceedings ~~or investigations~~ by any court, governmental, or regulatory agency, to the knowledge of such Loan Party, are ongoing or pending against such Loan Party, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Money Laundering Laws~~, or, to the knowledge of such Loan Party, threatened~~.

Section 9.31        Anti-Bribery and Corruption. (a)  Neither such Loan Party nor, to the ~~best of such Loan Party’s~~ knowledge of a Responsible Officer of the Borrower, any director, officer, employee, or anyone acting on behalf of such Loan Party has engaged in any activity, or will take any action, directly or, to the knowledge of a Responsible Officer of the Borrower, indirectly, which would breach applicable anti-bribery and corruption laws and regulations, including but not limited to the U.S. Foreign and Corrupt Practices Act 1977, as amended, and the Bribery Act 2010 of the United Kingdom (the “Anti-Bribery and Corruption Laws”).

(b)               Such Loan Party and their Affiliates ~~have each conducted~~are conducting their businesses in compliance with Anti-Bribery and Corruption Laws and ~~have instituted~~institute and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all Anti-Bribery and Corruption Laws ~~and with the representation and warranty contained herein~~.

(c)               No actions, suits~~,~~ or proceedings ~~or investigations~~ by any court, governmental, or regulatory agency, to the knowledge of such Loan Party, are ongoing or pending against such Loan Party, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Bribery and Corruption Laws~~, or, to the knowledge of such Loan Party, threatened~~.

(d)               Such Loan Party will not directly or, to the knowledge of a Responsible Officer of the Borrower, indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Corruption Laws.

Section 9.32        ~~Volcker Rule~~Reserved. ~~To the best of the Borrower’s knowledge and belief, the Advances do not constitute an “ownership interest” in the Borrower for purposes of the Volcker Rule.~~

Section 9.33        AIFMD and UK AIFM Regulation Such Loan Party is not (i) an AIFM or an AIF managed by an AIFM (as such term is defined in the AIFMD) required to be authorized or registered in accordance with AIFMD; or (ii) an AIFM or an AIF managed by an AIFM (as such term is defined in the UK AIFM Regulations) required to be authorized or registered in accordance with the UK AIFM Regulations.

Section 9.34        Optional Sales. (a) The Borrower shall have the right to sell (or direct any Securitization Subsidiary to sell) all or a portion of the Collateral Obligations (each, an “Optional Sale”), subject to the following terms and conditions:

(i)                immediately after giving effect to such Optional Sale:

(A)             each Collateral Quality Test is satisfied or, if not satisfied, maintained or improved (unless waived by the Facility Agent in connection with a Permitted Securitization);

(B)              the Minimum Equity Condition is satisfied;

(C)              (1) the Borrowing Base is greater than or equal to the Advances Outstanding and (2) the Foreign Currency Advance Amount shall not exceed the Foreign Currency Sublimit multiplied by 102.5% (solely with respect to any Optional Sale of Collateral Obligations denominated in a currency other than Dollars); and

(D)             to the knowledge of a Responsible Officer of the Borrower and the Servicer, no Event of Default, Unmatured Event of Default, Unmatured Servicer Default or Servicer Default shall have occurred and be continuing; provided that, (i) an Event of Default or Unmatured Event of Default may occur and be continuing if such Optional Sale (x) relates to the sale of a Specified Multiple Recurring Revenue Loan as described in clause (ii) of the definition thereof or (y) cures any Specified Borrowing Base Breach~~;~~ or (ii) an Unmatured Event of Default, including any Borrowing Base Deficiency that is subject to cure pursuant to Section 2.10, may occur and be continuing if such Optional Sale entirely cures such Unmatured Event of Default; provided further that, notwithstanding the foregoing or anything herein to the contrary, the Borrower may make any Optional Sale, the trade date for which occurred prior to the occurrence of an Event of Default, Unmatured Event of Default, Unmatured Servicer Default or Servicer Default (and which Optional Sale was otherwise permitted hereunder as of such trade date), and the settlement date for which is scheduled to occur on a date following such Event of Default, Unmatured Event of Default, Unmatured Servicer Default or Servicer Default;

(ii)               at least one (1) Business Day prior to the date of any Optional Sale, the Servicer, on behalf of the Borrower, shall give the Facility Agent, the Collateral Custodian and the Collateral Agent written notice of such Optional Sale, which notice shall identify the related Collateral subject to such Optional Sale and the expected proceeds from such Optional Sale and include an Officer’s Certificate computed as of the date of such request and after giving effect to such Optional Sale, demonstrating that the Borrowing Base is greater than or equal to the Advances Outstanding;

(iii)                such Optional Sale shall be made by the Servicer, on behalf of the ~~Borrower~~applicable Loan Party (A) in accordance with the Servicing Standard, (B) reflecting arm’s length market terms and (C) in a transaction in which the ~~Borrower~~applicable Loan Party makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party (other than those which are customarily made or provided in connection with the sale of assets of such type);

(iv)                if such Optional Sale is to an Affiliate of the Borrower or the Servicer after the end of the Revolving Period, (x) the proceeds received for each Collateral Obligation sold in connection therewith shall be no less than the greater of (A) the fair market value and (B) the Collateral Obligation Amount (without giving effect to the proviso to the definition thereof) of such Collateral Obligation or (y) otherwise, the Facility Agent has given its prior written consent;

(v)               in no event shall the sum of the aggregate Principal Balance of Collateral Obligations sold pursuant to an Optional Sale (other than sales to any Existing Golub BDC CLO pursuant to Section 9.36) exceed 25% of the highest aggregate Principal Balance of all Collateral Obligations at any time during the preceding 12 calendar months; provided that any Collateral Obligations transferred pursuant to an Optional Sale to the Servicer or an Affiliate of the Servicer with respect to a new issue collateralized loan obligation managed by the Servicer or an Affiliate of the Servicer and underwritten, arranged and/or structured by the Facility Agent or any Affiliate of the Facility Agent shall be excluded from the foregoing limit; provided further that, any Optional Sale of a Specified Multiple of Recurring Revenue Loan or Permitted Collateral Obligation shall be excluded from the foregoing limit; and

(vi)                on the date of such Optional Sale, all proceeds from such Optional Sale will be deposited directly into the Collection Account.

(b)               In connection with any Optional Sale, ~~following~~simultaneously with the deposit of all proceeds from such Optional Sale into the Collection Account, the Collateral Agent shall be deemed to release and transfer to the Borrower without recourse, representation or warranty all of the right, title and interest of the Collateral Agent for the benefit of the Secured Parties in, to and under such Collateral Obligation(s) and related Collateral subject to such Optional Sale and such portion of the Collateral so transferred shall be released from the Lien of this Agreement.

~~(c) The Borrower hereby agrees to pay the reasonable and documented outside counsel legal fees and out-of-pocket expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian, each Agent and each Lender in connection with any Optional Sale (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, in the Collateral in connection with such Optional Sale).~~

(c)               ~~(d)~~ In connection with any Optional Sale, the Collateral Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such Optional Sale to the Borrower, in recordable form if necessary, as the Borrower may reasonably request.

(d)               The purchase price for any Collateral Obligation sold by any Loan Party to any special purpose vehicle wholly or partly owned by the Equityholder, the Servicer or its Affiliates may be payable (at the discretion of the Servicer) as follows: (i)(A) during the Revolving Period, the carrying value of such Collateral Obligation and (B) following the Revolving Period, an amount equal to the greater of (x) fair market value and (y) the Discount Factor and (ii) during the Revolving Period and other than in connection with purchases relating to a Permitted Securitization that has priced but has not yet closed, so long as no Default or Event of Default has occurred and is continuing, the remainder of the purchase price not paid in cash will be deemed to have been received by the Borrower and the Borrower shall be deemed to simultaneously dividend such portion of the Collateral Obligation to the Equityholder.

(e)               If a Permitted Securitization has priced and it is intended that the portfolio for such Permitted Securitization include certain Collateral Obligations (or portions thereof) in the Collateral, such Collateral Obligations shall not be subject to any sale or disposition restriction pursuant to this Section 9.34, even if an Event of Default, Unmatured Event of Default, Unmatured Servicer Default or Servicer Default has occurred prior to the date such Permitted Securitization has priced; it being understood that the proceeds of such Permitted Securitization shall be used to pay down the Advances Outstanding and other Obligations in full pursuant to Section 8.3 if an Event of Default has occurred and is continuing at the time such Collateral Obligations are sold in connection with such Permitted Securitization.

(f)                Notwithstanding anything herein to the contrary, a Loan Party (or the Servicer on behalf of the Borrower or any Securitization Subsidiary) may sell in the manner directed by the Servicer any Permitted Collateral Obligation, equity security, Collateral Obligation (or portion thereof) constituting the Excess Concentration Amount or any asset that does not satisfy the definition of “Eligible Collateral Obligation” at any time during the Revolving Period and without restriction (including without regard to any other conditions hereunder applicable to Optional Sales and without consent of the Facility Agent) so long as (i) no Event of Default has occurred is and is continuing and (ii) no Responsible Officer of any Loan Party, the Servicer or the Equityholder has knowledge that an Unmatured Event of Default has occurred and is continuing.

(g)               Notwithstanding anything herein to the contrary, a Loan Party (or the Servicer on behalf of the Borrower or any Securitization Subsidiary) may sell in the manner directed by the Servicer any Collateral Obligation without restriction (including without regard to any other conditions hereunder applicable to Optional Sales and without consent of the Facility Agent) in connection with the payment in full of the Obligations.

Section 9.35        Repurchase or Substitution of Warranty Collateral Obligations.(a) In the event (A) of a breach of ~~Section 9.5 or~~ Section 9.13 with respect to a Collateral Obligation (or the Related Security and other related collateral constituting part of the Collateral related to such Collateral Obligation) as of the related Cut-Off Date or (B) that, as of the related Cut-Off Date, a Collateral Obligation did not satisfy the definition of “Eligible Collateral Obligation” (each such Collateral Obligation, a “Warranty Collateral Obligation”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Equityholder or the Servicer and (y) receipt by the Equityholder or the Servicer of written notice thereof given by the Facility Agent, the Borrower shall either (a) repay Advances Outstanding in an amount equal to the aggregate Repurchase Amount with respect to the Warranty Collateral Obligation(s) to which such breach relates or (b) substitute for such Warranty Collateral Obligation(s) one or more Eligible Collateral Obligations with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided~~,~~  that, no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30 day period, the applicable representation or warranty shall be made true and correct or the eligibility criteria set forth in the definition of “Eligible Collateral Obligation” ~~in the Loan Agreement~~herein that was not satisfied as of the applicable Cut-Off Date is satisfied; provided~~,~~  further~~,~~  that, during the Revolving Period no such repurchase or substitution shall be required to be made with respect to any Warranty Collateral Obligation ~~if, after giving effect to the~~ Warranty Collateral Obligation,to the extent that no Borrowing Base Deficiency exists after giving effect to the inclusion in the Collateral of such Warranty Collateral Obligation.

Upon confirmation of the deposit of the amounts set forth in this Section 9.35 into the Collection Account or the delivery by the Borrower of a Substitute Eligible Collateral Obligation for each Warranty Collateral Obligation pursuant to this Section 9.35 (the date of such confirmation or delivery, the “Release Date”), such Warranty Collateral Obligation and Related Property shall be removed from the Collateral and, as applicable, the Substitute Eligible Collateral Obligation and Related Property shall be included in the Collateral. On the Release Date of each Warranty Collateral Obligation, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Collateral Obligation and any Related Property and all future monies due or to become due with respect thereto.

Section 9.36        Affiliate Transactions. (a) Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, the Equityholder (and Affiliates thereof) shall not reacquire from the Loan Parties and the Loan Parties shall not transfer to the Equityholder or to Affiliates thereof, and none of the Equityholder nor any Affiliates thereof will have a right or ability to purchase, the Collateral Obligations of the Loan Parties other than with respect to sales pursuant to Section 9.35, unless (i) such transaction is at arm’s-length and for fair market value (except in the case of repurchases of Collateral Obligations by the Equityholder pursuant to Section 6.1 of the Sale Agreement or substitutions of Collateral Obligations pursuant to Section 6.1 of the Sale Agreement) and (ii) after the end of the Revolving Period ~~if such sale is at a price that is less than par, without the prior written consent of the Facility Agent~~, the requirements set forth in Section 9.34(a)(iv) are satisfied in connection therewith.

(b)               Subject to Section 9.36(d) ~~and notwithstanding Section 9.34(a)(iv)~~, the Loan Parties may make optional sales of Collateral Obligations (i) to an Affiliate of the Loan Parties subject to satisfaction of the conditions and limitations set forth in Sections 9.34(a)(i) and, 9.34(a)(iii) and 9.34(a)(iv) and (ii) to an Existing Golub BDC CLO subject to satisfaction of the conditions and limitations set forth in Sections 9.34(a)(i), 9.34(a)(iii), 9.34(a)(iv) and 9.36(c).

(c)               Subject to the satisfaction of the conditions set forth in Sections 9.34(a)(i), 9.34(a)(iii), 9.34(a)(iv) and 9.34(a)(v), the Loan Parties may, from time to time upon ~~three~~two (~~3~~2) Business Days’ prior written notice to the Facility Agent (with a copy to the Collateral Agent and the Collateral Custodian), sell all or a portion of the Collateral Obligations to one or more Existing Golub BDC CLOs, which sales shall not be subject to the limitations elsewhere set forth in this Article IX other than as set forth in Section 9.36(d) below.

(d)               In no event shall the sum of the aggregate Principal Balance of Collateral Obligations sold to an Existing Golub BDC CLO following the six-month anniversary of the Effective Date exceed 20% of the highest aggregate Principal Balance of all Collateral Obligations at any time during the preceding 12 calendar months; provided that, (x) the Loan Parties may sell Collateral Obligations with an aggregate Principal Balance up to an additional 20% of the highest aggregate Principal Balance of all Collateral Obligations at any time during the preceding 12 calendar months in excess of the limitation set forth in this clause (d) so long as a Loan Party retains at least 33% of the Principal Balance of such Collateral Obligation and (y) such limitation shall not apply to (i) any Collateral Obligations transferred to an Existing Golub BDC CLO with respect to a new issue collateralized loan obligation managed by the Servicer or an Affiliate of the Servicer and underwritten, arranged and/or structured by the Facility Agent or any Affiliate of the Facility Agent ~~shall be excluded from the foregoing limit or~~, (ii) any Collateral Obligations included in the Excess Concentration Amount or (iii) any Optional Sale of a Specified Multiple of Recurring Revenue Loan; provided~~,~~  further that, the Loan Parties may sell Collateral Obligations with an aggregate Principal Balance up to an additional 10% of the highest aggregate Principal Balance of all Collateral Obligations at any time during the preceding 12 calendar months in excess of the limitations set forth in this clause (d) and the foregoing proviso so long as the Loan Parties sells any such Collateral Obligations to an Existing Golub BDC CLO that is a collateralized loan obligation issuer.

(e)               Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, any Optional Sale by or at the direction of a Successor Servicer shall (i) require the prior written consent of the Equityholder or (ii) be conducted in accordance with the requirements and procedures set forth in the UCC for foreclosure or liquidation sales.

Article X

COVENANTS

From the date hereof until the first day following the Facility Termination Date on which all Obligations shall have been finally and fully paid and performed (other than as expressly survive the termination of this Agreement), each Loan Party hereby covenants and agrees with the Lenders, the Agents and the Facility Agent that:

Section 10.1        Protection of Security Interest of the Secured Parties. (a)  At or prior to the Effective Date, such Loan Party shall have filed or caused to be filed a UCC-1 financing statement, naming such Loan Party as debtor and the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the Collateral, with the office of the Secretary of State of the State of Delaware. From time to time thereafter, the Borrower shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by Applicable Law fully to preserve, maintain and protect the interest of the Collateral Agent in favor of the Secured Parties under this Agreement in the Collateral and in the proceeds thereof. Such Loan Party shall deliver (or cause to be delivered) to the Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that such Loan Party fails to perform its obligations under this subsection, the Collateral Agent or the Facility Agent may (but shall have no obligation to) do so, in each case at the expense of such Loan Party, however neither the Collateral Agent nor the Facility Agent shall have any liability in connection therewith.

(b)               Such Loan Party shall not change its name, jurisdiction, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by or on behalf of such Loan Party in accordance with Section 10.1(a) above seriously misleading or change its jurisdiction of organization, unless such Loan Party shall have given the Facility Agent and the Collateral Agent at least 30 days’ prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and Facility Agent together with an Officer’s Certificate to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed).

(c)               The Borrower shall maintain its computer systems, if any, so that, from and after the time of the first Advance under this Agreement, the Borrower’s master computer records (including archives) that shall refer to the Collateral indicate clearly that such Collateral is subject to the first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties. Indication of the Collateral Agent’s (for the benefit of the Secured Parties) security interest shall be deleted from or modified on the Borrower’s computer systems when, and only when, the Collateral in question shall have been paid in full, the security interest under this Agreement has been released in accordance with its terms, upon such Collateral Obligation becoming a Repurchased Collateral Obligation or Substituted Collateral Obligation, or otherwise as expressly permitted by this Agreement.

Section 10.2        Other Liens or Interests. Except for the security interest granted hereunder and as otherwise permitted pursuant to Sections 9.34, 9.35 and 10.16, such Loan Party will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and such Loan Party shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under such Loan Party (other than Permitted Liens).

Section 10.3        Costs and Expenses. The Borrower shall pay (or cause to be paid) all of its reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.

Section 10.4        Reporting Requirements. Such Loan Party shall furnish, or cause to be furnished, to the Facility Agent, the Collateral Agent and each Lender:

(a)               promptly and in any event within two Business Days after a Responsible Officer of such Loan Party shall have knowledge of the occurrence of an Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default, the statement of a Responsible Officer of such Loan Party setting forth complete details of such event and the action which such Loan Party has taken, is taking and proposes to take with respect thereto;

(b)               promptly, from time to time, such other information, documents, records or reports ~~respecting~~(not including, for the avoidance of doubt, any IC Memos) in respect of the Collateral Obligations or the Related Security, the other Collateral or the condition or operations, financial or otherwise, of the Borrower as such Person may, from time to time, reasonably request;

(c)               promptly, in reasonable detail, notice of (i) any Adverse Claim known to it that is made or asserted against any of the Collateral and (ii) the occurrence of any Revaluation Event or Material Modification with respect to any Collateral Obligation; provided~~,~~  that, the Servicer will be deemed to not have knowledge of any Revaluation Event that requires a determination to be made by the Facility Agent until such determination has been made;

(d)               promptly, in reasonable detail, any new or updated information reasonably requested by a Lender in connection with “know your customer” laws or any similar regulations; and

(e)               promptly following any request therefor, such Loan Party shall deliver to the Facility Agent information and documentation reasonably requested by the Facility Agent for purposes of compliance with its Beneficial Ownership Certification.

Documents required to be delivered pursuant to this Section 10.4 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) such Loan Party posts such documents, or provides a link thereto in accordance with Schedule 17.3, (ii) such documents are posted by or on behalf of such Loan Party on an internet or intranet website, if any, to which each Lender and the Facility Agent have access (whether a commercial, third-party website or whether sponsored by the Facility Agent) or (iii) such Loan Party provides to the Facility Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided that, such Loan Party shall notify the Facility Agent (by facsimile or electronic mail) of the posting pursuant to clause (i) and clause (ii) above of any such documents and, upon any Lender becoming party hereto after the Effective Date pursuant to an assignment or joinder in accordance with Article XV, such Loan Party and the Facility Agent shall reasonably cooperate to agree on a procedure (or the appointment of an agent or third-party) for purposes of forwarding and/or posting such documents to such Lender.

None of the Loan Parties, the Equityholder or the Servicer shall be required to provide any such information (including, without limitation, documents, reports, letters, recommendations or other records or information) to the extent it is prohibited from disclosing or providing such information to the Facility Agent or any Lender pursuant to applicable confidentiality restrictions and (ii) any IC Memo shall only be delivered to the Facility Agent and shall not be shared with any Lender or any other Person.

Section 10.5        Separate Existence. (a)  Such Loan Party shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall use its best efforts to avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that the assets of such Loan Party are available to pay the creditors of any of its equityholders or any Affiliate thereof (it being understood that the assets of the Securitization Subsidiaries shall be pledged to secure the obligations of the Borrower).

(b)               It shall maintain records and books of account separate from those of any other Person, except to the extent that such Loan Party’s financial and operating results are consolidated with those of the Equityholder in consolidated financial statements or to the extent any Securitization Subsidiary’s financial and operating results are consolidated with those of a Loan Party.

(c)               It shall pay its own operating expenses and liabilities from its own funds (other than in connection with administrative and other expenses owed by Securitization Subsidiaries, which may be paid by the Borrower); provided that, the Servicer may from time to time advance expenses of the Borrower for which the Servicer is later reimbursed pursuant to the priority of payments set forth in Article VIII.

(d)               It shall ensure that the annual financial statements of the Borrower and the Equityholder shall disclose the effects of the transactions contemplated hereby in accordance with GAAP.

(e)                It shall not hold itself out as being liable for the debts of any other Person. It shall not pledge its assets to secure the obligations of any other Person. It shall not guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit or assets as being available to pay the obligations of any other Person.

(f)                It shall keep its assets and liabilities separate from those of all other entities. Except as expressly contemplated herein with respect to Excluded Amounts, it shall not commingle its assets with assets of any other Person (other than any Securitization Subsidiary).

(g)               It shall maintain bank accounts or other depository accounts separate from any other ~~person or entity~~Person, including any Affiliate.

(h)               To the extent required under GAAP, it shall ensure that any consolidated financial statements including the Borrower, if any, have notes to the effect that the Borrower is a separate entity whose creditors have a claim on its assets prior to those assets becoming available to its equityholders.

(i)                 It shall not (A) amend, supplement or otherwise modify its Constituent Documents, except in accordance therewith and, other than in connection with entering into the Transaction Documents, with the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld, delayed or conditioned; provided that, the Facility Agent’s prior written consent in its sole discretion shall be required with respect to any amendment amending the definition of “Cause”, “Independent Manager” or “Material Action”) or (B) divide or permit any division of itself.

(j)                 It shall at all times hold itself out to the public and all other Persons as separate from its Affiliates and from any other Person.

(k)               It shall file its own tax returns separate from those of any other Person, except to the extent that it is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under Applicable Law, and shall pay any taxes required to be paid under Applicable Law.

(l)                 It shall conduct its business only in its own name and comply with all organizational formalities necessary to maintain its separate existence.

(m)             It shall maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided~~,~~  that, its assets may be included in a consolidated financial statement of the Equityholder or to the extent any Securitization Subsidiary’s financial and operating results are consolidated with those of a Loan Party so long as appropriate notation shall be made on such consolidated financial statements (if any) to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person.

(n)               It shall not, except for capital contributions or capital distributions permitted under the terms and conditions of its Constituent Documents and properly reflected on its books and records and as otherwise permitted pursuant to Section 9.34, enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction.

(o)               It shall maintain a sufficient number of employees (which number may be zero) in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds.

(p)               It shall use separate invoices bearing its own name.

(q)               It shall correct any known misunderstanding regarding its separate identity and not identify itself as a department or division of any other Person.

(r)                It shall maintain adequate capital in light of its contemplated business purpose, transactions and liabilities (it being understood that this covenant shall apply to the Borrower and the Securitization Subsidiaries on a combined basis); provided~~, however,~~  that, the foregoing shall not require the Equityholder to make additional capital contributions.

(s)                It shall not acquire any obligation or securities of its members or of any Affiliate other than the Collateral in compliance with the Transaction Documents.

(t)                 It shall not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person (other than the Securitization Subsidiaries), except that it may invest in those investments permitted under the Transaction Documents.

(u)               It shall not, to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or transfer of all or substantially all of its assets other than such activities as are expressly permitted pursuant to the Transaction Documents.

(v)               It shall not buy or hold evidence of indebtedness issued by any other Person (other than the Securitization Subsidiaries, and other than cash or investment-grade securities), except as expressly contemplated by the Transaction Documents.

(w)              Except as expressly permitted by the Transaction Documents, it shall not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity (other than any Securitization Subsidiaries).

(x)               It shall not own any asset or property other than Collateral and such other financial assets as permitted by the Transaction Documents.

(y)               It shall not engage, directly or indirectly, in any business other than as required or permitted to be performed by the Transaction Documents.

(z)                It shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, including for shared office space and for services performed by an employee of any Affiliate.

(aa)            Neither the Borrower nor the Equityholder shall take any action contrary to the “Assumptions and Facts” section in the opinion or opinions of Dechert LLP, dated the date hereof, relating to certain nonconsolidation and true sale matters.

(bb)           Neither the Servicer nor any other person shall be authorized or empowered, nor shall they permit any Loan Party to take any Material Action without the prior unanimous written consent of the Independent ~~Member~~Manager. The Constituent Documents of such Loan Party shall include the following provisions: (a) at all times there shall be, and Borrower shall cause there to be, at least one Independent ~~Member~~Manager; provided that, upon the death or incapacitation of the Independent ~~Member~~Manager, the Borrower shall replace such Independent ~~Member~~Manager with a new Independent ~~Member~~Manager within ten (10) Business Days of such death or incapacitation; (b) such Loan Party shall not, without the prior written consent of the Independent ~~Member~~Manager, on behalf of itself or Borrower, take any Material Action or any action that might cause such entity to become insolvent, and when voting with respect to such matters, the Independent ~~Member~~Manager shall consider only the interests of such Loan Party, including its creditors; and (c) no Independent ~~Member~~Manager of the Borrower may be removed or replaced unless the Borrower provides Lender with not less than five (5) Business Days’ prior written notice of (i) any proposed removal of an Independent ~~Member~~Manager, together with a statement as to the reasons for such removal, and (ii) the identity of the proposed replacement Independent ~~Member~~Manager, together with a certification that such replacement satisfies the requirements set forth in the organizational documents of the Borrower for an Independent ~~Member~~Manager. No resignation or removal of an Independent ~~Member~~Manager shall be effective until a successor Independent ~~Member~~Manager is appointed and has accepted his or her appointment. No Independent ~~Member~~Manager may be removed other than for Cause.

Section 10.6        Hedging Agreements. (a) ~~With respect to any Fixed Rate Collateral Obligation (other than any Fixed Rate Collateral Obligation (or portion thereof) not counted as “excess” pursuant to clause (d) of the definition of “Excess Concentration Amount”), such Loan Party hereby covenants and agrees that the Servicer~~The Servicer (on behalf of any Loan Party) may, in its sole discretion, on or prior to the related Funding Date for such Collateral Obligation, ~~such Loan Party shall~~ obtain and deliver to the Collateral Agent (with a copy to the Facility Agent) one or more Hedging Agreements from qualified Hedge Counterparties having, singly or in the aggregate, an Aggregate Notional Amount not less than the amount determined by the Facility Agent in its reasonable discretion, which (1) shall each have a notional principal amount equal to or greater than $1,000,000, (2) may provide for reductions of the Aggregate Notional Amount on each Distribution Date on an amortization schedule for such Aggregate Notional Amount assuming a 0.0 ABS prepayment speed (or such other ABS prepayment speed as may be approved in writing by the Facility Agent) and zero losses, and (3) shall have other terms and conditions and be represented by Hedging Agreements otherwise acceptable to the Facility Agent in its sole discretion.

(b)               In the event that any Hedge Counterparty defaults in its obligation to make a payment to such Loan Party under one or more Hedging Agreements on any date on which payments are due pursuant to a Hedging Agreement, such Loan Party shall make a demand no later than the Business Day following a Responsible Officer of such Loan Party becoming aware of such default on such Hedge Counterparty, or any guarantor, if applicable, demanding payment under the applicable Hedging Agreement in accordance with the terms of such Hedging Agreement. Such Loan Party shall give notice to the Lenders upon the continuing failure by any Hedge Counterparty to perform its obligations during the two Business Days following a demand made by such Loan Party on such Hedge Counterparty, and shall take such action with respect to such continuing failure as is necessary.

(c)               In the event that any Hedge Counterparty no longer maintains the ratings specified in the definition of “Hedge Counterparty,” then within 30 days after receiving notice of such decline in the creditworthiness of such Hedge Counterparty as determined by any Rating Agency, such Loan Party shall provide the Hedge Counterparty notice of the potential termination event resulting from such downgrade and, if the Hedge Counterparty fails to cure such potential termination event within the time frame specified in the related Hedging Agreement, such Loan Party shall (i) provided that, a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of Section 10.6(d) has been obtained, (A) provide written notice to such Hedge Counterparty (with a copy to the Collateral Agent and the Facility Agent) of its intention to terminate the applicable Hedging Agreement within the 30-day period following the expiration of the cure period set forth in the applicable Hedging Agreement and (B) terminate the applicable Hedging Agreement within such 30-day period, request the payment to it of all amounts due to such Loan Party under the applicable Hedging Agreement through the termination date and deposit any such amounts so received, on the day of receipt, to the Collection Account, or (ii) establish any other arrangement (including an arrangement or arrangements in addition to or in substitution for any prior arrangement made in accordance with the provisions of this Section 10.6(c)) with the written consent (in its sole discretion) of the Facility Agent (a “Qualified Substitute Arrangement”); provided~~,~~  that, in the event at any time any alternative arrangement established pursuant to the above shall cease to be satisfactory to the Facility Agent, then the provisions of this Section 10.6(c), shall again be applied and in connection therewith the 30-day period referred to above shall commence on the date such Loan Party receives notice of such cessation or termination, as the case may be.

(d)               Unless an alternative arrangement pursuant to Section 10.6(c) is being established, such Loan Party shall use commercially reasonably efforts to obtain a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of this Section 10.6 during the 30-day period following the expiration of the cure period set forth in the applicable Hedging Agreement. Such Loan Party shall not terminate the Hedging Agreement unless, prior to the expiration of such 30-day period, such Loan Party delivers to the Collateral Agent (with a copy to the Facility Agent) (i) a Replacement Hedging Agreement or Qualified Substitute Arrangement and (ii) to the extent applicable, an Opinion of Counsel reasonably satisfactory to the Facility Agent as to the due authorization, execution and delivery and validity and enforceability of such Replacement Hedging Agreement or Qualified Substitute Arrangement, as the case may be.

(e)               The Servicer or such Loan Party shall notify the Facility Agent and the Collateral Agent within five Business Days after a Responsible Officer of such Person shall obtain knowledge that the senior unsecured debt rating of a Hedge Counterparty has been withdrawn or reduced by any Rating Agency.

(f)                Such Loan Party may at any time obtain a Replacement Hedging Agreement.

(g)               Such Loan Party shall not agree to any material amendment to any Hedging Agreement.

(h)               Such Loan Party shall notify the Facility Agent and the Collateral Agent after a Responsible Officer of such Loan Party shall obtain actual knowledge of the transfer by the related Hedge Counterparty of any Hedging Agreement, or any interest or obligation thereunder.

(i)                 Such Loan Party may sell all or a portion of the Hedging Agreements. Such Loan Party shall have the duty of obtaining a fair market value price for the sale of any Hedging Agreement, notifying the Facility Agent and the Collateral Agent of prospective purchasers and bids, and selecting the purchaser of such Hedging Agreement. Such Loan Party and, at such Loan Party’s request, the Collateral Agent, upon receipt of the purchase price in the Collection Account shall, with the prior written consent of the Facility Agent, execute all documentation necessary to release the Lien of the Collateral Agent on such Hedging Agreement and proceeds thereof.

Notwithstanding anything to the contrary in this Section 10.6, the parties hereto agree that should such Loan Party fail to observe or perform any of its obligations under this Section 10.6 with respect to any Hedging Agreement, the sole result will be that the Collateral Obligation or Collateral Obligations that are the subject of such Hedging Agreement shall immediately ~~cease to be Eligible~~be deemed to be Unhedged Fixed Rate Collateral Obligations ~~for all purposes under this Agreement.~~and shall count toward the “Excess Concentration Amount” to the extent that the Collateral Obligation Amount (or Collateral Obligation Amounts, as applicable) thereof exceed the limitation set forth in clause (d) of the “Excess Concentration Amount” definition.

Section 10.7        Tangible Net Worth. The Borrower shall maintain at all times a positive Tangible Net Worth; provided that, this Section 10.7 shall not apply as of any date of determination if the Minimum Equity Condition is satisfied as of such date. For the avoidance of doubt, it shall not be a failure to satisfy this Section 10.7 if the Borrower’s Tangible Net Worth is not positive due to changes in market value of assets of the Borrower.

Section 10.8        Taxes. For U.S. federal income tax purposes, such Loan Party shall be either (i) an entity disregarded as separate from its owner or (ii) a partnership (other than a publicly traded partnership) for U.S. federal income tax purposes and shall not have any Person other than a U.S. Person as an owner of its equity for U.S. federal income tax purposes. Such Loan Party will file (or cause to be filed) on a timely basis all federal and other material Tax returns required to be filed, if any, and will pay all federal and other material Taxes due and payable by it and any assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of such Loan Party). No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Borrower may at any time consist of real estate mortgages as determined for purposes Section 7701(i) of the Code unless, based on written advice of Cadwalader, Wickersham & Taft LLP, Dechert LLP or an opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters, the ownership of such debt obligations will not cause the Borrower to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

Section 10.9        Merger, Consolidation, Etc. Such Loan Party shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Facility Agent in its sole discretion.

Section 10.10    Deposit of Collections. ~~Such~~To the extent that any Collections are received directly by any Loan Party, the Equityholder, the Servicer or any of their respective Affiliates, such Person shall transfer, or cause to be transferred, all Collections to the Collection Account or the Unfunded Exposure Account, as applicable, by the close of business on the second Business Day following the date such Collections are received by such Loan Party, the Equityholder, the Servicer or any of their respective Affiliates.

Section 10.11    Indebtedness; Guarantees. Such Loan Party shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred or permitted under the terms of the Transaction Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents, (iii) obligations permitted under its Constituent Documents and (iv) pursuant to customary indemnification, expense reimbursement and similar provisions under the Underlying Instruments. Such Loan Party shall incur no Indebtedness secured by the Collateral other than the Obligations. Such Loan Party shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital, other than as expressly permitted under the Transaction Documents (it being understood that the assets of the Securitization Subsidiaries shall be pledged to secure the obligations of the Borrower).

Section 10.12    Limitation on Purchases from Affiliates. Other than pursuant to the Sale Agreement or with respect to assets acquired from other special purpose vehicles, such Loan Party shall not purchase any asset from any other Loan Party, the Equityholder or the Servicer or any Affiliate of any Loan Party, the Equityholder or the Servicer.

Section 10.13    Transaction Documents. Except as otherwise expressly permitted herein, it shall not cancel or terminate any of the Transaction Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, unless (in each case) the Facility Agent shall have consented thereto in its sole discretion.

Section 10.14    Preservation of Existence. Such Loan Party shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights and franchises in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction where the failure to qualify and remain qualified would reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, any Securitization Subsidiary may amend or restate any of its Constituent Documents in connection with a Permitted Securitization without the consent of any other Person so long as such amendment or restatement is effective on or after the closing of such Permitted Securitization.

Section 10.15    Limitation on Investments. Such Loan Party shall not form, or cause to be formed, any Subsidiaries (other than in the case of the Borrower, any Securitization Subsidiary or in connection with the receipt of equity securities pursuant to an exercise of remedies with respect to a Collateral Obligation or any workout or restructuring of a Collateral Obligation); or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Transaction Documents.

Section 10.16    Distributions. (a) No Loan Party shall declare or make (i) payment of any distribution on or in respect of any equity interests, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire such equity interests; provided that, so long as no Event of Default, Unmatured Event of Default, Unmatured Servicer Default or Servicer Default shall have occurred and be continuing, the Borrower may make a distribution of (A) the proceeds of any Advance so long as, as certified to the Facility Agent in writing by the Borrower and the Servicer, to their knowledge and based upon the most current information then available to them (in each case both before and immediately after such distribution): (x) sufficient proceeds remain for all payments to be made pursuant to Section 8.3(a) (other than clauses (i)(O) and (ii)(K) thereof) on the next Distribution Date~~;~~, (y) none of the proceeds from such Advance are needed to settle the acquisition of such Eligible Collateral Obligation~~;~~  and (z) the conditions set forth in Section 6.2 are satisfied~~,~~; (B) amounts paid to it pursuant to Section 8.3(a) on the applicable Distribution Date or any prior Distribution Date; and (C) the proceeds of any Advance on the applicable Advance Date, but only if such Advance is made in respect of an Eligible Collateral Obligation acquired by such Borrower on such Advance Date and none of the proceeds from such Advance are needed to settle the acquisition of such Eligible Collateral Obligation.

Further, notwithstanding anything to the contrary herein, the Borrower may make a distribution of any available Collections on deposit in the Collection Account, on any Business Day during the Revolving Period, so long as, as certified to the Facility Agent in writing by the Borrower and the Servicer, to their knowledge and based upon the most current information then available to them (in each case both before and immediately after such distribution): (x) no Event of Default has occurred and is continuing or would result therefrom, (y) to the knowledge of a Responsible Officer of any Loan Party or the Servicer, no Unmatured Event of Default has occurred and is continuing or would result therefrom and (z) sufficient proceeds remain for all payments to be made pursuant to Section 8.3(a) (other than clauses (i)(O) and (ii)(K) thereof) on the next Distribution Date.

(b)                  Prior to foreclosure by the Facility Agent upon any Collateral pursuant to Section 13.3(c), nothing in this Section 10.16 or otherwise in this Agreement shall restrict such Loan Party from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.3(a) or made available to the Borrower.

Section 10.17    Performance of Assigned Agreements. Such Loan Party shall (i) perform and observe in all material respects all the terms and provisions of the Transaction Documents (including each of the Assigned Agreements) to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, and enforce such Transaction Documents in accordance with their terms, and (ii) upon reasonable request of the Facility Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the applicable Loan Party is entitled to make thereunder.

Section 10.18    Further Assurances; Financing Statements. (a)  Such Loan Party agrees that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, such Loan Party authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Collateral Agent (acting solely at the Facility Agent’s request) may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against such Loan Party may describe the Collateral in the same manner specified in Section 12.1 or in any other manner as the Facility Agent may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of such Loan Party whether now owned or hereafter acquired.

(b)               Such Loan Party and each Secured Party hereby severally authorize the Collateral Agent, upon receipt of written direction from the Facility Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral.

(c)               It shall furnish to the Collateral Agent and the Facility Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Collateral as the Collateral Agent (acting solely at the Facility Agent’s request) or the Facility Agent may reasonably request, all in reasonable detail.

Section 10.19    Obligor Payment Instructions. Such Loan Party acknowledges that the power of attorney granted in Section 13.10 to the Collateral Agent permits the Collateral Agent to send (at the Facility Agent’s written direction after the occurrence of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Collateral Agent (at the written direction of the Facility Agent). Such Loan Party further agrees that it shall (or it shall cause the Servicer to) provide prompt notice to the Facility Agent of any misdirected or errant payments made by any Obligor with respect to any Collateral Obligation and direct such Obligor to make payments as required hereunder.

Section 10.20    Delivery of Collateral Obligation Files. (a)  Such Loan Party (or the Servicer on behalf of such Loan Party) shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the following e-mail addresses (for electronic copies): amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com, anuar.atiye-manzur@db.com ~~and andrew.goldsmith~~, michael.okeabia@db.com and jack.finnegan@db.com) the Collateral Obligation Files identified on the related Document Checklist promptly upon receipt but in no event later than three (3) Business Days following the related Funding Date; provided that, notwithstanding the foregoing, the Borrower shall cause the documentation required by this Section 10.20 to be in the possession of the Collateral Custodian not later than (A) five (5) Business Days if the Servicer or its Affiliate is the agent with respect to such Loan and (B) otherwise, fifteen (15) days, in each case after the related Cut-Off Date as to any Collateral Obligations; provided~~,~~  further that, any file-stamped document included in any Collateral Obligation File shall be delivered as soon as they are reasonably available (even if not within three (3) Business Days of the related Funding Date); provided further that, neither the Collateral Agent nor the Collateral Custodian shall have any obligations in connection with the failure of the Borrower (or the Servicer on behalf of the Borrower) to deliver the Collateral Obligation Files or the related Document Checklist pursuant to the terms hereof. In addition, promptly following the occurrence of an Event of Default, the Borrower shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the email addresses set forth above) a fully executed assignment in blank for each Collateral Obligation for which the Servicer, the Equityholder, the Investment Manager or any of their respective Affiliates is the loan agent. The Borrower shall maintain (or cause to be maintained) for the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of a Servicer Default, deliver to the Facility Agent copies of all such Records which evidence or relate to the Collections.

(b)               The Borrower shall deliver the following: (i) all Asset Approval Requests to lenderfinance_collatreview@list.db.com, (ii) Monthly Reports delivered in connection with Section 8.5 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com ~~and andrew.goldsmith~~, michael.okeabia@db.com and jack.finnegan@db.com, (iii) requests or notices delivered in accordance with Sections 2.2, 2.4 or 8.3(b), to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com ~~and andrew.goldsmith~~, michael.okeabia@db.com and jack.finnegan@db.com and (iv) obligor reports delivered in connection with Section 7.5(l) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com.

Section 10.21    ERISA.

(a)               The Borrower will not become a Benefit Plan Investor at any time while any Obligations are outstanding.

(b)               The Borrower will not take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 406(a)(1)(B) of ERISA or Section 4975(c)(1)(B) of the Code that would subject any Lender to any tax, penalty, damages, or any other claim for relief under ERISA or the Code.

(c)               The Borrower shall not sponsor, maintain, or contribute to, any Plan that would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Borrower shall not, and shall not permit any ERISA Affiliate to, permit to exist any occurrence of any ERISA Event, and (ii) the Borrower shall not permit any ERISA Affiliate to sponsor, maintain, contribute to, or incur any liability in respect of, any Plan.

Section 10.22    ~~Risk Retention~~Reserved.

~~(a) For so long as any Obligations are outstanding: the Equityholder represents and undertakes that: (A) as an originator for purposes of the EU Securitization Rules, the Equityholder holds and will retain on an on-going basis, a net economic interest in the securitization transaction contemplated by this Agreement, which shall not be less than 5% of the aggregate nominal value of all the Collateral Obligations (the “Retained Economic Interest”) measured at the time of origination (being the occasion of each origination or acquisition of a Collateral Obligation by the Borrower); (B) the Retained Economic Interest takes the form of a first loss tranche in accordance with paragraph (d) of Article 6(3) of the EU Securitization Regulation, as represented by the Equityholder’s direct equity interest in the Borrower and indirect equity interest in the Securitization Subsidiaries (“Equity Interests”); (C) the Equityholder directly holds and will directly retain 100% of the Equity Interests in the Borrower and in turn the Borrower holds and will retain 100% of the equity interests in the Securitization Subsidiaries; (D) the aggregate capital contributions made by the Equityholder with respect to the Equity Interests in the Borrower shall represent at least 5.0% of the aggregate of the nominal value of all the Collateral Obligations measured at the time of origination as described in (A) above; and (E) the Equityholder shall not, and it will procure that its Affiliates (including without limitation, the Borrower and the Securitization Subsidiaries) do not, hedge or otherwise mitigate its credit risk or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising under or associated with the Retained Economic Interest, except to the extent permitted under the EU Securitization Rules.~~

~~(b) Each Monthly Report shall contain or be accompanied by a certification from the Equityholder containing a representation that all of the obligations set forth in clause (a) above are true and have been true up to and on each date of the related Accrual Period. The Equityholder shall provide to the Facility Agent and/or any Lender that is subject to the EU Securitization Rules: (A) prompt written notice of any breach of the obligations set forth in clause (a) above; (B) confirmation in writing that all of the obligations set forth in clause (a) above continue to be complied with (x) in the event of a material change in the transaction structure that materially impacts the performance of the Collateral Obligations or the risk characteristics of the Collateral Obligations and Advances made with respect thereto and (y) upon the occurrence of any Event of Default or becoming aware of any breach of the obligations contained in any Transaction Documents.~~

~~(c) The Equityholder represents and undertakes that: (A) its Equity Interests in the Borrower were duly approved in accordance with its governing documents and investment policies; and (B) acting through its investment manager, GC Advisors LLC (the “Investment Manager”), the Equityholder established the transaction contemplated by the Transaction Documents by: (x) causing the incorporation of each Loan Party from time to time party hereto as a wholly-owned subsidiary; (y) approving the eligibility criteria for the origination and acquisition of Collateral Obligations; and (z) determining the transaction structure and negotiating the Transaction Documents with the various transaction parties.~~

~~(d) The Equityholder represents that: (A) it was not established for, and does not operate for, the sole purpose of securitizing exposures; (B) it has, and reasonably expects to continue to have, the capacity to meet its general payment and other obligations consistent with a broader business enterprise; and (C) it maintains a corporate governance structure and through its Investment Manager it has, and shall continue to retain, experienced decision makers to enable the Equityholder to pursue its established business strategy.~~

~~(e) The Equityholder is, and will remain, ultimately responsible for and retain discretion over the actions of the Investment Manager; and any actions taken by the Investment Manager in relation to the matters outlined in clause (c) above are taken for, and on behalf of, the Equityholder.~~

~~(f) The Equityholder represents and undertakes that: (A) the Collateral Obligations originated by the Equityholder and the Borrower have been, and will continue to be, originated pursuant to a sound and well-defined credit granting criteria and clearly established processes for approving, amending, modifying, renewing and financing the Underlying Instruments related to such Collateral Obligations and each of the Equityholder and the Borrower have, and shall maintain, effective systems in place to apply those criteria and processes to ensure that such Underlying Instruments are granted and approved based on a thorough assessment of each Obligor’s creditworthiness; and (B) in relation to each other Collateral Obligation acquired by the Borrower, the Equityholder reasonably believes in light of the information available to it and subject to a reasonable standard of care, that the entity which was, directly or indirectly, involved in the Underlying Instruments which created such Collateral Obligation granted such Underlying Instruments pursuant to a sound and well-defined criteria and clearly established processes for approving, amending, modifying, renewing and financing the Underlying Instruments and it had effective systems in place to apply those criteria and processes to ensure that the Underlying Instruments were granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness.~~

~~(g) Solely with respect to this Agreement and the transactions contemplated hereunder, other than a Securitization, the Borrower hereby agrees to be designated as the reporting entity required to fulfil the Article 7 Transparency and Reporting Requirements on the following basis:~~

~~(i) the Borrower shall use commercially reasonably efforts to provide to the Facility Agent and/or each SR Lender, at its own cost and expense, all information, documents and reports that an SR Lender may require in connection with its obligations under Article 5(1)(e) of the EU Securitization Regulation, in such form, in such manner and at such times as prescribed by the Article 7 Transparency and Reporting Requirements, including without limitation, the quarterly reporting specified in Article 7(1)(a) and (e) of the EU Securitization Regulation in the form of the reports provided in Annex 4 and Annex 12 of the Transparency Technical Standards as in effect on the Sixth Amendment Effective Date (the “Transparency Reports”) and each amendment or modification to the Transparency Reports agreed to in writing by the Borrower and the SR Lenders from time to time; provided that:~~

~~(A) the Borrower shall only be required to provide notification of any significant event of the type specified by Article 7(1)(g) of the EU Securitization Regulation to the extent that a notification or report in respect of the relevant event has not otherwise been provided by any person pursuant to any other provision of any Transaction Document; and~~

~~(B) the Borrower shall not be required to provide any information, documents or reports (1): (x) that is/are the subject of any confidentiality obligation relating to customer, original lender or debtor information; or (y) that is/are subject to laws governing the protection of confidentiality of information and the processing of personal data (all such information, documents and reports in sub-clauses (x) and (y) being collectively referred to as “Restricted Information”), unless, if it is Restricted Information that cannot be anonymized or aggregated, and there is no existing confidentiality agreement permitting the disclosure of Restricted Information to the SR Lenders, the Facility Agent and/or the SR Lenders enter into a confidentiality agreement reasonably acceptable to Golub Capital BDC 3, Inc., with respect to such Restricted Information, so that it can be furnished to the Facility Agent and the SR Lenders or (2) that are not in its possession (or reasonable procurement);~~

~~(C) the Transparency Reports shall not be required to be provided more frequently than the Reporting Date in the calendar month immediately succeeding any Distribution Date; and~~

~~(ii) Without limitation of subclause (g)(i) above, promptly upon request by the Facility Agent and/or an SR Lender, shall provide such additional information as may reasonably be required by an SR Lender from time to time in respect of the Retained Economic Interest and Golub Capital BDC 3, Inc.'s compliance with its obligations set forth in this Section 10.22 to the extent necessary to verify compliance with the EU Securitization Regulation.~~

~~(iii) Each recipient of information pursuant to this Section 10.22 hereby acknowledges that the Borrower is permitted to, and the SR Lender should expect that the Borrower will, delegate all or any portion of such reporting obligation to a third party service provider (the “Reporting Agent”).~~

~~(h) Solely with respect to this Agreement and the transactions contemplated hereunder, the Facility Agent shall promptly notify the Servicer and the Borrower in writing (which may be via e-mail) upon knowledge of any known or expected change in the EU Securitization Regulation that is reasonably likely to affect the Facility Agent and/or the SR Lenders compliance with the EU Securitization Regulation hereunder.~~

Section 10.23    Proceedings. As soon as possible and in any event within three (3) Business Days after a Responsible Officer of such Loan Party receives notice or obtains knowledge thereof, notice of (i) any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral (taken as a whole), the Transaction Documents, the Collateral Agent’s interest in the Collateral, or such Loan Party or (ii) any actions, suits or proceedings by any court, governmental or regulatory agency in relation to a breach of the Anti-Money Laundering Laws or Anti-Bribery and Corruption Laws by a Loan Party; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral (taken as a whole), the Transaction Documents, the Collateral Agent’s interest in the Collateral, or such Loan Party in excess of $100,000 or more shall be deemed to be material for purposes of this Section 10.23.

Section 10.24      No REO Assets. At no time shall any Collateral Obligation be an REO Asset.

Section 10.25    Policies and Procedures for Sanctions. ~~The Borrower has directly or indirectly instituted and maintained policies and procedures designed to ensure compliance with Sanctions.~~

Each Loan Party and, to the knowledge of a Responsible Officer of the Borrower, each Affiliate, officer, employee or director, acting on behalf of such Loan Party shall maintain or be subject to policies and procedures reasonably designed to ensure compliance with Sanctions.

Section 10.26    Compliance with Sanctions. The Borrower and, to the knowledge of a Responsible Officer of the Borrower, each Affiliate, officer, employee or director, acting on behalf of the Borrower shall not directly or, to the knowledge of a Responsible Officer of the Borrower, indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture, partner or other Person ~~or entity~~, to fund or facilitate (i) any activities of or business with any Sanctions Target, (ii) any activities of or business in any Sanctioned Country or (iii) in any other manner that would result in a violation by any Person of Sanctions.

Section 10.27    Compliance with Anti-Money Laundering. ~~The Borrower shall comply in all material respects with all applicable Anti-Money Laundering Laws and shall provide notice to the Facility Agent, within five (5) Business Days, of the Borrower’s receipt of any Anti-Money Laundering Law regulatory notice or action involving the Borrower.~~

Each Loan Party and, to the knowledge of a Responsible Officer of the Borrower, each Affiliate, officer, employee or director, acting on behalf of such Loan Party shall comply in all material respects with all applicable Anti-Money Laundering Laws.

Section 10.28    Ineligible Collateral. At the direction of the Facility Agent (in its sole discretion), the Borrower shall use commercially reasonable efforts to divest in a manner reasonably satisfactory to the Facility Agent (i) promptly upon request by the Facility Agent, any ~~asset that does not satisfy the definition of “Eligible Collateral Obligation” or “Permitted Investment” and (a) such asset is a~~ Structured Finance Obligation ~~or (b) any Lender determines that such asset is reasonably likely to result in any reputational harm to such Lender (in such Lender’s sole discretion) or~~and (ii) as soon as reasonably practicable following the request by the Facility Agent any asset that does not satisfy the definition of “Eligible Collateral Obligation” (other than a Permitted Collateral Obligation) or “Permitted Investment” and the Facility Agent determines that the Borrower’s ownership of such asset is reasonably likely to (a) have materially adverse regulatory consequences on any Lender (in such Lender’s sole discretion) or (b) result in unfavorable capital treatment for any Lender (in such Lender’s sole discretion) and the Borrower and Facility Agent have not otherwise agreed to modifications to this Agreement to address such capital treatment; provided that, any such divestiture shall not be included in the limitation on sales set forth in Section 9.34(a)(v) and that distributions of any such asset may be made without restriction. The Facility Agent agrees to cooperate in good faith with any waivers necessary to permit such divestiture and acknowledges that it does not have any discretion with respect to selecting the purchaser of any asset divested pursuant to this Section 10.28.

Section 10.29    Use of Proceeds. None of the proceeds of the Advances will be used, directly or, to the knowledge of a Responsible Officer of the Borrower, indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the Federal Reserve Board from time to time.

Article XI

THE COLLATERAL AGENT

Section 11.1        Appointment of Collateral Agent. Deutsche Bank National Trust Company ~~Americas~~ is hereby appointed as Collateral Agent pursuant to the terms hereof. The Secured Parties hereby appoint the Collateral Agent to act exclusively as the agent for purposes of perfection of a security interest in the Collateral and Collateral Agent of the Secured Parties to act as specified herein and in the other Transaction Documents to which the Collateral Agent is a party. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

Section 11.2        Monthly Reports. The Collateral Agent shall prepare the Monthly Report in accordance with Section 8.5 and distribute funds in accordance with such Monthly Report in accordance with Section 8.3(a).

Section 11.3        Collateral Administration. The Collateral Agent shall maintain a database of certain characteristics of the Collateral on an ongoing basis, and provide to the Borrower, the Servicer and the Facility Agent certain reports, schedules and calculations, all as more particularly described in this Section 11.3, based upon information and data received from the Servicer pursuant to Section 7.7.

(a)               In connection therewith, the Collateral Agent shall:

(i)                within 15 days after the Effective Date, create a database with respect to the Collateral that has been pledged to the Collateral Agent for the benefit of the Secured Parties from time to time, comprised of the Collateral Obligations credited to the Accounts from time to time and Permitted Investments in which amounts held in the Accounts may be invested from time to time, as provided in this Agreement (the “Collateral Database”);

(ii)               update the Collateral Database on a periodic basis for changes and to reflect the sale or other disposition of assets included in the Collateral and any additional Collateral from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower or the Servicer as may be reasonably required by the Collateral Agent from time to time or based upon notices received by the Collateral Agent from the issuer, or trustee or agent bank under an underlying instrument, or similar source;

(iii)               track the receipt and allocation to the Collection Account of Principal Collections and Interest Collections and any withdrawals therefrom and, on each Business Day, provide to the Servicer and Facility Agent daily reports reflecting such actions to the accounts as of the close of business on the preceding Business Day and the Collateral Agent shall provide any such report to the Facility Agent upon its request therefor;

(iv)               distribute funds in accordance with such Monthly Report in accordance with Section 8.3(a);

(v)               prepare and deliver to the Facility Agent, the Borrower and the Servicer on each Reporting Date, the Monthly Report and any update pursuant to Section 8.5 when requested by the Servicer, the Borrower or the Facility Agent, on the basis of the information contained in the Collateral Database as of the applicable Determination Date, the information provided by each Lender and the Facility Agent pursuant to Section 3.4 and such other information as may be provided to the Collateral Agent by the Borrower, the Servicer, the Facility Agent or any Lender;

(vi)               provide other such information with respect to the Collateral as may be routinely maintained by the Collateral Agent in performing its ordinary Collateral Agent function pursuant hereunder, as the Borrower, the Servicer, the Facility Agent or any Lender may reasonably request from time to time;

(vii)             ~~[~~reserved~~]~~;

(viii)             ~~[~~reserved~~]~~; and

(ix)               track the Principal Balance of each Collateral Obligation and report such balances to the Facility Agent and the Servicer no later than 12:00 Noon (New York City time) on each Business Day as of the close of business on the preceding Business Day.

(b)               The Collateral Agent shall provide to the Servicer a copy of all written notices and communications received by it identified as being sent to it in connection with the Collateral Obligations and the other Collateral held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of an Event of Default or a Servicer Default or the Facility Agent, after the occurrence of an Event of Default or a Servicer Default, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.

(c)               In addition to the above:

(i)                The Facility Agent and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Facility Agent) as its agent to execute and deliver all further instruments and documents, and take all further action (at the written direction of the Facility Agent) that the Facility Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by each Loan Party hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution or filing by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral Obligations now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove; provided~~, however,~~  that, the Collateral Agent shall have no duty or obligation to prepare or file any such financing or continuation statement and such obligation shall remain with the Borrower. Nothing in this Section 11.3(c)(i) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with Section 10.1. It is understood and agreed that any and all actions performed by the Collateral Agent in connection with this Section 11.3(c)(i) shall be at the written direction of the Facility Agent, and the Collateral Agent shall have no responsibility or liability in connection with determining any actions necessary or desirable to perfect, protect or more fully secure the security interest granted by each Loan Party hereunder or to enable any Person to exercise or enforce any of their respective rights hereunder.

(ii)               The Facility Agent may direct the Collateral Agent in writing to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Facility Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Facility Agent, any Secured Parties or otherwise if the taking of such action, in the determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Facility Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Facility Agent within 10 Business Days of its receipt of such request, then the Facility Agent shall be deemed to have declined to consent to the relevant action.

(iii)                Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it (x) unless and until (and to the extent) expressly so directed by the Facility Agent or (y) prior to the Facility Termination Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Facility Agent pursuant to clause (x)). The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Facility Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including, for the avoidance of doubt, an Event of Default or any notice, document, certificate or other information required to be forwarded by the Facility Agent to the Collateral Agent, unless a Responsible Officer of the Collateral Agent has actual knowledge of such matter or written notice thereof is received by the Collateral Agent.

(d)               If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Facility Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e)               Concurrently herewith, the Facility Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Account Control Agreement and any other related agreements in the form delivered to the Collateral Agent. All of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Account Control Agreement and any other related agreements in such capacity.

Section 11.4        Removal or Resignation of Collateral Agent. The Collateral Agent may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Servicer, the Borrower and the Facility Agent; provided~~,~~  that, no resignation or removal of the Collateral Agent will be permitted unless a successor Collateral Agent has been appointed which successor Collateral Agent, so long as no Servicer Default or Event of Default has occurred and is continuing, is reasonably acceptable to the Servicer. Promptly after receipt of notice of the Collateral Agent’s resignation, the Facility Agent shall promptly appoint a successor Collateral Agent by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Servicer, the resigning Collateral Agent and to the successor Collateral Agent. In the event no successor Collateral Agent shall have been appointed within 60 days after the giving of notice of such resignation, the Collateral Agent may petition any court of competent jurisdiction to appoint a successor Collateral Agent. The Facility Agent upon at least 60 days’ prior written notice to the Collateral Agent, may with or without cause remove and discharge the Collateral Agent or any successor Collateral Agent thereafter appointed from the performance of its duties under this Agreement. Promptly after giving notice of removal of the Collateral Agent, the Facility Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Agent. Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Agent and the successor Collateral Agent, with a copy delivered to the Borrower and the Servicer.

Section 11.5        Representations and Warranties. The Collateral Agent represents and warrants to each Loan Party, the Facility Agent, the Lenders and Servicer that:

(a)               the Collateral Agent has the corporate power and authority and the legal rights to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(b)               no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Official Body and no consent of any other Person (including any stockholder or creditor of the Collateral Agent) is required in connection with the execution, delivery performance, validity or enforceability of this Agreement; and

(c)               this Agreement has been duly executed and delivered on behalf of the Collateral Agent and constitutes a legal, valid and binding obligation of the Collateral Agent enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law).

Section 11.6        No Adverse Interest of Collateral Agent. By execution of this Agreement, the Collateral Agent represents and warrants that it currently holds and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Collateral Obligation or any document in the Collateral Obligation Files. Neither the Collateral Obligations nor any documents in the Collateral Obligation Files shall be subject to any security interest, lien or right of set-off by the Collateral Agent or any third party claiming through the Collateral Agent, and the Collateral Agent shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Collateral Obligations or documents in the Collateral Obligation Files, except that the preceding clause shall not apply to the Collateral Agent or the Collateral Custodian with respect to (i) the Collateral Agent Fees and Expenses or the Collateral Custodian Fees and Expenses, and (ii) in the case of any accounts, with respect to (x) returned or charged-back items, (y) reversals or cancellations of payment orders and other electronic fund transfers, or (z) overdrafts in the Collection Account.

Section 11.7        Reliance of Collateral Agent. In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion, electronic communication or other document furnished to the Collateral Agent, reasonably believed by the Collateral Agent to be genuine and to have been signed, sent or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Collateral Agent, the Collateral Agent shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that they conform to the form required by such provision. For avoidance of doubt, Collateral Agent may rely conclusively on Borrowing Base Certificates and Officer’s Certificates delivered by the Servicer. The Collateral Agent shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

Section 11.8        Limitation of Liability and Collateral Agent Rights. (a)  The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (i) the written instructions of any designated officer of the Facility Agent or (ii) the verbal instructions of the Facility Agent.

(b)               The Collateral Agent may consult counsel satisfactory to it with a national reputation in the applicable matter and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)               The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, reckless disregard or grossly negligent performance or omission of its duties.

(d)               The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral.

(e)               The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and the other Transaction Documents to which it is a party and no covenants or obligations shall be implied in this Agreement against the Collateral Agent.

(f)                The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)               It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h)               In case any reasonable question arises as to its duties hereunder or under any other Transaction Document, the Collateral Agent may, prior to the occurrence of an Event of Default or a Servicer Default, request instructions from the Servicer and may, after the occurrence of an Event of Default or a Servicer Default, request instructions from the Facility Agent, and shall be entitled at all times to refrain from taking any action unless it has received written instructions from the Servicer or the Facility Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Facility Agent or the Servicer prior to an Event of Default. In no event shall the Collateral Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                 In the event that the Collateral Custodian is not the same entity as the Collateral Agent, the Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian.

(j)                 Without limiting the generality of any terms of this section, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Servicer, the Facility Agent or the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(k)               The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided~~, however,~~  that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Agent shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer of the Collateral Agent. It is expressly acknowledged by the Borrower, the Servicer, the Facility Agent and each Agent that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Facility Agent, any Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Collateral Obligation, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time. For purposes of tracking changes in ratings, the Collateral Agent shall be entitled to use and rely (in good faith) exclusively upon a single reputable electronic financial information reporting service (which for ratings by Standard & Poor’s shall be www.standardpoors.com or www.ratingsdirect.com) and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such service. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable service.

(l)                 The Collateral Agent may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, by or through agents or attorneys, and the Collateral Agent shall not be responsible for any misconduct or gross negligence on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Agent nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Servicer, Borrower or any other Person, except by reason of acts or omissions by the Collateral Agent constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Agent’s duties hereunder. The Collateral Agent shall in no event have any liability for the actions or omissions of the Borrower, the Servicer, the Facility Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Servicer, the Facility Agent or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Agent’s own bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower or the Servicer, the Facility Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Agent.

(m)             The Collateral Agent shall be under no obligation to exercise or honor any of the rights or powers vested in it by this Agreement or other Transaction Document at the request or direction of the Facility Agent (or any other Person authorized or permitted to direct the Collateral Agent hereunder) pursuant to this Agreement or other Transaction Document, unless the Facility Agent (or such other Person) shall have offered the Collateral Agent security or indemnity reasonably acceptable to the Collateral Agent against costs, expenses and liabilities (including any legal fees) that might reasonably be incurred by it in compliance with such request or direction.

(n)               In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement.

Section 11.9        Tax Reports. The Collateral Agent shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Collateral Agent’s compensation or for reimbursement of expenses.

Section 11.10    Merger or Consolidation. Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to ~~the properties and assets~~all or substantially all of the corporate trust business of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 11.11    Collateral Agent Compensation. As compensation for its activities hereunder, the Collateral Agent (in each of its capacities hereunder and as Securities Intermediary under the Account Control Agreement) shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower, any Securitization Subsidiary or the Servicer, without duplication, to the Collateral Agent and the Securities Intermediary under the Transaction Documents (including, without limitation, Indemnified Amounts payable under Article XVI) (collectively, the “Collateral Agent Fees and Expenses”). The Borrower agrees to reimburse the Collateral Agent, the Collateral Custodian and the Securities Intermediary in accordance with the provisions of Section 8.3(a) for all reasonable, out-of-pocket, documented expenses, disbursements and advances incurred or made by the Collateral Agent, the Collateral Custodian and the Securities Intermediary in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents. The Collateral Agent’s entitlement to receive fees (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of (i) its removal as Collateral Agent pursuant to Section 11.4 or (ii) the termination of this Agreement.

Section 11.12    Compliance with Anti-Bribery and Corruption, Anti-Terrorism and Money Laundering Regulations. In order to comply with Applicable Banking Law, the Collateral Agent and the Collateral Custodian are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent and the Collateral Custodian. Accordingly, each of the parties agrees to provide to the Collateral Agent and the Collateral Custodian, upon their reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent and the Collateral Custodian to comply with Applicable Banking Law.

Article XII

GRANT OF SECURITY INTEREST

Section 12.1        Borrower’s Grant of Security Interest. As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (including Advances, Yield, all Fees and other amounts at any time owing hereunder), the Borrower hereby assigns and pledges to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in and lien upon the following (other than Retained Interests and Excluded Amounts), in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Borrower Collateral”):

(a)               all Collateral Obligations;

(b)               all Related Security;

(c)               this Agreement, the Sale Agreement and all other documents now or hereafter in effect to which the Borrower is a party (collectively, the “Borrower Assigned Agreements” and, together with the Securitization Subsidiary Assigned Agreements, the “Assigned Agreements”), including (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Borrower Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Borrower Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Borrower Assigned Agreements, and (iv) the right of the Borrower to amend, waive or terminate the Borrower Assigned Agreements, to perform under the Borrower Assigned Agreements and to compel performance and otherwise exercise all remedies and rights under the Borrower Assigned Agreements;

(d)               all of the following (the “Account Collateral”):

(i)                each Account, all funds held in any Account (other than Excluded Amounts), and all certificates and instruments, if any, from time to time representing or evidencing any Account or such funds,

(ii)               all investments from time to time of amounts in the Accounts and all certificates and instruments, if any, from time to time representing or evidencing such investments,

(iii)               all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or any Secured Party or any assignee or agent on behalf of the Collateral Agent or any Secured Party in substitution for or in addition to any of the then existing Account Collateral, and

(iv)               all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Account Collateral;

(e)               all additional property that may from time to time hereafter be granted and pledged by the Borrower or by anyone on its behalf under this Agreement;

(f)               all Accounts, all Certificated Securities, all Chattel Paper, all Documents, all Equipment, all Financial Assets, all General Intangibles, all Instruments, all Investment Property, all Inventory, all Securities Accounts, all Security Certificates, all Security Entitlements and all Uncertificated Securities of the Borrower;

(g)              each Hedging Agreement, including all rights of the Borrower to receive moneys due and to become due thereunder;

(h)               all of the Borrower’s other personal property; and

(i)                all Proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in clauses (a) through (h) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent or a Secured Party or any assignee or agent on behalf of the Collateral Agent or a Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

Section 12.2        Grant of Security Interest of Each Securitization Subsidiary. As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (including Advances, Yield, all Fees and other amounts at any time owing hereunder), each Securitization Subsidiary hereby assigns and pledges to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in and lien upon (other than Retained Interests and Excluded Amounts), whether now or hereafter existing or in which such Securitization Subsidiary now has or hereafter acquires an interest and wherever the same may be located, the Securitization Subsidiary Collateral Portfolio (collectively, with the Borrower Collateral, the “Collateral”).

Section 12.3        Loan Parties Remain Liable. Notwithstanding anything in this Agreement, (a) the Loan Parties shall remain liable under the Collateral Obligations, Assigned Agreements and other agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by a Secured Party or the Collateral Agent of any of its rights under this Agreement shall not release the Loan Parties or the Servicer from any of their respective duties or obligations under the Collateral Obligations, Assigned Agreements or other agreements included in the Collateral, (c) the Secured Parties and the Collateral Agent shall not have any obligation (to perform or otherwise) or liability under the Collateral Obligations, Assigned Agreements or other agreements included in the Collateral by reason of this Agreement, and (d) neither the Collateral Agent nor any of the Secured Parties shall be obligated to perform any of the obligations or duties of the Loan Parties or the Servicer under the Collateral Obligations, Assigned Agreements or other agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

Section 12.4        Release of Collateral. (a) Until the Obligations have been paid in full (other than contingent Obligations for which no claim has been asserted) and the Commitments have been reduced to zero, the Collateral Agent may not release any Lien covering any Collateral except for (i) Collateral Obligations sold pursuant to Section 9.34 or Section 9.36, (ii) any Related Security identified by the applicable Loan Party (or the Servicer on behalf of such Loan Party) to the Collateral Agent so long as the Facility Termination Date has not occurred, (iii) Repurchased Collateral Obligations or Substituted Collateral Obligations pursuant to Section 9.35 or (iv) pursuant to clause (b) below.

In connection with the release of a Lien on any Collateral permitted pursuant to this Section 12.4 as requested by the Servicer, the Collateral Agent, on behalf of the Secured Parties, will, at the sole expense of the Servicer, execute and deliver to the Servicer or its designee any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may reasonably request and prepare in order to effect the release and transfer of such Collateral; provided~~,~~  that, the Collateral Agent, on behalf of the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such sale or transfer and assignment.

(b)               A Securitization Subsidiary may obtain the simultaneous release of its entire Securitization Subsidiary Collateral Portfolio and shall no longer be party to this Agreement upon (i) the closing of a Permitted Securitization by such Securitization Subsidiary and transfer by the Borrower of the equity in such Securitization Subsidiary to an Affiliate, third party or charitable trust or any combination of the foregoing and (ii) satisfaction of the following conditions precedent:

(i)        the Borrower shall have delivered to the Facility Agent (with a copy to the Collateral Agent) (x) a pro forma Borrowing Base Certificate and Schedule of Collateral Obligations to the Facility Agent reflecting such release~~;~~ and (y) a certificate, which may be included in the Borrowing Base Certificate described in the foregoing clause (x), and evidence to the reasonable satisfaction of the Facility Agent that the Borrower shall have sufficient funds on the date of such sale to effect the contemplated sale in accordance with this Agreement;

(ii)     the Borrower shall deliver a list of all Loans to be released;

(iii)   the Borrower shall have provided ~~fifteen (15) Business Days’ prior notice of such release~~ to the Facility Agent ~~and~~(with a copy to the Collateral Agent ~~and~~ ) at least twenty (20) days’ prior written notice (or such shorter time period as agreed between the Borrower and the Facility Agent) of its intent to effect a sale and release of Collateral Obligations in connection with such Permitted Securitization, and the Facility Agent shall have provided its prior written consent ~~to such release~~ in its sole discretion with respect thereto;

(iv)    the Borrower shall have notified the Facility Agent of any amount to be deposited into the Borrower’s Collection Account in connection with such release;

(v)     the representations and warranties contained in Article IX hereof shall be correct in all material respects, except to the extent relating to an earlier date, after giving effect to such release;

(vi)    no Unmatured Event of Default or Event of Default has occurred and is continuing, and after giving effect to such release of the applicable Securitization Subsidiary Collateral Portfolio and the deposit into the Collection Account in connection therewith and any payments of Advances Outstanding expected to be made in connection with the closing of ~~the~~such Permitted Securitization, no Unmatured Event of Default or Event of Default shall exist;

(vii)   the Borrower and the Servicer (on behalf of the Borrower) shall agree to pay the legal fees and expenses of the Facility Agent, each Lender, each Agent, Collateral Agent and the Collateral Custodian in connection with any such release;

(viii)   the Borrower shall pay any Hedge Breakage Costs arising as a result of such release and owed to the relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, if applicable, as required by the terms of any Hedging Agreement;

(ix)    no Borrowing Base Deficiency exists nor will occur after such release; and

(x)    on the date of such release, Facility Agent shall have received, for the benefit of the Lenders, in immediately available funds, an amount equal to the sum of (A) the sum of the products, for each Collateral Obligation included in the Securitization Subsidiary Collateral Portfolio being released, of (1) (x) during the Revolving Period, the Advance Rate with respect to such Collateral Obligation and (y) after the Revolving Period, 100% multiplied by (2) the Principal Balance of such Collateral Obligation, (B) an amount equal to all unpaid Yield to the extent reasonably determined by Facility Agent to be attributable to that portion of the Principal Balance to be paid in connection with such release and (C) an aggregate amount equal to the sum of all unpaid Obligations then due and owing to the Collateral Agent, the Collateral Custodian, the Facility Agent and the Lenders, under this Agreement and the other Transaction Documents, to the extent accrued to such date and to accrue thereafter (including amounts owed under Section 5.1), to the extent reasonably determined by Facility Agent to be attributable to that portion of the Principal Balance to be paid in connection with such release (in each case to the extent notified by Facility Agent to Borrower at least one (1) Business Day prior to the related date of such release).

The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Servicer and at the direction of the Facility Agent, execute such documents and instruments of release as may be prepared by the Servicer on behalf of applicable Securitization Subsidiary, give notice of such release to the Collateral Custodian (unless the Collateral Custodian and Collateral Agent are the same Person) and take other such actions (including consenting to a UCC-3 termination for the relevant Securitization Subsidiary, as applicable) as shall reasonably be requested by the applicable Securitization Subsidiary to effect such release of the Lien in such Securitization Subsidiary Collateral Portfolio created pursuant to this Agreement (which release shall be effective simultaneous with the closing of the relevant Permitted Securitization) and to evidence that such Securitization Subsidiary is no longer party to this Agreement. Upon receiving such notification by the Collateral Agent as described in the immediately preceding sentence, if applicable, the Collateral Custodian shall deliver the loan documents to the applicable Securitization Subsidiary or any trustee or collateral administrator of such Securitization Subsidiary, as applicable, as directed by the Servicer.

Article XIII

EVENTs OF DEFAULT

Section 13.1        Events of Default. Any of the following shall constitute an “Event of Default” under this Agreement:

(a)               the Borrower shall fail to pay any amount on the Obligations (~~x~~i) on the Facility Termination Date or (~~y~~ii) as otherwise provided for in any Transaction Document when due (in all cases, whether on any Distribution Date, on the Facility Termination Date, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise) and, solely in the case of clause (~~y~~ii), after knowledge of a Responsible Officer of the Borrower or the Servicer or written notice thereof to a Responsible Officer of the Borrower by the Administrative Agent, whichever is earlier, such failure continues for (x) if such failure is due to an administrative error or omission on the part of the Collateral Agent or another party hereto other than the Loan Parties, the Equityholder and the Servicer, five (5) Business Days or (y) otherwise, three (3) Business Days;

(b)               any Loan Party or the Equityholder shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, or any other Transaction Document on its part to be performed or observed (it being understood, without limiting the generality of the foregoing, that the failure to satisfy any of the eligibility criteria, any Collateral Quality Test, the Minimum Equity Condition, the Revolving Liquidity Test or the Foreign Currency Sublimit or the existence of a Borrowing Base Deficiency is not~~, in and of itself,~~  an Event of Default under this clause (b) except to the extent that such failure otherwise constitutes an Event of Default pursuant to another clause in this Section 13.1) and, except in the case of the covenants and agreements contained in ~~Section 10.7 (Tangible Net Worth),~~(i) Section 10.9 (Merger, Consolidation, Etc.), Section 10.11 (Indebtedness, Guarantees)~~, Section 10.12 (Limitation on Purchases from Affiliates),~~ and Section 10.14 (Preservation of Existence) ~~and  Section 10.16 (Distributions)~~ as to each of which no grace period shall apply and (ii) Section 10.7 (Tangible Net Worth), as to which a grace period of three (3) Business Days shall apply, any such failure shall remain unremedied for thirty (30) days after the earlier to occur of (~~i~~x) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to such Loan Party or the Equityholder by the Facility Agent~~,~~  and (~~ii~~y) the date on which a Responsible Officer of such Loan Party or the Equityholder acquires knowledge thereof;

(c)               any representation or warranty of any Loan Party or the Equityholder made or deemed to have been made hereunder or in any other Transaction Document or any certificate furnished by or on behalf of any Loan Party, such other Loan Party, the Equityholder or the Servicer to the Facility Agent or any Lender for purposes of or in connection with this Agreement or any other Transaction Document (including any Monthly Report) shall prove to have been false or incorrect in any material respect (other than those representations or warranties that are already so qualified) when made or deemed to have been made and, except in the case of the Borrower’s representation in Section 9.21(c), the same continues unremedied ~~(provided, that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Collateral Obligation if the Borrower complies with its obligations in Section 9.35 with respect to such Collateral Obligation)~~ for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to such Loan Party or the Equityholder by the Facility Agent~~,~~  and (ii) the date on which a Responsible Officer of such Loan Party or the Equityholder acquires knowledge thereof; provided that, no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Collateral Obligation if the Borrower complies with its obligations in Section 9.35 with respect to such Collateral Obligation; provided further that, the delivery of a certificate or other report that corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate and any and all inaccuracies, breaches or failures arising therefrom; provided further that, notwithstanding anything herein to the contrary, a breach of Section 9.30(c) or Section 9.31(c) by any Person acting on behalf of a Loan Party (other than a director, officer or employee thereof) shall not constitute an Event of Default hereunder;

(d)               an Insolvency Event shall have occurred and be continuing with respect to any Loan Party or the Equityholder;

(e)               other than solely as a result of an Excepted Borrowing Base Breach, a Borrowing Base Deficiency exists and is not cured in accordance with Section 2.10;

(f)                ~~the Internal Revenue Service shall file notice of a Lien pursuant to Section 6321 of the Code with regard to any of the assets of a Loan Party~~reserved;

(g)               an ERISA Event occurs that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(h)               (i) any Transaction Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Loan Parties; ~~or~~ (ii) ~~a Loan Party or any other Person shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document; or (iii)~~ any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (except, as to priority, for Permitted Liens); provided that, any breach of the foregoing clause (i) or clause (ii) shall not constitute an Event of Default hereunder if such breach is cured within five (5) Business Days, no Borrowing Base Deficiency exists at any time during the continuation of such breach and such breach relates to (x) no more than one Collateral Obligation, (y) any transfers or dispositions of Collateral otherwise permitted by this Agreement or (z) an error or omission on the part of the Facility Agent or the Collateral Agent; or (iii) a Loan Party or an Affiliate thereof shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document;

(i)                 a Servicer Default shall have occurred and be continuing;

(j)                 failure of any Loan Party to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $~~100,000~~250,000 (net of amounts covered by insurance), individually or in the aggregate; or the occurrence of any event or condition that gives rise to a right of acceleration with respect to such recourse debt in excess of $~~100,000~~250,000;

(k)               a Change of Control shall have occurred;

(l)                 either (i) the Borrower or any Securitization Subsidiary shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act or (ii) the Equityholder ceases to be a “business development company” within the meaning of the 1940 Act;

(m)             failure on the part of ~~a~~any Loan Party~~, the Equityholder~~  or the Servicer to (i) ~~make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of the Transaction Documents) required by the terms of any Transaction Document~~deposit Collections directly received by it in accordance with Section 7.3(b) and ~~Section  10.10~~ Section 10.10, as applicable, or (ii) otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral~~;~~ in any material respect; provided that, any breach of the foregoing clause (m) shall not constitute an Event of Default hereunder if (x) such breach is cured (including, for the avoidance of doubt, by depositing cash in an amount equal to the Collections referred to in clause (i) of this Section 13.1(m)) within (1) five (5) Business Days with respect to any Golub-Agented Collateral Obligation or (2) seven (7) Business Days with respect to any other Collateral Obligation, in each case, after receipt of written notice or actual knowledge of a Responsible Officer of such Loan Party, the Equityholder or the Servicer, as applicable; (y) no Borrowing Base Deficiency exists at any time during the continuation of such breach; and (z) in the case of a Golub-Agented Collateral Obligation, such breach occurs solely as a result of an error or omission on the part of a single Obligor;

(n)               ~~(i) failure of~~ the Borrower or any Securitization Subsidiary ~~to maintain at least one~~(i) takes a Material Action without the consent of an Independent ~~Member~~Manager or (ii) ~~the removal of~~removes any Independent ~~Member~~Manager without Cause ~~or prior written notice to the Facility Agent (in each case as required by the Constituent Documents of the Borrower or such Securitization Subsidiary); provided that such Loan Party shall have ten (10) Business Days to replace any Independent Member upon the death, incapacitation or resignation (or such other fact or circumstance beyond the control of the Borrower or such Securitization Subsidiary) of the current Independent Member;~~;

(o)               any Loan Party makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the Facility Agent, which consent may be withheld in the exercise of its sole and absolute discretion;

(p)               any court shall render a final, non-appealable judgment against any Loan Party in an amount in excess of $~~100,000~~250,000 which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within ~~30~~60 days of the making thereof;

(q)               any Loan Party shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that Dechert LLP or any other reputable counsel could no longer render a substantive nonconsolidation opinion with respect to the Loan Party; or

(r)                at any time, the Minimum Equity Condition is not satisfied and is not cured in accordance with Section 2.10.

Section 13.2        Effect of Event of Default.

(a)               Optional Termination. Upon notice by the Collateral Agent or the Facility Agent to a Responsible Officer of the Borrower and the Servicer that an Event of Default (other than an Event of Default described in Section 13.1(d)) has occurred, the Revolving Period will automatically terminate and no Advances will thereafter be made, and the Collateral Agent (at the direction of the Facility Agent) may declare all or any portion of the outstanding principal amount of the Advances and other Obligations to be due and payable, whereupon the full unpaid amount of such Advances and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Facility Termination Date shall be deemed to have occurred.

(b)               Automatic Termination. Upon the occurrence of an Event of Default described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred automatically, and all Advances Outstanding under this Agreement and all other Obligations under this Agreement shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower).

Section 13.3        Rights upon Event of Default. If an Event of Default shall have occurred and be continuing, the Facility Agent may, in its sole discretion, direct the Collateral Agent to exercise any of the remedies specified herein in respect of the Collateral and the Collateral Agent shall promptly, at the written direction of the Facility Agent, also do one or more of the following (subject to the Side Letter, Section ~~13.9~~13.9 and Section 11.8(m)):

(a)               institute proceedings in its own name and on behalf of the Secured Parties as Collateral Agent for the collection of all Obligations, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Borrower and any other obligor with respect thereto moneys adjudged due, for the specific enforcement of any covenant or agreement in any Transaction Document or in the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Agent by Applicable Law or any Transaction Document;

(b)               exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the ~~right~~rights and remedies of the Collateral Agent and the Secured Parties which rights and remedies shall be cumulative; and

(c)               subject to the rights of the Purchasing Parties (as defined in the Side Letter) set forth in the Side Letter, require the Borrower and the Servicer, at the Borrower’s expense, to (1) assemble all or any part of the Collateral as directed by the Collateral Agent (at the direction of the Facility Agent) and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent (at the direction of the Facility Agent) that is reasonably convenient to such parties and (2) without notice except as specified below, sell the Collateral (at the direction of the Facility Agent) or any part thereof in one or more parcels at a public or private sale, at any of the Collateral Agent’s or the Facility Agent’s offices or elsewhere in accordance with Applicable Law. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may, at the Borrower’s expense, engage a liquidation agent satisfactory to the Facility Agent in its sole discretion in order to solicit and accept bids for and sell the Collateral. The Collateral Agent (at the direction of the Facility Agent) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied against the outstanding Obligations pursuant to Section 4.1. The Servicer, the Lenders and any of their respective Affiliates shall be permitted to participate in any such sale subject to terms and conditions that are no worse than any of the other foreclosure sale participants.

(d)               Notwithstanding anything herein to the contrary, the Facility Agent shall not direct the Collateral Agent to cause liquidation of the Collateral to occur during the time that the Purchasing Parties are entitled to provide an Exercise Notice (as defined in the Side Letter) or during the settlement period related to any purchase in the event that any Purchasing Party provides an Exercise Notice, in each case, pursuant to the terms of the Side Letter.

Section 13.4        Collateral Agent May Enforce Claims Without Possession of Notes.  All rights of action and of asserting claims under the Transaction Documents, may be enforced by the Collateral Agent (at the direction of the Facility Agent) without the possession of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Collateral Agent shall be brought in its own name as Collateral Agent and any recovery of judgment, subject to the payment of the reasonable, out-of-pocket and documented expenses, disbursements and compensation of the Collateral Agent, each predecessor Collateral Agent and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Notes and other Secured Parties.

Section 13.5        Collective Proceedings.  In any proceedings brought by the Collateral Agent to enforce the Liens under the Transaction Documents (and also any proceedings involving the interpretation of any provision of any Transaction Document), the Collateral Agent shall be held to represent all of the Secured Parties, and it shall not be necessary to make any Secured Party a party to any such proceedings.

Section 13.6        Insolvency Proceedings.  In case there shall be pending, relative to the Borrower or any other obligor upon the Advances or any Person having or claiming an ownership interest in the Collateral, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Borrower, its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Borrower or other obligor upon the Advances, or to the creditors of property of the Borrower or such other obligor, the Collateral Agent, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand pursuant to the provisions of this Section 13.6, shall be entitled and empowered but without any obligation, subject to Section 13.9(a), by intervention in such proceedings or otherwise:

(a)               to file and prove a claim or claims for the whole amount of principal and Yield owing and unpaid in respect of the Notes, all other amounts owing to the Lenders and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for reimbursement of all expenses (including the fees and expenses of counsel) and liabilities incurred, and all advances, if any, made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own gross negligence or willful misconduct) and of each of the other Secured Parties allowed in such proceedings;

(b)              unless prohibited by Applicable Law and regulations, to vote (at the direction of the Facility Agent) on behalf of the holders of the Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(c)               to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties on their behalf; and

(d)               to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent or the Secured Parties allowed in any judicial proceedings relative to the Borrower, its creditors and its property;

and any trustee, receiver, liquidator, collateral agent or trustee or other similar official in any such proceeding is hereby authorized by each of such Secured Parties to make payments to the Collateral Agent and, in the event that the Collateral Agent shall consent (at the direction of the Facility Agent) to the making of payments directly to such Secured Parties, to pay to the Collateral Agent such amounts as shall be sufficient to cover all reasonable expenses and liabilities incurred, and all advances made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own gross negligence or willful misconduct.

Section 13.7        Delay or Omission Not Waiver.  No delay or omission of the Collateral Agent or of any other Secured Party to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article XIII or by law to the Collateral Agent or to the other Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent or by the other Secured Parties, as the case may be.

Section 13.8        ~~Waiver of Stay or Extension Laws~~Reserved.  ~~The Borrower waives and covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.~~

Section 13.9        Limitation on Duty of Collateral Agent in Respect of Collateral. (a) Beyond the safekeeping of the Collateral Obligation Files in accordance with Article XVIII, neither the Collateral Agent nor the Collateral Custodian shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Collateral Agent nor the Collateral Custodian shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Neither the Collateral Agent nor the Collateral Custodian shall be liable or responsible for any misconduct, gross negligence or loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent, attorney or bailee selected by the Collateral Agent or the Collateral Custodian in good faith and with due care hereunder.

(b)               Neither the Collateral Agent nor the Collateral Custodian shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, or for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c)               Neither the Collateral Agent nor the Collateral Custodian shall have any duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States.

Section 13.10    Power of Attorney. (a)  Each Loan Party and the Servicer hereby irrevocably appoints ~~during~~, upon the occurrence ~~and~~(whether by declaration or automatic occurrence) and during the continuation of an Event of Default, the Collateral Agent as its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense (at the direction of the Facility Agent), in connection with the enforcement of the rights and remedies provided for and subject to the terms and conditions set forth in this Agreement including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, such Loan Party and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent, subject to Section 13.3(c) above, such Loan Party, upon five (5) days’ notice from the Collateral Agent, shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

(b)               No person to whom this power of attorney is presented as authority for the Collateral Agent to take any action or actions contemplated by clause (a) shall inquire into or seek confirmation from such Loan Party or the Servicer as to the authority of the Collateral Agent to take any action described below, or as to the existence of or fulfillment of any condition to the power of attorney described in clause (a), which is intended to grant to the Collateral Agent unconditionally the authority to take and perform the actions contemplated herein, and each Loan Party and the Servicer irrevocably waives any right to commence any suit or action, in law or equity, against any ~~person or entity~~Person that, in good faith, acts in reliance upon or acknowledges the authority expressly granted under this power of attorney. The power of attorney granted in clause (a) is coupled with an interest and may not be revoked or canceled by such Loan Party or the Servicer until all Obligations (other than contingent obligations for which no claim has been made) of such Loan Party under the Transaction Documents have been paid in full and the Collateral Agent has provided its written consent thereto.

(c)               Notwithstanding anything to the contrary herein, the power of attorney granted pursuant to this Section 13.10 shall only be effective after the occurrence and during the continuation of an Event of Default and subject to the rights of the Purchasing Parties set forth in the Side Letter.

Article XIV

THE FACILITY AGENT

Section 14.1        Appointment. Each Lender and each Agent hereby irrevocably designates and appoints DBNY as Facility Agent hereunder and under the other Transaction Documents, and authorizes the Facility Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Facility Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Each Lender in each Lender Group hereby irrevocably designates and appoints the Agent for such Lender Group as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes such Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Facility Agent nor any Agent (the Facility Agent and each Agent being referred to in this Article XIV as a “Note Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Note Agent.

Section 14.2        Delegation of Duties. Each Note Agent may execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Note Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 14.3        Exculpatory Provisions. No Note Agent (acting in such capacity) nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 14.2 under or in connection with this Agreement or the other Transaction Documents (other than any action or omission determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the bad faith, fraud or other willful misconduct on the part of such Note Agent) or (b) responsible in any manner to any Person for any recitals, statements, representations or warranties of any Person (other than itself) contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself or its directors, officers, agents or employees) to perform its obligations under any Transaction Document or for the satisfaction of any condition specified in a Transaction Document. Except as otherwise expressly provided in this Agreement, no Note Agent shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Transaction Documents, or to inspect the properties, books or records of any Loan Party or the Servicer.

Section 14.4        Reliance by Note Agents. Each Note Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to each of the Lenders), Independent Accountants and other experts selected by such Note Agent. Each Note Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction (i) in the case of the Facility Agent, by the Lenders or (ii) in the case of an Agent, by the Lenders in its Lender Group, against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Lenders in its Lender Group holding greater than 50% of the Advances Outstanding held by such Lender Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders in such Lender Group.

Section 14.5        Notices. No Note Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Event of Default unless it has received notice from the Servicer, the Borrower or any Lender, referring to this Agreement and describing such event. In the event any Agent receives such a notice, it shall promptly give notice thereof to the Lenders in its Lender Group. The Facility Agent shall take such action with respect to such event as shall be reasonably directed in writing by the Required Lenders, and each Agent shall take such action with respect to such event as shall be reasonably directed by Lenders in its Lender Group holding greater than 50% of the Advances Outstanding held by such Lender Group; provided~~,~~  that, unless and until such Note Agent shall have received such directions, such Note Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders or of the Lenders in its Lender Group, as applicable.

Section 14.6        Non-Reliance on Note Agents. The Lenders expressly acknowledge that no Note Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Note Agent hereafter taken, including any review of the affairs of the Borrower or the Servicer, shall be deemed to constitute any representation or warranty by such Note Agent to any Lender. Each Lender represents to each Note Agent that it has, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, and the Collateral Obligations and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, and the Collateral Obligations. Except as expressly provided herein, no Note Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the Collateral or the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower, the Servicer or the Lenders which may come into the possession of such Note Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

In no event shall any Note Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such Note Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any Note Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

Section 14.7        Indemnification. The Lenders agree to indemnify the Facility Agent and its respective officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower or the Servicer under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), ratably according to the outstanding amounts of their Advances (or their Commitments, if no Advances are outstanding) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Facility Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Facility Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Facility Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith.

Section 14.8         Successor Note Agent. If the Facility Agent shall resign as Facility Agent under this Agreement, then the Required Lenders (with the prior written consent of the Borrower) shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Facility Agent, and the term “Facility Agent” shall mean such successor agent, effective upon its acceptance of such appointment, and the former Facility Agent’s rights, powers and duties as Facility Agent shall be terminated, without any other or further act or deed on the part of such former Facility Agent or any of the parties to this Agreement. Any Agent may resign as Agent upon ten days’ notice to the Lenders in its Lender Group and the Facility Agent (with a copy to the Borrower) with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section 14.8. If an Agent shall resign as Agent under this Agreement, then Lenders in its Lender Group holding greater than 50% of the Advances Outstanding held by such Lender Group shall appoint a successor agent for such Lender Group. After any Note Agent’s resignation hereunder, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Note Agent under this Agreement. No resignation of any Note Agent shall become effective until a successor Note Agent shall have assumed the responsibilities and obligations of such Note Agent hereunder; provided~~,~~  that, in the event a successor Note Agent is not appointed within 60 days after such notice of its resignation is given as permitted by this Section 14.8, the applicable Note Agent may petition a court for its removal.

Section 14.9         Note Agents in their Individual Capacity. Each Note Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Servicer as though such Note Agent were not an agent hereunder. Any Person which is a Note Agent may act as a Note Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

Section 14.10       Borrower Agreed-Upon Procedures. The Facility Agent shall retain Protiviti, Inc. (or another nationally recognized audit firm acceptable to the Facility Agent in its sole discretion) to conduct and complete a procedural review of the Collateral Obligations in compliance with the standards set forth on Exhibit B hereto (as such Exhibit B may be reasonably amended from time to time as agreed to by the Facility Agent and the Servicer), (i) within 90 days after the Effective Date and (ii) annually at the request of the Facility Agent thereafter. The Facility Agent shall promptly forward the results of such agreed-upon procedures to the Servicer.

Section 14.11       Compliance with Anti-Bribery and Corruption, Anti-Terrorism and Money Laundering Regulations. In order to comply with Applicable Banking Law, the Facility Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Facility Agent. Accordingly, each of the parties agree to provide to the Facility Agent, upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Facility Agent to comply with Applicable Banking Law.

Article XV

ASSIGNMENTS

Section 15.1         Restrictions on Assignments by the Borrower and the Servicer. Except as specifically provided herein, neither the Borrower nor the Servicer may assign any of their respective rights or obligations hereunder or any interest herein without the prior written consent of the Facility Agent and the Required Lenders in their respective sole discretion and any attempted assignment in violation of this Section 15.1 shall be null and void; provided that the Borrower and/or Servicer gives the Collateral Agent prior written notice sufficient to enable the Collateral Agent to complete its verification process that it may legally transact business with the proposed assignee pursuant to the limitations and requirements of Section 11.12 hereof and the requirements and limitations of Collateral Agent’s “know your customer” rules that may be in effect from time to time.

Section 15.2         Documentation. In connection with any permitted assignment, each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Advance or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Advance. In the case of an assignment of any Commitment (or any portion thereof) or any Advance (or any portion thereof) the assignee shall execute and deliver to the Servicer, the Borrower, the Facility Agent and the Collateral Agent a fully executed Joinder Agreement substantially in the form of Exhibit E hereto. If the assignee is not an existing Lender it shall deliver to the Facility Agent any tax forms and other information requested by the Facility Agent for purposes of conducting its customary “know your customer” inquiries.

Section 15.3         Rights of Assignee. Upon the foreclosure of any assignment of any Advances made for security purposes, or upon any other assignment of any Advance from any Lender pursuant to this Article XV, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Advances and all references to the Lender or Lenders in Sections 4.3 or 5.1 shall be deemed to apply to such assignee.

Section 15.4         Assignment by Lenders. Any Lender may assign an interest in, or sell a participation interest in any Advance (or portion thereof) or its Commitment (or any portion thereof) pursuant to any one of the following clauses (a) through (e); provided~~,~~  that, no transfer or assignment may be made to the Servicer, the Equityholder or an Affiliate thereof without the prior written consent of the Facility Agent and in no event prior to the occurrence and continuation of an Event of Default shall any Lender make any such assignment or participation to any Disqualified Institution; provided further that, so long as no Event of Default or Servicer Default has occurred or is continuing, no transfer or assignment may be made to a Person that is subject to the EU Securitization Rules without the Borrower’s prior written consent:

(a)            if an Event of Default or Servicer Default has occurred and is continuing;

(b)            to an Affiliate of such Lender;

(c)            to another Lender;

(d)            to any Person if such Lender makes a determination that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (~~including, without limitation, the Volcker Rule~~as determined in consultation with nationally recognized counsel); or

(e)            to any Person with the prior written consent of the Borrower and the Servicer (or the Equityholder if the Servicer is not an Affiliate thereof) (such consent not to be unreasonably withheld, delayed or conditioned);

provided~~,~~  that, each Lender shall first offer to sell such interest(s) to (i) the Lender affiliated with the Facility Agent and, if such Lender does not accept such offer within 10 Business Days, then (ii) to each remaining Lender (pro rata) for a period of 10 Business Days prior to offering to any Person that is not an existing Lender.

Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XV or otherwise.

Section 15.5         Registration; Registration of Transfer and Exchange. (a)  The Facility Agent, acting solely for this purpose as agent for the Borrower (and, in such capacity, the “Loan Registrar”), shall maintain a register for the recordation of the name and address of each Lender (including any assignees), and the principal amounts (and stated interest) owing to such Lender pursuant to the terms hereof from time to time (the “Loan Register”). The entries in the Loan Register shall be conclusive absent manifest error, and the Borrower, the Collateral Agent, the Facility Agent, each Agent and each Lender shall treat each Person whose name is recorded in the Loan Register pursuant to the terms hereof as a Lender hereunder. The Loan Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice and the Loan Registrar will provide a copy of the Loan Register to the Collateral Agent upon its request.

(b)            Each Person who has or who acquired an interest in a Note shall be deemed by such acquisition to have agreed to be bound by the provisions of this Section 15.5(b). A Note may be exchanged (in accordance with Section 15.5(c)) and transferred to the holders (or their agents or nominees) of the Advances and to any assignee (in accordance with Section 15.1) (or its agent or nominee) of all or a portion of the Advances. The Loan Registrar shall not register (or cause to be registered) the transfer of such Note, unless the proposed transferee shall have delivered to the Loan Registrar either (i) an Opinion of Counsel that the transfer of such Note is exempt from registration or qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and that the transfer does not constitute a non-exempt “prohibited transaction” under ERISA or (ii) an express agreement by the proposed transferee to be bound by and to abide by the provisions of this Section 15.5(b) and the restrictions noted on the face of such Note.

(c)            At the option of the holder thereof, a Note may be exchanged for one or more new Notes of any authorized denominations and of a like class and aggregate principal amount at an office or agency of the Borrower. Whenever any Note is so surrendered for exchange, the Borrower shall execute and deliver (through the Loan Registrar) the new Note which the holder making the exchange is entitled to receive at the Loan Registrar’s office, located at DB Services Americas Inc., 5022 Gate Parkway, Suite 200, Jacksonville, Florida, 32256, Attention: Transfer Unit.

(d)            Upon surrender for registration of transfer of any Note at an office or agency of the Borrower, the Borrower shall execute and deliver (through the Loan Registrar), in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like class and aggregate principal amount.

(e)            All Notes issued upon any registration of transfer or exchange of any Note in accordance with the provisions of this Agreement shall be the valid obligations of the Borrower, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note(s) surrendered upon such registration of transfer or exchange.

(f)             Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Borrower or the Loan Registrar) be fully endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Loan Registrar, duly executed by the holder thereof or his attorney duly authorized in writing.

(g)            No service charge shall be made for any registration of transfer or exchange of a Note, but the Borrower may require payment from the transferee holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of exchange of a Note.

(h)            The holders of the Notes shall be bound by the terms and conditions of this Agreement.

Section 15.6         Mutilated, Destroyed, Lost and Stolen Notes. (a)  If any mutilated Note is surrendered to the Loan Registrar, the Borrower shall execute and deliver (through the Loan Registrar) in exchange therefor a new Note of like class and tenor and principal amount and bearing a number not contemporaneously outstanding.

(b)            If there shall be delivered to the Borrower and the Loan Registrar prior to the payment of the Notes (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Borrower or the Loan Registrar that such Note has been acquired by a bona fide Lender, the Borrower shall execute and deliver (through the Loan Registrar), in lieu of any such destroyed, lost or stolen Note, a new Note of like class, tenor and principal amount and bearing a number not contemporaneously outstanding.

(c)            Upon the issuance of any new Note under this Section 15.6, the Borrower may require the payment from the transferor holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

(d)            Every new Note issued pursuant to this Section 15.6 and in accordance with the provisions of this Agreement, in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Borrower, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

(e)            The provisions of this Section 15.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Note.

Section 15.7         Persons Deemed Owners. Each Loan Party, the Servicer, the Facility Agent, the Collateral Agent and any agent for any of the foregoing may treat the holder of any Note as the owner of such Note for all purposes whatsoever, whether or not such Note may be overdue, and none of the Loan Parties, the Servicer, the Facility Agent, the Collateral Agent and any such agent shall be affected by notice to the contrary.

Section 15.8         Cancellation. All Notes surrendered for payment or registration of transfer or exchange shall be promptly canceled. The Borrower shall promptly cancel and deliver to the Loan Registrar any Notes previously authenticated and delivered hereunder which the Borrower may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Borrower. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 15.8, except as expressly permitted by this Agreement.

Section 15.9         Participations; Pledge. (a)  At any time and from time to time, each Lender may, in accordance with Applicable Law and, unless an Event of Default has occurred and is continuing, with the prior written consent of the Borrower and the Servicer (or the Equityholder if the Servicer is not an Affiliate thereof), grant participations in all or a portion of its Note and/or its interest in the Advances and other payments due to it under this Agreement to any Person (other than prior to the occurrence and continuation of an Event of Default a Disqualified Institution) (each, a “Participant”); provided~~,~~  that, no transfer or assignment may be made to the Servicer, the Equityholder or an Affiliate thereof without the prior written consent of the Facility Agent. Each Lender hereby acknowledges and agrees that (A) any such participation will not alter or affect such Lender’s direct obligations hereunder, and (B) none of the Borrower, the Servicer, the Facility Agent, any Lender, the Collateral Agent nor the Servicer shall have any obligation to have any communication or relationship with any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.3 and Section 5.1 (subject to the requirements and limitations therein, including the requirements under Section 4.3(f) (it being understood that the documentation required under Section 4.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Article XV; provided that such Participant (A) agrees to be subject to the provisions of Section 17.16 as if it were an assignee under this Article XV; and (B) shall not be entitled to receive any greater payment under Section 4.3 or Section 5.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a change in any Applicable Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 17.16(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 17.1 as though it were a Lender.

(b)            Notwithstanding anything in Section 15.9(a) to the contrary, each Lender may pledge its interest in the Advances and the Notes to any Federal Reserve Bank as collateral in accordance with Applicable Law without the prior written consent of any Person.

(c)            Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Transaction Document) except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Facility Agent (in its capacity as Facility Agent) shall have no responsibility for maintaining a Participant Register.

Section 15.10       Reallocation of Advances. Any reallocation of Advances among Committed Lenders pursuant to an assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XV or pursuant to a Joinder Agreement executed and delivered pursuant to Article XV in each case shall be wired by the applicable purchasing Lender(s) to the Collateral Custodian pursuant to the wiring instructions provided by the Collateral Custodian; provided that the Collateral Custodian shall not fund such wire until it has received an executed assignment agreement or Joinder Agreement, as applicable.

Article XVI

INDEMNIFICATION

Section 16.1         Borrower Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Borrower agrees to indemnify the Facility Agent, the Securities Intermediary, the Agents, the Lenders, the Servicer, the Loan Registrar, the Collateral Custodian and the Collateral Agent and each of their Affiliates, and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), ~~forthwith on demand,~~ from and against any and all damages (including punitive damages), losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses, including reasonable and documented attorneys’ and accountants’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated hereby or thereby (including the structuring and arranging of such transactions) or the use of proceeds therefrom by the Borrower, including in respect of the funding of any Advance or any breach of any representation, warranty or covenant of the Borrower or the Servicer in any Transaction Document or in any certificate or other written material delivered by any of them pursuant to any Transaction Document, excluding, however, Indemnified Amounts payable to an Indemnified Party (a) to the extent determined by a court of competent jurisdiction ~~by~~in a final and ~~nonappealable~~non-appealable judgment to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party ~~and~~, (b) ~~other than in the case of the Collateral Agent, the Collateral Custodian and the Securities Intermediary,~~ resulting from the performance of the Collateral Obligations~~.~~ , (c) related to any loss in value of any Permitted Investment and (d) in respect of Taxes (other than Taxes that represent losses or damages arising from a non-Tax claim), in each case, on the Distribution Date immediately succeeding receipt of written request by the applicable Indemnified Party. Notwithstanding anything herein to the contrary, in no event shall the Borrower be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Borrower has been advised of the likelihood of such loss or damage and regardless of the form of action; provided that, this sentence shall in no way limit or vitiate any obligations of the Borrower to indemnify an Indemnified Party hereunder with respect to any claims brought by third parties for special, indirect, consequential, remote, speculative or punitive damages whatsoever.

Indemnification under this Section 16.1 shall survive the termination of this Agreement and the resignation or removal of any Indemnified Party and shall include reasonable and documented fees and out-of-pocket expenses of counsel and reasonable and documented out-of-pocket expenses of litigation, including enforcement of this indemnity. Notwithstanding anything to the contrary contained herein, the Borrower will be obligated to pay any Indemnified Amount on any given day only to the extent there are amounts available therefor pursuant to Section 8.3(a).

Section 16.2         Servicer Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Servicer agrees to indemnify the Indemnified Parties, from and against any and all Indemnified Amounts incurred by such Indemnified Party by reason of (i) any act or omission constituting bad faith, fraud, willful misconduct, or gross negligence by the Servicer in the performance of or reckless disregard of its duties hereunder or under any other Transaction Document or (ii) any material breach by the Servicer of any representation, warranty or covenant of the Servicer hereunder or under any other Transaction Document, excluding, however, Indemnified Amounts payable to an Indemnified Party (a) to the extent determined by a court of competent jurisdiction ~~by~~in a final and ~~nonappealable~~non-appealable judgment to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party ~~and~~, (b) ~~other than in the case of the Collateral Agent, the Collateral Custodian and the Securities Intermediary,~~ resulting from the performance of the Collateral Obligations~~.~~, (c) related to any loss in value of any Permitted Investment and (d) in respect of Taxes (other than Taxes that represent losses or damages arising from a non-Tax claim), in each case, on the Distribution Date immediately succeeding receipt of written request by the applicable Indemnified Party; provided that, notwithstanding anything herein to the contrary, in no event shall the Servicer be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action; provided further that, the foregoing proviso shall in no way limit or vitiate any obligations of the Servicer to indemnify an Indemnified Party hereunder with respect to any claims brought by third parties for special, indirect, consequential, remote, speculative or punitive damages whatsoever. Notwithstanding anything herein to the contrary, each Indemnified Party hereby agrees to not seek payment from the Servicer with respect to any indemnification pursuant to this Section 16.2 prior to seeking payment from the Borrower; provided that any Indemnified Party may seek payment from the Servicer with respect to such indemnification pursuant to this Section 16.2 if (x) the Borrower is insolvent or is the subject of any Insolvency Event, (y) such Indemnified Party is stayed from such request to the Borrower under applicable bankruptcy laws or (z) the Borrower does not make such payment within ten (10) Business Days of the Distribution Date immediately succeeding receipt of written request by the Indemnified Party in accordance with Section 16.1.

Indemnification under this Section 16.2 shall survive the termination of this Agreement and the resignation or removal of any Indemnified Party and shall include reasonable and documented fees and out-of-pocket expenses of counsel and reasonable and documented out-of-pocket expenses of litigation.

Any Indemnified Amounts shall be paid by the Servicer to the Facility Agent, for the benefit of the applicable Indemnified Party, within fifteen (15) ~~days~~Business Days following receipt by the Servicer of the Facility Agent’s written demand therefor (and the Facility Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Facility Agent of such amounts).

Section 16.3         Contribution. (a)  If for any reason (other than the exclusions set forth in the first paragraph of Section 16.1) the indemnification provided above in Section 16.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, as well as any other relevant equitable considerations.

(b)            If for any reason (other than the exclusions set forth in the first paragraph of Section 16.2) the indemnification provided above in Section 16.2 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Servicer agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Servicer and its Affiliates, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and the Servicer and its Affiliates, on the other hand, as well as any other relevant equitable considerations.

Section 16.4         ~~After-Tax Basis~~Payments. ~~Indemnification under Section 16.1 and Section 16.2 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder (or of the incurrence of the underlying damage, cost or expense), including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party (and the effect of any deduction or loss realized by the Indemnified Party). Section 16.1 and Section 16.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.~~

All amounts due under this Article XVI shall be payable on each Distribution Date in accordance with the priority of distributions set forth in Section 8.3 until such amounts have been paid in full so long as notice thereof has been provided to the Borrower and the Servicer not later than ten (10) Business Days prior to the Determination Date immediately preceding such Distribution Date.

Section 16.5            Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder. Upon receipt of such notice, the Indemnifying Party, upon mutual agreement with the Indemnified Party, may assume the defense of the Action at its expense with counsel acceptable to the Indemnified Party and, in such case, the Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party related to such separate counsel thereafter; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided further that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects, upon mutual agreement with the Indemnified Party, to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party and the Indemnifying Party shall reasonably cooperate with the Indemnified Party in connection with the defense of any such Action. If the Indemnifying Party elects not to assume the defense of the Action or the Indemnified Party withholds its agreement with respect thereto, the Indemnified Party shall have full control over the conduct of such defense; provided that the Indemnified Party and its counsel shall, as requested by the Indemnifying Party or its counsel, consult with and keep them informed with respect to the conduct of such defense; provided further that the Indemnified Party shall not settle an Action without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned, or delayed); provided further that if the Indemnifying Party does not consent to the proposed settlement of such Action or does not respond to a request for consent to such proposed settlement within thirty (30) days after receiving notice thereof, then such Indemnified Party shall be entitled to settle such Action unless the Indemnifying Party shall assume the defense of such Action pursuant to this Section 16.5.

Article XVII

MISCELLANEOUS

Section 17.1         No Waiver; Remedies. No failure on the part of any Lender, the Facility Agent, the Collateral Agent, the Collateral Custodian, any Indemnified Party or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender is hereby authorized by the Borrower during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower to the amounts owed by the Borrower under this Agreement, to the Facility Agent, the Collateral Agent, the Collateral Custodian, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns. Without limiting the foregoing, each Lender is hereby authorized by the Servicer during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Servicer to the amounts owed by the Servicer under this Agreement, to the Facility Agent, the Collateral Agent, the Collateral Custodian, any Affected Person, any Indemnified Party, any Agent or any Lender or their respective successors and assigns.

Section 17.2         Amendments, Waivers. (a) This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 17.2.

The Borrower, the Servicer and the Facility Agent may, from time to time enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided~~,~~  that, no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any payment with respect to an Advance or reduce the rate or extend the time of payment of Yield thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this Section 17.2 or Section 17.11, or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders, (iii) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Agent, in each case without the prior written consent of the Collateral Agent and (iv) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Custodian, in each case without the prior written consent of the Collateral Custodian. ~~Notwithstanding the foregoing, if Term SOFR ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to Term SOFR (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in U.S. credit markets for similar types of facilities.~~ Upon execution of any amendments by the Borrower, the Servicer and the Facility Agent as provided herein, the Servicer shall deliver a copy of such amendment to the Collateral Agent. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

Notwithstanding the foregoing, upon the determination by any Lender that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law ~~(including, without limitation, the Volcker Rule)~~, each of the Borrower, the Servicer, each Lender, each Agent, the Collateral Agent, the Collateral Custodian and the Facility Agent hereby agree to work in good faith (at the expense of such Lender) to amend or amend and restate the commercial terms of this Agreement (including, if necessary, to re-document under a note purchase agreement or indenture) to ensure future compliance with such Applicable Law.

(b)            Notwithstanding the foregoing or anything herein to the contrary, if any Applicable Interest Rate ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to such Applicable Interest Rate (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in the applicable interbank market for similar types of facilities.

(c)            The Facility Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or performance related to any Alternate Base Rate, any Applicable Interest Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Facility Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Facility Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service so long as the rate (or component thereof) used by the Facility Agent in connection therewith is consistent with such rate (or component thereof) provided by any such information source or service, in each case, unless it has acted with gross negligence or willful misconduct in performing its obligations hereunder with respect thereto.

Section 17.3         Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address of such party set forth under its name on Annex A or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received. In connection with any instructions, requests or directions sent pursuant to this Agreement or any other Transaction Document, the Collateral Agent, the Securities Intermediary and the Collateral Custodian shall be entitled to request from such Person a list of authorized signers and any evidence of such related signatures (as may be amended from time to time).

Section 17.4         Costs and Expenses. In addition to the rights of indemnification granted under Section 16.1, the Borrower agrees to pay ~~on demand~~ all reasonable and documented out-of-pocket costs and expenses of the Facility Agent, the Collateral Agent, the Securities Intermediary, the Collateral Custodian, the Agents and the Lenders in connection with the preparation, execution, delivery, syndication and administration of this Agreement or any release of Collateral required or permitted hereunder, any liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, and, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, the Servicer and the Facility Agent or the Collateral Agent and Collateral Custodian Fee Letter, as applicable, and the Borrower further agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Facility Agent, the Collateral Agent, the Securities Intermediary, the Collateral Custodian and the Lenders in connection with any amendments, waivers or consents executed in connection with this Agreement, including the reasonable fees and reasonable and documented out-of-pocket expenses of counsel to the Facility Agent, each Agent and any related Lender, the Collateral Agent and the Collateral Custodian with respect thereto and with respect to advising the Facility Agent and the Lenders as to its rights and remedies under this Agreement, and to pay all reasonable, documented and out-of-pocket costs and expenses, if any (including reasonable outside counsel fees and expenses), of the Facility Agent, the Collateral Agent, the Securities Intermediary, the Collateral Custodian, the Agents and the Lenders, in connection with the enforcement against the Servicer or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto, in each case, within 10 Business Days of the Distribution Date immediately succeeding receipt of a written request from the Facility Agent, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, any Agent or any Lender, as applicable; provided that, in the case of reimbursement of counsel for the Lenders other than the Facility Agent, such reimbursement shall be limited to one outside counsel to the Facility Agent, each Agent and any related Lender in the aggregate.

Section 17.5         Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Facility Agent, the Servicer, the Collateral Agent, the Collateral Custodian and their respective successors and assigns, and the provisions of Section 4.3, Article V, and Article XVI shall inure to the benefit of the Affected Persons and the Indemnified Parties, respectively, and their respective successors and assigns; provided that, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XV. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until (subject to the immediately following sentence) such time when all Obligations have been finally and fully paid in cash and performed; provided that, the duties of the Servicer set forth in Article VII shall remain in effect until such time as the Servicer is no longer the Servicer pursuant to the terms of Article VII. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IX and the indemnification and payment provisions of Article V and Article XVI and the provisions of Section 17.10, Section 17.11 and Section 17.12 shall be continuing and shall survive any termination of this Agreement and any termination of any Person’s rights to act as Servicer hereunder or under any other Transaction Document.

Section 17.6         Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

Section 17.7         Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 17.8         GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 17.9         Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. Delivery of this Agreement by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Delivery of an executed signature page of this Agreement by email transmission shall be effective as delivery of a manually executed counterpart hereof. This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall be valid, binding and enforceable and shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Each party hereto hereby waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and the other Transaction Documents based solely on the lack of paper original copies of this Agreement and the other Transaction Documents.

Section 17.10       WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE EQUITYHOLDER, EACH LOAN PARTY, THE SERVICER, THE FACILITY AGENT, THE AGENTS, THE INVESTORS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED IN WRITING THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

Section 17.11       No Proceedings.

(a)            Notwithstanding any other provision of this Agreement, each of the Servicer, the Collateral Agent, the Collateral Custodian, each Agent, each Lender and the Facility Agent hereby agrees that it will not institute against any Loan Party, or join any other Person in instituting against any Loan Party, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from any Loan Party hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

(b)            Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against any Conduit Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any commercial paper note issued by such applicable Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper notes shall be outstanding.

(c)            The provisions of this Section 17.11 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 17.11 and the Facility Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws. The provisions of this paragraph shall survive the termination of this Agreement.

Section 17.12       Limited Recourse. No recourse under any obligation, covenant or agreement of a Lender or a Loan Party contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or Loan Party or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Lender and of each Loan Party, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or Loan Party or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of a Lender or a Loan Party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Notwithstanding anything to the contrary in this Agreement or in any of the Transaction Documents, the parties hereto acknowledge that the obligations of any Conduit Lender arising hereunder are limited recourse obligations payable solely from the unsecured assets of such Conduit Lender (the “Available Funds”) and, following the application of such Available Funds or the proceeds thereof, any claims of the parties hereto (and the obligations of such Conduit Lender) shall be extinguished. No recourse shall be had for the payment of any amount owing under this Agreement against any officer, member, director, employee, security holder or incorporator of any Conduit Lender or its successors or assigns, and no action may be brought against any officer, member, director, employee, security holder or incorporator of any Conduit Lender personally. The parties hereto agree that they will not petition a court, or take any action or commence any proceedings, for the liquidation or the winding-up of, or the appointment of an examiner to, any Conduit Lender or any other bankruptcy or insolvency proceedings with respect to such Conduit Lender; provided that nothing in this sentence shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this sentence that was instituted against any Conduit Lender by any Person other than such party. The provisions of this paragraph shall survive the termination of this Agreement.

Each Conduit Lender shall only be required to pay (a) any fees or liabilities that it may incur under this Agreement only to the extent such Conduit Lender has Excess Funds on the date of such determination and (b) any expenses, indemnities or other liabilities that it may incur under this Agreement or any fees, expenses, indemnities or other liabilities under any other Transaction Document only to the extent such Conduit Lender receives funds designated for such purposes or to the extent it has Excess Funds not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of all of its outstanding commercial paper notes as of the date of such determination. In addition, no amount owing by any Conduit Lender hereunder in excess of the liabilities that such Conduit Lender is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against such Conduit Lender.

Section 17.13       ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 17.14       Confidentiality. (a)  Each Loan Party, the Servicer, the Collateral Custodian, the Collateral Agent and any Reporting Agent shall hold in confidence, and not disclose to any Person, the identity of any Lender or the terms of any fees payable in connection with this Agreement except they may disclose such information (i) to their officers, directors, employees, agents, counsel, accountants, auditors, advisors, prospective lenders, equity investors or representatives, (ii) with the consent of such Lender, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through such Person, or (iv) to the extent each Loan Party, the Servicer, the Collateral Custodian, the Collateral Agent or any Reporting Agent or any Affiliate of any of them should be required by any law or regulation applicable to it (including securities laws) or requested by any Official Body to disclose such information.

(b)            The Facility Agent, the Collateral Agent, the Collateral Custodian, each Agent and each Lender, severally and with respect to itself only, covenants and agrees that any information about any Loan Party, the Servicer, the Equityholder or their respective Affiliates and their respective businesses, or the Obligors, the Collateral Obligations, the Related Security ~~or~~, the terms and substance of this Agreement and each other Transaction Document and any term sheet or other information otherwise obtained by ~~the Facility Agent, the Collateral Agent or such Lender pursuant to this Agreement~~any such party in connection with the structuring, negotiation and execution of the transactions contemplated herein (“Information”) shall be held in confidence except that the Facility Agent, the Collateral Agent, the Collateral Custodian or such Lender may disclose such information (i) to its affiliates, officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives (collectively, “Related Parties”); provided that, each such Person shall, as a condition to any such disclosure, agree for the benefit of the Servicer, the Equityholder and each Loan Party (A) to maintain the confidentiality of ~~the~~this Agreement (and the terms ~~thereof) and all information with respect to the other parties, including all information regarding the Loans, the Obligors and each Loan Party and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein~~hereof) and all Information (without limitation), and (B) that such information shall be used solely in connection with such Person’s evaluation of, or relationship with, each Loan Party and its Affiliates, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Facility Agent, the Collateral Agent, the Collateral Custodian or such Lender, (iii) to the extent such information was available to the Facility Agent or such Lender on a non-confidential basis prior to its disclosure to the Facility Agent or such Lender hereunder, (iv) with the prior written consent of the Servicer, or (v) to the extent the Facility Agent or such Lender should be (A) required by law, subpoena or similar legal process to disclose such information in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information, it being understood, in each case of clause (A) and (B), that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Information; provided~~,~~  that, in the case of clause (v) above, (1) the Facility Agent or such Lender, as applicable, will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by ~~law~~Applicable Law) notify the Servicer of its intention to make any such disclosure prior to making any such disclosure, (2) any such disclosure shall be limited to the portion of the Information as may be required by law, subpoena or similar legal process or by the Official Body and (3) if permitted under Applicable Law, if requested by the Servicer, shall (at the Servicer’s expense) cooperate with the Borrower to obtain a protective order or other measures reasonably determined by the Servicer seeking to resist or limit such disclosure of Information. Prior to the disclosure of any information thereto, any prospective Lender or participant shall be required to execute a non-disclosure agreement with the Borrower, in a form and substance reasonably acceptable to ~~(x) if an Event of Default or Servicer Default has occurred and is continuing or if in connection with an assignment pursuant to Section 15.4(b) and Section 15.4(d), such disclosing party otherwise (y) the Borrower.~~ the Borrower containing provisions substantially the same as those of this Section. Notwithstanding anything herein to the contrary, but subject to Section 17.14(c) below, no IC Memos (or any portion thereof or extract therefrom) shall be shared with any Lender or any other Person by the Facility Agent.

(c)            Notwithstanding the foregoing or anything to the contrary herein, nothing in this Section 17.14 or otherwise herein shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this confidentiality provision or otherwise purported to be restricted hereunder to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

(d)            Each of the Facility Agent, the Collateral Agent and each Lender acknowledges that (a) the Information will include material non-public information concerning the Borrower, (b) it has developed compliance procedures regarding the use of material non-public information and (c) without limitation of any of the foregoing, it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities laws, rules and regulations.

(e)            No Lender shall, without first obtaining the Borrower’s express written consent: (x) use or permit the use of any Information for any purpose whatsoever except for the specific purposes of performing under this Agreement; (y) disclose or permit the disclosure of any Information to any Person other than as specified above; or (z) disclose any Information to any other client (except to the extent permitted above) or any other Affiliate of such Lender. Each Lender shall be responsible for any breach of this Section 17.14 by its Affiliates; provided that, neither Deutsche Bank National Trust Company nor Deutsche Bank Securities Inc. shall be considered Affiliates of DBNY for purposes of this Section 17.14.

(f)            The Facility Agent, the Collateral Agent and each Lender acknowledges that improper disclosure of Information may irreparably harm the Borrower. Because money damages may not be a sufficient remedy for any breach of this Agreement, the Borrower shall be entitled to seek specific performance and injunctive or other equitable relief on an emergency, temporary, preliminary and/or permanent basis, as a remedy for any such breach or threatened breach, without first being required to post any security or bond. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other legal, equitable or contractual remedies that the Borrower may have.

(g)            The provisions of this Section 17.14 shall survive until the five year anniversary of the termination hereof in respect of the Facility Agent, each Lender, each Participant and/or each of their respective directors, officers and employees, for so long as such Person retains any Information during such period.

Section 17.15         Non-Confidentiality of Tax Treatment. All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 17.15 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 17.16       Replacement of Lenders.

(a)            If any Lender (i) requests compensation under Section 5.1, or (ii) requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or Official Body for the account of any Lender pursuant to Section 4.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking the Obligations or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.3 or Section 5.1, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            At any time there is more than one Lender, the Borrower shall be permitted, at its sole expense and effort, to replace any Lender or require any Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 15.4), all of its respective interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender if a Lender accepts such assignment), except (i) the Facility Agent or (ii) any Lender which is administered by the Facility Agent or an Affiliate of the Facility Agent, that (a) requests reimbursement, payment or compensation for any amounts owing pursuant to Section 4.3 or Section 5.1 or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts pursuant to Section 4.3 or Section 5.1, unless such Lender designates a different lending office before such change in law becomes effective pursuant to Section 17.16(a) and such alternate lending office obviates the need for the Borrower to make payments of additional amounts pursuant to Section 4.3 or Section 5.1 or (c) has not consented without undue delay to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section 17.2 or (d) becomes a Defaulting Lender or (e) does not consent to any amendment or modification (including in the form of a consent or waiver) described in Section 17.2 which is approved by the Borrower, the Facility Agent and the Required Lenders or (f) does not consent to a request to extend the date set forth in the definition of “Facility Termination Date”; provided~~,~~  that, (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Advance, (ii) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement, (iii) during the Revolving Period, the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Facility Agent, (iv) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Indemnified Taxes, as the case may be, (v) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Facility Agent or any other Lender shall have against the replaced Lender, (vi) if such replacement is being effected as a result of a Lender requesting compensation pursuant to Section 4.3 or Section 5.1, such replacement, if effected, will result in a reduction in such compensation or payment thereafter and (vii) if such replacement is being effected in accordance with clauses (a), (c), or (d) of this Section 17.16(b), the Borrower shall have the right, but not the obligation, to repay on a non-pro rata basis the outstanding Advances of such Lender; provided that, with respect to this clause (vii), any such non-pro rata payment (1) will be subject to DBNY’s, in its capacity as the Facility Agent, consent in its sole discretion and (2) may not occur so long as an event of Default has occurred and is continuing or in the event of an Unmatured Event of Default. Notwithstanding anything contained to the contrary in this Agreement, no Lender removed or replaced under the provisions hereof shall have any right to receive any amounts set forth in Section 2.5(b) in connection with such removal or replacement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 17.17       Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the ~~non-exclusive~~exclusive jurisdiction of any New York State or Federal court sitting in New York City (including any appellate court of any of the foregoing) in any action or proceeding arising out of or relating to the Transaction Documents, whether in contract, tort or otherwise and whether at law or in equity, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding ~~may~~shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 17.18       Option to Acquire Rating. Each party hereto hereby acknowledges and agrees that the Facility Agent (on behalf and at the expense of the requesting Lender) may, at any time, in its sole discretion and at its own cost, obtain a private rating for this loan facility. The Borrower and the Servicer hereby agree to use commercially reasonable efforts, at the request of the Facility Agent, to cooperate with the acquisition and maintenance of any such rating so long as such acquisition and maintenance of any such rating does not impose any additional covenants or requirements on the Borrower, the Servicer or the Collateral that make this facility more restrictive.

Section 17.19       Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 17.20       Acknowledgement Regarding Any Supported QFCs. (a) To the extent that this Agreement provides support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Article XVIII

COLLATERAL CUSTODIAN

Section 18.1         Designation of Collateral Custodian.

The role of Collateral Custodian with respect to the Collateral Obligation Files shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 18.1. Deutsche Bank National Trust Company ~~Americas~~ is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.

Section 18.2         Duties of the Collateral Custodian.

(a)            Duties. The Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i)            The Collateral Custodian, as the duly appointed agent of the Secured Parties, shall take and retain custody of the Collateral Obligation Files in electronic form delivered to it by, or on behalf of, each Loan Party for each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Asset Approval Request. The Collateral Custodian acknowledges that in connection with any Asset Approval Request, additional Collateral Obligation Files (specified on an accompanying Schedule of Collateral Obligations supplement) may be delivered to the Collateral Custodian from time to time. Promptly upon the receipt of any such delivery of Collateral Obligation Files and without any review, the Collateral Custodian shall send notice of such receipt to the Servicer, each Loan Party and the Facility Agent.

(ii)            With respect to each Collateral Obligation File which has been or will be delivered to the Collateral Custodian, the Collateral Custodian shall act exclusively as the custodian of the Secured Parties, and has no instructions to hold any Collateral Obligation File for the benefit of any Person other than the Secured Parties and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In so taking and retaining custody of the Collateral Obligation Files, the Collateral Custodian shall be deemed to be acting for the purpose of perfecting the Collateral Agent’s security interest therein under the UCC. Except as permitted by Section 18.5, no Collateral Obligation File or other document constituting a part of a Collateral Obligation File shall be released from the possession of the Collateral Custodian.

(iii)            The Collateral Custodian shall maintain continuous custody of all tangible Collateral Obligation Files in its possession, if any, in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of the Secured Parties therein. Each Collateral Obligation File which comes into the possession of the Collateral Agent (other than documents delivered electronically) shall be maintained in fire-resistant vaults or cabinets at the office of the Collateral Custodian specified in Annex A, at the office located at c/o DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256 or at such other offices as shall be specified to the Facility Agent and the Servicer in a written notice at least thirty (30) days prior to such change. Each Collateral Obligation File delivered to it shall be marked with an appropriate identifying label and maintained in such manner so as to permit retrieval and access by the Collateral Custodian and the Facility Agent. The Collateral Custodian shall keep the Collateral Obligation Files clearly segregated from any other documents or instruments in its files.

(iv)            With respect to the documents comprising each Collateral Obligation File, the Collateral Custodian shall (i) act exclusively as Collateral Custodian for the Secured Parties, (ii) hold all documents constituting such Collateral Obligation File received by it for the exclusive use and benefit of the Secured Parties and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Facility Agent; provided~~,~~  that, in the event of a conflict between the terms of this Agreement and the written instructions of the Facility Agent, the Facility Agent’s written instructions shall control.

(v)            The Collateral Custodian shall accept only written instructions of a Responsible Officer, in the case of the Borrower or the Servicer, or a Responsible Officer, in the case of the Facility Agent, concerning the use, handling and disposition of the Collateral Obligation Files.

(vi)            In the event that (i) any Loan Party, the Facility Agent, the Servicer, the Collateral Custodian or the Collateral Agent shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Collateral Obligation File or a document included within a Collateral Obligation File or (ii) a third party shall institute any court proceeding by which any Collateral Obligation File or a document included within a Collateral Obligation File shall be required to be delivered other than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement (to the extent not prohibited by Applicable Law) copies of all court papers, orders, documents and other materials concerning such proceedings. The Collateral Custodian shall, to the extent permitted by law, continue to hold and maintain all the Collateral Obligation Files that are the subject of such proceedings pending a final, ~~nonappealable~~non-appealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Collateral Custodian shall dispose of such Collateral Obligation File in its possession or a document included within such Collateral Obligation File as directed in writing by the Facility Agent, which shall give a direction consistent with such determination. Expenses of the Collateral Custodian incurred as a result of such proceedings shall be borne by the Borrower.

(vii)            The Facility Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Facility Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Facility Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Facility Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Facility Agent within ten (10) Business Days of its receipt of such request, then the Facility Agent shall be deemed to have declined to consent to the relevant action.

(viii)            The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Facility Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, an Unmatured Event of Default, Servicer Default or Unmatured Servicer Default, unless a Responsible Officer of the Collateral Custodian has actual knowledge of such matter or written notice thereof is received by the Collateral Custodian.

Section 18.3         Delivery of Collateral Obligation Files. (a)         The Servicer (on behalf of each Loan Party) shall deliver to the Collateral Custodian, on or prior to the applicable Funding Date (but no more than five (5) Business Days after such Funding Date, except as set forth in Section 10.20) the Collateral Obligation Files for each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Asset Approval Request. In connection with each delivery of a Collateral Obligation File to the Collateral Custodian, the Servicer shall represent and warrant that the Collateral Obligation Files delivered to the Collateral Custodian include all of the documents listed in the related Document Checklist and all of such documents and the information contained in the Schedule of Collateral Obligations are complete and correct in all material respects pursuant to a certification substantially in the form of Exhibit H executed by a Responsible Officer of the Servicer; provided that, ~~notwithstanding the foregoing, the Borrower shall cause the documentation required by this clause (a) to be in the possession of~~all documents comprising any Collateral Obligation File shall be transmitted to the Collateral Custodian ~~not later than (A) five (5) Business Days if the Servicer or its Affiliate is the agent with respect to such Loan and (B) otherwise, fifteen (15) days, in each case after the related Cut-Off Date as to any Loans~~in electronic form only.

(b)            From time to time, the Servicer, promptly following receipt, shall forward to the Collateral Custodian (as identified on an accompanying Schedule of Collateral Obligations supplement) additional documents evidencing any assumption, modification, consolidation or extension of a Collateral Obligation, and upon receipt of any such other documents, the Collateral Custodian shall hold such other documents as the Servicer shall deliver in writing from time to time.

(c)            With respect to any documents comprising the Collateral Obligation File that have been delivered or are being delivered to recording offices for recording and have not been returned to the applicable Loan Party or the Servicer in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the applicable Loan Party (on in the case of a Securitization Subsidiaries, the Borrower on behalf of such Securitization Subsidiary) or the Servicer shall indicate such on a Schedule of Collateral Obligations supplement and deliver to the Collateral Custodian a true copy thereof. The Loan Parties or the Servicer shall deliver such original documents to the Collateral Custodian promptly when they are received.

Section 18.4         Collateral Obligation File Certification. (a)  On or prior to each Funding Date, the Borrower shall cause the Servicer ~~shall~~to provide a Schedule of Collateral Obligations and related Document Checklist dated as of such Funding Date to the Collateral Custodian, the Collateral Agent and the Facility Agent (such information contained in the Schedule of Collateral Obligations shall also be delivered in Microsoft Excel format or another format reasonably acceptable to the Collateral Custodian) with respect to the Collateral Obligations to be delivered to the Collateral Agent on such Funding Date.

(b)            In connection with (and as part of) each Monthly Report, with respect to the Collateral Obligation Files delivered at least three (3) Business Days’ prior to the related Reporting Date, the Collateral Custodian shall prepare a report (to be included as a part of each Monthly Report) in respect of each of the Collateral Obligations, to the effect that, as to each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Advance Request or Reinvestment Request, based on the Collateral Custodian’s review of the Collateral Obligation File for each Collateral Obligation and the related Document Checklist, except for variances from the documents identified in the Document Checklist with respect to the related Collateral Obligation Files, (i) all documents required to be delivered in respect of such Collateral Obligations pursuant to the Document Checklist have been delivered and are in the possession of the Collateral Custodian as part of the Collateral Obligation File for such Collateral Obligation (other than those released pursuant to Section 18.5), and (ii) all such documents have been reviewed by the Collateral Custodian and appear on their face to be regular and to relate to such Collateral Obligation. The Collateral Custodian shall also maintain records of the total number of Collateral Obligation Files that do not have the documents provided on the Document Checklist and will include such total in each Monthly Report.

(c)            Notwithstanding any language to the contrary herein, the Collateral Custodian shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Collateral Obligation File or (ii) the collectibility, insurability, effectiveness or suitability of any such Collateral Obligation. The parties to this Agreement hereby agree that the sole purpose of the Collateral Custodian’s review of Collateral Obligation Files for a Collateral Obligation pursuant to this Section 18.4 is to confirm receipt of certain Collateral Obligation Files by confirming certain information contained in the Collateral Obligation Files as set forth herein. The Collateral Custodian’s review of the Collateral Obligation Files and its delivery of any information in the Monthly Report with respect thereto shall not be deemed to constitute “due diligence services” or a “third party due diligence report” as such terms are defined in Rules 17g-10 and 15Ga-2, respectively, as promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Any recipient of the Monthly Report or a copy thereof by its receipt thereof is deemed to agree, and each party to this Agreement hereby agrees, that it shall not share such report, directly or indirectly, with any rating agency.

Section 18.5         Release of Collateral Obligation Files. (a)  Upon satisfaction of any of the conditions set forth in Section 12.4, the Borrower shall cause the Servicer ~~will~~to provide an Officer’s Certificate to such effect to the Collateral Custodian (with a copy to the Collateral Agent), on which the Collateral Custodian may conclusively rely, and shall request in writing delivery to it of the Collateral Obligation File and a copy thereof shall be sent concurrently by the Servicer to the Facility Agent. Upon receipt of such certification and request, unless it receives written notice to the contrary from the Facility Agent prior to the Collateral Custodian’s release of such Collateral Obligations Files, the Collateral Custodian shall within three days release the related Collateral Obligation File to the Servicer and the Servicer will not be required to return the related Collateral Obligation File to the Collateral Custodian.

(b)            From time to time and as appropriate for the servicing or foreclosure of any of the Collateral Obligations, including, for this purpose, collection under any insurance policy relating to the Collateral Obligations, the Collateral Custodian shall, upon receipt of a Request for Release and Receipt substantially in the form of Exhibit F-2 from an authorized representative of the Servicer (as listed on Exhibit F-1, as such exhibit may be amended from time to time by the Servicer with notice to the Collateral Custodian and the Facility Agent), release the related Collateral Obligation File or the documents set forth in such Request for Release and Receipt to the Servicer. In the event an Unmatured Event of Default, an Event of Default, an Unmatured Servicer Default or a Servicer Default has occurred and is continuing, the Servicer shall not make any such request with respect to any original documents unless the Facility Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request). The Borrower shall cause the Servicer ~~shall~~to return each and every original document previously requested from the Collateral Obligation File to the Collateral Custodian when (x) the need therefor by the Servicer no longer exists or (y) the Collateral Obligation File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Related Security either judicially or non-judicially, the Servicer shall deliver to the Collateral Custodian a certificate executed by a Responsible Officer certifying as to the name and address of the Person to which such Collateral Obligation File or such document was delivered and the ~~purpose or~~ purposes or purpose of such delivery. Upon receipt of a certificate of the Servicer substantially in the form of Exhibit F-3, with a copy to the Facility Agent, stating that such Collateral Obligation was either (x) liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited have been so deposited, or (y) sold pursuant to an Optional Sale in accordance with Section 9.34, the Collateral Custodian shall within three (3) Business Days of (or such longer period as reasonably requested by the Collateral Custodian given the number of Collateral Obligation Files to be released) receipt of the Request for Release and Receipt, release the requested Collateral Obligation File, and the Servicer will not be required to return the related Collateral Obligation File to the Collateral Custodian.

(c)            Notwithstanding anything to the contrary set forth herein, the Servicer shall not, without the prior written consent of the Facility Agent, request any documents (other than copies thereof) held by the Collateral Custodian if the sum of the unpaid Principal Balances of all Collateral Obligations for which the Servicer is then in possession of the related Collateral Obligation File or any document comprising such Collateral Obligation File (other than for Collateral Obligations then held by the Servicer which have been sold, repurchased, paid off or liquidated in accordance with this Agreement) (including the documents to be requested) exceeds 5% of the Adjusted Aggregate Eligible Collateral Obligation Balance. The Servicer may hold, and hereby acknowledges that it shall hold, any documents and all other property included in the Collateral that it may from time to time receive hereunder as custodian for the Secured Parties solely at the will of the Collateral Custodian and the Secured Parties for the sole purpose of facilitating the servicing of the Collateral Obligations and such retention and possession shall be in a custodial capacity only. To the extent the Servicer, as ~~agent~~bailee of the Collateral Custodian and the Loan Parties, holds any Collateral, the Servicer shall do so in accordance with the Servicing Standard as such standard applies to servicers acting as custodial agent. Each party hereto agrees that the Collateral Custodian shall have no liability for any duties requiring the possession of all such Collateral held by the Servicer in accordance with this section and shall have no duty or obligation to determine or monitor on an independent basis the Servicer’s compliance with this section. The Servicer shall promptly report to the Collateral Custodian and the Facility Agent the loss by it of all or part of any Collateral Obligation File previously provided to it by the Collateral Custodian and shall promptly take appropriate action to remedy any such loss. The Servicer shall hold (in accordance with Section 9-313(C) of the UCC) all documents comprising the Collateral Obligation Files in its possession as ~~agent~~bailee of the Collateral Agent and the Collateral Custodian. In such custodial capacity, the Servicer shall have and perform the following powers and duties:

(i)            hold the Collateral Obligation Files and any document comprising a Collateral Obligation File that it may from time to time have in its possession for the benefit of the Collateral Custodian, on behalf of the Secured Parties, maintain accurate records pertaining to each Collateral Obligation to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory thereof;

(ii)            implement policies and procedures consistent with the Servicing Standard and requirements of this Agreement so that the integrity and physical possession of such Collateral Obligation Files will be maintained; and

(iii)            take all other actions, in accordance with the Servicing Standard, in connection with maintaining custody of such Collateral Obligation Files on behalf of the Collateral Agent and the Collateral Custodian.

Acting as custodian of the Collateral Obligation Files pursuant to this Section 18.5, the Servicer agrees that it does not and will not have or assert any beneficial ownership interest in the Collateral Obligations or the Collateral Obligation Files.

Section 18.6         Examination of Collateral Obligation Files. Upon reasonable prior notice to the Collateral Custodian, the Loan Parties, the Servicer and their agents, accountants, attorneys and auditors (at the Borrower’s expense) will be permitted during normal business hours to examine and make copies of the Collateral Obligation Files, documents, records and other papers in the possession of or under the control of the Collateral Custodian relating to any or all of the Collateral Obligations. Prior to the occurrence of an Unmatured Event of Default, an Event of Default, an Unmatured Servicer Default or a Servicer Default, upon the request of the Facility Agent and at the cost and expense of the Servicer, the Collateral Custodian shall promptly provide the Facility Agent with the Collateral Obligation Files or copies, as designated by the Facility Agent, subject to the cap on costs and expenses and other terms and conditions set forth in Section 7.9(d); provided that, the Collateral Custodian shall not be required to provide such copies if it does not receive adequate assurance of payment.

Section 18.7         Lost Note Affidavit. In the event that the Collateral Custodian fails to produce any original promissory note delivered to it related to a Collateral Obligation that was in its possession pursuant to Section 10.20 within five (5) Business Days after required or requested by the Facility Agent and provided that (a) the Collateral Custodian previously certified in writing to the Facility Agent that it had received such original promissory note and (b) such original promissory note is not outstanding pursuant to a Request for Release and Receipt, then the Collateral Custodian shall with respect to any missing original promissory note, promptly deliver to the Facility Agent upon request a lost note affidavit.

Section 18.8         Transmission of Collateral Obligation Files. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Collateral Obligation Files in the performance of the Collateral Custodian’s duties hereunder shall be delivered by the Facility Agent or the Servicer to the Collateral Custodian prior to any shipment of any Collateral Obligation Files hereunder. In the event the Collateral Custodian does not receive such written instruction from the Facility Agent or the Servicer (as applicable), the Collateral Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Servicer shall arrange for the provision of such services at its sole cost and expense (or, at the Collateral Custodian’s option, reimburse the Collateral Custodian for all costs and expenses incurred by the Collateral Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Collateral Obligation Files as the Servicer deems appropriate.

Section 18.9         Merger or Consolidation. Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 18.10       Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower, any Securitization Subsidiary or the Servicer, or both but without duplication, to the Collateral Custodian (including Indemnified Amounts under Article XVI) under the Transaction Documents (collectively, the “Collateral Custodian Fees and Expenses”). The Borrower agrees to reimburse the Collateral Custodian in accordance with the provisions of Section 8.3(a) for all reasonable expenses, disbursements and advances incurred or made by the Collateral Custodian in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents. The Collateral Custodian’s entitlement to receive fees (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of: (i) its removal as Collateral Custodian and appointment and acceptance by the successor Collateral Custodian pursuant to Section 18.11 and the Collateral Custodian has ceased to hold any Collateral Obligation Files or (ii) the termination of this Agreement.

Section 18.11       Removal or Resignation of Collateral Custodian. (a)  The Collateral Custodian may at any time resign and terminate its obligations under this Agreement upon at least sixty (60) days’ prior written notice to the Servicer, the Borrower and the Facility Agent; provided~~,~~  that, no resignation or removal of the Collateral Custodian will be permitted unless a successor Collateral Custodian has been appointed which successor Collateral Custodian, so long as no Unmatured Servicer Default, Servicer Default, Unmatured Event of Default or Event of Default has occurred and is continuing, is reasonably acceptable to the Servicer. Promptly after receipt of notice of the Collateral Custodian’s resignation, the Facility Agent shall promptly appoint a successor Collateral Custodian by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Servicer, the resigning Collateral Custodian and to the successor Collateral Custodian. In the event no successor Collateral Custodian shall have been appointed within sixty (60) days after the giving of notice of such resignation, the Collateral Custodian may petition any court of competent jurisdiction to appoint a successor Collateral Custodian.

(b)            The Facility Agent upon at least sixty (60) days’ prior written notice to the Collateral Custodian, may remove and discharge the Collateral Custodian or any successor Collateral Custodian thereafter appointed from the performance of its duties under this Agreement for cause. Promptly after giving notice of removal of the Collateral Custodian, the Facility Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Custodian; provided that, so long as no Event of Default or Servicer Default has occurred and is continuing, any successor Collateral Custodian so appointed by the Facility Agent shall be reasonably acceptable to the Borrower. Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Custodian and the successor Collateral Custodian, with a copy delivered to the Borrower and the Servicer. In the event no successor Collateral Custodian shall have been appointed within sixty (60) days after the giving of notice of such removal, the Collateral Custodian may petition any court of competent jurisdiction to appoint a successor Collateral Custodian.

(c)            In the event of any such resignation or removal, the Collateral Custodian shall, no later than five (5) Business Days after receipt of notice of the successor Collateral Custodian, transfer to the successor Collateral Custodian, as directed in writing by the Facility Agent, all the Collateral Obligation Files being administered under this Agreement. The cost of the shipment of Collateral Obligation Files arising out of the resignation of the Collateral Custodian pursuant to Section 18.11(a), or the termination for cause of the Collateral Custodian pursuant to Section 18.11(b), shall be at the expense of the Collateral Custodian. Any cost of shipment arising out of the removal or discharge of the Collateral Custodian without cause pursuant to Section 18.11(b) shall be at the expense of the Borrower.

Section 18.12       Limitations on Liability. (a)  The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Facility Agent or (b) the verbal instructions of the Facility Agent.

(b)            The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)            The Collateral Custodian shall not be liable for any error of judgment~~,~~  or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties and in the case of the grossly negligent performance of its duties in taking and retaining custody of the Collateral Obligation Files.

(d)            The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, due authorization, genuineness, perfections, priority, ownership, title, recordability or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value of any of the Collateral. The Collateral Custodian shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it. The Collateral Custodian shall have no responsibility or duty with respect to any Collateral Obligation File while not in its possession, including at any time such Collateral Obligation File has been released pursuant to a Request for Release and Receipt, or is otherwise in transit, with a courier, to or from the Collateral Custodian, including, without limitation, in connection with the transmission of Collateral Obligation Files pursuant to Section 18.8, or prior to the delivery of a Collateral Obligation File to the Collateral Custodian pursuant to Section 18.3; provided that the Collateral Custodian shall act in good faith with respect to ensuring it receives any Collateral Obligation Files that are in transit and for which the Collateral Custodian has received tracking information.

(e)            The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and any other Transaction Documents to which it is a party and no covenants or obligations shall be read into or implied in this Agreement against the Collateral Custodian. In the event of any conflict arising between the provisions of this Agreement and any other Transaction Document to which the Collateral Custodian is a party with respect to the duties or responsibilities of the Collateral Custodian, the provisions of this Agreement shall prevail. No provision of this Agreement or any other Transaction Document shall be deemed to impose any duty or obligation on the Collateral Custodian to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Collateral Custodian shall be unqualified or incompetent due to a change in Applicable Law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation, or as a result of which the Collateral Custodian shall become subject to taxation.

(f)             None of the provisions of this Agreement shall require the Collateral Custodian to expend or risk its own funds or incur any liability, financial or otherwise, in the performance of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement~~.~~; provided that, the Collateral Custodian shall use commercially reasonable efforts consistent with accepted practices in the banking industry to mitigate the effects of such circumstances and to resume performance as soon as reasonably practicable.

(g)            It is expressly agreed and acknowledged by each party hereto that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h)            In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default or the Facility Termination Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Termination Date, request instructions from the Facility Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Facility Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Facility Agent. In no event shall the Collateral Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)             Each of the protections, benefits, reliances, indemnities and immunities offered to the Collateral Agent in Section 11.3, Section 11.7, Section 11.8, Section 11.11 and Section 11.12 shall be afforded to, are extended to, and shall be enforceable by, the Collateral Custodian.

Section 18.13       Collateral Custodian as Agent of Collateral Agent. The Collateral Custodian agrees that, with respect to any Collateral Obligation File at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and custodian of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC. For so long as the Collateral Custodian is the same entity as the Collateral Agent, the Collateral Custodian shall be entitled to the same rights and protections afforded to the Collateral Agent hereunder.

Section 18.14       Electronic Methods. The Collateral Custodian shall be entitled to treat a pdf or e-mail communication or communication by other similar electronic means in a form reasonably satisfactory to the Collateral Agent (“Electronic Methods”) from a person purporting to be (and whom the Collateral Custodian, acting reasonably, believes in good faith to be) the authorized representative of the Facility Agent, the Servicer or the Loan Parties, as sufficient instructions and authority of the Facility Agent, the Servicer or the Loan Parties for the Collateral Custodian to act and shall have no duty to verify or confirm that such person is so authorized. The Collateral Custodian shall have no liability for any losses, liabilities, costs or expenses incurred by it as a result of such reliance upon or compliance with such instructions or directions. Each of the Facility Agent, the Servicer and the Loan Parties agree:

(a)            to assume all risks arising out of the use of such Electronic Methods to submit instructions and directions to the Collateral Custodian, including without limitation the risk of the Collateral Custodian acting on unauthorized instructions (which the Collateral Custodian reasonably believed in good faith to be authorized instructions from the proper party), and the risk of interception and misuse by third parties;

(b)            that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Collateral Custodian and that there may be more secure methods of transmitting instructions than the method(s) selected by the Facility Agent, the Servicer or the Loan Parties; and

(c)            that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

[Signature pages begin on next page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GBDC 3 FUNDING LLC, as Borrower

By: Golub Capital BDC 3, Inc., as designated manager

By:
Name: Ross A. Teune
Title: Chief Financial Officer

GOLUB CAPITAL BDC 3, INC., as Equityholder and as Servicer

By:
Name: Ross A. Teune
Title: Chief Financial Officer

DEUTSCHE BANK NATIONAL TRUST COMPANY ~~AMERICAS~~,
as Collateral Agent and as Collateral Custodian

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender, ~~a~~an AUD Lender, a CAD Lender, a CHF Lender, a DKK Lender, a Dollar Lender, a Euro Lender, a GBP Lender, an ~~AUD~~NOK Lender, an NZD Lender and ~~a CAD~~an SEK Lender

By:
Name:
Title:

By:
Name:
Title:

ANNEX A

GBDC 3 FUNDING LLC,
as Borrower

c/o Golub Capital BDC 3, Inc.
666 Fifth Avenue, 18th Floor
New York, NY 10103
Attention: David Golub

GOLUB CAPITAL BDC 3, INC.,
as Equityholder and Servicer

666 Fifth Avenue, 18th Floor
New York, NY 10103
Attention: David Golub

DEUTSCHE BANK NATIONAL TRUST COMPANY ~~AMERICAS~~,
as Collateral Agent and Collateral Custodian

For all communications and for delivery of
Collateral Obligation Files

Deutsche Bank National Trust Company ~~Americas~~

Structured Credit Services

1761 E. Saint Andrew Place

Santa Ana, CA 92705

Reference: GBDC 3 Funding LLC

Email: ryan-a.murray@db.com

Deutsche Bank AG, New York Branch,
as Facility Agent

One Columbus Circle
New York, New York 10019
Attention: Asset Finance Department

Email: amit.patel@db.com; ~~James.kwak@db.com,~~ thorben.wedderien@db.com;

~~Andrew.Goldsmith@db.com; and~~ anuar.atiye-manzur@db.com; michael.okeabia@db.com; and jack.finnegan@db.com

A-1

Deutsche Bank AG, New York Branch,
as an Agent and as a Committed Lender

One Columbus Circle
New York, New York 10019
Attention: Asset Finance Department

Email: amit.patel@db.com; ~~James~~james.kwak@db.com~~,~~; thorben.wedderien@db.com;

~~Andrew.Goldsmith@db.com; and~~ anuar.atiye-manzur@db.com; michael.okeabia@db.com; and jack.finnegan@db.com

A-2

Annex B

Lender	Commitment
Deutsche Bank AG, New York Branch	$625,000,000

B-1